EXHIBIT 4

================================================================================







                             BCAP TRUST LLC 2007-AA5

                       MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2007-AA5

                         POOLING AND SERVICING AGREEMENT




                                      among




                                    BCAP LLC,
                                   Depositor,




                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
             Master Servicer, Securities Administrator and Custodian




                                       and




                      HSBC BANK USA, NATIONAL ASSOCIATION,
                                     Trustee








                             Dated September 1, 2007



================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions..................................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by the Custodian of the Mortgage Loans............
Section 2.03  Execution and Delivery of Certificates.......................
Section 2.04  REMIC Matters................................................
Section 2.05  Representations and Warranties of the Depositor..............
Section 2.06  Representations and Warranties of the Trustee................


                                   ARTICLE III

                                 TRUST ACCOUNTS

Section 3.01  Distribution Account and Excess Reserve Fund Account.........
Section 3.02  Investment of Funds in the Distribution Account..............


                                   ARTICLE IV

                                  DISTRIBUTIONS

Section 4.01  Priorities of Distribution...................................
Section 4.02  Monthly Statements to Certificateholders.....................
Section 4.03  Allocation of Applied Realized Loss Amounts..................
Section 4.04  Certain Matters Relating to the Determination of LIBOR.......
Section 4.05  Supplemental Interest Account and Posted Collateral
               Account.....................................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Certificate Register; Registration of Transfer and
               Exchange of Certificates....................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.04  Persons Deemed Owners........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses....
Section 5.06  Maintenance of Office or Agency..............................


                                   ARTICLE VI

                                  THE DEPOSITOR

Section 6.01  Respective Liabilities of the Depositor......................
Section 6.02  Merger or Consolidation of the Depositor.....................
Section 6.03  Limitation on Liability of the Depositor and Others..........
Section 6.04  Option to Purchase Defaulted Mortgage Loans..................


                                   ARTICLE VII

                                SERVICER DEFAULT

Section 7.01  Events of Default............................................
Section 7.02  Master Servicer to Act; Appointment of Successor.............
Section 7.03  Master Servicer to Act as Servicer...........................
Section 7.04  Notification to Certificateholders...........................


                                  ARTICLE VIII

       CONCERNING THE TRUSTEE, VARIOUS TAX MATTERS, SERVICING REPORTS AND
                                PERIODIC FILINGS

Section 8.01  Duties of the Trustee........................................
Section 8.02  [Reserved]...................................................
Section 8.03  Certain Matters Affecting the Trustee........................
Section 8.04  Trustee Not Liable for Certificates or Mortgage Loans........
Section 8.05  Trustee May Own Certificates.................................
Section 8.06  Trustee's and Custodian's Fees and Expenses..................
Section 8.07  Eligibility Requirements for the Trustee.....................
Section 8.08  Resignation and Removal of the Trustee.......................
Section 8.09  Successor Trustee............................................
Section 8.10  Merger or Consolidation of the Trustee.......................
Section 8.11  Appointment of Co-Trustee or Separate Trustee................
Section 8.12  Tax Matters..................................................
Section 8.13  Annual Statement as to Compliance............................
Section 8.14  Annual Reports on Assessment of Compliance with Servicing
               Criteria; Annual Independent Public Accountants'
               Attestation Report..........................................
Section 8.15  Periodic Filings.............................................
Section 8.16  Tax Classification of the Excess Reserve Fund Account and
               the Interest Rate Cap Agreement, the Supplemental
               Interest Account and the Interest Rate Swap Agreement.......
Section 8.17  Monthly Data File............................................


                                   ARTICLE IX

                              ADMINISTRATION OF THE
                      MORTGAGE LOANS BY THE MASTER SERVICER

Section 9.01  Duties of the Master Servicer; Enforcement of Servicer's
               Obligations.................................................
Section 9.02  Maintenance of Fidelity Bond and Errors and Omissions
               Insurance...................................................
Section 9.03  Representations and Warranties of the Master Servicer........
Section 9.04  Master Servicer Events of Default............................
Section 9.05  Waiver of Default............................................
Section 9.06  Successor to the Master Servicer.............................
Section 9.07  Compensation of the Master Servicer..........................
Section 9.08  Merger or Consolidation......................................
Section 9.09  Resignation of the Master Servicer...........................
Section 9.10  Assignment or Delegation of Duties by the Master Servicer....
Section 9.11  Limitation on Liability of the Master Servicer...............
Section 9.12  Indemnification; Third Party Claims..........................


                                    ARTICLE X

                     CONCERNING THE SECURITIES ADMINISTRATOR

Section 10.01 Duties of Securities Administrator...........................
Section 10.02 Certain Matters Affecting the Securities Administrator.......
Section 10.03 Securities Administrator Not Liable for Certificates or
               Mortgage Loans..............................................
Section 10.04 Securities Administrator May Own Certificates................
Section 10.05 Securities Administrator's Fees and Expenses.................
Section 10.06 Eligibility Requirements for Securities Administrator........
Section 10.07 Resignation and Removal of Securities Administrator..........
Section 10.08 Successor Securities Administrator...........................
Section 10.09 Merger or Consolidation of Securities Administrator..........
Section 10.10 Assignment or Delegation of Duties by the Securities
               Administrator...............................................


                                   ARTICLE XI

                                   TERMINATION

Section 11.01 Termination upon Liquidation or Purchase of the Mortgage
               Loans.......................................................
Section 11.02 Final Distribution on the Certificates.......................
Section 11.03 Additional Termination Requirements..........................


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01 Amendment....................................................
Section 12.02 Recordation of Agreement; Counterparts.......................
Section 12.03 Governing Law................................................
Section 12.04 Intention of Parties.........................................
Section 12.05 Notices......................................................
Section 12.06 Severability of Provisions...................................
Section 12.07 Limitation on Rights of Certificateholders...................
Section 12.08 Certificates Nonassessable and Fully Paid....................
Section 12.09 Waiver of Jury Trial.........................................
Section 12.10 Regulation AB Compliance; Intent of the Parties;
               Reasonableness..............................................
Section 12.11 Third Party Rights...........................................


SCHEDULES

Schedule I        Mortgage Loan Schedule

EXHIBITS

EXHIBIT A         Form of Class A and Class M Certificates

EXHIBIT B         Form of Class R Certificates

EXHIBIT C         Form of Class CE Certificates

EXHIBIT D         Form of Request for Release

EXHIBIT E         Form of Initial Certification of Custodian

EXHIBIT F         Form of Document Certification and Exception Report
                  of Custodian

EXHIBIT G         Form of Residual Transfer Affidavit

EXHIBIT H         Form of Transferor Certificate

EXHIBIT I         Form of Rule 144A Letter

EXHIBIT J         Form of Certification to be Provided with Form 10-K

EXHIBIT K         Form of Securities Administrator Certification to be
                  Provided to Master Servicer

EXHIBIT L         Countrywide Assignment Agreements

EXHIBIT M-1       Countrywide Purchase Agreement

EXHIBIT M-2       Countrywide Servicing Agreement

EXHIBIT M-3       Amendment Reg AB

EXHIBIT N         Interest Rate Swap Agreement and Interest Rate Cap
                  Agreement

EXHIBIT O         Servicing Criteria

EXHIBIT P         Additional Form 10-D Disclosure

EXHIBIT Q         Additional Form 10-K Disclosure

EXHIBIT R         Form 8-K Disclosure Information

EXHIBIT S         Additional Disclosure Notification

EXHIBIT T         Representation Letter

EXHIBIT U         Loan Level Data Report

            THIS POOLING AND SERVICING AGREEMENT, dated as of September 1, 2007 (this "Agreement"), is hereby executed by and between BCAP LLC, a Delaware limited liability company (the "Depositor"), WELLS FARGO BANK, N.A., as securities administrator (in such capacity, the "Securities Administrator"), as master servicer (in such capacity, the "Master Servicer") and custodian (in such capacity, the "Custodian") and HSBC BANK USA, NATIONAL ASSOCIATION, as trustee (the "Trustee").


                              W I T N E S S E T H:

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

            The Securities Administrator shall elect that four segregated asset pools within the Trust Fund (exclusive of (i) the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, (ii) the Supplemental Interest Account,
(iii) the Excess Reserve Fund Account, (iv) the right of the Offered Certificates to receive Basis Risk Carry Forward Amounts subject to the obligation to pay Class IO Shortfalls be treated for federal income tax purposes as comprising four REMICs (each, a "Trust REMIC" or, in the alternative, Pooling Tier REMIC-1, Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC, respectively).

            Each Class of Certificates (other than the Class R Certificates), other than the right of each Class of Offered Certificates to receive Basis Risk Carry Forward Amounts and the obligation to pay Class IO Shortfalls, and the right of the Class CE Certificates to receive payments from the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, and the right to receive Class IO Shortfalls, represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. The Class R Certificates represent ownership of the sole Class of residual interest in each of Pooling Tier REMIC-1, Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC for purposes of the REMIC Provisions. The Startup Day for each Trust REMIC is the Closing Date. The latest possible maturity date for each regular interest is the latest date referenced in Section 2.04.

            The Upper Tier REMIC shall hold as assets the several Classes of uncertificated Lower Tier Regular Interests, set out below. The Lower Tier REMIC shall hold as assets the several Classes of uncertificated Pooling Tier REMIC-2 Regular Interests. Pooling Tier REMIC-2 shall hold as assets the several Classes of uncertificated Pooling Tier REMIC-1 Regular Interests. Pooling Tier REMIC-1 shall hold as assets the assets relating to the Trust Fund (exclusive of (i) the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, (ii) the Supplemental Interest Account, (iii) the Excess Reserve Fund Account, and (iv) the right of the Offered Certificates to receive Basis Risk Carry Forward Amounts and the obligation to pay Class IO Shortfalls).

            For federal income tax purposes, each Class of Offered Certificates represents beneficial ownership of a regular interest in the Upper Tier REMIC and the right to receive Basis Risk Carry Forward Amounts, subject to the obligation to pay Class IO Shortfalls, and the Class CE Certificates represent beneficial ownership of two regular interests in the Upper Tier REMIC, the Excess Reserve Fund Account, the Supplemental Interest Account, the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, which portions of the Trust Fund shall be treated as a grantor trust.

                              Pooling Tier REMIC-1

            Pooling Tier REMIC-1 shall issue the following interests in Pooling Tier REMIC-1, and each such interest, other than the Class PT-1-R Interest, is hereby designated as a regular interest in Pooling Tier REMIC-1. Pooling Tier REMIC-1 shall also issue the Class PT-1-R Interest. The Class PT-1 R Interest is hereby designated as the sole Class of residual interest in Pooling Tier REMIC-1.

           Pooling Tier            Pooling Tier      Initial Pooling Tier
              REMIC-1                 REMIC-1              REMIC-1
             Interest              Interest Rate       Principal Amount
         -----------------       ----------------   ----------------------
         Class PT-1-1                   (1)             $107,406,725.35
         Class PT-1-2A                  (2)             $  1,580,210.40
         Class PT-1-2B                  (3)             $  1,580,210.40
         Class PT-1-3A                  (2)             $  1,551,023.85
         Class PT-1-3B                  (3)             $  1,551,023.85
         Class PT-1-4A                  (2)             $  2,729,339.47
         Class PT-1-4B                  (3)             $  2,729,339.47
         Class PT-1-5A                  (2)             $  1,472,020.42
         Class PT-1-5B                  (3)             $  1,472,020.42
         Class PT-1-6A                  (2)             $  1,444,829.98
         Class PT-1-6B                  (3)             $  1,444,829.98
         Class PT-1-7A                  (2)             $  1,418,141.41
         Class PT-1-7B                  (3)             $  1,418,141.41
         Class PT-1-8A                  (2)             $  1,391,945.44
         Class PT-1-8B                  (3)             $  1,391,945.44
         Class PT-1-9A                  (2)             $  1,366,233.02
         Class PT-1-9B                  (3)             $  1,366,233.02
         Class PT-1-10A                 (2)             $  1,340,995.19
         Class PT-1-10B                 (3)             $  1,340,995.19
         Class PT-1-11A                 (2)             $  1,316,223.21
         Class PT-1-11B                 (3)             $  1,316,223.21
         Class PT-1-12A                 (2)             $  1,291,908.49
         Class PT-1-12B                 (3)             $  1,291,908.49
         Class PT-1-13A                 (2)             $  1,268,042.59
         Class PT-1-13B                 (3)             $  1,268,042.59
         Class PT-1-14A                 (2)             $  1,244,617.23
         Class PT-1-14B                 (3)             $  1,244,617.23
         Class PT-1-15A                 (2)             $  1,221,624.29
         Class PT-1-15B                 (3)             $  1,221,624.29
         Class PT-1-16A                 (2)             $  1,199,055.77
         Class PT-1-16B                 (3)             $  1,199,055.77
         Class PT-1-17A                 (2)             $  1,176,903.86
         Class PT-1-17B                 (3)             $  1,176,903.86
         Class PT-1-18A                 (2)             $  1,155,160.88
         Class PT-1-18B                 (3)             $  1,155,160.88
         Class PT-1-19A                 (2)             $  1,133,819.26
         Class PT-1-19B                 (3)             $  1,133,819.26
         Class PT-1-20A                 (2)             $  1,168,814.36
         Class PT-1-20B                 (3)             $  1,168,814.36
         Class PT-1-21A                 (2)             $  1,091,280.02
         Class PT-1-21B                 (3)             $  1,091,280.02
         Class PT-1-22A                 (2)             $  1,071,117.63
         Class PT-1-22B                 (3)             $  1,071,117.63
         Class PT-1-23A                 (2)             $  1,051,327.46
         Class PT-1-23B                 (3)             $  1,051,327.46
         Class PT-1-24A                 (2)             $  1,031,902.63
         Class PT-1-24B                 (3)             $  1,031,902.63
         Class PT-1-25A                 (2)             $  1,012,836.41
         Class PT-1-25B                 (3)             $  1,012,836.41
         Class PT-1-26A                 (2)             $    994,122.16
         Class PT-1-26B                 (3)             $    994,122.16
         Class PT-1-27A                 (2)             $  1,531,592.56
         Class PT-1-27B                 (3)             $  1,531,592.56
         Class PT-1-28A                 (2)             $    946,696.02
         Class PT-1-28B                 (3)             $    946,696.02
         Class PT-1-29A                 (2)             $    929,213.08
         Class PT-1-29B                 (3)             $    929,213.08
         Class PT-1-30A                 (2)             $  4,895,756.93
         Class PT-1-30B                 (3)             $  4,895,756.93
         Class PT-1-31A                 (2)             $ 10,413,782.20
         Class PT-1-31B                 (3)             $ 10,413,782.20
         Class PT-1-32A                 (2)             $  1,093,577.50
         Class PT-1-32B                 (3)             $  1,093,577.50
         Class PT-1-33A                 (2)             $    609,491.48
         Class PT-1-33B                 (3)             $    609,491.48
         Class PT-1-34A                 (2)             $    598,226.84
         Class PT-1-34B                 (3)             $    598,226.84
         Class PT-1-35A                 (2)             $    587,170.20
         Class PT-1-35B                 (3)             $    587,170.20
         Class PT-1-36A                 (2)             $    576,317.72
         Class PT-1-36B                 (3)             $    576,317.72
         Class PT-1-37A                 (2)             $    565,665.63
         Class PT-1-37B                 (3)             $    565,665.63
         Class PT-1-38A                 (2)             $    555,210.23
         Class PT-1-38B                 (3)             $    555,210.23
         Class PT-1-39A                 (2)             $    544,947.90
         Class PT-1-39B                 (3)             $    544,947.90
         Class PT-1-40A                 (2)             $    534,875.08
         Class PT-1-40B                 (3)             $    534,875.08
         Class PT-1-41A                 (2)             $    524,988.25
         Class PT-1-41B                 (3)             $    524,988.25
         Class PT-1-42A                 (2)             $    515,284.02
         Class PT-1-42B                 (3)             $    515,284.02
         Class PT-1-43A                 (2)             $    505,758.98
         Class PT-1-43B                 (3)             $    505,758.98
         Class PT-1-44A                 (2)             $    496,409.83
         Class PT-1-44B                 (3)             $    496,409.83
         Class PT-1-45A                 (2)             $    487,233.34
         Class PT-1-45B                 (3)             $    487,233.34
         Class PT-1-46A                 (2)             $    478,226.32
         Class PT-1-46B                 (3)             $    478,226.32
         Class PT-1-47A                 (2)             $    469,385.63
         Class PT-1-47B                 (3)             $    469,385.63
         Class PT-1-48A                 (2)             $    460,708.21
         Class PT-1-48B                 (3)             $    460,708.21
         Class PT-1-49A                 (2)             $    452,191.04
         Class PT-1-49B                 (3)             $    452,191.04
         Class PT-1-50A                 (2)             $    879,456.89
         Class PT-1-50B                 (3)             $    879,456.89
         Class PT-1-51A                 (2)             $    427,571.79
         Class PT-1-51B                 (3)             $    427,571.79
         Class PT-1-52A                 (2)             $    419,666.61
         Class PT-1-52B                 (3)             $    419,666.61
         Class PT-1-53A                 (2)             $    411,907.43
         Class PT-1-53B                 (3)             $    411,907.43
         Class PT-1-54A                 (2)             $    404,291.57
         Class PT-1-54B                 (3)             $    404,291.57
         Class PT-1-55A                 (2)             $    396,816.37
         Class PT-1-55B                 (3)             $    396,816.37
         Class PT-1-56A                 (2)             $    481,269.73
         Class PT-1-56B                 (3)             $    481,269.73
         Class PT-1-57A                 (2)             $ 17,398,215.40
         Class PT-1-57B                 (3)             $ 17,398,215.40
         Class PT-1-58A                 (2)             $  2,965,100.19
         Class PT-1-58B                 (3)             $  2,965,100.19
         Class PT-1-59A                 (2)             $    187,257.89
         Class PT-1-59B                 (3)             $    187,257.89
         Class PT-1-R                   (4)                      (4)

------------

(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate") equal to the Pooling Tier REMIC-1 Net WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate") equal to the product of
      (i) 2 and (ii) the Pooling Tier REMIC-1 Net WAC Rate, subject to a maximum rate of 9.95%.

(3) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling Tier REMIC-1 Net WAC Rate over (B) 9.95%.

(4) The Class PT-1-R Interest shall not have a principal balance and shall not bear interest.

            On each Distribution Date, the Securities Administrator shall first pay from the Trust Fund out of the Mortgage Loans and charge as an expense of Pooling Tier REMIC-1 all expenses of the Trust relating to the Mortgage Loans for such Distribution Date. Such expense shall be allocated in the same manner as Realized Losses.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans for such Distribution Date shall be deemed to be distributed to the Pooling Tier REMIC-1 Regular Interests at the rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Mortgage Loans shall be allocated to the outstanding Pooling Tier REMIC-1 Regular Interest with the lowest numerical denomination until the Pooling Tier REMIC-1 Principal Amount of each such interest or interests, as the case may be, is reduced to zero, provided that, with respect to Pooling Tier REMIC-1 Regular Interests with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling Tier REMIC-1 Regular Interests.

                              Pooling Tier REMIC-2

            Pooling Tier REMIC-2 shall issue the following interests in Pooling Tier REMIC-2, and each such interest, other than the Class PT-2-R Interest, is hereby designated as a regular interest in Pooling Tier REMIC-2. The Class PT-2-R Interest is hereby designated as the sole Class of residual interest in Pooling Tier REMIC-2 and shall be represented by the Class R Certificates.

                                                                                   Corresponding
                                            Pooling Tier        Corresponding      Pooling Tier      Corresponding
 Pooling Tier           Pooling Tier           REMIC-2            Pooling Tier         REMIC-1          Scheduled
    REMIC-2               REMIC-2         Initial Principal         REMIC-2            Regular          Crossover
   Interest            Interest Rate            Amount            IO Interest         Interest      Distribution Date
-------------          -------------      -----------------     --------------     -------------    -----------------
Class PT-2-1                (1)            $107,406,725.35            N/A                N/A               N/A
Class PT-2-2A               (2)            $  1,580,210.40      Class PT-2-IO-2          N/A               N/A
Class PT-2-2B               (3)            $  1,580,210.40            N/A                N/A               N/A
Class PT-2-3A               (2)            $  1,551,023.85      Class PT-2-IO-3          N/A               N/A
Class PT-2-3B               (3)            $  1,551,023.85            N/A                N/A               N/A
Class PT-2-4A               (2)            $  2,729,339.47      Class PT-2-IO-4          N/A               N/A
Class PT-2-4B               (3)            $  2,729,339.47            N/A                N/A               N/A
Class PT-2-5A               (2)            $  1,472,020.42      Class PT-2-IO-5          N/A               N/A
Class PT-2-5B               (3)            $  1,472,020.42            N/A                N/A               N/A
Class PT-2-6A               (2)            $  1,444,829.98      Class PT-2-IO-6          N/A               N/A
Class PT-2-6B               (3)            $  1,444,829.98            N/A                N/A               N/A
Class PT-2-7A               (2)            $  1,418,141.41      Class PT-2-IO-7          N/A               N/A
Class PT-2-7B               (3)            $  1,418,141.41            N/A                N/A               N/A
Class PT-2-8A               (2)            $  1,391,945.44      Class PT-2-IO-8          N/A               N/A
Class PT-2-8B               (3)            $  1,391,945.44            N/A                N/A               N/A
Class PT-2-9A               (2)            $  1,366,233.02      Class PT-2-IO-9          N/A               N/A
Class PT-2-9B               (3)            $  1,366,233.02            N/A                N/A               N/A
Class PT-2-10A              (2)            $  1,340,995.19      Class PT-2-IO-10         N/A               N/A
Class PT-2-10B              (3)            $  1,340,995.19            N/A                N/A               N/A
Class PT-2-11A              (2)            $  1,316,223.21      Class PT-2-IO-11         N/A               N/A
Class PT-2-11B              (3)            $  1,316,223.21            N/A                N/A               N/A
Class PT-2-12A              (2)            $  1,291,908.49      Class PT-2-IO-12         N/A               N/A
Class PT-2-12B              (3)            $  1,291,908.49            N/A                N/A               N/A
Class PT-2-13A              (2)            $  1,268,042.59      Class PT-2-IO-13         N/A               N/A
Class PT-2-13B              (3)            $  1,268,042.59            N/A                N/A               N/A
Class PT-2-14A              (2)            $  1,244,617.23      Class PT-2-IO-14         N/A               N/A
Class PT-2-14B              (3)            $  1,244,617.23            N/A                N/A               N/A
Class PT-2-15A              (2)            $  1,221,624.29      Class PT-2-IO-15         N/A               N/A
Class PT-2-15B              (3)            $  1,221,624.29            N/A                N/A               N/A
Class PT-2-16A              (2)            $  1,199,055.77      Class PT-2-IO-16         N/A               N/A
Class PT-2-16B              (3)            $  1,199,055.77            N/A                N/A               N/A
Class PT-2-17A              (2)            $  1,176,903.86      Class PT-2-IO-17         N/A               N/A
Class PT-2-17B              (3)            $  1,176,903.86            N/A                N/A               N/A
Class PT-2-18A              (2)            $  1,155,160.88      Class PT-2-IO-18         N/A               N/A
Class PT-2-18B              (3)            $  1,155,160.88            N/A                N/A               N/A
Class PT-2-19A              (2)            $  1,133,819.26      Class PT-2-IO-19         N/A               N/A
Class PT-2-19B              (3)            $  1,133,819.26            N/A                N/A               N/A
Class PT-2-20A              (2)            $  1,168,814.36      Class PT-2-IO-20         N/A               N/A
Class PT-2-20B              (3)            $  1,168,814.36            N/A                N/A               N/A
Class PT-2-21A              (2)            $  1,091,280.02      Class PT-2-IO-21         N/A               N/A
Class PT-2-21B              (3)            $  1,091,280.02            N/A                N/A               N/A
Class PT-2-22A              (2)            $  1,071,117.63      Class PT-2-IO-22         N/A               N/A
Class PT-2-22B              (3)            $  1,071,117.63            N/A                N/A               N/A
Class PT-2-23A              (2)            $  1,051,327.46      Class PT-2-IO-23         N/A               N/A
Class PT-2-23B              (3)            $  1,051,327.46            N/A                N/A               N/A
Class PT-2-24A              (2)            $  1,031,902.63      Class PT-2-IO-24         N/A               N/A
Class PT-2-24B              (3)            $  1,031,902.63            N/A                N/A               N/A
Class PT-2-25A              (2)            $  1,012,836.41      Class PT-2-IO-25         N/A               N/A
Class PT-2-25B              (3)            $  1,012,836.41            N/A                N/A               N/A
Class PT-2-26A              (2)            $    994,122.16      Class PT-2-IO-26         N/A               N/A
Class PT-2-26B              (3)            $    994,122.16            N/A                N/A               N/A
Class PT-2-27A              (2)            $  1,531,592.56      Class PT-2-IO-27         N/A               N/A
Class PT-2-27B              (3)            $  1,531,592.56            N/A                N/A               N/A
Class PT-2-28A              (2)            $    946,696.02      Class PT-2-IO-28         N/A               N/A
Class PT-2-28B              (3)            $    946,696.02            N/A                N/A               N/A
Class PT-2-29A              (2)            $    929,213.08      Class PT-2-IO-29         N/A               N/A
Class PT-2-29B              (3)            $    929,213.08            N/A                N/A               N/A
Class PT-2-30A              (2)            $  4,895,756.93      Class PT-2-IO-30         N/A               N/A
Class PT-2-30B              (3)            $  4,895,756.93            N/A                N/A               N/A
Class PT-2-31A              (2)            $ 10,413,782.20      Class PT-2-IO-31         N/A               N/A
Class PT-2-31B              (3)            $ 10,413,782.20            N/A                N/A               N/A
Class PT-2-32A              (2)            $  1,093,577.50      Class PT-2-IO-32         N/A               N/A
Class PT-2-32B              (3)            $  1,093,577.50            N/A                N/A               N/A
Class PT-2-33A              (2)            $    609,491.48      Class PT-2-IO-33         N/A               N/A
Class PT-2-33B              (3)            $    609,491.48            N/A                N/A               N/A
Class PT-2-34A              (2)            $    598,226.84      Class PT-2-IO-34         N/A               N/A
Class PT-2-34B              (3)            $    598,226.84            N/A                N/A               N/A
Class PT-2-35A              (2)            $    587,170.20      Class PT-2-IO-35         N/A               N/A
Class PT-2-35B              (3)            $    587,170.20            N/A                N/A               N/A
Class PT-2-36A              (2)            $    576,317.72      Class PT-2-IO-36         N/A               N/A
Class PT-2-36B              (3)            $    576,317.72            N/A                N/A               N/A
Class PT-2-37A              (2)            $    565,665.63      Class PT-2-IO-37         N/A               N/A
Class PT-2-37B              (3)            $    565,665.63            N/A                N/A               N/A
Class PT-2-38A              (2)            $    555,210.23      Class PT-2-IO-38         N/A               N/A
Class PT-2-38B              (3)            $    555,210.23            N/A                N/A               N/A
Class PT-2-39A              (2)            $    544,947.90      Class PT-2-IO-39         N/A               N/A
Class PT-2-39B              (3)            $    544,947.90            N/A                N/A               N/A
Class PT-2-40A              (2)            $    534,875.08      Class PT-2-IO-40         N/A               N/A
Class PT-2-40B              (3)            $    534,875.08            N/A                N/A               N/A
Class PT-2-41A              (2)            $    524,988.25      Class PT-2-IO-41         N/A               N/A
Class PT-2-41B              (3)            $    524,988.25            N/A                N/A               N/A
Class PT-2-42A              (2)            $    515,284.02      Class PT-2-IO-42         N/A               N/A
Class PT-2-42B              (3)            $    515,284.02            N/A                N/A               N/A
Class PT-2-43A              (2)            $    505,758.98      Class PT-2-IO-43         N/A               N/A
Class PT-2-43B              (3)            $    505,758.98            N/A                N/A               N/A
Class PT-2-44A              (2)            $    496,409.83      Class PT-2-IO-44         N/A               N/A
Class PT-2-44B              (3)            $    496,409.83            N/A                N/A               N/A
Class PT-2-45A              (2)            $    487,233.34      Class PT-2-IO-45         N/A               N/A
Class PT-2-45B              (3)            $    487,233.34            N/A                N/A               N/A
Class PT-2-46A              (2)            $    478,226.32      Class PT-2-IO-46         N/A               N/A
Class PT-2-46B              (3)            $    478,226.32            N/A                N/A               N/A
Class PT-2-47A              (2)            $    469,385.63      Class PT-2-IO-47         N/A               N/A
Class PT-2-47B              (3)            $    469,385.63            N/A                N/A               N/A
Class PT-2-48A              (2)            $    460,708.21      Class PT-2-IO-48         N/A               N/A
Class PT-2-48B              (3)            $    460,708.21            N/A                N/A               N/A
Class PT-2-49A              (2)            $    452,191.04      Class PT-2-IO-49         N/A               N/A
Class PT-2-49B              (3)            $    452,191.04            N/A                N/A               N/A
Class PT-2-50A              (2)            $    879,456.89      Class PT-2-IO-50         N/A               N/A
Class PT-2-50B              (3)            $    879,456.89            N/A                N/A               N/A
Class PT-2-51A              (2)            $    427,571.79      Class PT-2-IO-51         N/A               N/A
Class PT-2-51B              (3)            $    427,571.79            N/A                N/A               N/A
Class PT-2-52A              (2)            $    419,666.61      Class PT-2-IO-52         N/A               N/A
Class PT-2-52B              (3)            $    419,666.61            N/A                N/A               N/A
Class PT-2-53A              (2)            $    411,907.43      Class PT-2-IO-53         N/A               N/A
Class PT-2-53B              (3)            $    411,907.43            N/A                N/A               N/A
Class PT-2-54A              (2)            $    404,291.57      Class PT-2-IO-54         N/A               N/A
Class PT-2-54B              (3)            $    404,291.57            N/A                N/A               N/A
Class PT-2-55A              (2)            $    396,816.37      Class PT-2-IO-55         N/A               N/A
Class PT-2-55B              (3)            $    396,816.37            N/A                N/A               N/A
Class PT-2-56A              (2)            $    481,269.73      Class PT-2-IO-56         N/A               N/A
Class PT-2-56B              (3)            $    481,269.73            N/A                N/A               N/A
Class PT-2-57A              (2)            $ 17,398,215.40      Class PT-2-IO-57         N/A               N/A
Class PT-2-57B              (3)            $ 17,398,215.40            N/A                N/A               N/A
Class PT-2-58A              (2)            $  2,965,100.19      Class PT-2-IO-58         N/A               N/A
Class PT-2-58B              (3)            $  2,965,100.19            N/A                N/A               N/A
Class PT-2-59A              (2)            $    187,257.89      Class PT-2-IO-59         N/A               N/A
Class PT-2-59B              (3)            $    187,257.89            N/A                N/A               N/A
Class PT-2-IO-2             (4)                 (4)                   N/A           Class PT-1-2A   September 2009
Class PT-2-IO-3             (4)                 (4)                   N/A           Class PT-1-3A   October 2009
Class PT-2-IO-4             (4)                 (4)                   N/A           Class PT-1-4A   November 2009
Class PT-2-IO-5             (4)                 (4)                   N/A           Class PT-1-5A   December 2009
Class PT-2-IO-6             (4)                 (4)                   N/A           Class PT-1-6A   January 2010
Class PT-2-IO-7             (4)                 (4)                   N/A           Class PT-1-7A   February 2010
Class PT-2-IO-8             (4)                 (4)                   N/A           Class PT-1-8A   March 2010
Class PT-2-IO-9             (4)                 (4)                   N/A           Class PT-1-9A   April 2010
Class PT-2-IO-10            (4)                 (4)                   N/A          Class PT-1-10A   May 2010
Class PT-2-IO-11            (4)                 (4)                   N/A          Class PT-1-11A   June 2010
Class PT-2-IO-12            (4)                 (4)                   N/A          Class PT-1-12A   July 2010
Class PT-2-IO-13            (4)                 (4)                   N/A          Class PT-1-13A   August 2010
Class PT-2-IO-14            (4)                 (4)                   N/A          Class PT-1-14A   September 2010
Class PT-2-IO-15            (4)                 (4)                   N/A          Class PT-1-15A   October 2010
Class PT-2-IO-16            (4)                 (4)                   N/A          Class PT-1-16A   November 2010
Class PT-2-IO-17            (4)                 (4)                   N/A          Class PT-1-17A   December 2010
Class PT-2-IO-18            (4)                 (4)                   N/A          Class PT-1-18A   January 2011
Class PT-2-IO-19            (4)                 (4)                   N/A          Class PT-1-19A   February 2011
Class PT-2-IO-20            (4)                 (4)                   N/A          Class PT-1-20A   March 2011
Class PT-2-IO-21            (4)                 (4)                   N/A          Class PT-1-21A   April 2011
Class PT-2-IO-22            (4)                 (4)                   N/A          Class PT-1-22A   May 2011
Class PT-2-IO-23            (4)                 (4)                   N/A          Class PT-1-23A   June 2011
Class PT-2-IO-24            (4)                 (4)                   N/A          Class PT-1-24A   July 2011
Class PT-2-IO-25            (4)                 (4)                   N/A          Class PT-1-25A   August 2011
Class PT-2-IO-26            (4)                 (4)                   N/A          Class PT-1-26A   September 2011
Class PT-2-IO-27            (4)                 (4)                   N/A          Class PT-1-27A   October 2011
Class PT-2-IO-28            (4)                 (4)                   N/A          Class PT-1-28A   November 2011
Class PT-2-IO-29            (4)                 (4)                   N/A          Class PT-1-29A   December 2011
Class PT-2-IO-30            (4)                 (4)                   N/A          Class PT-1-30A   January 2012
Class PT-2-IO-31            (4)                 (4)                   N/A          Class PT-1-31A   February 2012
Class PT-2-IO-32            (4)                 (4)                   N/A          Class PT-1-32A   March 2012
Class PT-2-IO-33            (4)                 (4)                   N/A          Class PT-1-33A   April 2012
Class PT-2-IO-34            (4)                 (4)                   N/A          Class PT-1-34A   May 2012
Class PT-2-IO-35            (4)                 (4)                   N/A          Class PT-1-35A   June 2012
Class PT-2-IO-36            (4)                 (4)                   N/A          Class PT-1-36A   July 2012
Class PT-2-IO-37            (4)                 (4)                   N/A          Class PT-1-37A   August 2012
Class PT-2-IO-38            (4)                 (4)                   N/A          Class PT-1-38A   September 2012
Class PT-2-IO-39            (4)                 (4)                   N/A          Class PT-1-39A   October 2012
Class PT-2-IO-40            (4)                 (4)                   N/A          Class PT-1-40A   November 2012
Class PT-2-IO-41            (4)                 (4)                   N/A          Class PT-1-41A   December 2012
Class PT-2-IO-42            (4)                 (4)                   N/A          Class PT-1-42A   January 2013
Class PT-2-IO-43            (4)                 (4)                   N/A          Class PT-1-43A   February 2013
Class PT-2-IO-44            (4)                 (4)                   N/A          Class PT-1-44A   March 2013
Class PT-2-IO-45            (4)                 (4)                   N/A          Class PT-1-45A   April 2013
Class PT-2-IO-46            (4)                 (4)                   N/A          Class PT-1-46A   May 2013
Class PT-2-IO-47            (4)                 (4)                   N/A          Class PT-1-47A   June 2013
Class PT-2-IO-48            (4)                 (4)                   N/A          Class PT-1-48A   July 2013
Class PT-2-IO-49            (4)                 (4)                   N/A          Class PT-1-49A   August 2013
Class PT-2-IO-50            (4)                 (4)                   N/A          Class PT-1-50A   September 2013
Class PT-2-IO-51            (4)                 (4)                   N/A          Class PT-1-51A   October 2013
Class PT-2-IO-52            (4)                 (4)                   N/A          Class PT-1-52A   November 2013
Class PT-2-IO-53            (4)                 (4)                   N/A          Class PT-1-53A   December 2013
Class PT-2-IO-54            (4)                 (4)                   N/A          Class PT-1-54A   January 2014
Class PT-2-IO-55            (4)                 (4)                   N/A          Class PT-1-55A   February 2014
Class PT-2-IO-56            (4)                 (4)                   N/A          Class PT-1-56A   March 2014
Class PT-2-IO-57            (4)                 (4)                   N/A          Class PT-1-57A   April 2014
Class PT-2-IO-58            (4)                 (4)                   N/A          Class PT-1-58A   May 2014
Class PT-2-IO-59            (4)                 (4)                   N/A          Class PT-1-59A   June 2014
Class PT-2-IO-60            (4)                 (4)                   N/A          Class PT-1-60A   July 2014
Class PT-2-IO-61            (4)                 (4)                   N/A          Class PT-1-61A   August 2014
Class PT-2-R                (5)                 (5)                   N/A                N/A               N/A

------------

(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-2 Interest Rate") equal to the Pooling Tier REMIC-1 Net WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling Tier REMIC-1 Interest Rates on the Pooling Tier REMIC-1 Regular Interests and having an "A" in their Class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling Tier REMIC-2 IO Interest, this Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling Tier REMIC-1 Interest Rates on the Pooling Tier REMIC-1 Regular Interests and having an "A" in their Class designation.

(3) For any Distribution Date (and the related Interest Accrual Period), this Pooling Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling Tier REMIC-1 Interest Rates on the Pooling Tier REMIC-1 Regular Interests and having a "B" in their Class designation.

(4) Each Pooling Tier REMIC-2 IO Interest is an interest-only interest and does not have a principal balance but has a notional balance ("Pooling Tier REMIC-2 IO Notional Balance") equal to the Pooling Tier REMIC-1 Principal Amount of the Corresponding Pooling Tier REMIC-1 Regular Interest. From the Closing Date through and including the Distribution Date in August 2009, this Pooling Tier REMIC-2 IO Interest shall be entitled to receive interest that accrues on the Corresponding Pooling-Tier REMIC-1 Regular Interest at a rate equal to the excess, if any, of (i) the Pooling-Tier REMIC -1 Interest Rate for the Corresponding Pooling-Tier REMIC-1 Regular Interest over (ii) the Pooling-Tier REMIC-1 Interest Rate for the Corresponding Pooling-Tier REMIC-1 Regular Interest. From and including the Distribution Date in September 2009 through and including the Corresponding Scheduled Crossover Distribution Date, each Pooling Tier REMIC-2 IO Interest shall be entitled to receive interest that accrues on the Corresponding Pooling Tier REMIC-1 Regular Interest at a rate equal to the excess, if any, of (i) the Pooling Tier REMIC-1 Interest Rate for the Corresponding Pooling Tier REMIC-1 Regular Interest over (ii) Swap LIBOR. After the related Corresponding Scheduled Crossover Distribution Date, the Pooling Tier REMIC-2 IO Interest shall not accrue interest.

(5) The Class PT-2-R Interest shall not have a principal balance and shall not bear interest.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans for such Distribution Date shall be distributed to Pooling Tier REMIC-2 Regular Interests at Pooling Tier REMIC-2 Interest Rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Mortgage Loans shall be allocated to the then outstanding Pooling Tier REMIC-2 Regular Interest (other than the Pooling Tier REMIC-2 IO Interests) with the lowest numerical denomination until the Pooling Tier REMIC-2 Principal Amount of each such interest or interests, as the case may be, is reduced to zero, provided that, with respect to Pooling Tier REMIC-2 Regular Interests with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling Tier REMIC-2 Regular Interests.

                                Lower Tier REMIC

            The Lower Tier REMIC shall issue the following interests, and each such interest, other than the Class Interest, is hereby designated as a regular interest in the Lower Tier REMIC. The Class Interest is hereby designated as the sole Class of residual interest in the Lower Tier REMIC and shall be represented by the Class R Certificates.

                                                             Initial                        Corresponding
   Lower Tier             Lower Tier                       Lower Tier                        Upper Tier
     REMIC                  REMIC                            REMIC                             REMIC
Class Designation        Interest Rate                   Principal Amount                  Regular Interest
-----------------      ----------------     ------------------------------------------     ----------------
Class LT-A-1                  (1)           1/2 Corresponding Upper Tier REMIC Regular             A-1
                                            Interest initial Class Certificate Balance
Class LT-A-2                  (1)           1/2 Corresponding Upper Tier REMIC Regular             A-2
                                            Interest initial Class Certificate Balance
Class LT-A-3                  (1)           1/2 Corresponding Upper Tier REMIC Regular             A-3
                                            Interest initial Class Certificate Balance
Class LT-M-1                  (1)           1/2 Corresponding Upper Tier REMIC Regular             M-1
                                            Interest initial Class Certificate Balance
Class LT-M-2                  (1)           1/2 Corresponding Upper Tier REMIC Regular             M-2
                                            Interest initial Class Certificate Balance
Class LT-M-3                  (1)           1/2 Corresponding Upper Tier REMIC Regular             M-3
                                            Interest initial Class Certificate Balance
Class LT-M-4                  (1)           1/2 Corresponding Upper Tier REMIC Regular             M-4
                                            Interest initial Class Certificate Balance
Class LT-M-5                  (1)           1/2 Corresponding Upper Tier REMIC Regular             M-5
                                            Interest initial Class Certificate Balance
Class LT-Accrual              (1)           1/2 Pool Stated Principal Balance plus 1/2             N/A
                                            Subordinated Amount
Class LT-IO                   (2)                              (2)                                 N/A
Class LT-R                    (3)                              (3)                                 N/A

------------

(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the Lower Tier REMIC Net WAC Rate.

(2) This Lower Tier Regular Interest is an interest-only interest and does not have a Lower Tier REMIC Principal Amount. On each Distribution Date, this Lower Tier Regular Interest shall be entitled to receive all interest distributable on the Pooling Tier REMIC-2 IO Interests.

(3) The Class LT-R Interest is the sole Class of residual interest in the Lower Tier REMIC and it does not have a principal amount or an interest rate.

            Each Lower Tier Regular Interest is hereby designated as a regular interest in the Lower Tier REMIC. The Class LT-A-1, Class LT-A-2, Class LT-A-3, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4 and Class LT-M-5 Interests are hereby designated the LT Accretion Directed Classes (the "LT Accretion Directed Classes").

            On each Distribution Date, 50% of the increase in the Subordinated Amount shall be payable as a reduction of the Lower Tier REMIC Principal Amount of the LT Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Subordinated Amount that is attributable to a reduction in the Class Certificate Balance of its Corresponding Class) and shall be accrued and added to the Lower Tier REMIC Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower Tier REMIC Principal Amount of the Class LT-Accrual Interest may not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. In the event that: (i) 50% of the increase in the Subordinated Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Subordinated Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans and all Subsequent Recoveries allocable to principal shall be allocated (i) 50% to the Class LT-Accrual Interest and (ii) 50% to the LT Accretion Directed Classes (such principal payments and Subsequent Recoveries shall be allocated among such LT Accretion Directed Classes in an amount equal to 50% of the principal amounts and Subsequent Recoveries allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class CE Interest that result in the reduction in the Subordinated Amount shall be allocated to the Class LT-Accrual Interest (until paid in full). Reductions to Lower Tier REMIC Principal Amounts as a result of Realized Losses and increases in Lower Tier REMIC Principal Amounts as a result of Subsequent Recoveries shall be applied so that after all distributions have been made on each Distribution Date (i) the Lower Tier REMIC Principal Amount of each LT Accretion Directed Class is equal to 50% of the Class Certificate Balance of its Corresponding Class and (ii) the Class LT-Accrual Interest is equal to 50% of the aggregate Stated Principal Balance of the Mortgage Loans plus 50% of the Subordinated Amount. Any increase in the Class Certificate Balance of a Class of Offered Certificates as a result of a Subsequent Recovery shall increase the Lower Tier Principal Amount of the Corresponding Class of Lower Tier Regular Interest by 50% of such increase, and the remaining 50% of such increase shall increase the Lower-Tier Principal Amount of the Class LT-Accrual Interest.

                                Upper Tier REMIC

            The Upper Tier REMIC shall issue the following Classes of Upper Tier REMIC Regular Interests and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper Tier REMIC. The Class UT-R Interest is hereby designated as the sole Class of residual interests in the Upper Tier REMIC and shall be represented by the Class R Certificates.

   Upper Tier             Upper Tier    Initial Upper Tier   Corresponding
      REMIC                 REMIC             REMIC             Class of
Class Designation       Interest Rate    Principal Amount     Certificates
-----------------       -------------   ------------------   -------------
Class A-1                    (1)         $   167,000,000      Class A-1
Class A-2                    (1)         $    61,839,000      Class A-2
Class A-3                    (1)         $    25,427,000      Class A-3
Class M-1                    (1)         $     3,618,000      Class M-1
Class M-2                    (1)         $     3,758,000      Class M-2
Class M-3                    (1)         $     2,226,000      Class M-3
Class M-4                    (1)         $     1,949,000      Class M-4
Class M-5                    (1)         $     1,670,000      Class M-5
Class IO                     (2)                (2)
Class CE                     (3)                (3)           Class CE (3)
Class UT-R                   (4)                (4)           Class R

------------

(1) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the WAC Cap) for the Corresponding Class of Certificates and (ii) the Upper Tier REMIC Net WAC Rate.

(2) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date, the Class IO Interest shall be entitled to receive all interest distributable on the Class LT-IO Interest. This interest shall be beneficially owned by the holders of the Class CE Certificates and shall be held as an asset of the Supplemental Interest Account.

(3) The Class CE Interest has an initial principal balance of $10,855,241.78 but it will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class CE Interest shall have a notional principal balance equal to the aggregate of the Lower Tier Principal Amounts of the Lower Tier Regular Interests (other than the Class LT-IO Interest) as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class CE Interest shall bear interest at a rate equal to the excess, if any, of the Lower Tier REMIC Net WAC Rate over the product of (i) 2 and
      (ii) the weighted average Lower Tier REMIC Interest Rate of the Lower Tier Regular Interests (other than Class LT-IO Interest), where the Lower Tier REMIC Interest Rate on the Class LT-Accrual Interest is subject to a cap equal to zero and each LT Accretion Directed Class is subject to a cap equal to the Upper Tier REMIC Interest Rate on its Corresponding Class of Upper Tier Regular Interest. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class CE Interest shall be deferred in an amount equal to any increase in the Subordinated Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

(4) The Class UT-R Interest does not have an interest rate or a principal balance.

            On each Distribution Date, interest distributable in respect of the Lower Tier Interests for such Distribution Date shall be deemed to be distributed on the interests in the Upper Tier REMIC at the rates shown above, provided that the Class IO Interest shall be entitled to receive interest before any other interest in the Upper Tier REMIC.

            On each Distribution Date, all Realized Losses, Subsequent Recoveries and all payments of principal shall be allocated to the Upper Tier Regular Interests until the outstanding principal balance of each such interest equals the outstanding Class Certificate Balance of the Corresponding Class of Certificates as of such Distribution Date.

                                  Certificates

                           Class                Class
Class Designation     Pass-Through Rate  Certificate Balance
-----------------     -----------------  -------------------
Class A-1(5)                 (1)         $   167,000,000
Class A-2(5)                 (1)         $    61,839,000
Class A-3(5)                 (1)         $    25,427,000
Class M-1(5)                 (1)         $     3,618,000
Class M-2(5)                 (1)         $     3,758,000
Class M-3(5)                 (1)         $     2,226,000
Class M-4(5)                 (1)         $     1,949,000
Class M-5(5)                 (1)         $     1,670,000
Class CE                     (2)                 (2)
Class R                      (3)                 (3)

------------

(1) The Class A-1, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the WAC Cap.

(2) The Class CE Certificates will represent beneficial ownership of the Class CE Interest, the Class IO Interest, the right to receive Class IO Shortfalls, the Interest Rate Swap Agreement, the Interest Rate Cap Agreement, amounts in the Supplemental Interest Account, subject to the obligation to pay Net Swap Payments to the Swap Provider and Basis Risk Carry Forward Amounts to the Offered Certificates. For federal income tax purposes, the Securities Administrator will treat a Class CE Certificateholder's obligation to make payments to the Offered Certificates of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Supplemental Interest Account and the right to receive Class IO Shortfalls as payments made or received pursuant to a notional principal contract between the Class CE Certificateholders and the holder of each Class of Offered Certificates. Such rights of the Class CE Certificateholders and Offered Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code. The Class CE Certificates do not have a Class Certificate Balance.

(3) The Class R Certificates do not have a principal balance or an interest rate. The Class R Certificates represent the residual interest in each Trust REMIC.

(4) Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper Tier REMIC Regular Interest but also the right to receive payments from the Excess Reserve Fund Account and the Supplemental Interest Account in respect of any Basis Risk Carry Forward Amounts. Each of these Certificates will also be subject to the obligation to pay Class IO Shortfalls as described in Section 8.16. For federal income tax purposes, any amount distributed on the Offered Certificates on any such Distribution Date in excess of the amount distributable on their Corresponding Class of Upper Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Account, as applicable, and any amount distributable on such Corresponding Class of Upper Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Account, all pursuant to, and as further provided in Section 8.16. For federal income tax purposes, the Securities Administrator will treat an Offered Certificateholder's right to receive payments from the Excess Reserve Fund Account and Supplemental Interest Account subject to the obligation to pay Class IO Shortfalls to the Holder of the Class CE Certificates as payments made or received pursuant to a notional principal contract between the Class CE Certificateholders and each Class of Offered Certificates.

            The minimum denomination for each Class of the Offered Certificates will be $25,000 initial Certificate Balance, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for the Class R Certificates will be a 100% Percentage Interest in such Class and the Class CE Certificates will be a 1% Percentage Interest in such Class.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates           All Classes of Certificates other than the
                                  Physical Certificates.

Class A Certificates              Class A-1, Class A-2 and Class A-3
                                  Certificates.

Class M Certificates              Class M-1, Class M-2, Class M-3, Class M-4 and
                                  Class M-5 Certificates.

ERISA-Restricted Certificates     The Physical Certificates and any Certificate
                                  with a rating below the lowest applicable permitted rating under the Underwriters'
                                  Exemption.

Certificates                      Class A, Class M, Class R and Class CE
                                  Certificates.

Offered Certificates              Class A and Class M Certificates.

Subordinated Certificates         Class M Certificates.

Physical Certificates             The Class R and Class CE Certificates.

Private Certificates              The Class R and Class CE Certificates.

Rating Agencies                   DBRS, Moody's and S&P.

Regular Certificates              All Classes of Certificates other than the
                                  Class R and Class CE Certificates.

Residual Certificates             The Class R Certificates.


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Definitions. Capitalized terms used herein but not defined herein shall have the meanings given them in the Countrywide Agreements. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Account: Any of the Distribution Account, the Excess Reserve Fund Account, the Investment Account, the Collection Account, the Supplemental Interest Account or the Posted Collateral Account. Each Account shall be an Eligible Account.

            Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of Offered Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class' share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Class pursuant to Section 4.01.

            Additional Disclosure Notification: As defined in Section 8.15(b).

            Additional Form 10-D Disclosure: As defined in Section 8.15(b).

            Additional Form 10-K Disclosure: As defined in Section 8.15(b).

            Advance: Any Monthly Advance or Servicing Advance.

            Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

            Amendment Reg AB: The Amendment Reg AB to the Master Loan Purchase and Servicing Agreement, dated as of August 30, 2006 and the Amendment Reg AB to the Master Loan Purchase and Servicing Agreement, dated as of February 26, 2007, each among the Original Loan Seller, the Servicer and the Sponsor, a copy each which is attached hereto as Exhibit M-3.

            Analytics Company: Intex Solutions, Inc., or any other bond analytics service provider identified to the Securities Administrator by the Depositor.

            Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the Offered Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Assignment of Mortgage: An executed assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

            Available Funds: With respect to any Distribution Date and the Mortgage Loans, to the extent received by the Securities Administrator (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees and any lender paid mortgage insurance premiums, if any) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received by the Servicer on or prior to the related Determination Date, together with any Monthly Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries received by the Servicer on the Mortgage Loans during the related Principal Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received by the Servicer during the related Principal Prepayment Period together with all Compensating Interest paid by the Servicer in connection therewith (excluding any Prepayment Premiums);
(iv) all Substitution Adjustment Amounts with respect to substitutions of Mortgage Loans that occur on or prior to the related Determination Date; (v) all amounts received with respect to such Distribution Date as the Repurchase Price in respect of a Mortgage Loan repurchased on or prior to the related Determination Date; and (vi) the proceeds received with respect to the termination of the Trust pursuant to clause (a) of Section 11.01; reduced by (y) amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which the Master Servicer, the Securities Administrator, the Servicer, the Depositor or the Trustee are entitled to be paid or reimbursed pursuant to this Agreement.

            Back-Up Certification: Has the meaning set forth in Section 8.15(d).

            Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Subordinated Amount, if any, for such Distribution Date.

            Basis Risk Carry Forward Amount: With respect to each Class of Offered Certificates, as of any Distribution Date, the sum of (x) if on such Distribution Date the Pass-Through Rate for any Class of Offered Certificates is based upon the WAC Cap, the excess, if any, of (i) the Accrued Certificate Interest Distribution Amount such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate not been subject to the WAC Cap, over (ii) the Accrued Certificate Interest Distribution Amount payable on such Class of Certificates at the WAC Cap for such Distribution Date and (y) the portion of any such excess described in clause (x) for such Class of Certificates from all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Class of Certificates for such Distribution Date, without giving effect to the WAC Cap.

            Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Class CE Distributable Amount (prior to any reduction for (x) amounts paid from the Excess Reserve Fund Account to pay any Basis Risk Carry Forward Amount or (y) any Defaulted Swap Termination Payment).

            Book-Entry Certificates: As specified in the Preliminary Statement.

            Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of New York or California, (b) the State in which the Servicer's servicing operations are located, or (c) the State in which any Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed, which include Minnesota and Maryland.

            Certificate: Any one of the Certificates executed by the Securities Administrator in substantially the forms attached hereto as exhibits.

            Cap Provider: Barclays Bank PLC, a bank authorized and regulated by the United Kingdom's Financial Services Authority and a member of the London Stock Exchange, and its successors in interest.

            Certificate Balance: With respect to any Class of Offered Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and reduced by any Applied Realized Loss Amounts applicable to such Class of Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such Class or Classes). The Class CE and Class R Certificates have no Certificate Balance.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

            Certificate Register: The register maintained pursuant to Section 5.02.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Securities Administrator is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

            Certificates: As specified in the Preliminary Statement.

            Certification Parties: Has the meaning set forth in Section 8.15(d).

            Certifying Person: Has the meaning set forth in Section 8.15(d).

            Class: All Certificates bearing the same class designation as set forth in this Agreement.

            Class A Certificates: As specified in the Preliminary Statement.

            Class A Principal Distribution Amount: With respect to any Distribution Date is the excess of, if any, (a) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (b) the lesser of (x) 82.70% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class CE Certificates: All Certificates bearing the Class designation of "Class CE."

            Class CE Distributable Amount: On any Distribution Date, the sum of
(i) as a distribution in respect of interest, the amount of interest that has accrued on the Class CE Interest (as set forth in the Preliminary Statement) and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (without duplication), (ii) as a distribution in respect of principal, any portion of the principal balance of the Class CE Interest that is distributable as a Subordination Reduction Amount, minus (iii) any Defaulted Swap Termination Payment payable from Available Funds to the Swap Provider and any amounts paid from the Excess Reserve Fund Account to pay Basis Risk Carry Forward Amounts.

            Class CE Interest: The Upper Tier REMIC Regular Interest represented by the Class CE Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

            Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Class Certificate Balances of all Certificates of such Class as of such date.

            Class IO Interest: As specified in the Preliminary Statement.

            Class IO Shortfalls: As defined in Section 8.16. For the avoidance of doubt, the Class IO Shortfall for any Distribution Date shall equal the amount payable to the Class CE Certificates in respect of amounts due to the Swap Provider on such Distribution Date (other than Defaulted Swap Termination Payments) in excess of the amount payable on the Class CE Interest (prior to reduction for any Basis Risk Payments or Defaulted Swap Termination Payments) or Class IO Interest on such Distribution Date, all as further provided in Section 8.16.

            Class LT-R Interest: The sole Class of "residual interest" in the Lower Tier REMIC evidenced by the Class R Certificates.

            Class M Certificates: As specified in the Preliminary Statement.

            Class M-1 Principal Distribution Amount: With respect to any Distribution Date is the excess of, if any, (i) the sum of (a) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution Date) and (b) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(a) 85.30% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-2 Principal Distribution Amount: With respect to any Distribution Date is the excess of, if any, (i) the sum of (a) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date) and (c) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) 88.00% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-3 Principal Distribution Amount: With respect to any Distribution Date is the excess of, if any, (i) the sum of (a) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date) and (d) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(a) 89.60% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-4 Principal Distribution Amount: With respect to any Distribution Date is the excess of, if any, (i) the sum of (a) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date) and (e) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (a) 91.00% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-5 Principal Distribution Amount: With respect to any Distribution Date is the excess of, if any, (i) the sum of (a) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (e) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date) and (f) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(a) 92.20% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class PT-1-R Interest: The sole Class of "residual interest" in Pooling Tier REMIC-1 as described in the Preliminary Statement and the related footnote thereto.

            Class PT-2-R Interest: The sole Class of "residual interest" in Pooling Tier REMIC-2 as described in the Preliminary Statement and the related footnote thereto.

            Class R Certificates: All Certificates bearing the Class designation of "Class R."

            Class UT-R Interest: The sole Class of "residual interest" in the Upper Tier REMIC evidenced by the Class R Certificates.

            Closing Date: September 21, 2007.

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collection Account: The "Custodial Account" as defined in the Countrywide Servicing Agreement.

            Commission: The U.S. Securities and Exchange Commission.

            Compensating Interest: For any Distribution Date, the lesser of (a) the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to voluntary Principal Prepayments by the Mortgagor (excluding any payments made upon liquidation of the Mortgage Loan), and (b) one-half of the lesser of (1) the Servicing Fee payable to the Servicer for such Distribution Date and (2) the Servicing Fee actually received by the Servicer for such Distribution Date.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Corporate Trust Office: With respect to the Securities
Administrator: (i) for certificate transfer purposes, the office of the Securities Administrator at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, BCAP 2007-AA5, (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Client Manager BCAP LLC 2007-AA5, facsimile no. (410) 715-2380, and which is the address to which notices to and correspondence with the Securities Administrator should be directed, or (iii) at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders. With respect to the Trustee, the designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1367.

            Corresponding Class: The Class of interests in the Lower Tier REMIC or Upper Tier REMIC created under this Agreement that corresponds to the Class of interests in the other such Trust REMIC, as applicable, or to a Class of Certificates in the manner set out below:

       Corresponding              Corresponding
     Lower Tier REMIC            Upper Tier REMIC            Corresponding
     Regular Interest            Regular Interest        Class of Certificates
     ----------------            ----------------        ---------------------
       Class LT-A-1                 Class A-1                  Class A-1
       Class LT-A-2                 Class A-2                  Class A-2
       Class LT-A-3                 Class A-3                  Class A-3
       Class LT-M-1                 Class M-1                  Class M-1
       Class LT-M-2                 Class M-2                  Class M-2
       Class LT-M-3                 Class M-3                  Class M-3
       Class LT-M-4                 Class M-4                  Class M-4
       Class LT-M-5                 Class M-5                  Class M-5

            Corresponding Pooling Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

            Corresponding Pooling Tier REMIC-2 IO Interest: As described in the Preliminary Statement.

            Corresponding Scheduled Crossover Distribution Date: The Distribution Date in the month and year specified in the Preliminary Statement corresponding to a Pooling Tier REMIC-2 IO Interest.

            Countrywide Agreements: Collectively, the Countrywide Purchase Agreement and the Countrywide Servicing Agreement.

            Countrywide Assignment Agreements: The Assignment, Assumption and Recognition Agreement, dated as of the Closing Date, among Countrywide Home Loans Servicing LP, Countrywide Home Loans Inc., the Master Servicer and Securities Administrator, Sutton Funding LLC and the Depositor and the Assignment, Assumption and Recognition Agreement, dated as of the Closing Date, among Countrywide Home Loans Servicing LP, Countrywide Home Loans Inc., the Master Servicer and Securities Administrator, the Sponsor and the Depositor, a copy of each which is attached hereto as Exhibit L.

            Countrywide Home Loans: Countrywide Home Loans, Inc., a New York corporation, and its successors in interest.

            Countrywide Purchase Agreement: Collectively, (1) the Master Mortgage Loan Purchase Agreement, dated August 30, 2006, between Sutton Funding LLC and the Original Loan Seller, as amended by Amendment Reg AB and (2) the Master Mortgage Loan Purchase Agreement, dated February 26, 2007, between the Purchaser and the Original Loan Seller, as amended by Amendment Reg AB, a copy of each which is attached hereto as Exhibit M-1.

            Countrywide Servicing: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors in interest.

            Countrywide Servicing Agreement: Collectively, (1) the Servicing Agreement, dated February 26, 2007, between Sutton Funding LLC and the Servicer, as amended by Amendment Reg AB and (2) Servicing Agreement, dated August 30, 2006, between the Purchaser and the Servicer, as amended by Amendment Reg AB, a copy of each which is attached hereto as Exhibit M-2.

            Cumulative Loss Percentages: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the calendar month preceding the month in which such Distribution Date occurs and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            Cumulative Loss Trigger Event: If, with respect to any Distribution Date, the circumstances in which the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such Distribution Date:

 Distribution Date Occurring In                      Loss Percentage
-------------------------------       ----------------------------------------
October 2009 through September        0.30% with respect to October 2009, plus
2010:                                 an additional 1/12th of 0.45% for each
                                      month thereafter through September 2010.
October 2010 through September        0.75% with respect to October 2010, plus
2011:                                 an additional 1/12th of 0.55% for each
                                      month thereafter through September 2011.
October 2011 through September        1.30% with respect to September 2011, plus
2012:                                 an additional 1/12th of 0.60% for each
                                      month thereafter through September 2012.
October 2012 through September        1.90% with respect to October 2012, plus
2013:                                 an additional 1/12th of 0.30% for each
                                      month thereafter through September 2013.
October 2013 through September        2.20% with respect to October 2013, plus
2014:                                 an additional 1/12th of 0.05% for each
                                      month thereafter through September 2014.
October 2014 and thereafter:          2.25% with respect to October 2014 and
                                      thereafter.

            Custodial File: With respect to each Mortgage Loan, all Mortgage Loan Documents which are delivered to, and received by, the Custodian or which at any time comes into the possession of the Custodian.

            Custodian Fee: With respect to any Distribution Date (commencing with the October 2007 Distribution Date), the amount charged by the Custodian to the Master Servicer for custodial services with respect to the Mortgage Loans performed by the Custodian during the preceding calendar month (commencing with the month of October 2007), based on a custodial fee schedule furnished by the Custodian to the Master Servicer.

            Custodian: Wells Fargo Bank, National Association.

            Cut-off Date: September 1, 2007.

            Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balances of all Mortgage Loans as of the Cut-off Date.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

            DBRS: DBRS, Inc. and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "DBRS" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Commission. For purposes of Section 12.05(c) the address for notices to DBRS shall be DBRS, Inc., 140 Broadway, 35th Floor, New York, New York 10005, or such other address as DBRS may hereafter furnish to the Depositor, the Custodian and the Trustee.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

            Defaulted Swap Termination Payment: Any Swap Termination Payment required to be paid by the Trust out of the Available Funds to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an "Event of Default" (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is the defaulting party or a Termination Event (as defined in the Interest Rate Swap Agreement) (other than Illegality or a Tax Event that is not a Tax Event Upon Merger (each as defined in the Interest Rate Swap Agreement)) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

            Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

            Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Deleted Mortgage Loan: A Mortgage Loan which is purchased or repurchased by the Original Loan Seller, the Purchasers or the Depositor in accordance with the terms of the Countrywide Agreements, the Representation Letter or this Agreement, as applicable, or which is, in the case of a substitution pursuant to the Countrywide Agreements replaced or to be replaced with a substitute mortgage loan.

            Delinquency Trigger Event: With respect to any Distribution Date, the circumstances in which the quotient (expressed as a percentage) of the rolling three month average of (x) the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans, divided by (y) the aggregate unpaid principal balance of the Mortgage Loans, in each case as of the last day of the related Due Periods, equals or exceeds 40.00% of the prior period's Senior Enhancement Percentage.

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

            Depositor: BCAP LLC, a Delaware limited liability company, and its successors in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

            Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated "P-1" by Moody's, "R-1 (high)" by DBRS and "A-1" by Standard & Poor's.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: With respect to the Servicer Remittance Date, the Business Day immediately preceding the Servicer Remittance Date.

            Disqualified Non-U.S. Person: With respect to a Residual Certificate, (i) any Non-U.S. Person or agent thereof other than a Non-U.S. Person that holds the Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Securities Administrator with an effective IRS Form W-8ECI, or (ii) any domestic entity classified as a partnership under the Code if any of its direct or indirect partners (other than through a U.S. corporation) are (or are permitted to be under the applicable partnership agreement) Disqualified Non-U.S. Persons, unless such Person described in (i) or (ii) above has delivered to both the transferor and the Securities Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

            Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.01(b) in the name of the Securities Administrator for the benefit of the Certificateholders and designated "Wells Fargo Bank, National Association in trust for registered holders of BCAP LLC Trust 2007-AA5 Mortgage Pass-Through Certificates, Series 2007-AA5". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Distribution Date: The 25th day of each month or, if such day is not a Business Day, the immediately succeeding Business Day, commencing in October 2007.

            Document Certification and Exception Report: The report attached to Exhibit F hereto.

            Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

            Eligible Account: Either (i) an account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution (provided, however, that following a downgrade, withdrawal, or suspension of such Eligible Institution's Standard & Poor's rating below the levels set forth in definition of "Eligible Institution" with respect to any Eligible Account, the applicable Eligible Institution shall either (x) obtain a guaranty from a guarantor which satisfies the Standard & Poor's requirements set forth in such definition, or (y) transfer any such Eligible Account to one or more segregated trust accounts in the trust department of an institution which satisfies the definition of "Eligible Institution", in either case, as promptly as practicable (and in any case within not more than 60 calendar days with respect to the Excess Reserve Fund Account or the Swap Account, or 30 calendar days with respect to each other Account)),
(ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Securities Administrator. Each Eligible Account shall be a separate account.

            Eligible Institution: A federal or state-chartered depository institution or trust company the commercial paper, short-term debt obligations, or other short-term deposits of which are rated at least "A-1+" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days (or at least "A-2" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 30 days), or the long-term unsecured debt obligations of which are rated at least "AA-" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days, and the commercial paper, short-term debt obligations, or other short-term deposits of which are rated at least "P-1" by Moody's and "R-1" by DBRS (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Securities Administrator) (in each case to the extent they are designated as Rating Agencies in the Preliminary Statement).

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2007-5, 72 Fed. Reg. 13130 (2007) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

            ERISA-Restricted Certificate: As specified in the Preliminary Statement.

            Event of Default: As defined in the Countrywide Agreements.

            Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.01(a) in the name of the Trustee for the benefit of the Regular Certificateholders and designated "Wells Fargo Bank, National Association in trust for registered holders of BCAP LLC Trust 2007-AA5, Mortgage Pass-Through Certificates, Series 2007-AA5". Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

            Excess Subordinated Amount: With respect to any Distribution Date, the excess, if any, of (a) the Subordinated Amount for such Distribution Date over (b) the Specified Subordinated Amount for such Distribution Date.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the Servicing Fee Rate and, if applicable, any lender paid mortgage insurance premium rate.

            Expense Fees: As to each Mortgage Loan, the fees calculated by reference to the Expense Fee Rate.

            Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

            Fannie Mae: The Federal National Mortgage Association, and its successors in interest.

            Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date occurring in September 2047.

            Form 8-K Disclosure Information: As defined in Section 8.15(e).

            Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

            Gross Margin: The fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Rate.

            Index: As to each Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Accrual Period: With respect to each Class of Offered Certificates and the Corresponding Class of Lower Tier Regular Interests and any Distribution Date, the period commencing on the Distribution Date occurring in the month preceding the month in which the current Distribution Date occurs and ending on the day immediately preceding the current Distribution Date (or, in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date). With respect to the Class LT Accrual Interest, Class LT-IO Interest and each Pooling Tier REMIC-1 Regular Interest and Pooling Tier REMIC-2 Regular Interest and any Distribution Date, the calendar month preceding such Distribution Date. For purposes of computing interest accruals on each Class of Offered Certificates, each Interest Accrual Period has the actual number of days in such month and each year is assumed to have 360 days.

            Interest Rate Cap Agreement: The interest rate cap agreement, dated as of September 21, 2007, between the Cap Provider and the Securities Administrator, a copy of which is attached hereto as Exhibit N.

            Interest Rate Cap Payment: With respect to the Interest Rate Cap Agreement and for any Distribution Date, the amount, if any, required to be paid by the Cap Provider on such Distribution Date under the Interest Rate Cap Agreement.

            Interest Rate Swap Agreement: The interest rate swap agreement, dated as of September 21, 2007, between the Swap Provider and the Securities Administrator, a copy of which is attached hereto as Exhibit N.

            Interest Remittance Amount: With respect to any Distribution Date and the Mortgage Loans, that portion of Available Funds attributable to interest received or advanced with respect to the Mortgage Loans, net of the fees payable to the Servicer and any lender paid insurance premiums, with respect to such Distribution Date.

            Investment Account: As defined in Section 3.02(a).

            LIBOR: With respect to any Interest Accrual Period for the Offered Certificates, the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the offered rate for one month U.S. dollar deposits as such rate appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Reuters Page LIBOR01, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Securities Administrator shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar deposits of leading European banks.

            LIBOR Determination Date: With respect to any Interest Accrual Period for the Offered Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the Principal Prepayment Period preceding the month of such Distribution Date and as to which the Servicer has certified that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any Subsequent Recoveries.

            London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

            Lower Tier Principal Amount: As described in the Preliminary Statement.

            Lower Tier Regular Interest: Each of the Class LT-A-1, Class LT-A-2, Class LT-A-3, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4 and Class LT-M-5, Class LT-IO and Class LT-Accrual Interests, as described in the Preliminary Statement.

            Lower Tier REMIC: As described in the Preliminary Statement.

            Lower Tier REMIC Interest Rate: As described in the Preliminary Statement.

            Lower Tier REMIC Net WAC Rate: A per annum variable rate equal to the weighted average of Pooling Tier REMIC-2 Interest Rates of Pooling Tier REMIC-2 Regular Interests (other than Pooling Tier REMIC-2 IO Interests).

            Lower Tier REMIC Principal Amount: The principal balance of each Lower Tier Regular Interest, determined as set forth in the Preliminary Statement. The Lower Tier REMIC Principal Amount shall be computed to at least eight (8) decimal places.

            LT Accretion Directed Classes: As described in the Preliminary Statement.

            Master Servicer: Wells Fargo, and if a successor master servicer is appointed hereunder, such successor.

            Master Servicer Event of Default: As defined in Section 9.04.

            Master Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans.

            MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

            MERS Loan: Any Mortgage Loan registered with MERS on the MERS
System.

            MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

            Monthly Advance: As defined in the Countrywide Servicing Agreement.

            Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.02.

            Moody's: Moody's Investors Service, Inc. and its successors in interest. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Master Servicer, the Securities Administrator, the Servicer and the Trustee.

            Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note, including all riders thereto.

            Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Loan: An individual Mortgage Loan which is the subject of the Countrywide Agreements, each Mortgage Loan originally sold and subject to the Countrywide Agreements being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Custodial File, the Servicing File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Premiums and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

            Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

            Mortgage Loan Schedule: A schedule of Mortgage Loans delivered to the Trustee and Custodian and referred to on Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan as of the Cut-off Date: (1) the Original Loan Seller's Mortgage Loan number; (2) the address, city, state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgagor is self-employed; (4) a code indicating whether the Mortgaged Property is owner-occupied, investment property or a second home;
(5) a code indicating whether the Mortgaged Property is a single family residence, two family residence, three-family residence, four family residence, condominium, manufactured housing or planned unit development; (6) the purpose of the Mortgage Loan; (7) the type of Mortgage Loan; (8) the Mortgage Interest Rate at origination; (9) the current Mortgage Interest Rate; (10) the name of the Servicer; (11) the Servicing Fee Rate; (12) the current Scheduled Payment;
(13) the original term to maturity; (14) the remaining term to maturity; (15) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (16) the loan-to-value ratio at origination; (17) the actual principal balance of the Mortgage Loan as of the Cut-off Date; (18) social security number of the Mortgagor; (19) a code indicating whether the Mortgaged Property is a leasehold estate; (20) the Due Date of the Mortgage Loan; (21) whether the Mortgage Loan is insured by a Primary Mortgage Insurance Policy and the name of the insurer; (22) the certificate number of the Primary Mortgage Insurance Policy; (23) the amount of coverage of the Primary Mortgage Insurance Policy, and if it is a lender-paid Primary Mortgage Insurance Policy, the premium rate; (24) the type of appraisal; (25) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; (26) documentation type (including asset and income type); (27) first payment date; (28) the schedule of the payment delinquencies in the prior 12 months; (29) FICO score; (30) the Mortgagor's name; (31) the stated maturity date; (32) the original principal amount of the mortgage; (33) the "pay through" date or the date of the last payment made; and
(34) the Gross Margin of the Mortgage Loan. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

            Mortgage Rate: The annual rate of interest borne on a Mortgage Note.

            Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagor: The obligor on a Mortgage Note.

            Net Monthly Excess Cash Flow: For any Distribution Date, the amount remaining for distribution pursuant to Section 4.01(a)(iii) (before giving effect to distributions pursuant to such subsection).

            Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the applicable Expense Fee Rate.

            Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls for such Distribution Date exceeds the Compensating Interest payments made with respect to such Distribution Date.

            Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) payable by the Trust to the Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

            Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Swap Provider to the Trust on the related Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement), or any amount withdrawn from the applicable reserve account referred to in the fourth full paragraph of Section 4.05 that is required under that paragraph be treated as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Account.

            NIM Issuer: The entity established as the issuer of NIM Securities.

            NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class CE Certificates.

            NIM Trustee: The trustee for the NIM Securities.

            NMWHFIT: A "Non Mortgage Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(12) or successor provisions.

            Non-Permitted Transferee: A Person other than a Permitted
Transferee.

            Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer or any successor Servicer including the Trustee or Master Servicer, as applicable, will not or, in the case of a proposed Monthly Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

            Nonrecoverable Servicing Advance: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the Servicer or any successor Servicer including the Trustee or Master Servicer, as applicable, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

            Non-U.S. Person: A person that is not a U.S. Person.

            Notice of Final Distribution: The notice to be provided pursuant to
Section 11.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

            Offered Certificates: As specified in the Preliminary Statement.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer or the related Original Loan Seller, and delivered to the Master Servicer, as required by the Countrywide Servicing Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the Servicer, reasonably acceptable to the Trustee or Securities Administrator (and/or such other Persons as may be set forth herein); provided, that any Opinion of Counsel relating to (a) qualification of any Trust REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Servicer or the Trustee of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or the Trustee of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the Servicer or Trustee of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut-off Date Pool Principal Balance.

            Original Loan Seller: Countrywide, in its capacity as Seller under the Countrywide Purchase Agreement.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                  (i) Certificates theretofore canceled by the Securities
            Administrator or delivered to the Securities Administrator for cancellation; and

                  (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

            Overcollateralization Floor: An amount equal to 0.50% of the Cut-off Date Pool Principal Balance.

            Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            Pass-Through Margin: With respect to each Class of Offered Certificates and any Distribution Date prior to the first Distribution Date after the Optional Termination Date, the following percentages:

                        Class A-1                  0.650%
                        Class A-2                  0.750%
                        Class A-3                  0.900%
                        Class M-1                  1.500%
                        Class M-2                  1.500%
                        Class M-3                  1.500%
                        Class M-4                  1.500%
                        Class M-5                  1.500%

            On the first Distribution Date after the Optional Termination Date, the Pass-Through Margins for the Offered Certificates shall increase to the rate set forth below:

                        Class A-1                  1.300%
                        Class A-2                  1.500%
                        Class A-3                  1.800%
                        Class M-1                  2.250%
                        Class M-2                  2.250%
                        Class M-3                  2.250%
                        Class M-4                  2.250%
                        Class M-5                  2.250%

            Pass-Through Rate: For each Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Master Servicer, the Securities Administrator, or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution and rated "F1+" by Fitch, "A-1+" by Standard & Poor's, "P-1" by Moody's and "R-1" by DBRS (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement);

                  (iii) repurchase obligations with respect to any security
            described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities (which shall in no event have an original
            maturity of more than 365 days) bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by Standard & Poor's and Moody's (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement), and by each other Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing
            discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by Standard & Poor's and Moody's (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement), and by each other Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including money market funds managed or advised by the Depositor, the Master Servicer, the Securities Administrator, or the Trustee or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAAm" or "AAAm-G" by Standard & Poor's and, if rated by Fitch, at least "AAA" by Fitch and "R-1" by DBRS (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement); and

                  (vii) if previously confirmed in writing to the Securities
            Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each of the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificates: As specified in the Preliminary Statement.

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

            Pooling Tier REMIC-1: As described in the Preliminary Statement.

            Pooling Tier REMIC-1 Interest Rate: As described in the Preliminary Statement.

            Pooling Tier REMIC-1 Net WAC Rate: With respect to the Mortgage Loans as of any Distribution Date, a per annum rate equal to (a) the weighted average of the Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Mortgage Loans multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

            Pooling Tier REMIC-1 Principal Amount: As described in the Preliminary Statement.

            Pooling Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

            Pooling Tier REMIC-2: As described in the Preliminary Statement.

            Pooling Tier REMIC-2 Interest Rate: As described in the Preliminary Statement.

            Pooling Tier REMIC-2 IO Interest: Any of the Pooling Tier REMIC-2 Regular Interests with the designation "IO" in its name.

            Pooling Tier REMIC-2 IO Notional Balance: As described in the Preliminary Statement.

            Pooling Tier REMIC-2 Principal Amount: As described in the Preliminary Statement.

            Pooling Tier REMIC-2 Regular Interest: As described in the Preliminary Statement.

            Posted Collateral Account: The separate Account created and maintained by the Securities Administrator pursuant to Section 4.05 in the name of the Securities Administrator for the benefit of the Certificateholders and designated "Wells Fargo Bank, National Association for the benefit of the registered holders of BCAP LLC Trust 2007-AA5 Mortgage Pass-Through Certificates, Series 2007-AA5." Funds in the Posted Collateral Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and under the Interest Rate Swap Agreement.

            Prepayment Interest Shortfall: With respect to any Servicer Remittance Date, the sum of, for each Mortgage Loan that was, during the related Principal Prepayment Period, the subject of a Principal Prepayment that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Principal Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Principal Prepayment Period.

            Prepayment Premium: Any prepayment premium, penalty or charge, if any, required under the terms of the related Mortgage Note to be paid in connection with a Principal Prepayment, to the extent permitted by law.

            Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

            Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Principal Prepayment Period: With respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

            Principal Remittance Amount: With respect to any Distribution Date and the Mortgage Loans, the amount equal to the sum of the following amounts (without duplication): (i) all scheduled payments of principal due on the Due Date on such Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any Monthly Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds allocable to principal and received during the related Principal Prepayment Period; (iii) all Principal Prepayments allocable to principal and received during the related Principal Prepayment Period; (iv) all amounts received with respect to such Distribution Date representing the portion of the purchase price allocable to principal in connection with a purchase or repurchase of a Deleted Mortgage Loan; (v) principal portion of all amounts received with respect to such Distribution Date as a Substitution Adjustment Amount and received in connection with the substitution of a Mortgage Loan; and
(vi) the allocable portion of the proceeds received with respect to the termination of the Trust pursuant to clause (a) of Section 11.01 (to the extent such proceeds relate to principal).

            Private Certificates: As specified in the Preliminary Statement.

            Prospectus Supplement: The Prospectus Supplement, dated September 20, 2007, relating to the Offered Certificates.

            PTCE: As defined in Section 5.02(b).

            PTCE 95-60: As defined in Section 5.02(b).

            PUD: A planned unit development.

            Purchaser: Barclays Bank PLC, a public limited company registered in England and Wales, and its successors in interest.

            Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Master Servicer, the Securities Administrator and Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 12.05(c), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Trustee.

            Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of any amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

            Record Date: With respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that, for any Certificate issued in definitive form, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs.

            Reference Bank: As defined in Section 4.04.

            Regular Certificates: As specified in the Preliminary Statement.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act or any similar state statutes.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

            REO Disposition: The final sale by the Servicer of any REO Property.

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Replacement Swap Provider Payment: As defined in Section 4.05.

            Reportable Event: As defined in Section 8.15(e).

            Representation Letter: The Side Letter, dated as of September 21, 2007, by and between Barclays Bank PLC and the Depositor, a copy of which is attached hereto as Exhibit T.

            Repurchase Price: With respect to any Mortgage Loan, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Rate from the last date through which interest has been paid to the date of repurchase, (iii) all unreimbursed Servicing Advances and (iv) all expenses incurred by the Trustee arising out of the Trustee's enforcement of the applicable Person's repurchase obligation under the Countrywide Purchase Agreement or under the Representation Letter.

            Request for Release: The Request for Release submitted by the Servicer to the Custodian, substantially in the form of Exhibit D.

            Residual Certificates: As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee or the Securities Administrator, any officer in the corporate trust department or similar group of the Trustee or the Securities Administrator with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

            Reuters Page LIBOR01: The display page currently so designated on the Reuters 3000 Xtra Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

            Rule 144A Letter: As defined in Section 5.02(b).

            Sarbanes Certification: As defined in Section 8.15(c).

            Sarbanes-Oxley Act: means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

            Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Securities Act: The Securities Act of 1933, as amended.

            Securities Administrator Float Period: With respect to any Distribution Date and the related amounts in the Distribution Account, the period commencing on the Servicer Remittance Date and ending on such Distribution Date.

            Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Subordinated Amount (in each case after taking into account the distribution of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Senior Specified Enhancement Percentage: As of any date of determination, 17.30%.

            Servicer: Countrywide Home Loans Servicing LP in its capacity as servicer under the Countrywide Servicing Agreement and the Assignment Agreements, or any successor servicer appointed pursuant thereto.

            Servicer Remittance Date: With respect to any Distribution Date, the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately succeeding such 18th day) of the month in which such Distribution Date occurs.

            Servicing Advances: As defined in the Countrywide Servicing
Agreement.

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, which as of the Closing Date are listed on Exhibit O hereto.

            Servicing Fee: As defined in the Countrywide Servicing Agreement.

            Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate for such Mortgage Loan specified on the Mortgage Loan Schedule.

            Servicing File: The "Credit File" as defined in the Countrywide Servicing Agreement.

            Servicing Function Participant: As defined in Section 8.14(a).

            Similar Law: As defined in Section 5.02(b).

            60+ Day Delinquent Mortgage Loan: With respect to any Distribution Date and each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the related Due Period, two months or more delinquent (as calculated in accordance with the MBA method), each Mortgage Loan in foreclosure, each REO Property relating to and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

            Specified Subordinated Amount: With respect to each Distribution Date (i) prior to the Stepdown Date, an amount equal to 3.90% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date, if there is no Trigger Event in effect, the greater of (a) 7.80% of the aggregate Stated Principal Balance of the Mortgage Loans for the related Distribution Date (after taking into account all principal received on the Mortgage Loans that is distributed on such Distribution Date) and (b) the Overcollateralization Floor and (iii) on or after the Stepdown Date, if a Trigger Event is in effect, the Specified Subordinated Amount for the prior Distribution Date. When the Class Certificate Balance of each Class of Offered Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

            Sponsor: Either of (i) Barclays Bank PLC, a public limited company registered in England and Wales and regulated by the United Kingdom's Financial Services Authority or (ii) Sutton Funding LLC, a Delaware limited liability company.

            Standard & Poor's or S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(c) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041,
Attention: Residential Mortgage Surveillance Group - BCAP LLC Trust 2007-AA5, or such other address as Standard & Poor's may hereafter furnish to the Master Servicer, the Securities Administrator, the Depositor, the Servicer and the Trustee.

            Startup Day: As defined in Section 2.04.

            Stated Principal Balance: As to each Mortgage Loan and as of any Determination Date, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received or advanced prior to the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Principal Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Principal Prepayment Period shall be zero.

            Stepdown Date: The later to occur of (i) the earlier to occur of (a) the Distribution Date in October 2010 and (b) the Distribution Date immediately following the Distribution Date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans applied to reduce the Stated Principal Balance of the Mortgage Loans for the applicable Distribution Date but prior to any applications of Principal Distribution Amount to the Certificates on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage.

            Subcontractor: Any third-party or Affiliated vendor, subcontractor or other Person utilized by a Servicer, a Subservicer, the Master Servicer or the Securities Administrator that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans.

            Subordinated Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the Class Certificate Balances of the Offered Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on that Distribution Date).

            Subordinated Certificates: As specified in the Preliminary
Statement.

            Subordination Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Subordinated Amount and
(b) the Net Monthly Excess Cash Flow.

            Subsequent Recoveries: Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan.

            Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

            Substitution Adjustment Amount: With respect to Countrywide Purchase Agreement or with respect to a Mortgage Loan substituted by the Purchaser, an amount of cash received from the Original Loan Seller in connection with a substitution for a Deleted Mortgage Loan.

            Supplemental Interest Account: The Supplemental Interest Account created pursuant to Section 4.05 of this Agreement consisting of the Interest Rate Cap Agreement, the Interest Rate Swap Agreement, the Class IO Interest and the right to receive Class IO Shortfalls, subject to the obligation to pay amounts specified in Section 4.05. The Account is created and maintained by the Securities Administrator for the benefit of the Certificateholders and designated "Wells Fargo Bank, National Association in the name of registered holders of BCAP LLC Trust 2007-AA5 Mortgage Pass-Through Certificates, Series 2007-AA5."

            Swap LIBOR: With respect to any Distribution Date (and the related Interest Accrual Period), the product of (i) USD-LIBOR-BBA (as used in the Interest Rate Swap Agreement), (ii) two, and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the Offered Certificates divided by (b) 30.

            Swap Provider: Barclays Bank PLC, a bank authorized and regulated by the United Kingdom's Financial Services Authority and a member of the London Stock Exchange, and its successors in interest.

            Swap Termination Payment: Any payment payable by the Trust or the Swap Provider upon termination of the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement).

            Tax Matters Person: The Holder of the Class R Certificates is designated as "tax matters person" of Pooling Tier REMIC-1, Pooling Tier REMIC-2, the Lower Tier REMIC and the Upper Tier REMIC, in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

            10-K Filing Deadline: As defined in Section 8.15(c).

            Termination Price: As defined in Section 11.01.

            Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected (prior to the Servicer Remittance Date) or advanced on the Mortgage Loans for Due Dates during the related Due Period (net of Expense Fees) over (ii) the sum of (A) the interest payable to the Offered Certificates on such Distribution Date pursuant to
Section 4.01(a)(i), (B) any Net Swap Payments payable to the Swap Provider and
(C) any Swap Termination Payment (other than a Defaulted Swap Termination Payment) payable to the Swap Provider from Available Funds.

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Transfer Affidavit: As defined in Section 5.02(c).

            Transferor Certificate: As defined in Section 5.02(b).

            Trigger Event: Either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

            Trust: The express trust created hereunder in Section 2.01(c).

            Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Excess Reserve Fund Account, Supplemental Interest Account, Collection Account, Posted Collateral Account and the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the rights of the Depositor under the Interest Rate Swap Agreement; (v) the rights of the Depositor under the Interest Rate Cap Agreement; (vi) the rights of the Trust under the Countrywide Agreements; (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing; and (viii) the Representation Letter.

            Trust REMIC: Any of Pooling Tier REMIC-1, Pooling Tier REMIC-2, the Lower Tier REMIC or the Upper Tier REMIC, as applicable.

            Trustee: HSBC Bank USA, National Association, a national banking association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

            Underwriters' Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or amended by Prohibited Transaction Exemption 2002-19, 67 Fed. Reg. 14979, or any successor exemption.

            Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid immediately prior to the current Distribution Date and (b) interest on the amount in clause
(a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

            Unpaid Realized Loss Amount: With respect to any Class of Certificates and as to any Distribution Date, is the excess of (i) the Applied Realized Loss Amounts with respect to such Class over (ii) the sum of (a) all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates, and (b) the amount by which the Class Certificate Balance of such Class has been increased due to the distribution of any Subsequent Recoveries on all previous Distribution Dates. Any amounts distributed to a Class of Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of such Class.

            Upper Tier REMIC: As described in the Preliminary Statement.

            Upper Tier REMIC Interest Rate: As described in the Preliminary Statement.

            Upper Tier REMIC Net WAC Rate: For any Distribution Date, the weighted average of the Lower Tier REMIC Interest Rate of the Lower Tier Regular Interests (other than the Class LT-IO Interest), weighted on the basis of the Lower Tier REMIC Principal Amounts.

            Upper Tier REMIC Regular Interest: As described in the Preliminary Statement.

            U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class CE Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class R Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Class Certificate Balances of their respective Certificates on such date.

            WAC Cap: As of any Distribution Date, a per annum rate equal to (i) the weighted average of the Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Mortgage Loans minus the product of
(A) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment), payable to the Swap Provider from Available Funds, if any, expressed as a percentage equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination Payment payable to the Swap Provider (other than a Defaulted Swap Termination Payment) from Available Funds and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of that Due Period and
(B) 12 multiplied by, 30 divided by the actual number of days in the related Interest Accrual Period.

            WHFIT: A "Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(22) or successor provisions.

            WHFIT Regulations: Treasury Regulations Section 1.671-5, as amended.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund. On the Closing Date, the Depositor shall pay, without any right of reimbursement from the Trust, to the Cap Provider the "Fixed Amount" (as defined in the Interest Rate Cap Agreement) due and payable to the Cap Provider pursuant to the terms of the Interest Rate Cap Agreement.

            (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Custodian for the benefit of the Certificateholders the following documents or instruments with respect to each applicable Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

            (ii) the original Assignment of Mortgage in blank, unless the Mortgage Loan is a MERS Mortgage Loan;

            (iii) the related original Mortgage and evidence of its recording or, in certain limited circumstances, a certified copy of the mortgage with evidence of recording;

            (iv) except with respect to a MERS Loan, originals of any intervening Mortgage assignment or certified copies in either case evidencing recording; provided, that the assignment may be in the form of a blanket assignment or assignments, a copy of which with evidence of recording shall be acceptable;

            (v) originals of all assumption or modification agreements or certified copies thereof, in either case with evidence of recording thereon;

            (vi) an original or copy of a title insurance policy or evidence of title;

            (vii) to the extent applicable, an original power of attorney; and

            (viii) a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

            The Depositor shall deliver to the Custodian the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 120 days from the Closing Date.

            From time to time, pursuant to the Countrywide Purchase Agreement, the Original Loan Seller may forward to the Custodian additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan, in accordance with the terms of the Countrywide Purchase Agreement. All such mortgage documents held by the Custodian as to each Mortgage Loan shall constitute the "Custodial File."

            On or prior to the Closing Date, the Depositor shall deliver to the Custodian Assignments of Mortgages (except in the case of MERS Loans), in blank, for each applicable Mortgage Loan.

            In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian within the time period and in the manner specified in the Countrywide Purchase Agreement, upon receipt of actual knowledge the Trustee shall take or cause to be taken such remedial actions under the Countrywide Purchase Agreement against the Original Loan Seller as may be permitted to be taken thereunder, including, without limitation, if applicable, the repurchase by the Original Loan Seller of such Mortgage Loan. The foregoing repurchase remedy shall not apply in the event that the Original Loan Seller cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the Original Loan Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the Original Loan Seller, confirming that such document has been accepted for recording.

            Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Original Loan Seller shall be deemed to have been satisfied upon delivery by the Original Loan Seller to the Custodian prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

            (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "BCAP LLC Trust 2007-AA5" and HSBC Bank USA, National Association is hereby appointed as Trustee in accordance with the provisions of this Agreement.

            (d) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans and the Interest Rate Swap Agreement) pursuant to Section 2.01(a). The Securities Administrator on behalf of the Trust is hereby authorized to enter into the Interest Rate Swap Agreement and the Interest Rate Cap Agreement.

            Section 2.02 Acceptance by the Custodian of the Mortgage Loans. The Custodian shall acknowledge on the Closing Date receipt by the Custodian of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Custodian acknowledges that it will maintain possession of the related Mortgage Notes in California, Minnesota or Salt Lake City, Utah.

            Prior to and as a condition to the Closing Date, the Custodian shall deliver via facsimile (with original to follow the next Business Day) to the Depositor an Initial Certification prior to the Closing Date, or as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan. The Custodian shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            On the Closing Date, the Custodian shall ascertain that all documents required to be delivered to it are in its possession and shall deliver to the Depositor an Initial Certification, in the form annexed hereto as Exhibit E, and shall deliver to the Depositor a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, within 90 days after the Closing Date to the effect that, as to each applicable Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be delivered to it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2), (8), (32) and (34) of the Mortgage Loan Schedule respecting such Mortgage Loan is correct; and each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. The Custodian shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            The Custodian shall retain possession and custody of each applicable Custodial File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Custodian, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

            The Trustee shall enforce the obligation of the Original Loan Seller to cure or repurchase Mortgage Loans that do not conform to the requirements of Sections 2.01 and 2.02 as determined in the Custodian's review as required herein by notifying the Original Loan Seller to correct or cure such default. The Trustee shall also enforce the obligation of the Original Loan Seller under the Countrywide Purchase Agreement to cure or repurchase Mortgage Loans for which there is a defect or a breach of a representation or warranty thereunder of which a Responsible Officer of the Trustee has actual knowledge, by notifying the applicable party to correct or cure such default. If the Servicer or the Original Loan Seller, as the case may be, fails or is unable to correct or cure the defect or breach within the period set forth in the applicable agreement, upon receipt of actual knowledge of such failure the Trustee shall notify the Depositor of such failure to correct or cure. Unless otherwise directed by the Depositor within five (5) Business Days after notifying the Depositor of such failure by the applicable party to correct or cure, the Trustee shall notify the Depositor and the Depositor will cause the Original Loan Seller to repurchase the Mortgage Loan. If, within ten (10) Business Days of receipt of such notice by such party, such party fails to repurchase such Mortgage Loan, the Trustee shall notify the Depositor of such failure. The Trustee shall pursue all legal remedies available to the Trustee, on behalf of the Trust, against the Servicer, the Original Loan Seller and the Purchaser, as applicable, under this Agreement, if the Trustee has received written notice from the Depositor directing the Trustee to pursue such remedies. The Trustee will be reimbursed by the Trust for all costs and expenses incurred by it in enforcing such legal remedies.

            Upon receipt of a Form of Request of Release (which Request of Release shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) signed by an officer of the Servicer, the Custodian shall promptly release the related Custodial File to the Servicer within two (2) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account unless such expenses constitute Servicing Advances.

            Section 2.03 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has executed and delivered to or upon the order of the Depositor, the Certificates in authorized Denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

            Section 2.04 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Startup Day" of each Trust REMIC for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" of the regular interests in each Trust REMIC is the Distribution Date occurring in September 2047, which is the Distribution Date in the month following the month in which the latest maturity date of any Mortgage Loan occurs.

            Amounts distributable to the Class CE Certificates (prior to any reduction for any Basis Risk Payment, Net Swap Payment or Swap Termination Payment), exclusive of any amounts received from the Swap Provider or under the Interest Rate Cap Agreement, shall be deemed paid from the Upper Tier REMIC in respect of the Class CE Interest and the Class IO Interest to the Holders of the Class CE Certificates prior to distribution of any Basis Risk Payments to the Offered Certificates or Swap Termination Payment to the Swap Provider.

            For federal income tax purposes, any amount distributed on the Offered Certificates on any Distribution Date in excess of the amount distributable on their Corresponding Class of Upper Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Account, as applicable, and any amount distributable on such Corresponding Class of Upper Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of Offered Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Account as a Class IO Shortfall, all pursuant to and as further provided in Section 8.16.

            Section 2.05 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Master Servicer, the Securities Administrator, the Custodian and the Trustee that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Depositor has the power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite company action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of, or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been received or obtained on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the certificate of formation or limited liability company agreement of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder; and

            (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 12.04.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the respective Custodial Files to the Custodian, and shall inure to the benefit of the Certificateholders.

            Section 2.06 Representations and Warranties of the Trustee. The Trustee hereby represents and warrants to the Depositor, the Master Servicer, the Securities Administrator and the Custodian, as of the Closing Date:

            (a) The Trustee has been duly incorporated and is validly existing as a national banking association and is duly qualified to do business and in good standing under the laws of each jurisdiction in which the performance of its duties under this Agreement would require such qualification and has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

            (b) The Trustee has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Trustee the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (c) The execution and delivery of this Agreement by the Trustee, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of the Trustee and will not (i) result in a material breach of any term or provision of the articles of incorporation or bylaws of the Trustee, (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Trustee is a party or by which it may be bound, or (iii) constitute a material violation of any statute, order or regulation applicable to the Trustee of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Trustee; and the Trustee is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Trustee's ability to perform or meet any of its obligations under this Agreement.

            (d) No litigation is pending or threatened against the Trustee that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Trustee to perform any of its obligations under this Agreement in accordance with the terms thereof. For purposes of the foregoing, the Trustee does not regard any actions, proceedings or investigations "threatened" unless the potential litigants or governmental authority has manifested to a member of the Trustee's Legal Department having responsibility for litigation matters involving the corporate trust activities of the Trustee its present intention to initiate such proceedings.

            (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee of, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, the Trustee has obtained the same.

                                   ARTICLE III

                                 TRUST ACCOUNTS

            Section 3.01 Distribution Account and Excess Reserve Fund Account.
(a) The Securities Administrator shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class CE Certificateholders, to receive any Basis Risk Payment and to secure their limited recourse obligation to pay to the Offered Certificateholders any Basis Risk Carry Forward Amounts (prior to using any Interest Rate Cap Payments or Net Swap Receipts). For the avoidance of doubt, any Basis Risk Carry Forward Amounts shall be paid to the Offered Certificates first from the Excess Reserve Fund Account and then from the Supplemental Interest Account. On each Distribution Date, the Securities Administrator shall deposit the amount of any Basis Risk Payment received by it for such date into the Excess Reserve Fund Account. The Excess Reserve Fund Account shall be a non-interest bearing account.

            On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class or Classes of Offered Certificates, the Securities Administrator shall (1) withdraw from the Distribution Account, to the extent of funds available therefor in the Distribution Account, and deposit in the Excess Reserve Fund Account, as set forth in Section 4.01(a)(iii)(D), the lesser of (x) the Class CE Distributable Amount (without regard to the reduction in clause
(iii) of the definition thereof with respect to any Basis Risk Carry Forward Amount or any Defaulted Swap Termination Payment) (to the extent remaining after the distributions specified in Sections 4.01(a)(iii)(A)-(C)) and (y) the aggregate Basis Risk Carry Forward Amounts of the Offered Certificates for such Distribution Date and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Offered Certificates the related Basis Risk Carry Forward Amount. Such payments shall be allocated to those Classes based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Section 4.01(a)(iii)(E).

            The Securities Administrator shall account for the Excess Reserve Fund Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class CE Certificateholders. For all federal income tax purposes, amounts transferred by the Upper Tier REMIC to the Excess Reserve Fund Account shall be treated as distributions by the Securities Administrator to the Class CE Certificateholders in respect of the Class CE Interest and then contributed by the Class CE Certificateholders to the Excess Reserve Fund Account.

            Any Basis Risk Carry Forward Amounts distributed by the Securities Administrator to the Offered Certificateholders pursuant to Section 4.01(a)(iii)(E) from the Excess Reserve Fund Account shall be accounted for by the Securities Administrator, for federal income tax purposes, as amounts paid first to the Holders of the Class CE Certificates (in respect of the Class CE Interest or the Class IO Interest, respectively) and then to the respective Class or Classes of Offered Certificates. In addition, the Securities Administrator shall account for the Offered Certificateholders' rights to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account (along with payments of Basis Risk Carry Forward Amounts from the Supplemental Interest Account) and obligation to pay Class IO Shortfalls to the Supplemental Interest Account as rights and obligations in a limited recourse notional principal contract between the Class CE Certificateholders and the Holders of each such Class. Funds in the Excess Reserve Fund Account shall remain uninvested.

            Notwithstanding any provision contained in this Agreement, the Securities Administrator shall not be required to make any distributions from the Excess Reserve Fund Account except as expressly set forth in this Section 3.01(a).

            (b) The Securities Administrator shall establish and maintain the Distribution Account on behalf of the Certificateholders, which shall be a non-interest bearing trust account. The Securities Administrator shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Securities Administrator pursuant to the applicable Servicing Agreement; and

            (ii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            In the event that the Servicer shall remit any amount not required to be remitted pursuant to the Countrywide Servicing Agreement, and the Servicer pursuant to an Officer's Certificate directs the Securities Administrator in writing to withdraw such amount from the Distribution Account, the Securities Administrator shall return such funds to the Servicer. All funds deposited in the Distribution Account shall be held by the Securities Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.01.

            Section 3.02 Investment of Funds in the Distribution Account. (a) The Securities Administrator may (but shall not be obligated to) invest funds in the Distribution Account during the Securities Administrator Float Period (for purposes of this Section 3.02, such Account is referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand or maturing on such Distribution Date, in the case of an investment that is an obligation of the Securities Administrator, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Securities Administrator. The Securities Administrator shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Securities Administrator. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Securities Administrator may:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Securities Administrator during the Securities Administrator Float Period shall be subject to the Securities Administrator's withdrawal in the manner set forth in Section 10.05.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Securities Administrator shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Notwithstanding the foregoing, the Securities Administrator shall be liable to the Trust for any such loss on any funds it has invested under this Section 3.02 only during the Securities Administrator Float Period, and the Securities Administrator shall deposit funds in the amount of such loss in the Distribution Account promptly after such loss is incurred.

            (d) The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation is not payable or reimbursable under Section 8.06 of this Agreement.

            (e) In order to comply with its duties under the USA Patriot Act of 2001, the Securities Administrator shall obtain and verify certain information and documentation from certain other parties to this Agreement including, but not limited to, each such party's name, address and other identifying information.

            (f) On or prior to each Distribution Date, the Custodian shall deliver an invoice to the Master Servicer (which may be provided electronically), setting forth the amount of the Custodian Fee for the related Distribution Date. The Master Servicer shall remit the Custodian Fee to the Custodian payable out of the compensation payable hereunder to the Master Servicer.

                                   ARTICLE IV

                                  DISTRIBUTIONS

            Section 4.01 Priorities of Distribution. (a) On each Distribution Date, the Securities Administrator will make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining and, on such Distribution Date, shall make distributions on the Certificates in accordance with such allocation:

            (i) holders of each Class of Offered Certificates and to the Supplemental Interest Account in the following order of priority:

                  (A) from the Interest Remittance Amount, to the Supplemental
            Interest Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not previously received by the Swap Provider as a Replacement Swap Provider Payment), other than a Defaulted Swap Termination Payment, if any;

                  (B) concurrently, on a pro rata basis based upon their
            respective entitlements, to the Holders of the A Certificates and any related Accrued Certificate Interest and any Unpaid Interest Amounts for each such Class, as applicable, on such Distribution Date;

                  (C) from any remaining Interest Remittance Amount, to the
            Class M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (D) from any remaining Interest Remittance Amount, to the
            Class M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (E) from any remaining Interest Remittance Amount, to the
            Class M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (F) from any remaining Interest Remittance Amount, to the
            Class M-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date; and

                  (G) from any remaining Interest Remittance Amount, to the
            Class M-5 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

            (ii) (A) on each Distribution Date (I) prior to the Stepdown Date or
      (II) with respect to which a Trigger Event is in effect, to the Supplemental Interest Account and to the Holders of the related Class or Classes of Offered Certificates then entitled to distributions of principal, from Available Funds remaining after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following order of priority:

                        (1) to the extent unpaid after the distributions
                  pursuant to clause (i)(A) above, to the Supplemental Interest Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment (to the extent not previously received by the Swap Provider as a Replacement Swap Provider Payment), other than a Defaulted Swap Termination Payment, owed to the Swap Provider, if any;

                        (2) (a) to the Class A-1, Class A-2 and Class A-3
                  Certificates, pro rata, based on their respective Class Certificate Balances until their respective Class Certificate Balances are reduced to zero; and

                        (3) sequentially to the Class M-1, Class M-2, Class M-3,
                  Class M-4 and Class M-5 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                  (B) on each Distribution Date (I) on and after the Stepdown Date and (II) as long as a Trigger Event is not in effect, to the Supplemental Interest Account and to the Holders of the related Class or Classes of Offered Certificates then entitled to distribution of principal, from Available Funds remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

                        (1) to the extent unpaid after the distributions
                  pursuant to clause (i)(A) above, to the Supplemental Interest Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment (to the extent not previously received by the Swap Provider as a Replacement Swap Provider Payment), other than a Defaulted Swap Termination Payment, owed to the Swap Provider, if any;

                        (2) to the Class A Certificates, the lesser of (x) the
                  excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Supplemental Interest Account in clause (ii)(B)(1) above and (y) the Class A Principal Distribution Amount, allocated pro rata based on their respective Class Certificate Balances until their respective Class Certificate Balances are reduced to zero;

                        (3) to the Class M-1 Certificates, the lesser of (x) the
                  excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class A Certificateholders in clause (ii)(B)(2) above and (y) the Class M-1 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero;

                        (4) to the Class M-2 Certificates, the lesser of (x) the
                  excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class A Certificateholders in clause (ii)(B)(2) above and to the Class M-1 Certificateholders in clause (ii)(B)(3) above and (y) the Class M-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                        (5) to the Class M-3 Certificates, the lesser of (x) the
                  excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class A Certificateholders in clause (ii)(B)(2) above, to the Class M-1 Certificateholders in clause (ii)(B)(3) above and to the Class M-2 Certificateholders in clause (ii)(B)(4) above and (y) the Class M-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                        (6) to the Class M-4 Certificates, the lesser of (x) the
                  excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class A Certificateholders in clause (ii)(B)(2) above, to the Class M-1 Certificateholders in clause (ii)(B)(3) above, to the Class M-2 Certificateholders in clause (ii)(B)(4) above and to the Class M-3 Certificateholders in clause (ii)(B)(5) above and (y) the Class M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

                        (7) to the Class M-5 Certificates, the lesser of (x) the
                  excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Supplemental Interest Account in clause (ii)(B)(1) above and the amounts distributed to the Class A Certificateholders in clause (ii)(B)(2) above, to the Class M-1 Certificateholders in clause (ii)(B)(3) above, to the Class M-2 Certificateholders in clause (ii)(B)(4) above, to the Class M-3 Certificateholders in clause (ii)(B)(5) above and to the Class M-4 Certificateholders in clause (ii)(B)(6) above and (y) the Class M-5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

            (iii) any amount remaining after the distributions in clauses (i) and (ii) above, plus as specifically indicated below, amounts on deposit in the Excess Reserve Fund Account, shall be distributed in the following order of priority:

                  (A) sequentially, to the Holders of the Class M-1, Class M-2,
            Class M-3, Class M-4 and Class M-5 Certificates, in that order, any Unpaid Interest Amount for each such Class;

                  (B) sequentially, to the Holders of the Class A-1, Class A-2 and Class A-3 Certificates, in that order, any Unpaid Realized Loss Amount for each such Class;

                  (C) sequentially, to the Holders of the Class M-1, Class M-2,
            Class M-3, Class M-4 and Class M-5 Certificates, in that order, any Unpaid Realized Loss Amount for each such Class;

                  (D) to the Excess Reserve Fund Account, the amount of any
            Basis Risk Payment (without regard to any Net Swap Receipts) for such Distribution Date;

                  (E) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any remaining unpaid Basis Risk Carry Forward Amount with respect to the Offered Certificates for that Distribution Date, first, concurrently to the Class A Certificates, pro rata, based on their respective Class Certificate Balances immediately prior to that Distribution Date, up to their respective unpaid remaining Basis Risk Carry Forward Amounts (provided that, if for any Distribution Date, after the allocation of the remaining unpaid Basis Risk Carry Forward Amounts to the Class A Certificates, the remaining unpaid Basis Risk Carry Forward Amounts for any of the Class A Certificates is reduced to zero, any amount of remaining unpaid Basis Risk Carry Forward Amounts that would have been allocated to that Class A Certificate for that Distribution Date will instead be allocated, pro rata, based on their respective remaining unpaid Basis Risk Carry Forward Amounts, to the other Class A Certificates to the extent the other Class A Certificates have any remaining unpaid Basis Risk Carry Forward Amounts), and, second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts;

                  (F) to the Supplemental Interest Account, the amount of any
            Defaulted Swap Termination Payment owed to the Swap Provider;

                  (G) to the Class CE Certificates, the remainder of the Class
            CE Distributable Amount not distributed pursuant to Sections 4.01(a)(iii)(A)-(F); and

                  (H) to the Class R Certificates, any remaining amount, in
            respect of each Trust REMIC.

            If on any Distribution Date, as a result of the foregoing allocation rules, any Class of Class A Certificates does not receive in full the related Accrued Certificate Interest Distribution Amount or the related Unpaid Interest Amount, then such shortfall will be allocated to the Holders of such Classes, with interest thereon, on future Distribution Dates, as an Unpaid Interest Amount, subject to the priorities described above.

            In addition, notwithstanding the foregoing, on any Distribution Date after the Distribution Date on which the Class Certificate Balance of a Class of Offered Certificates has been reduced to zero, that Class of Certificates shall be retired and shall no longer be entitled to distributions, including distributions in respect of Unpaid Interest Amounts, unpaid remaining Basis Risk Carry Forward Amounts or Unpaid Realized Loss Amounts for the Offered Certificates.

            (b) On any Distribution Date, any Relief Act Interest Shortfalls for such Distribution Date and Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Securities Administrator as a reduction in the following order:

            (i) First, to the portion of the Class CE Distributable Amount allocable to interest; and

            (ii) Second, pro rata, as a reduction of the Accrued Certificate Interest Distribution Amount for the Class A and Class M Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

            Section 4.02 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Securities Administrator shall make available to each Certificateholder, the Servicer, the Depositor and each Rating Agency a statement based in part on information provided by the Servicer setting forth with respect to the related distribution:

            (i) the actual Distribution Date, the related Record Date, the Interest Accrual Period(s) for each Class for such Distribution Date and the LIBOR Determination Date for such Interest Accrual Period;

            (ii) the amount of Available Funds;

            (iii) the amount of Available Funds allocable to principal, the Principal Remittance Amount (separately identifying the components thereof) and the Principal Distribution Amount (and the calculation thereof);

            (iv) the amount of Available Funds allocable to interest and each Interest Remittance Amount;

            (v) the amount of any Unpaid Interest Amount for each Class included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for each Class of Certificates, the amount of such Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account or the Supplemental Interest Account on such Distribution Date;

            (vi) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account or the Supplemental Interest Account;

            (vii) the Class Certificate Balance of each Class of Certificates before and after giving effect to the distribution of principal on such Distribution Date and the aggregate amount of all Advances recovered during the related Due Period;

            (viii) the Pool Stated Principal Balance for the related Distribution Date;

            (ix) the amount of the Expense Fees paid to or retained by the Servicer with respect to such Distribution Date and the amount of any expenses and fees paid to or retained by the master servicer or securities administrator for such Distribution Date, in each case identifying the general purpose of such fees;

            (x) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (xi) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances reported by the Servicer (and the Master Servicer or the Trustee as successor servicer and any other successor servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

            (xii) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 30 to 59 days, 60 to 89 days, 90 or more days, and in such other periods and for such times as required by Regulation AB, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month to be calculated in accordance with the MBA method;

            (xiii) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

            (xiv) with respect to any Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate outstanding principal balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date of the REO Properties;

            (xv) the total number and outstanding principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xvi) whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event);

            (xvii) the amount on deposit in each Excess Reserve Fund Account and the Supplemental Interest Account (after giving effect to distributions on such Distribution Date);

            (xviii) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

            (xix) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the related
      Certificateholders with respect to Unpaid Interest Amounts, Applied Realized Loss Amounts, Basis Risk Carry Forward Amounts;

            (xx) the amount of any Net Swap Payments, Net Swap Receipts, Swap Termination Payments or Defaulted Swap Termination Payments;

            (xxi) LIBOR and Swap LIBOR;

            (xxii) the Subordinated Amount and Specified Subordinated Amount;

            (xxiii) the Cumulative Loss Percentage and the aggregate amount of Realized Losses used to calculate the Cumulative Loss Percentage;

            (xxiv) the amount distributed on the Class CE Certificates;

            (xxv) the amount of any Subsequent Recoveries for such Distribution Date; and

            (xxvi) the number of Mortgage Loans at the beginning and end of the applicable reporting period, the pool factor, and the weighted average interest rate, and weighted average remaining term.

                  In addition, each Form 10-D prepared and filed by the Securities Administrator pursuant to Section 8.15 shall include the following information with respect to the related distribution:

            (i) material breaches of Mortgage Loan representations and warranties of which the Securities Administrator has knowledge or has received written notice; and

            (ii) material breaches of any covenants under this Agreement of which the Securities Administrator has knowledge or has received written notice.

            (b) The Securities Administrator's responsibility for providing the above statement to the Certificateholders, each Rating Agency and the Depositor is limited, if applicable, to the availability, timeliness and accuracy of the information derived from the Servicer. The Securities Administrator shall make available the above statement via the Securities Administrator's internet website. The Securities Administrator's website will initially be located at http://www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (866) 846-4526. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the Securities Administrator's internet website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator will not be liable for the dissemination of information in accordance with this Agreement.

            The Securities Administrator shall make available to each Analytics Company via the Securities Administrator's internet website each statement to Certificateholders prepared pursuant to this Section 4.02(b). The Securities Administrator and the Servicer shall cooperate in good faith with the Depositor to reconcile any discrepancies in such statements, and the Securities Administrator shall provide any corrections to such statements to each Analytics Company within ten Business Days of the related Distribution Date, provided that the Securities Administrator shall only be obligated to report to one Analytics Company in any month.

            (c) Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(iii), and (a)(v) of this Section 4.02 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

            (d) Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments made or received under the Interest Rate Swap Agreement or the Interest Rate Cap Agreement and payments to Certificateholders of interest or original issue discount that the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            Section 4.03 Allocation of Applied Realized Loss Amounts.

            Any Applied Realized Loss Amounts shall be allocated by the Securities Administrator to the most junior Class of Subordinated Certificates then Outstanding in reduction of the Class Certificate Balance thereof, until the Class Certificate Balance of each such Class is reduced to zero. After the Class Certificate Balance of each Class of Subordinated Certificate is reduced to zero, the Class Certificate Balance of the Class A-3 Certificates will be reduced by the aggregate remaining excess referred to in the previous sentence. After the Class Certificate Balance of the Class A-3 Certificates is reduced to zero, the Class Certificate Balance of the Class A-2 Certificates will be reduced by the aggregate remaining excess referred to in the previous sentence. After the Class Certificate Balance of the Class A-2 Certificates is reduced to zero, the Class Certificate Balance of the Class A-1 Certificates will be reduced by the aggregate remaining excess referred to above.

            In the event Applied Realized Loss Amounts are allocated to any Class of Certificates, their Class Certificate Balances shall be reduced by the amount so allocated and no funds shall be distributed with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available therefor.

            Notwithstanding the foregoing, the Class Certificate Balance of each Class of Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in that order or seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Certificates).

            Section 4.04 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Securities Administrator in accordance with the definition of LIBOR. Until all of the Offered Certificates are paid in full, the Securities Administrator shall at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Securities Administrator initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Securities Administrator and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Securities Administrator should terminate its appointment as Reference Bank, the Securities Administrator shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Securities Administrator shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

            (i) The Pass-Through Rate for each Class of Offered Certificates for each Interest Accrual Period shall be determined by the Securities Administrator on each LIBOR Determination Date so long as the Offered Certificates are Outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the Offered Certificates in the table relating to the Certificates in the Preliminary Statement. The Securities Administrator shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the Offered Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Securities Administrator.

            Section 4.05 Supplemental Interest Account and Posted Collateral Account. On the Closing Date, the Securities Administrator shall establish and maintain in its name, a separate non-interest bearing trust account for the benefit of the holders of the Offered Certificates (the "Supplemental Interest Account") as a part of the Trust Fund. The Supplemental Interest Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement. Funds in the Supplemental Interest Account shall remain uninvested.

            On any Distribution Date, Interest Rate Cap Payments, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that Distribution Date will be deposited into the Supplemental Interest Account. With respect to any Distribution Date, funds in the Supplemental Interest Account will be distributed in the following order of priority:

            (i) to the Swap Provider, the sum of (x) all Net Swap Payments and
      (y) any Swap Termination Payment (to the extent not previously received by the Swap Provider as a Replacement Swap Provider Payment), other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

            (ii) to the Class A Certificates, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts, pro rata, based on their respective entitlements to those amounts to the extent unpaid from Available Funds;

            (iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, to pay Accrued Certificate Interest and, if applicable, Unpaid Interest Amounts for such Classes to the extent unpaid from other Available Funds;

            (iv) to the Offered Certificates, to pay any Basis Risk Carry Forward Amounts as described, and in the same manner and priority as set forth in Section 4.01(a)(iii)(E) above, to the extent unpaid from other Available Funds (including funds on deposit in the Excess Reserve Fund Account);

            (v) sequentially, to Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, to pay principal as described, and in the same manner and order of priority as set forth, in Section 4.01(a)(ii)(A) or 4.01(a)(ii)(B) above, as applicable, but only to the extent necessary to restore the Subordinated Amount to the Specified Subordinated Amount as a result of current or prior Realized Losses not previously reimbursed, after giving effect to payments and distributions from other Available Funds;

            (vi) among the Class A Certificates, first to the Class A-1 Certificates, then to the Class A-2 Certificates, and then to the Class A-3 Certificates, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for each such Class, to the extent unpaid from other Available Funds;

            (vii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, to pay any Unpaid Realized Loss Amounts, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for each such Class, to the extent unpaid from other Available Funds;

            (viii) to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

            (ix) to the Holders of the Class CE Certificates, any remaining amounts.

            Notwithstanding any other provision in this Agreement, in the event that the Interest Rate Swap Agreement is terminated and the Trust enters into a replacement interest rate swap agreement and the Trust is entitled to receive a payment from a replacement swap provider, the Securities Administrator shall direct the replacement swap provider to make such payment (the "Replacement Swap Provider Payment") to the Supplemental Interest Account. The Swap Provider shall be entitled to receive from the Supplemental Interest Account the lesser of (x) the amount so received from the Replacement Swap Provider and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the Trust) that is being replaced immediately upon receipt of the Replacement Swap Provider Payment, regardless of whether the date of receipt thereof is a Distribution Date; provided that to the extent that the Replacement Swap Provider Payment is less than the Swap Termination Payment owed to the Swap Provider, any remaining amounts will be paid to the Swap Provider on the subsequent Distribution Date (unless the Replacement Swap Provider Payment is paid to the Swap Provider on a Distribution Date, in which case such remaining amounts will be paid on such Distribution Date) in accordance with the priority of payments described in Section 4.01 of this Agreement. For the avoidance of doubt, the parties agree that the Swap Provider shall have first priority to any Replacement Swap Provider Payment over the payment by the Trust to Certificateholders, the Servicer, the Custodian, the Trustee, the Master Servicer, the Securities Administrator or any other Person.

            Notwithstanding the foregoing, in the event that the Trust receives a Swap Termination Payment and a successor Swap Provider cannot be obtained, then the Securities Administrator shall deposit the Swap Termination Payment into the reserve account that is a sub-account of the Supplemental Interest Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Securities Administrator shall withdraw from the reserve account and deposit into the Supplemental Interest Account an amount equal to the amount of any Net Swap Receipt due the Trust under the Interest Rate Swap Agreement (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Account.

            Upon termination of the Trust, any amounts remaining in the Supplemental Interest Account shall be distributed pursuant to the priorities set forth in this Section 4.05.

            The Securities Administrator shall account for the Supplemental Interest Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Supplemental Interest Account are the Class CE Certificateholders. For federal income tax purposes, Net Swap Payments and Swap Termination Payments payable to the Swap Provider from Available Funds shall be deemed to be paid to the Supplemental Interest Account from the Upper Tier REMIC, first, by the Holder of the Class CE Certificates (in respect of the Class IO Interest and, if applicable, Class CE Interest) and second, other than any Defaulted Swap Termination Payment, by the Holders of the applicable Class or Classes of Offered Certificates (in respect of Class IO Shortfalls) as and to the extent provided in Section 8.16.

            Any Basis Risk Carry Forward Amounts distributed by the Securities Administrator to the Offered Certificateholders from the Excess Reserve Fund Account or the Supplemental Interest Account shall be accounted for by the Securities Administrator for federal income tax purposes, as amounts paid first to the Holders of the Class CE Certificates (in respect of the Class CE Interest or the Class IO Interest, respectively) and then to the respective Class or Classes of Offered Certificates. In addition, the Securities Administrator shall account for the rights of Holders of each Class of Offered Certificates to receive payments of Basis Risk Carry Forward Amounts from the Supplemental Interest Account (along with Basis Risk Carry Forward Amounts payable from the Excess Reserve Fund Account) and the obligations of the Offered Certificates to pay Class IO Shortfalls to the Supplemental Interest Account as rights and obligations under a separate limited recourse notional principal contract between the Class CE Certificateholders and of Holders of each such Class.

            The Supplemental Interest Account shall be an "outside reserve fund" for federal income tax purposes and not an asset of any Trust REMIC. Furthermore, the Holders of the Class CE Certificates shall be the beneficial owners of the Supplemental Interest Account for all federal income tax purposes, and shall be taxable on all income earned thereon, and any amounts reimbursed from the Upper Tier REMIC to the Supplemental Interest Account shall be treated as having been distributed to the Holders of the Class CE Certificates.

            In the event the Swap Provider or Cap Provider does not deliver the Delivery Amount (as defined in the Interest Rate Swap Agreement) to the Securities Administrator, the Securities Administrator shall provide notice of such failure to the Swap Provider or the Cap Provider, as applicable, within one Business Day of such failure.

            With respect to the failure of the Swap Provider or the Cap Provider to perform any of its obligations under the Interest Rate Swap Agreement or the Interest Rate Cap Agreement, as applicable, the breach by the Swap Provider or the Cap Provider of any of its representations and warranties made pursuant to the Interest Rate Swap Agreement or the Interest Rate Cap Agreement, as applicable, or the termination of the Interest Rate Swap Agreement or the Interest Rate Cap Agreement, the Securities Administrator shall send any notices and make any demands, on behalf of the Trust as are required under the Interest Rate Swap Agreement or the Interest Rate Cap Agreement, as applicable.

            The Depositor shall cause any replacement swap provider or replacement cap provider to provide a copy of the replacement interest rate swap agreement or the replacement interest rate cap agreement, as applicable, to the Securities Administrator.

            On the Closing Date, the Securities Administrator pursuant to the Interest Rate Swap Agreement and the Interest Rate Cap Agreement shall open and maintain in its name, a separate non-interest bearing trust account for the benefit of the holders of the Certificates (the "Posted Collateral Account") as a part of the Trust Fund. The Posted Collateral Account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement. Funds in the Posted Collateral Account shall be invested at the direction of the Swap Provider or the Cap Provider, as applicable, as provided in the Interest Rate Swap Agreement and the Interest Rate Cap Agreement and the Swap Provider and the Cap Provider, as applicable, shall be responsible for all losses incurred in connection with investments thereof. In no event shall the Securities Administrator have any liability or responsibility for the selection of investments and any losses incurred thereon, and shall have no obligation to invest or reinvest any funds in the absence of timely written direction.

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount) and aggregate denominations per Class set forth in the Preliminary Statement.

            The Depositor hereby directs the Securities Administrator to register the Class CE Certificates in the name of the Depositor or its designee.

            Subject to Section 11.02 respecting the final distribution on the Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Securities Administrator by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the direction of the Depositor, or any Affiliate thereof.

            Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of this Section 5.02, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Securities Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In determining whether a transfer is being made pursuant to an effective registration statement, the Securities Administrator shall be entitled to rely solely upon a written notice to such effect from the Depositor. Except with respect to (i) the transfer of the Class CE Certificates or the Residual Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class CE Certificates to the NIM Issuer or the NIM Trustee, or
(iii) a transfer of the Class CE Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "Transferor Certificate") and either (i) there shall be delivered to the Securities Administrator a letter in substantially the form of
Exhibit I (the "Rule 144A Letter") or (ii) there shall be delivered to the Securities Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. As directed by the Depositor, the Securities Administrator shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Depositor shall cooperate with the Securities Administrator and the Servicer in providing the Rule 144A information referenced in the preceding sentence, including providing to the Securities Administrator such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably determine to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator, the Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Except with respect to (i) the transfer of the Class CE Certificates or the Residual Certificates to the Depositor or an Affiliate of the Depositor,
(ii) the transfer of the Class CE Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class CE Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Securities Administrator's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a Person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or
(ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate that has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other Person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Depositor, the Securities Administrator, the Servicer, the Master Servicer, the Custodian or the Trust Fund, addressed to the Securities Administrator, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Securities Administrator, the Master Servicer, the Custodian or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Physical Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Securities Administrator by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Securities Administrator of an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect and (b) any purported transfer of a Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

            None of the Residual Certificates may be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any Person investing on behalf or with plan assets of such plan.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

            As long as an Interest Rate Swap Agreement is in effect, each beneficial owner of a Certificate other than an ERISA Restricted Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or (ii) the acquisition and holding of the Certificate are eligible for the exemptive relief available under at least one of (i) Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), (ii) PTCE 91-38 (for transactions by bank collective investment funds), (iii) PTCE 90-1 (for transactions by insurance company pooled separate accounts), (iv) PTCE 95-60 (for transactions by insurance company general accounts) or (v) PTCE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law.

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee;

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee;

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact a Non-Permitted Transferee at the time it became a Holder or, at such subsequent time as it became a Non-Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate; and

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is a Non-Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Securities Administrator, the Master Servicer, the Custodian or the Servicer, to the effect that the elimination of such restrictions will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are Outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is a Non-Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is a Non-Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Securities Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Securities Administrator or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates. None of the Depositor or the Securities Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Securities Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Securities Administrator, duly executed by the Certificateholder or his attorney duly authorized in writing (with copies directly (other than with respect to a Residual Certificate) to the Swap Provider and Cap Provider). The Securities Administrator shall forward any such IRS Form (other than with respect to a Residual Certificate) received to the Swap Provider or Cap Provider. Each Private Certificateholder by its purchase of a Certificate is deemed to consent to any such IRS Form being so forwarded. The Securities Administrator shall be required to forward any tax certification received by it to the Swap Provider and Cap Provider at the last known address provided to it, and, subject to
Article VIII hereof, shall not be liable for the receipt of such tax certification by the Swap Provider or Cap Provider, nor any action taken or not taken by the Swap Provider or Cap Provider with respect to such tax certification. Upon the request of the Swap Provider and the Cap Provider, the Securities Administrator shall forward the name and address and Percentage Interest held in the Private Certificates for each Private Certificateholder to the Swap Provider and Cap Provider at the last known address provided to it. The Securities Administrator shall not be liable for the completeness, accuracy, content or truthfulness of any such tax certification provided to it, and shall have no duty to take any action to correct any misstatement or omission in any tax certification provided to it and forwarded to the Swap Provider or the Cap Provider; provided however, if the Securities Administrator has actual knowledge that a tax certificate or name and address information provided to it by a Private Certificateholder contains a misstatement or omission (including by reason of the Swap Provider and the Cap Provider informing it of the misstatement or omission), it shall notify the Swap Provider and the Cap Provider of the misstatement or omission, and when it receives a corrected form or name and address information from the Holder of the Private Certificate it shall forward the corrected form and/or name and address information to the Swap Provider and the Cap Provider.

            (g) Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Securities Administrator in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor and the Securities Administrator such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this
Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners. The Trustee, the Securities Administrator, the Depositor and any agent of the Depositor or the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and the Trustee, the Securities Administrator, the Depositor, nor any agent of the Depositor or the Securities Administrator shall be affected by any notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Maintenance of Office or Agency. The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The Securities Administrator shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                                  THE DEPOSITOR

            Section 6.01 Respective Liabilities of the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            Section 6.02 Merger or Consolidation of the Depositor. The Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 6.03 Limitation on Liability of the Depositor and Others. Neither the Depositor nor any of its directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of representations or warranties made by it herein or protect the Depositor or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and any director, officer, employee, Affiliate or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action (or direct the Trustee to undertake such actions for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Depositor and the Trustee, if applicable, shall be entitled to be reimbursed therefor out of the Distribution Account.

            Section 6.04 Option to Purchase Defaulted Mortgage Loans. The Depositor shall have the option, but is not obligated, to purchase from the Trust any Mortgage Loan that is 90 days or more delinquent. The purchase price therefor, which shall be deposited in the Distribution Account, shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed Servicing Advances made by the Servicer related to the applicable Mortgage Loan.

                                  ARTICLE VII

                                SERVICER DEFAULT

            Section 7.01 Events of Default. If an Event of Default described in the Countrywide Servicing Agreement shall occur with respect to the Servicer then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer may, or at the direction of Certificateholders entitled to a majority of the Voting Rights the Master Servicer shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under the Countrywide Servicing Agreement and in and to the Mortgage Loans serviced by the Servicer and the proceeds thereof. The Holders of Certificates evidencing at least 66% of the Voting Rights of Certificates affected by an Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to the Servicer's obligation to make Monthly Advances may be waived only by all of the holders of the Certificates affected by such Event of Default and (b) no such waiver is permitted that would materially adversely affect any non-consenting Certificateholder. On and after the receipt by the Servicer of such written notice of termination, all authority and power of the Servicer hereunder, whether with respect to the applicable Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer. The Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the applicable Mortgage Loans and related documents, or otherwise.

            Section 7.02 Master Servicer to Act; Appointment of Successor. Within 120 days after the Master Servicer gives, and a Servicer receives a notice of termination pursuant to Section 7.01, the Master Servicer shall, subject to and to the extent provided in Section 7.03, and subject to the rights of the Master Servicer to appoint a successor Servicer pursuant to this Section 7.02, be the successor to the Servicer in its capacity as servicer under related Servicing Agreement and the transactions set forth or provided for herein and in the Countrywide Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of the Countrywide Servicing Agreement and applicable law including the obligation to make Monthly Advances or Servicing Advances pursuant to the Countrywide Servicing Agreement (it being understood and agreed that if the Servicer fails to make an Advance, the Master Servicer shall do so unless a determination has been made that such Advance would constitute a Nonrecoverable Monthly Advance or a Nonrecoverable Servicing Advance). As compensation therefor, the Master Servicer shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account if the Servicer had continued to act under the related Servicing Agreement including, if the Servicer was receiving the Servicing Fee at the Servicing Fee Rate set forth in the Countrywide Servicing Agreement (as set forth in the Mortgage Loan Schedule with respect to the related Mortgage Loans), such Servicing Fee and the income on investments or gain related to the Collection Account.

            Notwithstanding the foregoing, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Monthly Advances and Servicing Advances pursuant to a Servicing Agreement, or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Servicer under the Countrywide Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer. No such appointment of a successor to the Servicer hereunder shall be effective until the Depositor shall have consented thereto. Any successor to the Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $25,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Master Servicer an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such terminated Servicer, (other than liabilities of the terminated Servicer incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to a Servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, shall, subject to this Section 7.02, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the Servicer from investments. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor to a Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            Any successor Servicer shall be responsible for giving notice to the related Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as Servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to the Servicing Agreement.

            Notwithstanding the foregoing, the Master Servicer may not terminate a Servicer without cause.

            Section 7.03 Master Servicer to Act as Servicer. In the event that a Servicer shall for any other reason no longer be the Servicer, the Master Servicer or another successor Servicer, shall thereupon assume all of the rights and obligations of the predecessor Servicer hereunder arising thereafter pursuant to Section 7.02.

            Section 7.04 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to the Servicer, the Master Servicer shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

            (b) Promptly after the occurrence of any Event of Default, the Master Servicer shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Master Servicer, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

       CONCERNING THE TRUSTEE, VARIOUS TAX MATTERS, SERVICING REPORTS AND
                                PERIODIC FILINGS

          Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Master Servicer Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance; provided, however, that:

            (a) unless a Master Servicer Event of Default of which a Responsible Officer of the Trustee obtains actual knowledge has occurred and is continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

            Section 8.02 [Reserved].

            Section 8.03 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

            (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, opinions (including an Opinion of Counsel), certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the Servicer's own funds;

            (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

            (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security.

            (h) unless a Responsible Officer of the Trustee has actual knowledge of the occurrence of a Master Servicer Event of Default, the Trustee shall not be deemed to have knowledge of an Event of Default, until a Responsible Officer of the Trustee shall have received written notice thereof;

            (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

            (j) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

            (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder;

            (l) notwithstanding anything to the contrary in the applicable Servicing Agreement, the Trustee shall not consent to the Servicer's request of assigning the Servicing Agreement or the servicing rights thereunder to any other party; and


            (m) should the Trustee deem the nature of any action required on its part to be unclear, the Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions.

            Section 8.04 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor or the Servicer.

            The Trustee shall have no responsibility (i) for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become and remains the successor Servicer), (ii) to see to any insurance (unless the Trustee shall have become the successor Servicer), or (iii) to confirm or verify the contents of any reports or certificates of a Servicer, delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

            Section 8.05 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

            Section 8.06 Trustee's and Custodian's Fees and Expenses. As compensation for its activities under this Agreement, the Trustee shall be paid its fees by the Securities Administrator from the Securities Administrator's own funds pursuant to a separate agreement. The Trustee shall have no lien on the Trust Fund for the payment of such fees. As compensation for its activities under this Agreement, the Custodian shall be paid its fees by the Master Servicer from the Master Servicer's own funds pursuant to a separate agreement. The obligations of the Securities Administrator under this Section 8.06 shall survive the resignation, termination or removal of the Custodian for payment of the Custodian Fee accrued prior to such termination, resignation or removal. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorneys' fees) incurred in connection with any claim or legal action relating to:

            (a) this Agreement,

            (b) the Certificates, or

            (c) the performance of any of the Trustee's duties under this Agreement,

other than any loss, liability, or expense (i) resulting from any breach of a Servicer's obligations in connection with the Servicing Agreement for which that Servicer has completed performance of its obligation to indemnify the Trustee pursuant to the Countrywide Servicing Agreement, (ii) resulting from any breach of an Original Loan Seller's obligations in connection with the Countrywide Purchase Agreement for which it has completed performance of its obligation to indemnify the Trustee pursuant to such Countrywide Purchase Agreement, or (iii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

                  (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates,

                  (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement, and

                  (C) the reasonable out-of-pocket costs and expenses incurred in connection with the termination fo the Master Servicer and the transfer of the Master Servicer's responsibilities and rights to a successor Master Servicer pursuant to Section 9.04.

            Except as otherwise provided in this Agreement, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee under this Agreement or for any other expenses; provided, however, no expense shall be reimbursed hereunder if it would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of the REMIC Provisions.

            Section 8.07 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation, banking association or other association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this
Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its Affiliates or with the Servicer and its Affiliates; provided, however, that such entity cannot be an Affiliate of the Depositor or of the Servicer other than the Trustee in its role as successor to the Servicer.

            Section 8.08 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.09, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.09 meeting the qualifications set forth in Section 8.07. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with Section 8.07 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee and one copy to the successor trustee.

            The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which shall be delivered to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.09.

            Section 8.09 Successor Trustee. Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 8.09 unless at the time of its acceptance, the successor trustee is eligible under Section 8.07 and its appointment does not adversely affect the then current rating of the Certificates.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.10 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.07 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In connection with the succession to the Trustee under this Agreement by any Person
(i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Depositor and the Securities Administrator of such succession or appointment and shall furnish to the Depositor and the Securities Administrator in writing and in form and substance reasonably satisfactory to the Depositor and the Securities Administrator, all information reasonably necessary for the Depositor and the Securities Administrator to accurately and timely report, pursuant to Section 8.15(e), the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange
Act).

            Section 8.11 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Trustee may consider appropriate. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.09 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.09.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) To the extent necessary to effectuate the purposes of this
Section 8.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer (as successor servicer), shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection and indemnity to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            The grantor trust shall be treated as a WHFIT that is a NMWHFIT. The Securities Administrator shall report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Securities Administrator to do so, and is not in its possession, is provided to the Securities Administrator on a timely basis. The Securities Administrator is hereby directed to assume that DTC is the only "middleman" (as such term is defined in the WHFIT Regulations) unless the Depositor provides the Securities Administrator with the identities of other "middlemen" that are Certificateholders. The Securities Administrator shall be entitled to rely on the first sentence of this subparagraph and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the Internal Revenue Service makes a determination that the first sentence of this subparagraph is incorrect.

            The Securities Administrator, in its discretion, shall report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method. The Securities Administrator shall be under no obligation to determine whether any Certificateholder or other beneficial owner of a Certificate, to the extent the Securities Administrator knows of any other beneficial owner of a Certificate, uses the cash or accrual method. The Securities Administrator shall make available information as required by the WHFIT Regulations to Certificateholders annually. In addition, the Securities Administrator shall not be responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

            The Securities Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information that is not in its possession being provided to the Securities Administrator, (ii) incomplete, inaccurate or untimely information being provided to the Securities Administrator or (iii) the inability of the Securities Administrator, after good faith efforts, to alter its existing information reporting systems to capture information necessary to fully comply with the WHFIT Regulations for the 2007 calendar year. Absent receipt of information regarding any sale of Certificates, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the Securities Administrator may assume there is no secondary market trading of WHFIT interests.

            To the extent required by the WHFIT Regulations, the Securities Administrator shall use reasonable efforts to publish on an appropriate website the CUSIP Numbers for the Certificates that represent ownership of a WHFIT. The CUSIP Numbers so published will represent the Rule 144A CUSIP Numbers. The Securities Administrator shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIP Numbers have been received. The Securities Administrator shall not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP Number information.

            The Securities Administrator shall be entitled to additional reasonable compensation for changes in reporting required in respect of the WHFIT Regulations that arise as a result of a change in the WHFIT Regulations or a change in interpretation of the WHFIT Regulations by the IRS, if such change requires, in the Securities Administrator's sole discretion, a material increase in the Securities Administrator's reporting obligations in respect of the related Grantor Trust.

            Section 8.12 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of each Trust REMIC and that in such capacity it shall:

            (a) prepare (and the Trustee shall sign) and file, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare (and the Trustee shall sign) and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

            (b) within thirty days of the Closing Date, apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all Trust REMICs and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

            (c) promptly upon entering into the Interest Rate Swap Agreement and Interest Rate Cap Agreement, apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for the grantor trust and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

            (d) deliver or cause to be delivered the federal taxpayer identification number of the grantor trust on a correct, complete and duly executed IRS Form W-9 of the grantor trust to the Swap Provider and the Cap Provider promptly upon receipt of such number after applying for it pursuant to 8.12(c) above and, in any event, no later than the first Payment Date under the Interest Rate Swap Agreement and the Interest Rate Cap Agreement and promptly upon actual knowledge that such previously provided form is obsolete or incorrect and, if requested by the Swap Provider or the Cap Provider, an applicable IRS Form W-8IMY if permitted or required under applicable law;

            (e) make an election that each Trust REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

            (f) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

            (g) provide information necessary for the computation of tax imposed on the Transfer of a Residual Certificate to a Person that is a "Non-Permitted Transferee," or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

            (h) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are Outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

            (i) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

            (j) pay, from the sources specified in the last paragraph of this
Section 8.12, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on each Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

            (k) cause federal, state or local income tax or information returns to be signed by the Trustee or, if required by applicable tax law, the Securities Administrator or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

            (l) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

            (m) as and when necessary and appropriate, represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

            The Holder of the largest Percentage Interest of the Class R Certificates shall act as Tax Matters Person for each Trust REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Securities Administrator is hereby designated as agent of such Certificateholder for such purpose (or if the Securities Administrator is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Securities Administrator shall, as and when necessary and appropriate, represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

            The Securities Administrator shall treat the rights of the Class CE Certificateholders to receive amounts in the Excess Reserve Fund Account and the Supplemental Interest Account (subject, other than in the case of the Class CE Certificates, to the obligation to pay Basis Risk Carry Forward Amounts) and the rights of the Offered Certificateholders to receive Basis Risk Carry Forward Amounts as the beneficial ownership of interests in a grantor trust, and not as an obligation of any Trust REMIC created hereunder, for federal income tax purposes. The Securities Administrator shall file or cause to be filed with the IRS together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class CE Certificateholders and the Offered Certificateholders, the respective amounts described above that are received, in the time or times and in the manner required by the Code.

            To enable the Securities Administrator to perform its duties under this Agreement, the Depositor shall provide to the Securities Administrator within ten days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Securities Administrator concerning the value to each Class of Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and Basis Risk Carry Forward Amounts from the Supplemental Interest Account. Unless otherwise advised by the Depositor, for federal income tax purposes, the Securities Administrator is hereby directed to assign a value of zero to the right of each Holder allocating the purchase price of an initial Offered Certificateholder between such right and the related Upper Tier Regular Interest. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor any additional information or data that the Securities Administrator may, from time to time, reasonably request to enable the Securities Administrator to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans after the Closing Date or any information that the Servicer is required to provide to the Securities Administrator. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims, or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, pursuant to this paragraph, accurate information or data to the Securities Administrator on a timely basis.

            The Securities Administrator shall not (i) cause the creation of any interests in any Trust REMIC other than the regular and residual interests set forth in the Preliminary Statement, (ii) receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement) or (iii) otherwise knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a Trust REMIC set forth in Section 860G(d) of the Code, or the tax on "net income from foreclosure property") unless the Securities Administrator receives an Opinion of Counsel (at the expense of the Trust Fund, but in no event at the expense of the Securities Administrator), to the effect that the contemplated action will not, with respect to the Trust Fund, result in the imposition of a tax upon either Trust REMIC created hereunder or endanger the status of any Trust REMIC.

            If any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Pooling-Tier REMIC-1, as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Securities Administrator if such tax arises out of or results from negligence of the Securities Administrator in the performance of any of its obligations under this Agreement, (ii) the Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Servicer of any of its obligations under the Countrywide Servicing Agreement, (iii) the Original Loan Seller if such tax arises out of or results from the Original Loan Seller's obligation to repurchase a Mortgage Loan pursuant to the Countrywide Purchase Agreement or
(iv) in all other cases, or if the Securities Administrator, the Servicer or the Original Loan Seller fails to honor its obligations under the preceding clause
(i), (ii), or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.01(a).

            For as long as each Trust REMIC shall exist, the Securities Administrator shall act as specifically required herein, and the Securities Administrator shall comply with any directions of the Depositor stating that such directions are being given to assure such continuing treatment. In particular, the Securities Administrator shall not (a) sell or authorize the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a purchase or repurchase of the Mortgage Loans pursuant to this Agreement or (b) accept any contribution to any Trust REMIC after the Startup Day without receipt of an Opinion of Counsel that such action described in clause (a) or (b) will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Section 8.13 Annual Statement as to Compliance. The Master Servicer and Securities Administrator shall deliver (or otherwise make available) and cause any Subservicer or subcontractor that meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB to deliver, to the Depositor, the Rating Agencies on or before March 15th of each calendar year, commencing in 2008, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer and Securities Administrator, as applicable, during the preceding calendar year and of its performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer and Securities Administrator, as applicable, has fulfilled all of its obligations under this Agreement in all material respects, throughout such year, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officers and the nature and status thereof. Promptly after receipt of each such Officer's Certificate, the Depositor shall review such Officer's Certificate and, if applicable, consult with the Master Servicer and Securities Administrator, as applicable, as to the nature of any defaults by the Master Servicer and Securities Administrator, as applicable, in the fulfillment of any of the Master Servicer's and Securities Administrator's obligations, as applicable. The obligations of the Master Servicer and Securities Administrator, as applicable, under this Section apply to each Master Servicer and Securities Administrator, that acted as Master Servicer and Securities Administrator during the applicable period, whether or not such Person is acting as the Master Servicer and Securities Administrator at the time such Officer's Certificate is required to be delivered.

            Section 8.14 Annual Reports on Assessment of Compliance with Servicing Criteria; Annual Independent Public Accountants' Attestation Report.

            (a) Not later than March 15th of each calendar year commencing in 2008, the Master Servicer, Securities Administrator and Custodian shall deliver, and shall cause each Subcontractor utilized by the Master Servicer, Securities Administrator and Custodian, as applicable, and determined by the Master Servicer, Securities Administrator and Custodian, as applicable, pursuant to
Section 8.01 to be "participating in a servicing function" within the meaning of
Item 1122 of Regulation AB (in each case, a "Servicing Function Participant"), to deliver, each at its own expense, to the Depositor, a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the applicable Servicing Criteria,
(C) such party's assessment of compliance with the applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 8.15, including, if there has been any material instance of noncompliance with the applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Person's assessment of compliance with the applicable Servicing Criteria as of and for such period. Each such assessment of compliance report shall be addressed to the Depositor and signed by an authorized officer of such Person, and shall address each of the applicable Servicing Criteria set forth on Exhibit O hereto, or as set forth in the notification furnished to the Depositor pursuant to Section 8.14(c). The Master Servicer, Securities Administrator and Custodian each hereby acknowledges and agrees that its assessments of compliance will cover the items identified on Exhibit O hereto as being covered by the Master Servicer, Securities Administrator and Custodian, as applicable. The parties to this Agreement acknowledge that where a particular Servicing Criteria has multiple components, each party's assessment of compliance and related attestation of compliance) will relate only to those components that are applicable to such party. Promptly after receipt of each such report on assessment of compliance, the Depositor shall review each such report and, if applicable, consult with the Master Servicer, Securities Administrator or Custodian, as applicable, as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it (and each Servicing Function Participant engaged or utilized by the Master Servicer, Securities Administrator or Custodian, as applicable), as the case may be. The Custodian shall not be required to cause the delivery of any such assessments by March 15th in any given year so long as Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (b) Not later than March 15th of each calendar year commencing in 2008, the Master Servicer, Securities Administrator and Custodian shall cause, and the Master Servicer, Securities Administrator and Custodian shall cause each Servicing Function Participant utilized by such Person, to cause, each at its own expense, a registered public accounting firm (which may also render other services to such party) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Person, which includes an assertion that such Person has complied with the Servicing Criteria applicable to it pursuant to Section 8.14(a) and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, that attests to and reports on such Person's assessment of compliance with the Servicing Criteria applicable to it. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. The Custodian shall not be required to cause the delivery of any such attestation required by this paragraph in any given year so long as Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (c) No later than February 1 of each fiscal year, commencing in 2007, the Master Servicer, Securities Administrator and Custodian shall notify the Depositor as to the name of each Servicing Function Participant utilized by it during the preceding calendar year, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant in each case, to the extent of any change from the prior year's notice, if any. When the Master Servicer, Securities Administrator or Custodian submits its assessment pursuant to Section 8.14(a), the Master Servicer, Securities Administrator or Custodian will also at such time include the assessment (and related attestation pursuant to Section 8.14(b)) of each Servicing Function Participant utilized by it.

            Section 8.15 Periodic Filings. (a) The Master Servicer, Securities Administrator, Custodian and Trustee shall reasonably cooperate with the Depositor in connection with the reporting requirements of the Trust under the Exchange Act. The Securities Administrator shall prepare for execution by the Master Servicer on behalf of the Depositor any Form 8-K (other than any Form 8-K related to the filing of this Agreement and any amendments thereto), Form 10-D and Form 10-K required by the Exchange Act and the rules and regulations of the Commission thereunder, in order to permit the timely filing thereof, and the Securities Administrator shall file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms executed by the Master Servicer.

            (b) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file, and the Master Servicer shall sign, on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported to the Depositor and the Securities Administrator by the parties set forth on Exhibit P and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator shall compile such disclosure pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit P hereto, within 5 calendar days after the related Distribution Date, (i) certain parties to this Agreement shall be required to provide to the Securities Administrator and the Depositor, to the extent known by such applicable parties, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable (together with an Additional Disclosure Notification in the form of Exhibit S hereto called "Additional Disclosure Notification") and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit P (other than with respect to the Securities Administrator) of their duties under this paragraph or proactively solicit from such parties any Additional Form 10-D Disclosure information; provided, however, the Securities Administrator shall cooperate with the Depositor in a reasonable manner in order for the Depositor to comply with its reporting obligations under the Exchange Act as set forth in Section 8.15(a). The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section 8.15(b)(e)(ii).

            After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor for review and verification by the Depositor. No later than two Business Days following the 10th calendar day after the related Distribution Date, a duly authorized representative of the Master Servicer shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator and the Depositor, and no later than 5:00 p.m. New York City time on the 15th calendar day after such Distribution Date, the Securities Administrator shall file such Form 10-D with the Commission. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.15(e)(ii). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website (as of the Closing Date located at www.ctslink.com) a final executed copy of each Form 10-D prepared and filed by the Securities Administrator. The signing party at the Master Servicer can be contacted at the Master Servicer's address for notices set forth in Section 12.05(c)(c), or such other address as to which the Master Servicer has provided prior written notice to the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their duties under this Section 8.15(b) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties and the Servicer and any Subservicer or Servicing Function Participant engaged by the Servicer strictly observing all applicable deadlines in the performance of their duties under this Section 8.15(b) and any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) or any Servicer or any Subservicer or Servicing Function Participant engaged by the Servicer needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the Depositor has filed or caused to be filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be no. The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

            (c) On or before 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline"), commencing in March 2008, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement or the Countrywide Servicing Agreement, (i) an annual compliance statement for the Securities Administrator, the Master Servicer, the Servicer and each Subservicer engaged by the Servicer, as described under Section 8.13, and under the Servicing Agreement (ii)(A) the annual reports on assessment of compliance with servicing criteria for the Securities Administrator, the Master Servicer, the Servicer, each Servicing Function Participant utilized by the Servicer, the Securities Administrator or the Master Servicer, as described under Section 8.14 and the applicable Servicing Agreement, and (B) if any such report on assessment of compliance with servicing criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or such report on assessment of compliance with Servicing Criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for the Master Servicer, the Securities Administrator, the Servicer, each Servicing Function Participant utilized by the Servicer, the Securities Administrator or the Master Servicer, as described under Section 8.14 and under the applicable Servicing Agreement, and (B) if any registered public accounting firm attestation report described under Section
8.14 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a certification in the form attached hereto as Exhibit J, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes Certification"), which shall be signed by the senior officer of the Master Servicer in charge of the master servicing function. Any disclosure or information in addition to (i) through
(iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported to the Depositor and the Securities Administrator by the parties set forth on Exhibit R and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator shall compile such disclosure pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit Q hereto, no later than March 1 of each year (or, in the case of the Servicer, March 5th of each year) that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, the parties, to the extent described on Exhibit Q, shall be required to provide to the Securities Administrator and the Depositor, to the extent known by such applicable parties, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure described on Exhibit Q applicable to such party (and shall include with such Additional Form 10-K Disclosure an Additional Disclosure Notification in the form attached hereto as Exhibit S), and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q (other than with respect to the Securities Administrator) of their duties under this paragraph or proactively solicit from such parties any Additional Form 10-K Disclosure information; provided, however, the Securities Administrator shall cooperate with the Depositor in a reasonable manner in order for the Depositor to comply with its reporting obligations under the Exchange Act as set forth in Section 8.15(a). The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph. The Securities Administrator shall compile all such information provided to it in a Form 10-K prepared by it.

            After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor for approval and execution. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the 15th calendar day of March in any year in which the Trust is subject to the reporting requirements of the Exchange Act, if the answer to the questions should be "no." The Securities Administrator shall be entitled to rely on such representations in preparing and/or filing any such Form 10-K. No later than 5:00 p.m. EST on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.15(e)(ii). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 8.15(c) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties and the Servicer (and any Subservicer or Servicing Function Participant engaged by the Servicer) observing all applicable deadlines in the performance of their duties under this
Section 8.15(c), Section 8.15(d), Section 8.13 and Section 8.14 or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any party hereto or any Subservicer or Servicing Function Participant engaged by any such party hereto (other than the Securities Administrator or any Servicing Function Participant utilized by the Securities Administrator or any Servicer or any Subservicer or Servicing Function Participant engaged by the Servicer) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (d) Each Form 10-K shall include a Sarbanes Certification, required to be included therewith pursuant to the Sarbanes-Oxley Act. The Securities Administrator shall provide, and shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes Certification (the "Certifying Person"), by March 1 (with a ten-calendar day cure period) of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a "Back-Up Certification"), in the form attached hereto as Exhibit K, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380. In the event any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 8.15(d) with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement or Custodial Agreement.

            (e) (i) The obligations set forth in paragraphs (a) through (d) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification with respect to the Trust, with a copy to the Depositor. At the start of any fiscal year, including any fiscal year after the filing of a Form 15 Suspension Notification, if the number of Holders of the Offered Certificates of record exceeds the number set forth in
Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Securities Administrator shall recommence preparing and filing reports on Form 10-K, Form 10-D and Form 8-K as required pursuant to this Section 8.15 and the parties hereto shall again have the obligations set forth in this Section 8.15.

            (ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed pursuant to this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Securities Administrator will promptly notify electronically the Depositor. In the case of Form 10-D and Form 10-K, the Depositor and Securities Administrator will thereupon prepare and file, and the other parties shall cooperate in connection with such preparation and filing, a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and, upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator will notify the Depositor and such other parties to the transaction as are affected by such amendment, and the Depositor and the Securities Administrator shall prepare and file, and such other parties will cooperate in connection with such preparation and filing, any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by a duly authorized representative or a senior officer in charge of master servicing of the Master Servicer, as applicable. The parties to this Agreement acknowledge that the performance by the Master Servicer and Securities Administrator of their duties under this Section 8.15(e) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon each such party and the Servicer observing all applicable deadlines in the performance of their duties under this
      Section 8.15 and Sections 8.13 and 8.14. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto, any Servicer or any Subservicer or any Servicing Function Participant engaged by any such party hereto or under the Servicing Agreement (other than the Securities Administrator or any Servicing Function Participant utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and also if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (other than the initial Form 8-K) ("Form 8-K Disclosure Information") shall be reported to the Depositor and the Securities Administrator by the parties set forth on Exhibit R and directed and approved by the Depositor pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

            As set forth on Exhibit R hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event the parties, to the extent described on Exhibit R, shall be required to provide to the Securities Administrator and the Depositor, to the extent known by such applicable parties, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, (and shall include with such Form 8-K Disclosure Information, an Additional Disclosure Notification in the form attached hereto as Exhibit S, and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit R (other than with respect to the Securities Administrator) of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information; provided, however, the Securities Administrator shall cooperate with the Depositor in a reasonable manner in order for the Depositor to comply with its reporting obligations under the Exchange Act as set forth in Section 8.15(a). The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph. The Securities Administrator shall compile all such information provided to it in a Form 8-K prepared by it.

            After preparing the Form 8-K, the Securities Administrator shall no later than 12:00 noon (New York City time) on the 3rd Business Day after the Reportable Event but in no case without having had notice for 24 hours forward electronically a copy of the Form 8-K to the Depositor for review. No later than 12:00 noon (New York City time) on the 4th Business Day after the Reportable Event, a duly authorized representative of the Master Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in this Section 8.15(e)(ii). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The signing party at the Master Servicer can be contacted at the Master Servicer's address for notices set forth in Section 12.05, or such other address as to which the Depositor has provided prior written notice to the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their duties under this Section 8.15(e) related to the timely preparation, arrangement for execution and filing of Form 8-K is contingent upon such parties and the Servicer and any Subservicer or Servicing Function Participant engaged by the Servicer observing all applicable deadlines in the performance of their duties under this Section 8.15(e) or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) any Servicer or any Subservicer or Servicing Function Participant engaged by the Servicer needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            (f) The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or resulting from (i) the accuracy or inaccuracy of any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information (excluding any information therein provided by the Securities Administrator or any Subcontractor utilized by the Securities Administrator) provided to the Securities Administrator in connection with the preparation of Forms 10-D, 10-K and 8-K pursuant to this Section 8.15, or (ii) the failure of the Depositor to approve for filing any Forms 10-D, 10-K and 8-K required to be prepared by the Securities Administrator pursuant to this
Section 8.15, in either case, not resulting from the Securities Administrator's own negligence, bad faith or willful misconduct.

            Section 8.16 Tax Classification of the Excess Reserve Fund Account and the Interest Rate Cap Agreement, the Supplemental Interest Account and the Interest Rate Swap Agreement. For federal income tax purposes, the Securities Administrator shall treat the Excess Reserve Fund Account and the Interest Rate Cap Agreement, the Supplemental Interest Account, the Interest Rate Cap Agreement and the Interest Rate Swap Agreement as beneficially owned by the holders of the Class CE Certificates and shall treat such portion of the Trust Fund as a grantor trust, within the meaning of subpart E, Part I of subchapter J of the Code. The Securities Administrator shall treat the rights that each Class of Offered Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and, to the extent not paid from the Excess Reserve Fund Account from the Supplemental Interest Account, and the obligation to pay Class IO Shortfalls to the Supplemental Interest Account as rights and obligations under a notional principal contract between the Class CE Certificateholders and each such Class and beneficially owned by each such Class through the grantor trust. Accordingly, (i) each Class of Offered Certificates will be comprised of two components - an Upper Tier REMIC Regular Interest and an interest in a notional principal contract, subject to the obligation to pay Class IO Shortfalls, and (ii) the Class CE Certificates will be comprised of the following components: two Upper Tier REMIC Regular Interests (the Class CE Interest and the Class IO Interest), an interest in the Excess Reserve Fund Account (including the Interest Rate Cap Agreement), subject to the obligation to pay Basis Risk Carry Forward Amounts, and ownership of the Supplemental Interest Account, the Interest Rate Swap Agreement and the right to receive Class IO Shortfalls, subject to the obligation to pay Basis Risk Carry Forward Amounts, Net Swap Payments and Swap Termination Payments. The Securities Administrator shall allocate the issue price for a Class of Certificates among the respective components for purposes of determining the issue price of each Upper Tier REMIC Regular Interest based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Securities Administrator is hereby directed to assign a value of zero to the right of each Holder of an Offered Certificate to receive the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of an initial Offered Certificateholder between such right and the related Upper Tier REMIC Regular Interest.

            Holders of Offered Certificates shall also be treated as having agreed to pay, on each Distribution Date, to the Holders of the Class CE Certificates an aggregate amount equal to the excess, if any, of (i) Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) over (ii) the sum of amounts payable on the Class CE Interest available for such payments and amounts payable on the Class IO Interest (such excess, a "Class IO Shortfall"), first from interest and then from principal distributable on the Offered Certificates. A Class IO Shortfall payable from interest collections shall be allocated pro rata among such Offered Certificates based on the amount of interest otherwise payable to such Class of Offered Certificates, and a Class IO Shortfall payable from principal collections shall be allocated in reverse sequential order beginning with the most subordinate Class of Offered Certificates then Outstanding.

            Any payments of Class IO Shortfalls shall be treated for tax purposes as having been received by the Holders of such Class of Offered Certificates in respect of the corresponding Upper Tier Regular Interest and as having been paid by such Holders to the Holders of the Class CE Certificates through the Supplemental Interest Account.

            Section 8.17 Monthly Data File. The Securities Administrator shall make available on the Securities Administrator's internet website a monthly loan level data file (based solely on information provided by the Servicer) containing data provided to the Securities Administrator by the Servicer, available to those who are permitted to access the website, including the Rating Agencies. Such data at a minimum shall contain the fields referenced in Exhibit U.

                                   ARTICLE IX

                              ADMINISTRATION OF THE
                      MORTGAGE LOANS BY THE MASTER SERVICER

            Section 9.01 Duties of the Master Servicer; Enforcement of Servicer's Obligations. (a) The Master Servicer, on behalf of the Trustee, the Securities Administrator, the Depositor and the Certificateholders, shall monitor the performance of the Servicer's obligations under the related Servicing Agreement, and (except as set forth below) shall use its reasonable good faith efforts to cause the Servicer to duly and punctually perform its duties and obligations thereunder. Upon the occurrence of an Event of Default of which a Responsible Officer of the Master Servicer has actual knowledge, the Master Servicer shall promptly notify the Securities Administrator and the Trustee and shall specify in such notice the action, if any, the Master Servicer plans to take in respect of such default. So long as an Event of Default shall occur and be continuing, the Master Servicer shall take the actions specified in
Article VII.

            If (i) a Servicer reports a delinquency on a monthly report and (ii) the Servicer, by 11 a.m. (New York Time) on the related Remittance Date, neither makes an Advance nor provides the Securities Administrator and the Master Servicer with an Officer's Certificate certifying that such an Advance would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, then the Master Servicer shall, pursuant to Section 7.02 in its capacity as successor servicer, deposit in the Distribution Account not later than the Business Day immediately preceding the related Distribution Date an Advance in an amount equal to the difference between (x) with respect to each Monthly Payment due on a Mortgage Loan that is delinquent (other than Relief Act Interest Shortfalls) and for which the related Servicer was required to make an Advance pursuant to this Agreement and (y) amounts deposited in the Collection Account to be used for Advances with respect to such Mortgage Loan, except to the extent the Master Servicer determines any such Advance to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Subject to the foregoing and Section 7.02, the Master Servicer shall continue to make such Advances for so long as the related Servicer is required to do so under the related Servicing Agreement. If applicable, on the Business Day immediately preceding the Distribution Date, the Master Servicer shall deliver an Officer's Certificate to the Trustee and the Securities Administrator stating that the Master Servicer elects not to make an Advance in a stated amount and detailing the reason(s) it deems the Advance to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Any amounts deposited by the Master Servicer pursuant to this Section 9.01 shall be net of the Servicing Fee for the related Mortgage Loans.

            (b) The Master Servicer shall pay the costs of monitoring the Servicer as required hereunder (including costs associated with (i) termination of any Servicer, (ii) the appointment of a successor servicer or (iii) the transfer to and assumption of, the servicing by the Master Servicer) and shall, to the extent permitted by the related Servicing Agreement, seek reimbursement therefor initially from the terminated Servicer. In the event the full costs associated with the transition of servicing responsibilities to the Master Servicer or to a successor servicer are not paid for by the predecessor or successor Servicer (provided such successor Servicer is not the Master Servicer), the Master Servicer may be reimbursed therefor by the Trust for costs incurred by the Master Servicer associated with any such transfer of servicing duties from the Servicer to the Master Servicer or any other successor servicer.

            (c) If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer it replaces or for any errors or omissions of the Servicer.

            (d) Neither the Depositor nor the Securities Administrator shall consent to the assignment by any Servicer of the Servicer's rights and obligations under this Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

            Section 9.02 Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, directors, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

            Section 9.03 Representations and Warranties of the Master Servicer.
(a) The Master Servicer hereby represents and warrants to the Servicer, the Depositor, the Securities Administrator, the Custodian and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

            (i) it is a national banking association validly existing and in good standing under the laws of the United States of America, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

            (ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws,
      (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

            (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

            (v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

            (vi) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

            (vii) [Reserved];

            (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

            (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

            (b) [Reserved.]

            (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Servicer, the Depositor, the Securities Administrator, the Trustee and the Trust hold them harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer's representations and warranties contained in Section 9.03(a) above. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this
Section 9.03 to indemnify the Servicer, the Depositor, the Securities Administrator, the Trustee and the Trust constitutes the sole remedy of the Servicer, the Depositor, the Securities Administrator, the Trustee and the Trust respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder and any termination of this Agreement.

            Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Servicer, Depositor, the Master Servicer, Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

            Section 9.04 Master Servicer Events of Default. Each of the following shall constitute a "Master Servicer Event of Default":

            (a) any failure by the Master Servicer to deposit in the Distribution Account any payment received by it from a Servicer or required to be made by the Master Servicer under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any other party hereto;

            (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided that the cure periods, for the failure to comply with the requirements set forth in Section 8.15 with respect to delivery of additional disclosure or with respect to filings of any Forms 8-K, 10-D and 10-K required by the Exchange Act, shall not exceed the lesser of ten (10) calendar days or such period in which any applicable Form 8-K, 10-D and 10-K required by the Exchange Act can be timely filed (without taking into account any extensions);

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

            (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

            (e) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days; or

            (f) except as otherwise set forth herein, the Master Servicer attempts to assign this Agreement or its responsibilities hereunder or to delegate its duties hereunder (or any portion thereof) without the consent of the Securities Administrator, the Trustee and the Depositor.

            In each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, in addition to whatever rights the Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Trustee, by notice in writing to the Master Servicer, may, and upon the request of the Holders of Certificates representing at least 51% of the Voting Rights shall, terminate with cause all the rights and obligations of the Master Servicer under this Agreement.

            Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, shall pass to and be vested in any successor master servicer appointed hereunder which accepts such appointments. Upon written request from the Trustee or the Depositor, the Master Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties hereunder as the Master Servicer and, place in such successor's possession all such documents with respect to the master servicing of the Mortgage Loans and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, at the Master Servicer's sole expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor master servicer for administration by it of all cash amounts which shall at the time be credited to the Distribution Account or are thereafter received with respect to the Mortgage Loans.

            All reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the transfer of servicing from a terminated Master Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor Master Servicer appointed pursuant to Section 9.06) to master service shall be paid by the terminated Master Servicer; provided, however, that to the extent not previously reimbursed by the terminated Master Servicer, such fees and expenses shall be payable to the Trustee pursuant to Section 8.06.

            Upon the occurrence of a Master Servicer Event of Default, the Trustee shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item
6.02 of Form 8-K with respect to a successor master servicer in the event the Trustee should succeed to the duties of the Master Servicer as set forth herein.

            Section 9.05 Waiver of Default. By a written notice, the Trustee may with the consent of a Holders of Certificates evidencing at least 51% of the Voting Rights waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

            Section 9.06 Successor to the Master Servicer. Upon termination of the Master Servicer's responsibilities and duties under this Agreement, the Trustee shall appoint or may petition any court of competent jurisdiction for the appointment of a successor, which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Master Servicer under this Agreement prior to the termination of the Master Servicer. Any successor shall be a Fannie Mae and Freddie Mac approved servicer in good standing and acceptable to the Depositor and the Rating Agencies. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that in no event shall the master servicing compensation paid to such successor master servicer exceed that paid to the Master Servicer hereunder. Notwithstanding anything to the contrary, in no event shall the Trustee be liable for any master servicing fee or for any differential in the amount of the master servicing fee paid hereunder and the amount necessary to induce any successor servicer to act as successor master servicer under this Agreement and the transactions set forth or provided for herein. In the event that the Master Servicer's duties, responsibilities and liabilities under this Agreement are terminated, the Master Servicer shall continue to discharge its duties and responsibilities hereunder until the effective date of such termination with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights of its successor. The termination of the Master Servicer shall not become effective until a successor shall be appointed pursuant hereto and shall in no event (i) relieve the Master Servicer of responsibility for the representations and warranties made pursuant to Section 9.03(a) hereof and the remedies available to the Trustee under Section 9.03(c) hereof, it being understood and agreed that the provisions of Section 9.03 hereof shall be applicable to the Master Servicer notwithstanding any such sale, assignment, resignation or termination of the Master Servicer or the termination of this Agreement; or (ii) affect the right of the Master Servicer to receive payment and/or reimbursement of any amounts accruing to it hereunder prior to the date of termination (or during any transition period in which the Master Servicer continues to perform its duties hereunder prior to the date the successor master servicer fully assumes its duties).

            If no successor Master Servicer has accepted its appointment within 90 days of the time the Trustee receives the resignation of the Master Servicer, the Trustee shall be the successor Master Servicer in all respects under this Agreement and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto, including the obligation to make Advances; provided, however, that any failure to perform any duties or responsibilities caused by the Master Servicer's failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive the compensation, reimbursement and indemnities otherwise payable to the Master Servicer, including the fees and other amounts payable pursuant to Section 9.07 hereof.

            Any successor master servicer appointed as provided herein, shall execute, acknowledge and deliver to the Master Servicer and to the Trustee an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 9.03 hereof, and whereupon such successor shall become fully vested with all of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Master Servicer or termination of this Agreement shall not affect any claims that the Trustee may have against the Master Servicer arising out of the Master Servicer's actions or failure to act prior to any such termination or resignation or in connection with the Trustee's assumption as successor master servicer of such obligations, duties and responsibilities.

            Upon a successor's acceptance of appointment as such, the Master Servicer shall notify by mail the Trustee of such appointment.

            Section 9.07 Compensation of the Master Servicer. As compensation for its activities under this Agreement, the Master Servicer shall be entitled to income earned on investments of funds in the Distribution Account.

            Section 9.08 Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall (i) be a Person (or have an Affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and Freddie Mac (provided further that a successor Master Servicer that satisfies subclause (i) through an Affiliate agrees to service the Mortgage Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and (ii) have a net worth of not less than $25,000,000.

            Section 9.09 Resignation of the Master Servicer. Except as otherwise provided in Sections 9.08 and 9.10 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer satisfactory to the Trustee and the Depositor shall have assumed, the Master Servicer's responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

            The termination or the resignation of Wells Fargo Bank, N.A. as the Master Servicer or the Securities Administrator will not affect its status as the Custodian.

            If at any time, Wells Fargo Bank, N.A., as Master Servicer, resigns under this Section 9.09, or is removed as Master Servicer pursuant to Section 9.04, then at such time Wells Fargo Bank, N.A. shall also resign (and shall be entitled to resign) as Securities Administrator under this Agreement.

            Section 9.10 Assignment or Delegation of Duties by the Master Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer; provided, however, that the Master Servicer shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer but in no event shall the fee payable to the successor master servicer exceed that payable to the predecessor master servicer.

            Section 9.11 Limitation on Liability of the Master Servicer. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, the Securities Administrator, the Servicer or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Master Servicer with respect to the Mortgage Loans under this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account in accordance with the provisions of Section 9.07 and Section 9.12.

            Section 9.12 Indemnification; Third Party Claims. The Master Servicer agrees to indemnify the Depositor, the Sponsor, the Securities Administrator and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Sponsor, the Securities Administrator or the Trustee may sustain as a result of the Master Servicer's willful malfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement, including any failure by the Master Servicer or any Subcontractor utilized by such Master Servicer to deliver any information, report, certification or accountants' letter when and as required under Section 8.13 or 8.14, including without limitation any failure by the Master Servicer to identify any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB. The Depositor, the Sponsor, the Securities Administrator and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans which would entitle the Depositor, the Securities Administrator or the Trustee to indemnification under this Section 9.12, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Notwithstanding anything to the contrary contained herein, the Master Servicer shall not settle any claim involving the Trustee without the Trustee's prior written consent unless such settlement involves a complete, unqualified and absolute release of the Trustee from any and all liability in connection with such claim.

            The Trust will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to this Agreement or the Certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer's representations and warranties in this Agreement, (ii) resulting from any breach of the applicable Servicer's obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Master Servicer, the Trustee and the Custodian pursuant to the related Servicing Agreement if applicable, (iii) resulting from any breach of the Original Loan Seller's obligations in connection with the applicable Assignment Agreement, for which the Original Loan Seller has performed its obligation to indemnify the Master Servicer pursuant to the applicable Assignment Agreement, or (iv) the Master Servicer's willful malfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under this Agreement; provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the Distribution Account. The foregoing indemnity shall survive the resignation or removal of the Master Servicer or the termination of this Agreement.

                                   ARTICLE X

                     CONCERNING THE SECURITIES ADMINISTRATOR

            Section 10.01 Duties of Securities Administrator. The Securities Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

            The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Securities Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Securities Administrator shall notify the Certificateholders of such non conforming instrument in the event the Securities Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

            No provision of this Agreement shall be construed to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) the duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Securities Administrator and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (ii) the Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Securities Administrator, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Securities Administrator was negligent in ascertaining the pertinent facts;

            (iii) the Securities Administrator shall not be liable with respect to any action or inaction taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Securities Administrator, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and

            (iv) the Securities Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer or the Trustee.

            Section 10.02 Certain Matters Affecting the Securities Administrator. Except as otherwise provided in Section 10.01:

            (i) the Securities Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Securities Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (ii) the Securities Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) the Securities Administrator shall not be liable for any action or inaction taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) the Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator, not reasonably assured to the Securities Administrator by the security afforded to it by the terms of this Agreement, the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, provided that the Master Servicer shall have no liability for disclosure required by this Agreement;

            (v) the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Securities Administrator with due care;

            (vi) the Securities Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of any Servicer under this Agreement;

            (vii) the Securities Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby; and

            (viii) the Securities Administrator shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Securities Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Securities Administrator shall be entitled to be reimbursed therefor out of the Collection Account.

            The Securities Administrator shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to see to the provision of any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

            Section 10.03 Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness. The Securities Administrator makes no representations as to the validity or sufficiency of this Agreement, the Interest Rate Swap Agreement, the Interest Rate Cap Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Securities Administrator's execution and authentication of the Certificates. The Securities Administrator shall not be accountable for the use or application by the Depositor or any Servicer of any funds paid to the Depositor or any Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or any Servicer.

            The Depositor hereby directs the Securities Administrator to enter into the Interest Rate Swap Agreement and the Interest Rate Cap Agreement and to execute the Certificates not in its individual capacity but solely as Securities Administrator of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator on behalf of the Trust Fund in the Interest Rate Swap Agreement, the Interest Rate Cap Agreement and the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust Fund.

            Section 10.04 Securities Administrator May Own Certificates. The Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Securities Administrator.

            Section 10.05 Securities Administrator's Fees and Expenses. The Securities Administrator shall be entitled to the investment income earned on amounts in the Distribution Account during the Securities Administrator Float Period. The Securities Administrator and any director, officer, employee, agent or "control person" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended ("Control Person"), of the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees)
(i) incurred in connection with any claim or legal action relating to (a) this Agreement, the Interest Rate Swap Agreement or the Interest Rate Cap Agreement,
(b) the Mortgage Loans or (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder, (ii) incurred in connection with the performance of any of the Securities Administrator's duties hereunder or under such other agreements, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder or (iii) incurred by reason of any action of the Securities Administrator taken at the direction of the Certificateholders, provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Securities Administrator hereunder. Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Securities Administrator's negligence, bad faith or willful misconduct, or which would not be an "unanticipated expense" within the meaning of the second preceding sentence, the Securities Administrator shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Securities Administrator in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Securities Administrator, to the extent that the Securities Administrator must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account. The Securities Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

            Section 10.06 Eligibility Requirements for Securities Administrator. The Securities Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 10.06, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof. The entity serving as Securities Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.

            Any successor Securities Administrator (i) may not be an originator, a Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator functions are operated through an institutional trust department of the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency and rates such successor, or the equivalent rating by Standard & Poor's or Moody's. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 10.07, then the Trustee may (but shall not be obligated to) become the successor Securities Administrator. The Depositor shall appoint a successor to the Securities Administrator in accordance with Section 10.07. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

            Section 10.07 Resignation and Removal of Securities Administrator. The Securities Administrator may at any time resign by giving written notice of resignation to the Depositor and the Trustee and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and acceptance by a successor Securities Administrator in accordance with Section 10.08 meeting the qualifications set forth in Section 10.06. If no successor Securities Administrator meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

            If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Securities Administrator or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different Securities Administrator, then the Depositor may remove the Securities Administrator and appoint a successor Securities Administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Securities Administrator so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor Securities Administrator.

            The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Securities Administrator and appoint a successor Securities Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which instruments shall be delivered by the successor Securities Administrator to the Trustee, one complete set to the Securities Administrator so removed and one complete set to the successor so appointed. Notice of any removal of the Securities Administrator shall be given to each Rating Agency by the successor Securities Administrator.

            Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance by the successor Securities Administrator of appointment as provided in Section 10.08 hereof.

            Notwithstanding the foregoing, if at any time the Securities Administrator resigns pursuant to Section 10.07, the Trustee shall be authorized to appoint, with the Depositor's consent, a successor Securities Administrator concurrently with the appointment of a successor Master Servicer.

            Section 10.08 Successor Securities Administrator. Any successor Securities Administrator (which may be the Trustee) appointed as provided in
Section 10.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor securities administrator and the Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective and such successor Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Securities Administrator herein. The Depositor, the Trustee, the Master Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Securities Administrator all such rights, powers, duties, and obligations.

            No successor Securities Administrator shall accept appointment as provided in this Section 10.08 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of
Section 10.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency.

            Upon acceptance by a successor Securities Administrator of appointment as provided in this Section 10.08, the Depositor shall mail notice of the succession of such Securities Administrator hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance by the successor Securities Administrator of appointment, the successor Securities Administrator shall cause such notice to be mailed at the expense of the Depositor.

            Section 10.09 Merger or Consolidation of Securities Administrator. Any corporation or other entity into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or other entity succeeding to the business of the Securities Administrator, shall be the successor of the Securities Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section
10.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 10.10 Assignment or Delegation of Duties by the Securities Administrator. Except as expressly provided herein, the Securities Administrator shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Securities Administrator; provided, however, that the Securities Administrator shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Securities Administrator hereunder. Notice of such permitted assignment shall be given promptly by the Securities Administrator to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Securities Administrator are transferred to a successor securities administrator, the entire compensation payable to the Securities Administrator pursuant hereto shall thereafter be payable to such successor securities administrator but in no event shall the fee payable to the successor securities administrator exceed that payable to the predecessor securities administrator.

                                   ARTICLE XI

                                   TERMINATION

            Section 11.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 11.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase on or after the Optional Termination Date, by the Holder of a majority percentage interest in the Class CE Certificates, at the price (the "Termination Price") equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, and (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Servicer at the expense of the Servicer and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (iii) all unreimbursed Monthly Advances, Servicing Advances and indemnification payments payable to the Servicer, (iv) any Swap Termination Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not received by the Swap Provider as a Replacement Swap Provider Payment), and (v) any unreimbursed indemnification payments payable to the Master Servicer, the Securities Administrator and the Trustee under this Agreement; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

            Section 11.02 Final Distribution on the Certificates. If, on any Servicer Remittance Date, the Servicer notifies the Securities Administrator that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Securities Administrator shall promptly send a Notice of Final Distribution to the applicable Certificateholders and the Swap Provider. If the electing Person elects to terminate the Trust pursuant to clause (a) of Section 11.01, by no later than the 10th day of the month of the final distribution, the Securities Administrator upon request by the electing Person will notify the Depositor of the final Distribution Date and of the applicable repurchase price of the Mortgage Loans and the related REO Properties.

            A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

            In the event the electing Person purchases the Mortgage Loans (and REO Properties) pursuant to Section 11.01(a), such electing Person is required to remit to the Securities Administrator the Termination Price on the Servicer Remittance Date immediately preceding the applicable final Distribution Date. Upon such final deposit with respect to the Trust Fund and the receipt by the Custodian of the Request for Release, the Custodian shall promptly release to such electing Person or its designee the Custodial Files for the Mortgage Loans.

            Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due the Master Servicer, the Securities Administrator, the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.01, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates, the Class Certificate Balance thereof plus for each such Class accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.01, (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account after application pursuant to clause (i) above (other than the amounts retained to meet claims, which retained amounts shall also be released to the Residual Certificates, as applicable, as and to the extent such amounts shall no longer be required to be so retained). The foregoing provisions are intended to distribute to each Class of Regular Certificates any accrued and unpaid interest and principal to which they are entitled based on the Pass-Through Rates and actual Class Certificate Balances or notional principal balances set forth in the Preliminary Statement upon liquidation of the Trust.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

            Section 11.03 Additional Termination Requirements. In the event the electing Person elects to purchase the Mortgage Loans as provided in Section 11.01, the related Trust REMICs shall be terminated in accordance with the following additional requirements, unless the Securities Administrator has been supplied with an Opinion of Counsel, at the expense of the electing Person, to the effect that the failure to comply with the requirements of this Section
11.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any Trust REMIC as defined in Section 860F of the Code, or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding:

            (a) The Trustee shall sell all of the assets of the Trust Fund to the person electing to terminate or its designee, and, by the next Distribution Date after such sale, the Securities Administrator shall distribute to the related Certificateholders the proceeds of such sale in complete liquidation of each of the related Trust REMICs; and

            (b) The Securities Administrator shall attach a statement to the final federal income tax return for each of the terminated Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90 day liquidation period for each such Trust REMIC was the date on which the Trustee sold the assets of the Trust Fund to the electing Person.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.01 Amendment. This Agreement may be amended from time to time by the Master Servicer, the Securities Administrator, the Depositor, the Custodian and the Trustee (and the Master Servicer may request an amendment or consent to any amendment of the Countrywide Agreements) without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or in the Servicing Agreement, or to supplement any provision in this Agreement which may be inconsistent with any other provision herein or in the Countrywide Agreements, (iii) to add to the duties of the Master Servicer, the Securities Administrator, the Depositor, the Custodian or the Trustee (or with respect to the Countrywide Agreements), (iv) to add any other provisions with respect to matters or questions arising hereunder or under the Countrywide Agreements, or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement or in the Countrywide Agreements; provided that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall be an expense of the requesting party, but in any case shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator, the Custodian or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Master Servicer, the Securities Administrator, the Custodian and the Depositor also may at any time and from time to time amend this Agreement (and the Master Servicer shall request the Servicer to amend the Countrywide Servicing Agreement), without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or
(iii) comply with any other requirements of the Code; provided, that the Securities Administrator has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Securities Administrator or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

            This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator, the Custodian and the Trustee (and the Master Servicer shall consent to any amendment to the Servicing Agreement) with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66-2/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then Outstanding.

            Notwithstanding any contrary provision of this Agreement, the Securities Administrator shall not consent to any amendment to this Agreement or the Countrywide Agreements unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Securities Administrator or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any such Trust REMIC to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust at any time that any Certificates are Outstanding and
(ii) the party seeking such amendment shall have provided written notice to the Rating Agencies and the Swap Provider (with a copy of such notice to the Securities Administrator and the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

            Notwithstanding the foregoing provisions of this Section 12.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the Servicer under the Countrywide Servicing Agreement, any Certificate beneficially owned by the Depositor or any of its Affiliates or by the Original Loan Seller or any of its Affiliates shall be deemed not to be Outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 12.01 have been obtained.

            Promptly after the execution of any amendment to this Agreement or the Servicing Agreement requiring the consent of Certificateholders, the Securities Administrator shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

            Nothing in this Agreement shall require the Trustee or the Securities Administrator to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Securities Administrator or the Trust Fund), satisfactory to the Trustee and the Securities Administrator that (i) such amendment is permitted and is not prohibited by this Agreement or the Servicing Agreement and that all requirements for amending this Agreement or the Servicing Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 12.01.

            Notwithstanding the Securities Administrator's consent to, or request for, any amendment of the Servicing Agreement pursuant to the terms of this Section 12.01, the Servicing Agreement cannot be amended without the consent of the Servicer.

            Notwithstanding the foregoing, any amendment to this Agreement shall require the prior written consent of the Swap Provider if such amendment materially and adversely affects the rights or interests of the Swap Provider.

            The Trustee may, but shall not be obligated to, enter into any amendment which negatively affects the Trustee's own rights, duties or immunities under this Agreement.

            Section 12.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation shall be effected by the Depositor at the expense of the Trust, but only if an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders is delivered to the Depositor.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 12.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 12.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, either of such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in either of such assets, then
(i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

            The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

            Section 12.05 Notices. (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Servicer, the Master Servicer, the Securities Administrator or the Trustee and the appointment of any successor;

            (iv) the repurchase or substitution of Mortgage Loans pursuant to this Agreement or the Countrywide Purchase Agreement;

            (v) any notice of a repurchase of a Mortgage Loan pursuant to this Agreement or Countrywide Purchase Agreement; and

            (vi) the final payment to Certificateholders.

            (b) In addition, the Securities Administrator shall promptly make available on its internet website to each Rating Agency copies of the following:

            (i) each report to Certificateholders described in Section 4.02;

            (ii) the Servicer's annual statement of compliance and the accountant's attestation described in the Countrywide Servicing Agreement; and

            (c) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, BCAP LLC, 200 Park Avenue, New York, New York 10166,
Attention: General Counsel, Facsimile: (212) 412-7519, or such other address as the Depositor may hereafter furnish to the Servicer and the Trustee; (b) in the case of the Trustee to 452 Fifth Avenue, New York, New York 10018, telephone:
(212) 525-1367 or in each case such other address as the Trustee may hereafter furnish to the Depositor; (c) In the case of the Securities Administrator and/or Master Servicer to Wells Fargo Bank, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045 Attention: Corporate Trust Services BCAP 2007-AA5
Facsimile: (410) 715-2380, with a copy to P.O. Box 98, Columbia, Maryland 21046,
Attention: Client Manager BCAP 2007-AA5 and for the purpose of certificate transfers, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 or such other addresses as may be hereafter furnished to the Swap Provider and the other parties hereto in writing; and (d) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 12.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 12.07 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Securities Administrator a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Securities Administrator to institute such action, suit or proceeding in its own name as Securities Administrator hereunder and shall have offered to the Securities Administrator such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Securities Administrator, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Securities Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.07, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 12.08 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Securities Administrator pursuant to this Agreement, are and shall be deemed fully paid.

            Section 12.09 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

            Section 12.10 Regulation AB Compliance; Intent of the Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with all reasonable requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Master Servicer and the Securities Administrator shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer and the Securities Administrator reasonably believed by the Depositor to be necessary in order to effect such compliance.

            Section 12.11 Third Party Rights. The Swap Provider and each Person entitled to indemnification hereunder who is not a party hereto, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                               BCAP LLC



                               By: /s/ Tom Hamilton
                                   ---------------------------------------------
                                   Name: Tom Hamilton
                                   Title: President and Chief Executive Officer


                               WELLS FARGO BANK, NATIONAL
                                 ASSOCIATION, as Master
                                   Servicer and Securities Administrator



                               By: /s/ Carla Walker
                                   ---------------------------------------------
                                   Name: Carla S. Walker
                                   Title: Vice President


                               WELLS FARGO BANK, NATIONAL
                                 ASSOCIATION, as Custodian



                               By: /s/ Patrick Gorrien
                                   ---------------------------------------------
                                   Name: Patrick M. Gorrien
                                   Title: Vice President


                               HSBC BANK USA, NATIONAL
                                 ASSOCIATION, as Trustee



                               By: /s/ Elena Zheng
                                   ---------------------------------------------
                                   Name: Elena Zheng
                                   Title: Assistant Vice President

                                   SCHEDULE I

                             Mortgage Loan Schedule

               (Delivered to Master Servicer on the Closing Date)

                                    EXHIBIT A

    FORM OF CLASS A-1, CLASS A-2, CLASS A-3, CLASS M-1, CLASS M-2, CLASS M-3,
                     CLASS M-4 and CLASS M-5 CERTIFICATES.

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR LETTER AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

AS LONG AS THE INTEREST RATE SWAP AGREEMENT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.

Certificate No.                                       :

Cut-off Date                                          :  September 1, 2007

First Distribution Date                               :  October 25, 2007

Initial Certificate Balance of
this Certificate
("Denomination")                                      :

Initial Certificate Balances of
all Certificates of this Class                        :  [A-1] $167,000,000
                                                         [A-2]  $61,839,000
                                                         [A-3]  $25,427,000
                                                         [M-1]   $3,618,000
                                                         [M-2]   $3,758,000
                                                         [M-3]   $2,226,000
                                                         [M-4]   $1,949,000
                                                         [M-5]   $1,670,000

CUSIP                                                 :  [A-1] 05531A AA2
                                                         [A-2] 05531A AB0
                                                         [A-3] 05531A AC8
                                                         [M-1] 05531A AD6
                                                         [M-2] 05531A AE4
                                                         [M-3] 05531A AF1
                                                         [M-4] 05531A AG9
                                                         [M-5] 05531A AH7

ISIN                                                  :  [A-1] US05531AAA25
                                                         [A-2] US05531AAB08
                                                         [A-3] US05531AAC80
                                                         [M-1] US05531AAD63
                                                         [M-2] US05531AAE47
                                                         [M-3] US05531AAF12
                                                         [M-4] US05531AAG94
                                                         [M-5] US05531AAH77

                                    BCAP LLC

                             BCAP LLC Trust 2007-AA5
               Mortgage Pass-Through Certificates, Series 2007-AA5
     [Class A-1] [Class A-2] [Class A-3] [Class M-1] [Class M-2] [Class M-3]
                             [Class M-4][Class M-5]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Class Certificate Balance at any time may be less than the Class Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor or the Securities Administrator referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [__________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") between BCAP LLC, as depositor (the "Depositor"), Wells Fargo Bank, National Association, as Master Servicer (the "Master Servicer"), as Securities Administrator (the "Securities Administrator") and as Custodian (the "Custodian") and HSBC Bank USA, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                     * * *

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                 WELLS FARGO BANK, N.A.,
                                   not in its individual capacity, but solely as Securities Administrator



                                 By:
                                     -------------------------------------------


Authenticated:

By:
    ---------------------------------------
    Authorized Signatory of
    WELLS FARGO BANK, N.A.,
    not in its individual capacity,
    but solely as Securities Administrator

                                    BCAP LLC

                             BCAP LLC Trust 2007-AA5
               Mortgage Pass-Through Certificates, Series 2007-AA5

            This Certificate is one of a duly authorized issue of Certificates designated as BCAP LLC Trust 2007-AA5 Mortgage Pass Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator and the other parties to the Agreement.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Securities Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Securities Administrator and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Securities Administrator and the Depositor and any agent of the Securities Administrator or the Depositor may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans in and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________.

Dated:

                                  _____________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number _________, or, if mailed by check, to __________________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT B

                         FORM OF [CLASS R] CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.                                   :         R

Cut-off Date                                      :         September 1, 2007

First Distribution Date                           :         October 25, 2007

CUSIP                                             :         05531A AK0


ISIN                                              :         US05531AAK07

                                    BCAP LLC

                             BCAP LLC Trust 2007-AA5
               Mortgage Pass-Through Certificates, Series 2007-AA5

                                     Class R

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor or the Securities Administrator referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [____________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") between BCAP LLC, as depositor (the "Depositor"), Wells Fargo Bank, National Association, as Master Servicer (the "Master Servicer"), as Securities Administrator (the "Securities Administrator") and as Custodian (the "Custodian") and HSBC Bank USA, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the office designated by the Securities Administrator for such purposes.

            No transfer of a Class R Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Securities Administrator or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, Securities Administrator or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed. Dated:

                              WELLS FARGO BANK, N.A.,
                                not in its individual capacity,
                                but solely as Securities Administrator



                              By: ______________________________________________



Authenticated:



By:__________________________________________________
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                                    BCAP LLC

                             BCAP LLC Trust 2007-AA5
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as BCAP LLC Trust 2007-AA5 Mortgage Pass Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator and the other parties to the Agreement.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the monthly immediately preceding the month in which such Distribution Date occurs.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Securities Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Securities Administrator and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Securities Administrator, the Depositor, and any agent of the Securities Administrator or the Depositor may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number _________, or, if mailed by check, to __________________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT C

                          FORM OF CLASS CE CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS TWO "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT-REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE SATISFY THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

NO TRANSFER OF ANY CLASS CE CERTIFICATES SHALL BE MADE UNLESS THE PROPOSED TRANSFEREE OF SUCH CLASS CE CERTIFICATE PROVIDES TO THE SECURITIES ADMINISTRATOR THE APPROPRIATE TAX CERTIFICATION FORM (I.E., IRS FORM W-9 OR IRS FORM W-8BEN, W-8IMY, W-8EXP OR W-8EC1, AS APPLICABLE (OR ANY SUCCESSOR FORM THERETO)) AND AGREES TO UPDATE SUCH FORMS (I) UPON EXPIRATION OF ANY SUCH FORM, (II) AS REQUIRED UNDER THEN APPLICABLE U.S. TREASURY REGULATIONS AND (III) PROMPTLY UPON LEARNING THAT SUCH FORM HAS BECOME OBSOLETE OR INCORRECT, AS A CONDITION TO SUCH TRANSFER. UNDER THE AGREEMENT, UPON RECEIPT OF ANY SUCH TAX CERTIFICATION FORM FROM A TRANSFEREE OF ANY CLASS CE CERTIFICATE, THE SECURITIES ADMINISTRATOR SHALL FORWARD SUCH TAX CERTIFICATION FORM PROVIDED TO IT TO THE SWAP PROVIDER. EACH HOLDER OF A CLASS CE CERTIFICATE AND EACH TRANSFEREE THEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE SECURITIES ADMINISTRATOR FORWARDING TO THE SWAP PROVIDER ANY SUCH TAX CERTIFICATION FORM IT HAS PROVIDED AND UPDATED IN ACCORDANCE WITH THESE TRANSFER RESTRICTIONS. ANY PURPORTED SALES OR TRANSFERS OF ANY CLASS CE CERTIFICATE TO A TRANSFEREE WHICH DOES NOT COMPLY WITH THESE REQUIREMENTS SHALL BE DEEMED NULL AND VOID UNDER THIS AGREEMENT.

Certificate No.                                 :      CE

Cut-off Date                                    :      September 1, 2007

First Distribution Date                         :      October 25, 2007

Percentage Interest of this Certificate
("Denomination")
                                                :      100%

CUSIP                                           :      05531A AJ3

ISIN                                            :      US05531AAJ34

                                    BCAP LLC

                             BCAP LLC Trust 2007-AA5
               Mortgage Pass-Through Certificates, Series 2007-AA5

                                    Class CE

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor or the Securities Administrator referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_______________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate of the Denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") between BCAP LLC, as depositor (the "Depositor"), Wells Fargo Bank, National Association, as Master Servicer (the "Master Servicer"), as Securities Administrator (the "Securities Administrator") and as Custodian (the "Custodian") and HSBC Bank USA, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office designated by the Securities Administrator for such purposes or the office or agency maintained by the Securities Administrator.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor. No transfer of a Certificate of this Class shall be made unless the Securities Administrator shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law") or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Securities Administrator, or (ii) if the transferee is an insurance company and the certificate has been the subject of an ERISA-Qualifying Underwriting, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, or (iii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a Securities Administrator of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Depositor or the Trust Fund, addressed to the Securities Administrator and the Depositor to the effect that the purchase and holding of such Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Securities Administrator to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                     WELLS FARGO BANK, N.A.,
                                       not in its individual capacity,
                                       but solely as Securities Administrator



                                     By: _______________________________________


Authenticated:



By:________________________________________________
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                                    BCAP LLC

                             BCAP LLC Trust 2007-AA5

                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as BCAP LLC Trust 2007-AA5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the other parties to the Agreement.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the month immediately preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Securities Administrator and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Securities Administrator, the Depositor and any agent of the Securities Administrator or the Depositor may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Securities Administrator, the Depositor, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________.

Dated:

                                  _____________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number _________, or, if mailed by check, to __________________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT D

                           FORM OF REQUEST FOR RELEASE

                   (for Wells Fargo Bank, N.A., as custodian)

            In connection with the administration of the Mortgage Loans held by you as custodian, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:

Mortgage Loan Number:

Send Custodial File to:

Reason for Requesting Documents (check one)

_______     1.    Mortgage Loan Paid in Full. (The requestor hereby certifies that all amounts received in connection therewith have been credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

_______     2.    Mortgage Loan Repurchased Pursuant to any or all of the
                  Pooling and Servicing Agreement, the applicable Servicing
                  Agreements or the Assignment Agreements. (The requestor hereby certifies that the Repurchase Price (as defined in the applicable agreement) has been credited to the Collection
                  Account pursuant to the Pooling and Servicing Agreement.)

_______     3.    Mortgage Loan Liquidated by _________________. (The requestor hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

_______     4.    Mortgage Loan in Foreclosure.

_______     5.    Other (explain).

            If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

            Capitalized terms not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), between BCAP LLC, as depositor, Wells Fargo Bank, National Association, as master servicer, securities administrator and custodian and HSBC Bank USA, National Association, as trustee.

            I, the undersigned, hereby certify that the above statements are true and correct and set my name hereof on this __ day of ___________, 200_.

                                   [REQUESTOR]



                                   By:__________________________________________
                                      Name:
                                      Title:

            If box 4 or 5 above is checked, upon our return of all of the above documents to you as the custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form, if requested.

WELLS FARGO BANK, N.A.,
     as a Custodian

By: ________________________________
    Name:
    Title

                                    EXHIBIT E

                   FORM OF INITIAL CERTIFICATION OF CUSTODIAN

                                     [date]

[Depositor]

      Re: Pooling and Servicing Agreement, dated as of September 1, 2007, among BCAP LLC, as depositor, Wells Fargo Bank, National Association, as custodian and HSBC Bank USA, National Association, as trustee

Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian, certifies that it has received:

            (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

            (ii) except with respect to a MERS Loan, a duly executed Assignment of the Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to:
(i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                        WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION, as Custodian



                                        By:____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT F

                         FORM OF DOCUMENT CERTIFICATION

                        AND EXCEPTION REPORT OF CUSTODIAN

                                     [date]

[Depositor]

[Servicer]

[Original Loan Seller]

_____________________

_____________________

      Re: Pooling and Servicing Agreement, dated as of September 1, 2007, among BCAP LLC, as depositor, Wells Fargo Bank, N.A., as custodian and HSBC Bank USA, National Association, as trustee

Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (a) the original Mortgage Note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

            (b) The original Assignment of Mortgage in blank, unless the Mortgage Loan is a MERS Mortgage Loan;

            (c) the related original Mortgage and evidence of its recording or, in certain limited circumstances, a certified copy of the mortgage with evidence of recording with the standard Fannie Mae/FHLMC Condominium Rider or PUD Rider be attached if the mortgaged property is a condominium or is located in a PUD;

            (d) except with respect to a MERS Loan, originals of any intervening Mortgage assignment or certified copies in either case evidencing recording; provided that the assignment may be in the form of a blanket assignment or assignments, a copy of which with evidence of recording shall be acceptable;

            (e) originals of all assumption, modification, agreements or certified copies thereof, in either case with evidence of recording if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not required, an original or copy of the agreement;

            (f) an original or copy of a title insurance policy, a certificate of title, or attorney's opinion of title and abstract of title;

            (g) to the extent applicable, (1) an original power of attorney, or a certified copy thereof, in either case with evidence of recordation thereon if necessary to maintain the lien of the Mortgage or if the document to which such power of attorney relates is required to be recorded, or, if recordation is not so required, an original or copy of such power of attorney, and (2) an original or copy of any surety agreement or guaranty agreement;

            (h) for each Mortgage Loan with respect to which the Mortgagor's name as it appears on the note does not match the borrower's name on the mortgage loan schedule, one of the following: the original of the assumption agreement, or a certified copy thereof, in either case with evidence of recording thereon if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not so required, an original or copy of such assumption agreement;

            (i) a security agreement, chattel mortgage or equivalent document executed in connection with the mortgage, if any.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items 2, 8, 31 and 32 of the Mortgage Loan Schedule accurately reflects information set forth in the Custodial File.

            The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or
(ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                        WELLS FARGO BANK, N.A., not in its
                                          individual capacity, but solely as
                                          Custodian



                                        By:_____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT G

                       FORM OF RESIDUAL TRANSFER AFFIDAVIT

                            BCAP LLC Trust 2007-AA5,

               Mortgage Pass-Through Certificates, Series 2007-AA5

STATE OF          )
                  ) ss.:
COUNTY OF         )


            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), between BCAP LLC, as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer (the "Master Servicer"), securities administrator (the "Securities Administrator") and custodian (the "Custodian") and HSBC Bank USA, National Association, as trustee (the "Trustee"). Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor, the Securities Administrator and the Trustee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass through entity an affidavit that such record holder is a Permitted Transferee and the pass through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Securities Administrator a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

            12. Check one of the following:

            |_| The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

                  (i) the present value of any consideration given to the
            Transferee to acquire such Certificate;

                  (ii) the present value of the expected future distributions on such Certificate; and

                  (iii) the present value of the anticipated tax savings
            associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee:

            |_| The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

                  (i) the Transferee is an "eligible corporation," as defined in
            U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

                  (ii) at the time of the transfer, and at the close of the
            Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

                  (iii) the Transferee will transfer the Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and
            (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;
            and

                  (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            |_| None of the above.

            13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of _______, 20__.

                                            _________________________________
                                            Print Name of Transferee



                                            By:______________________________
                                               Name:
                                               Title:

[Corporate Seal]

ATTEST:



_______________________________
[Assistant] Secretary

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ____ day of ________, 20__.


                                            ___________________________
                                                   NOTARY PUBLIC


                                            My Commission expires the __ day
                                            of _________, 20__

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

BCAP LLC
200 Park Avenue
New York, New York  10166
Attention:  Ian Sterling

Wells Fargo Bank, National Association,
  as Securities Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attn: BCAP  2007-AA5

            Re: BCAP LLC Trust 2007-AA5,
                Mortgage Pass-Through Certificates Series 2007-AA5, Class [ ]

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.

                                            Very truly yours,



                                               _________________________________
                                                   Print Name of Transferor

                                            By:

                                               Authorized Officer

                                    EXHIBIT I

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

BCAP LLC
200 Park Avenue
New York, New York  10166
Attention:  Ian Sterling

Wells Fargo Bank, National Association,
  as Securities Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attn: BCAP 2007-AA5

Barclays Bank PLC,
as Swap Provider and Cap Provider
200 Park Avenue
New York, New York  10166
Attn: BCAP 2007-AA5

            Re:   BCAP LLC Trust 2007-AA5,
                  Mortgage Pass-Through Certificates Series 2007-AA5, Class [ ]

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are purchasing a Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate, Class M-1 Certificate, Class M-2 Certificate, Class M-3 Certificate, Class M-4 Certificate or Class M-5 Certificate, or we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such acquisition, or, with respect to a Class CE Certificate that has been the subject of an ERISA-Qualifying Underwriting, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            Our taxpayer identification number is [_]. We attach hereto IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9, as applicable. We hereby consent to the attached Forms being provided to the Swap Provider and the Cap Provider.

                                                            ANNEX 1 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

            [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $___________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                        ___________________________________
                                            Print Name of Transferee



                                        By: ____________________________________
                                            Name:
                                            Title:


                                            Date:


----------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                            ANNEX 2 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

            [For Transferees That are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

_______ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

_______ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                            _________________________________
                                                Print Name of Transferee



                                            By:_______________________________
                                               Name:
                                               Title:



                                            IF AN ADVISER:



                                            __________________________________
                                                Print Name of Buyer

                                            Date:______________________________

                                    EXHIBIT J

                          SARBANES-OXLEY CERTIFICATION

                                     [DATE]

BCAP TRUST LLC 2007-AA5
[                   ]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

Re:   BCAP TRUST LLC 2007-AA5

I, [identify the certifying individual], certify that:

            1. I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of BCAP TRUST LLC 2007-AA5 (the "Exchange Act periodic reports");

            2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

            3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

            4. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under
Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s) in all material respects and]

            5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

            [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].]


            Date:_____________________



                                        ________________________________________
                                        [Signature]
                                        [Title]

                                    EXHIBIT K

                FORM OF SECURITIES ADMINISTRATOR CERTIFICATION TO
                         BE PROVIDED TO MASTER SERVICER

            Re: BCAP LLC Trust 2007-AA5 (the "Trust") Mortgage Pass-Through Certificates Series 2007-AA5, issued pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), between BCAP LLC, as depositor (the "Depositor"), HSBC Bank USA, National Association, as trustee, and Wells Fargo Bank, National Association, as master servicer and securities administrator

            The Securities Administrator hereby certifies to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

            2. Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

            3. Based on my knowledge, the distribution information required to be provided by the Securities Administrator under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports; and

            4. I am responsible for reviewing the activities performed by the Securities Administrator under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the compliance statement of the Securities Administrator required in the Annual Report under
Item 1123 of Regulation AB, and except as disclosed in the Reports, the Securities Administrator has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

            5. The report on assessment of compliance with servicing criteria for asset-backed securities applicable of the Securities Administrator and each Subcontractor utilized by the Securities Administrator and the related attestation reports on assessment of compliance with servicing criteria applicable to the Securities Administrator and any subcontractor required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

Date: _________________________________



WELLS FARGO BANK, NATIONAL ASSOCIATION



By: ________________________________________
               [Signature]
                 [Title]

                                    EXHIBIT L

                        COUNTRYWIDE ASSIGNMENT AGREEMENTS

                      ASSIGNMENT AND RECOGNITION AGREEMENT

            THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated September 21, 2007 (the "Agreement"), among Barclays Bank PLC ("Assignor"), BCAP LLC ("Assignee"), Countrywide Home Loans Servicing LP (the "Servicer"), Countrywide Home Loans, Inc. (the "Company"), HSBC Bank USA, National Association (the "Trustee") and Wells Fargo Bank, National Association ("Wells Fargo Bank"):

            For and in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Assignment and Conveyance
-------------------------

            1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the rights, title, interest and obligations of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans") and (b) except as described below, that certain Master Mortgage Loan Purchase Agreement (the "Sale Agreement"), dated as of August 30, 2006, between the Assignor, as purchaser (the "Purchaser"), and the Company, as seller, and the Servicing Agreement (the "Servicing Agreement"), dated as of August 30, 2006, between the Purchaser, and the Company, as servicer, each as amended by Amendment Reg AB to the Master Loan Purchase and Servicing Agreement, dated as of August 30, 2006 (together with the Sale Agreement and Servicing Agreement, the "Sale and Servicing Agreements"), among the Purchaser and the Company, solely insofar as the Sale and Servicing Agreements relate to the Mortgage Loans.

            From and after the date hereof, the Servicer shall service the Mortgage Loans in accordance with the Servicing Agreement as modified by this Agreement.

            The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Sale and Servicing Agreements that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

Recognition of the Company
--------------------------

            2. From and after the date hereof (the "Securitization Closing Date"), each of the Company and the Servicer shall and does hereby recognize that the Assignee, in connection with a securitization of the Mortgage Loans (the "Securitization"), will transfer the Mortgage Loans and assign all of its rights, title, interest and obligations (to the extent relating to the Mortgage Loans) to and under the Sale and Servicing Agreements (solely to the extent set forth herein) and this Agreement to BCAP LLC Trust 2007-AA5 (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among the Assignee, the Trustee and Wells Fargo Bank, National Association, as master servicer, securities administrator and custodian (including its successors in interest and any successor master servicers under the Pooling and Servicing Agreement, the "Master Servicer"). Each of the Company, the Servicer and the Master Servicer on behalf of the Trust hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company and the Servicer shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the Mortgage Loans, (iii) the Trust shall have and assume all the rights, remedies and obligations available to the Assignor, insofar as they relate to the Mortgage Loans, under the Sale and Servicing Agreements, including, without limitation, the enforcement of the document delivery requirements set forth in Section 2 of the Sale Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, (iv) all references to the Purchaser under the Sale and Servicing Agreements insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust and (v) the Mortgage Loans will be part of a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code (a "REMIC"), and the Servicer shall service the Mortgage Loans and any real property acquired upon default thereof (including, without limitation, making or permitting any modification, waiver or amendment of any term of any Mortgage Loan) in accordance with the Sale and Servicing Agreement but in no event in a manner that would (A) cause the REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon the REMIC, and all custodial accounts and escrow accounts maintained under the Servicing Agreement with respect to the Mortgage Loans shall be Eligible Accounts as set forth in this Agreement.

Representations and Warranties of the Company and the Servicer
--------------------------------------------------------------

            3. Each of the Company and the Servicer warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

            (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable;

            (b) It has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Sale and Servicing Agreements to which it is a party . The execution by it of this Agreement is in the ordinary course of its business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of its charter or bylaws or organization documents, as applicable, or any legal restriction, or any material agreement or instrument to which it is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which its or its property is subject. The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by it, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute its valid and legally binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

            (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by it in connection with the execution, delivery or performance by it of this Agreement; and

            (d) There is no action, suit, proceeding or investigation pending or to the best of its knowledge threatened against it, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Sale and Servicing Agreements, or which, either in any one instance or in the aggregate, would result in any material adverse change in its ability to perform its obligations under this Agreement or the Sale and Servicing Agreements, and it is solvent.

Remedies for Breach of Representations and Warranties
-----------------------------------------------------

            4. Each of the Company and the Servicer hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust in connection with any breach of the representations and warranties made by it set forth in Section 3 hereof shall be as set forth in Subsection 3.03 of the Sale Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Amendments to Sale and Servicing Agreements for the Securitization
------------------------------------------------------------------

            5. Solely with respect to the Mortgage Loans, the following amendments are hereby made to the Servicing Agreement:

            (a) The following definitions set forth in the Servicing Agreement are amended and restated in their entirety as follows:

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in either the State of California, the State of Maryland, the State of Minnesota or the State of Texas are authorized or obligated by law or executive order to be closed.

Eligible Account: The Custodian or another depository, the accounts of which are
(i) maintained at an Eligible Institution, or (ii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) any other account acceptable to the applicable Rating Agency(ies), as evidenced in writing. Each such account may bear interest unless otherwise specified herein. This Agreement may be amended to reduce the rating requirements in clause (i) above pursuant to
Section 7.12, provided that, the Person requesting such amendment obtains a letter from the applicable Rating Agency(ies) stating that such reduction in rating requirements would not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

Eligible Institution: A federal or state chartered depository institution or trust company or with the Servicer, the short-term debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have a minimum short-term rating of "A-2" by S&P, "P-2" by Moodys, or "F-2" by Fitch, as applicable ("Ratings"), respectively, at the time any amounts are held on deposit therein; provided, that following a downgrade, withdrawal, or suspension of such institution's rating above, each account shall, within 30 calendar days, be moved to one or more segregated trust accounts in the trust department of such institution, or to an account at another institution that complies with the above requirements. This Agreement may be amended to reduce the above rating requirements pursuant to Section 7.12, provided that, the Person requesting such amendment obtains a letter from the applicable Rating Agency(ies) stating that such reduction in rating requirements would not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. Each Eligible Account shall be a separate account.

Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Company, or any of their respective affiliates:

                     (1) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                     (2) (A) such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of the Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                     (3) repurchase obligations with respect to any security
            described in clause (1) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agency;

                     (4) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any state thereof and that are rated by the Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                     (5) commercial paper (including both non-interest-bearing
            discount obligations and interest-bearing obligations) that is rated by the Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                     (6) units of money market funds, including money market
            funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Servicer, the Company having the highest applicable rating from the Rating Agency; and

                     (7) if previously confirmed in writing to the Assignee or
            its designee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the senior certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Rating Agency: Any nationally recognized statistical rating agency rating the securities issued in the applicable Pass-Through Transfer.

Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Pass-Through Transfer pursuant to Section 7.06 hereof. The Reconstitution Date shall be September 21, 2007.

Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation or Purchase Confirmation. The applicable Servicing Fee Rate for each Mortgage Loan shall be provided to Wells Fargo Bank, National Association by BCAP LLC.

            (b) The first paragraph of Section 3.04 of the Servicing Agreement is amended and restated in its entirety as follows:

Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts and shall be titled "Countrywide in trust for BCAP LLC Trust 2007-AA5 as Purchaser of Mortgage Loans and various Mortgagors." Countrywide shall provide the Purchaser with written evidence of the creation of such Custodial Account(s) upon the request of the Purchaser.

            (c) The first paragraph of Section 3.13(c) of the Servicing Agreement is amended and restated in its entirety as follows:

Disposition. Subject to the following paragraph, Countrywide shall use best efforts to dispose of each REO Property as soon as possible and shall sell each REO Property no later than three (3) years after title to such REO Property has been obtained, unless Countrywide determines, and gives an appropriate notice to the Purchaser, that a longer period is necessary for the orderly disposition of any REO Property. If a period longer than one (1) year is necessary to sell any REO Property, Countrywide shall, if requested by the Purchaser, report monthly to the Purchaser as to the progress being made in selling such REO Property. Countrywide shall also maintain, on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in the amount required in
Section 3.10 hereof.

            (d) The first paragraph of Section 4.02(a) of the Servicing Agreement is amended and restated in its entirety as follows:

Monthly Reports. No later than the fifteenth (15th) calendar day of each month (or if such fifteenth day is not a Business Day, the Business Day immediately preceding such fifteenth day), Countrywide shall furnish to the Purchaser via an electronic medium mutually acceptable to the parties, monthly reports in form and substance reasonably acceptable to the parties ("Monthly Remittance Advice") with respect to monthly remittance advices, defaulted Mortgage Loans and realized loss calculations, respectively, attached hereto as Exhibits B, C and D which reports shall include with respect to each Mortgage Loan the following loan-level information: (i) the scheduled balance as of the last day of the related Due Period, (ii) all Principal Prepayments applied to the Mortgagor's account during the related Principal Prepayment Period, and (iii) the delinquency and bankruptcy status of the Mortgage Loan, if applicable; provided, however, it is understood that Countrywide shall not be obligated to report on any prepayment penalties or charges.

            (e) Exhibits B, C and D attached hereto, are hereby added to the Servicing Agreement as Exhibits B, C and D.

            (f) Sections 4.04 and 4.05 of the Servicing Agreement are hereby deleted.

            (g) Section 3.04 of the Servicing Agreement is hereby amended by adding the following paragraph to the end thereof:

      Funds in the Custodial Account shall, if invested, be invested in Permitted Investments; provided, however, that the Servicer shall be under no obligation or duty to invest (or otherwise pay interest on) amounts held in the Custodial Account. All Permitted Investments shall mature or be subject to redemption or withdrawal no later than one Business Day prior to the next succeeding Remittance Date (except that if such Permitted Investment is an obligation of the Servicer, then such Permitted Investment shall mature not later than such applicable Remittance Date). Any and all investment earnings from any such Permitted Investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust. The risk of loss of moneys required to be remitted to the Master Servicer resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer shall promptly deposit the amount of any such loss in the Custodial Account, but in no event later than the related Remittance Date.

Miscellaneous
-------------

            6. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            7. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Master Servicer on behalf of the Trust.

            8. This Agreement shall inure to the benefit of (i) the parties hereto and their respective successors and assigns and (ii) the Trust. Any entity into which Assignor, Assignee, the Servicer or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee, the Servicer or Company, respectively, hereunder.

            9. Each of this Agreement and the Sale and Servicing Agreements shall survive the conveyance of the Mortgage Loans and the assignment of the Sale and Servicing Agreements (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Sale and Servicing Agreements.

            10. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

            11. In the event that any provision of this Agreement conflicts with any provision of any Sale and Servicing Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

            12. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Sale and Servicing Agreements

            13. All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to:

                  In the case of the Assignor:

                  Barclays Bank PLC
                  200 Park Avenue, 5th Floor
                  New York, New York  10166
                  Attention:  Jay Kim
                  Telephone:  (212) 412-2812
                  Email:  j.kim@barcap.com

                  In the case of the Depositor:

                  BCAP LLC
                  200 Park Avenue
                  New York, New York  10166
                  Attention:  General Counsel
                  Telephone:  (212) 412-5271

                  In the case of the Trustee

                  HSBC Bank USA, National Association
                  452 Fifth Avenue, New York, New York 10018,
                  Telephone: (212) 525-1367

                  In the case of the Company and Servicer:

                  Countrywide Home Loans, Inc.
                  4500 Park Granada
                  Calabasas, California 91302
                  Attention:  Darren Bigby

                  In the case of the Master Servicer:

                  for the purposes of notices and delivery of the Monthly Remittance Advice, as set forth in Section 4.02(a) of the
                  Agreement:
                  Wells Fargo Bank, National Association
                  9062 Old Annapolis Road, Columbia, Maryland 21045
                  Attention: Corporate Trust Services - BCAP
                  2007-AA5 Facsimile: (410) 715-2380, with a copy
                  to P.O. Box 98, Columbia, Maryland 21046,
                  Attention: ClientManager BCAP 2007-AA5; and

                  for the purposes of remittance:
                  Direct to: Wells Fargo Bank, N.A.
                  Bank Number ABA: 121000248
                  Beneficiary Account #: 3970771416
                  Beneficiary Account Name: SAS Clearing
                  Reference: For Further Credit 53178000 BCAP 2007-AA5


                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                       COUNTRYWIDE HOME LOANS, INC.


                                       By: /s/ Monica Brudenell
                                          ------------------------------------
                                          Name: Monica Brudenell
                                          Its: Senior Vice President


                                       COUNTRYWIDE HOME LOANS SERVICING LP


                                       By: Countrywide GP, Inc., its General
                                           Partner


                                       By: /s/ Monica Brudenell
                                          ------------------------------------
                                          Name: Monica Brudenell
                                          Its: Senior Vice President


                                       BARCLAYS BANK PLC


                                       By: /s/ Jay Kim
                                          ------------------------------------
                                          Name: Jay Kim
                                          Its: Managing Director


                                       BCAP LLC


                                       By: /s/ Tom Hamilton
                                          ------------------------------------
                                          Name: Tom Hamilton
                                          Its: President and Chief Executive
                                          Officer


                                       HSBC BANK USA, NATIONAL ASSOCIATION,
                                          as Trustee


                                       By: /s/ Elena Zheng
                                          ------------------------------------
                                          Name: Elena Zheng
                                          Its: Assistant Vice President


                                       WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION, as Master Servicer


                                       By: /s/ Carla S. Walker
                                          ------------------------------------
                                          Name: Carla S. Walker
                                          Its: Vice President

              EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT
              -------------------------------------------------

                             Mortgage Loan Schedule

              (Delivered to Master Servicer on the Closing Date)

                                    EXHIBIT B
                                    ---------

                            MONTHLY REMITTANCE ADVICE

----------------------------- ------------------------------------------- --------- ---------------------------- ------------
Column Name                   Description                                  Decimal  Format Comment               Max Size
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
SER_INVESTOR_NBR              A value assigned by the Servicer to                   Text up to 10 digits                  20
                              define a group of loans.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
LOAN_NBR                      A unique identifier assigned to each loan             Text up to 10 digits                  10
                              by the investor.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
SERVICER_LOAN_NBR             A unique number assigned to a loan by the             Text up to 10 digits                  10
                              Servicer.  This may be different than the
                              LOAN_NBR.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
BORROWER_NAME                 The borrower name as received in the                  Maximum length of 30                  30
                              file.  It is not separated by first and               (Last, First)
                              last name.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
SCHED_PAY_AMT                 Scheduled monthly principal and scheduled      2      No commas(,) or dollar                11
                              interest payment that a borrower is                   signs ($)
                              expected to pay, P&I constant.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
NOTE_INT_RATE                 The loan interest rate as reported by the      4      Max length of 6                        6
                              Servicer.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
NET_INT_RATE                  The loan gross interest rate less the          4      Max length of 6                        6
                              service fee rate as reported by the
                              Servicer.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
SERV_FEE_RATE                 The servicer's fee rate for a loan as          4      Max length of 6                        6
                              reported by the Servicer.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
SERV_FEE_AMT                  The servicer's fee amount for a loan as        2      No commas(,) or dollar                11
                              reported by the Servicer.                             signs ($)
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
NEW_PAY_AMT                   The new loan payment amount as reported        2      No commas(,) or dollar                11
                              by the Servicer.                                      signs ($)
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
NEW_LOAN_RATE                 The new loan rate as reported by the           4      Max length of 6                        6
                              Servicer.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
ARM_INDEX_RATE                The index the Servicer is using to             4      Max length of 6                        6
                              calculate a forecasted rate.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
ACTL_BEG_PRIN_BAL             The borrower's actual principal balance        2      No commas(,) or dollar                11
                              at the beginning of the processing cycle.             signs ($)
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
ACTL_END_PRIN_BAL             The borrower's actual principal balance        2      No commas(,) or dollar                11
                              at the end of the processing cycle.                   signs ($)
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
BORR_NEXT_PAY_DUE_DATE        The date at the end of processing cycle               MM/DD/YYYY                            10
                              that the borrower's next payment is due
                              to the Servicer, as reported by Servicer.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
SERV_CURT_AMT_1               The first curtailment amount to be             2      No commas(,) or dollar                11
                              applied.                                              signs ($)
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
SERV_CURT_DATE_1              The curtailment date associated with the              MM/DD/YYYY                            10
                              first curtailment amount.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
CURT_ADJ_ AMT_1               The curtailment interest on the first          2      No commas(,) or dollar                11
                              curtailment amount, if applicable.                    signs ($)
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
SERV_CURT_AMT_2               The second curtailment amount to be            2      No commas(,) or dollar                11
                              applied.                                              signs ($)
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
SERV_CURT_DATE_2              The curtailment date associated with the              MM/DD/YYYY                            10
                              second curtailment amount.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
CURT_ADJ_ AMT_2               The curtailment interest on the second         2      No commas(,) or dollar                11
                              curtailment amount, if applicable.                    signs ($)
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
SERV_CURT_AMT_3               The third curtailment amount to be             2      No commas(,) or dollar                11
                              applied.                                              signs ($)
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
SERV_CURT_DATE_3              The curtailment date associated with the              MM/DD/YYYY                            10
                              third curtailment amount.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
CURT_ADJ_AMT_3                The curtailment interest on the third          2      No commas(,) or dollar                11
                              curtailment amount, if applicable.                    signs ($)
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
PIF_AMT                       The loan "paid in full" amount as              2      No commas(,) or dollar                11
                              reported by the Servicer.                             signs ($)
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
PIF_DATE                      The paid in full date as reported by the              MM/DD/YYYY                            10
                              Servicer.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
ACTION_CODE                   The standard FNMA numeric code used to                Action Code Key:                       2
                              indicate the default/delinquent status of             15=Bankruptcy,
                              a particular loan.                                    30=Foreclosure, , 60=PIF,
                                                                                    63=Substitution,
                                                                                    65=Repurchase,70=REO
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
INT_ADJ_AMT                   The amount of the interest adjustment as       2      No commas(,) or dollar                11
                              reported by the Servicer.                             signs ($)
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
SOLDIER_SAILOR_ADJ_AMT        The Soldier and Sailor Adjustment amount,      2      No commas(,) or dollar                11
                              if applicable.                                        signs ($)
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
NON_ADV_LOAN_AMT              The Non Recoverable Loan Amount, if            2      No commas(,) or dollar                11
                              applicable.                                           signs ($)
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
LOAN_LOSS_AMT                 The amount the Servicer is passing as a        2      No commas(,) or dollar                11
                              loss, if applicable.                                  signs ($)
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
SCHED_BEG_PRIN_BAL            The scheduled outstanding principal            2      No commas(,) or dollar                11
                              amount due at the beginning of the cycle              signs ($)
                              date to be passed through to investors.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
SCHED_END_PRIN_BAL            The scheduled principal balance due to         2      No commas(,) or dollar                11
                              investors at the end of a processing                  signs ($)
                              cycle.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
SCHED_PRIN_AMT                The scheduled principal amount as              2      No commas(,) or dollar                11
                              reported by the Servicer for the current              signs ($)
                              cycle -- only applicable for
                              Scheduled/Scheduled Loans.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
SCHED_NET_INT                 The scheduled gross interest amount less       2      No commas(,) or dollar                11
                              the service fee amount for the current                signs ($)
                              cycle as reported by the Servicer -- only
                              applicable for Scheduled/Scheduled Loans.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
ACTL_PRIN_AMT                 The actual principal amount collected by       2      No commas(,) or dollar                11
                              the Servicer for the current reporting                signs ($)
                              cycle -- only applicable for
                              Actual/Actual Loans.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
ACTL_NET_INT                  The actual gross interest amount less the      2      No commas(,) or dollar                11
                              service fee amount for the current                    signs ($)
                              reporting cycle as reported by the
                              Servicer -- only applicable for
                              Actual/Actual Loans.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
PREPAY_PENALTY_ AMT           The penalty amount received when a             2      No commas(,) or dollar                11
                              borrower prepays on his loan as reported              signs ($)
                              by the Servicer.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
PREPAY_PENALTY_ WAIVED        The prepayment penalty amount for the          2      No commas(,) or dollar                11
                              loan waived by the servicer.                          signs ($)
----------------------------- ------------------------------------------- --------- ---------------------------- ------------

----------------------------- ------------------------------------------- --------- ---------------------------- ------------
MOD_DATE                      The Effective Payment Date of the                     MM/DD/YYYY                            10
                              Modification for the loan.
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
MOD_TYPE                      The Modification Type.                                Varchar - value can be                30
                                                                                    alpha or numeric
----------------------------- ------------------------------------------- --------- ---------------------------- ------------
DELINQ_P&I_ADVANCE_AMT        The current outstanding principal and          2      No commas(,) or dollar                11
                              interest advances made by Servicer.                   signs ($)
----------------------------- ------------------------------------------- --------- ---------------------------- ------------

                                    Exhibit C
                                    ---------

                       REPORTING DATA FOR DEFAULTED LOANS

Data must be submitted to Wells Fargo Bank in an Excel spreadsheet format with fixed field names and data type. The Excel spreadsheet should be used as a template consistently every month when submitting data.

Table: Delinquency

Name                                   Type                        Size
------------------------------------------------------------------------
Servicer Loan #                        Number                         8
                                       (Double)
Investor Loan #                        Number                         8
                                       (Double)
Borrower Name                          Text                          20
Address                                Text                          30
State                                  Text                           2
Due Date                               Date/Time                      8
Action Code                            Text                           2
FC Received                            Date/Time                      8
File Referred to Atty                  Date/Time                      8
NOD                                    Date/Time                      8
Complaint Filed                        Date/Time                      8
Sale Published                         Date/Time                      8
Target Sale Date                       Date/Time                      8
Actual Sale Date                       Date/Time                      8
Loss Mit Approval Date                 Date/Time                      8
Loss Mit Type                          Text                           5
Loss Mit Estimated Completion          Date/Time                      8
Date
Loss Mit Actual Completion Date        Date/Time                      8
Loss Mit Broken Plan Date              Date/Time                      8
BK Chapter                             Text                           6
BK Filed Date                          Date/Time                      8
Post Petition Due                      Date/Time                      8
Motion for Relief                      Date/Time                      8
Lift of Stay                           Date/Time                      8
RFD                                    Text                          10
Occupant Code                          Text                          10
Eviction Start Date                    Date/Time                      8
Eviction Completed Date                Date/Time                      8
List Price                             Currency                       8
List Date                              Date/Time                      8
Accepted Offer Price                   Currency                       8
Accepted Offer Date                    Date/Time                      8
Estimated REO Closing Date             Date/Time                      8
Actual REO Sale Date                   Date/Time                      8

o Items in bold are MANDATORY FIELDS. We must receive information in those fields every month in order for your file to be accepted.


The Action Code Field should show the applicable numeric code to indicate that a special action is being taken. The Action Codes are the following:

         12-Relief Provisions
         15-Bankruptcy/Litigation
         20-Referred for Deed-in-Lieu
         30-Referred fore Foreclosure
         60-Payoff
         65-Repurchase
         70-REO-Held for Sale
         71-Third Party Sale/Condemnation
         72-REO-Pending Conveyance-Pool Insurance claim filed


Wells Fargo Bank will accept alternative Action Codes to those above, provided that the Codes are consistent with industry standards. If Action Codes other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Action Codes prior to sending the file.

Description of Action Codes:
----------------------------

Action Code 12 - To report a Mortgage Loan for which the Borrower has been granted relief for curing a delinquency. The Action Date is the date the relief is expected to end. For military indulgence, it will be three months after the Borrower's discharge from military service.

Action Code 15 - To report the Borrower's filing for bankruptcy or instituting some other type of litigation that will prevent or delay liquidation of the Mortgage Loan. The Action Date will be either the date that any repayment plan (or forbearance) instituted by the bankruptcy court will expire or an additional date by which the litigation should be resolved.

Action Code 20 - To report that the Borrower has agreed to a deed-in-lieu or an assignment of the property. The Action Date is the date the Servicer decided to pursue a deed-in-lieu or the assignment.

Action Code 30 - To report that the decision has been made to foreclose the Mortgage Loan. The Action Date is the date the Servicer referred the case to the foreclosure attorney.

Action Code 60 - To report that a Mortgage Loan has been paid in full either at, or prior to, maturity. The Action Date is the date the pay-off funds were remitted to the Master Servicer.

Action Code 65 - To report that the Servicer is repurchasing the Mortgage Loan. The Action Date is the date the repurchase proceeds were remitted to the Master Servicer.

Action Code 70 - To report that a Mortgage Loan has been foreclosed or a deed-in-lieu of foreclosure has been accepted, and the Servicer, on behalf of the owner of the Mortgage Loan, has acquired the property and may dispose of it. The Action Date is the date of the foreclosure sale or, for deeds-in-lieu, the date the deed is recorded on behalf of the owner of the Mortgage Loan.

Action Code 71 - To report that a Mortgage Loan has been foreclosed and a third party acquired the property, or a total condemnation of the property has occurred. The Action Date is the date of the foreclosure sale or the date the condemnation award was received.

Action Code 72 - To report that a Mortgage Loan has been foreclosed, or a deed-in-lieu has been accepted, and the property may be conveyed to the mortgage insurer and the pool insurance claim has been filed. The Action Date is the date of the foreclosure sale, or, for deeds-in-lieu, the date of the deed for conventional mortgages.

The Loss Mit Type field should show the approved Loss Mitigation arrangement. The following are acceptable:

      ASUM-Approved Assumption
      BAP-Borrower Assistance
      Program CO-Charge Off
      DIL-Deed-in-Lieu
      FFA-Formal Forbearance Agreement
      MOD-Loan Modification
      PRE-Pre-Sale
      SS-Short Sale
      MISC-Anything else approved by the PMI or Pool Insurer


Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property. The acceptable codes are:


      Mortgagor
      Tenant
      Unknown
      Vacant

                                    Exhibit D
                                    ---------

                      REALIZED LOSS CALCULATION INFORMATION

WELLS FARGO BANK, N.A. Form 332



Calculation of Realized Loss
----------------------------

Purpose
-------

To provide the Servicer with a form for the calculation of any Realized Loss (or gain) as a result of a Mortgage Loan having been foreclosed and Liquidated.

Distribution
------------

The Servicer will prepare the form in duplicate and send the original together with evidence of conveyance of title and appropriate supporting documentation to the Master Servicer with the Monthly Accounting Reports which supports the Mortgage Loan's removal from the Mortgage Loan Activity Report. The Servicer will retain the duplicate for its own records.

Due Date
--------

With respect to any liquidated Mortgage Loan, the form will be submitted to the Master Servicer no later than the date on which statements are due to the Master Servicer under Section 4.02 of this Agreement (the "Statement Date") in the month following receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan; provided, that if such Statement Date is not at least 30 days after receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan, then the form will be submitted on the first Statement Date occurring after the 30th day following receipt of final liquidation proceeds and supporting documentation.

Preparation Instructions
------------------------

The numbers on the form correspond with the numbers listed below.

1.     The actual Unpaid Principal Balance of the Mortgage Loan.

2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.

3-7. Complete as necessary. All line entries must be supported by copies of appropriate statements, vouchers, receipts, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.

8. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis.

10.    The total of lines 1 through 9.

Credits
-------

11-17. Complete as necessary. All line entries must be supported by copies of the appropriate claims forms, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 16.

18.    The total of lines 11 through 17.

Total Realized Loss (or Amount of Any Gain)
-------------------------------------------

19. The total derived from subtracting line 18 from 10. If the amount represents a realized gain, show the amount in parenthesis ( ).

                             WELLS FARGO BANK, N.A.
                          CALCULATION OF REALIZED LOSS



       WELLS FARGO BANK, N.A. Trust:  ___________________________

       Prepared by: __________________ Date: _______________

       Phone: ______________________

       Servicer Loan No.            Servicer Name            Servicer Address

WELLS FARGO BANK, N.A.
Loan No._____________________________
Borrower's Name:________________________________________________________
Property
Address:________________________________________________________________


Liquidation and Acquisition Expenses:
Actual Unpaid Principal Balance of Mortgage Loan            $ _______________(1)
Interest accrued at Net Rate                                 ________________(2)
Attorney's Fees                                              ________________(3)
Taxes                                                        ________________(4)
Property Maintenance                                         ________________(5)
MI/Hazard Insurance Premiums                                 ________________(6)
Hazard Loss Expenses                                         ________________(7)
Accrued Servicing Fees                                       ________________(8)
Other (itemize)                                              ________________(9)
                                                             $ _________________



Total Expenses                                              $ ______________(10)
Credits:
Escrow Balance                                              $ ______________(11)
HIP Refund                                                  ________________(12)
Rental Receipts                                             ________________(13)
Hazard Loss Proceeds                                        ________________(14)
Primary Mortgage Insurance Proceeds                         ________________(15)
Proceeds from Sale of Acquired Property                     ________________(16)
Other (itemize)                                             ________________(17)
                                                            ___________________
                                                            ___________________

Total Credits                                               $_______________(18)

Total Realized Loss (or Amount of Gain)  $________________

                      ASSIGNMENT AND RECOGNITION AGREEMENT

            THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated September 21, 2007 (the "Agreement"), among Sutton Funding LLC ("Assignor"), BCAP LLC ("Assignee"), Countrywide Home Loans Servicing LP (the "Servicer"), Countrywide Home Loans, Inc. (the "Company"), HSBC Bank USA, National Association (the "Trustee") and Wells Fargo Bank, National Association ("Wells Fargo Bank"):

            For and in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Assignment and Conveyance

            1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the rights, title, interest and obligations of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans") and (b) except as described below, that certain Master Mortgage Loan Purchase Agreement (the "Sale Agreement"), dated as of February 26, 2007, between the Assignor, as purchaser (the "Purchaser"), and the Company, as seller, and the Servicing Agreement (the "Servicing Agreement"), dated as of February 26, 2007, between the Purchaser, and the Company, as servicer, each as amended by Amendment Reg AB to the Master Loan Purchase and Servicing Agreement, dated as of February 26, 2007 (together with the Sale Agreement and Servicing Agreement, the "Sale and Servicing Agreements"), among the Purchaser and the Company, solely insofar as the Sale and Servicing Agreements relate to the Mortgage Loans.

            From and after the date hereof, the Servicer shall service the Mortgage Loans in accordance with the Servicing Agreement as modified by this Agreement.

            The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Sale and Servicing Agreements that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

Recognition of the Company

            2. From and after the date hereof (the "Securitization Closing Date"), each of the Company and the Servicer shall and does hereby recognize that the Assignee, in connection with a securitization of the Mortgage Loans (the "Securitization"), will transfer the Mortgage Loans and assign all of its rights, title, interest and obligations (to the extent relating to the Mortgage Loans) to and under the Sale and Servicing Agreements (solely to the extent set forth herein) and this Agreement to BCAP LLC Trust 2007-AA5 (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among the Assignee, the Trustee and Wells Fargo Bank, National Association, as master servicer, securities administrator and custodian (including its successors in interest and any successor master servicers under the Pooling and Servicing Agreement, the "Master Servicer"). Each of the Company, the Servicer and the Master Servicer on behalf of the Trust hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company and the Servicer shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the Mortgage Loans, (iii) the Trust shall have and assume all the rights, remedies and obligations available to the Assignor, insofar as they relate to the Mortgage Loans, under the Sale and Servicing Agreements, including, without limitation, the enforcement of the document delivery requirements set forth in Section 2 of the Sale Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, (iv) all references to the Purchaser under the Sale and Servicing Agreements insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust and (v) the Mortgage Loans will be part of a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code (a "REMIC"), and the Servicer shall service the Mortgage Loans and any real property acquired upon default thereof (including, without limitation, making or permitting any modification, waiver or amendment of any term of any Mortgage Loan) in accordance with the Sale and Servicing Agreement but in no event in a manner that would (A) cause the REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon the REMIC, and all custodial accounts and escrow accounts maintained under the Servicing Agreement with respect to the Mortgage Loans shall be Eligible Accounts as set forth in this Agreement.

Representations and Warranties of the Company and the Servicer

            3. Each of the Company and the Servicer warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

            (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable;

            (b) It has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Sale and Servicing Agreements to which it is a party . The execution by it of this Agreement is in the ordinary course of its business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of its charter or bylaws or organization documents, as applicable, or any legal restriction, or any material agreement or instrument to which it is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which its or its property is subject. The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by it, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute its valid and legally binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

            (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by it in connection with the execution, delivery or performance by it of this Agreement; and

            (d) There is no action, suit, proceeding or investigation pending or to the best of its knowledge threatened against it, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Sale and Servicing Agreements, or which, either in any one instance or in the aggregate, would result in any material adverse change in its ability to perform its obligations under this Agreement or the Sale and Servicing Agreements, and it is solvent.

Remedies for Breach of Representations and Warranties

            4. Each of the Company and the Servicer hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust in connection with any breach of the representations and warranties made by it set forth in Section 3 hereof shall be as set forth in Subsection 3.03 of the Sale Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Amendments to Sale and Servicing Agreements for the Securitization

            5. Solely with respect to the Mortgage Loans, the following amendments are hereby made to the Servicing Agreement:

            (a) The following definitions set forth in the Servicing Agreement are amended and restated in their entirety as follows:

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in either the State of California, the State of Maryland, the State of Minnesota or the State of Texas are authorized or obligated by law or executive order to be closed.

Eligible Account: The Custodian or another depository, the accounts of which are
(i) maintained at an Eligible Institution, or (ii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) any other account acceptable to the applicable Rating Agency(ies), as evidenced in writing. Each such account may bear interest unless otherwise specified herein. This Agreement may be amended to reduce the rating requirements in clause (i) above pursuant to
Section 7.12, provided that, the Person requesting such amendment obtains a letter from the applicable Rating Agency(ies) stating that such reduction in rating requirements would not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

Eligible Institution: A federal or state chartered depository institution or trust company or with the Servicer, the short-term debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have a minimum short-term rating of "A-2" by S&P, "P-2" by Moodys, or "F-2" by Fitch, as applicable ("Ratings"), respectively, at the time any amounts are held on deposit therein; provided, that following a downgrade, withdrawal, or suspension of such institution's rating above, each account shall, within 30 calendar days, be moved to one or more segregated trust accounts in the trust department of such institution, or to an account at another institution that complies with the above requirements. This Agreement may be amended to reduce the above rating requirements pursuant to Section 7.12, provided that, the Person requesting such amendment obtains a letter from the applicable Rating Agency(ies) stating that such reduction in rating requirements would not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. Each Eligible Account shall be a separate account.

Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Company, or any of their respective affiliates:

                         (1) direct obligations of, or obligations fully
               guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                         (2) (A) such depository institution or trust company or
               its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of the Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                         (3) repurchase obligations with respect to any security
               described in clause (1) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agency;

                         (4) securities bearing interest or sold at a discount
               that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any state thereof and that are rated by the Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                         (5) commercial paper (including both
               non-interest-bearing discount obligations and interest-bearing obligations) that is rated by the Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                         (6) units of money market funds, including money market
               funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Servicer, the Company having the highest applicable rating from the Rating Agency; and

                         (7) if previously confirmed in writing to the Assignee
               or its designee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the senior certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Rating Agency: Any nationally recognized statistical rating agency rating the securities issued in the applicable Pass-Through Transfer.

Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Pass-Through Transfer pursuant to Section 7.06 hereof. The Reconstitution Date shall be September 21, 2007.

Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation or Purchase Confirmation. The applicable Servicing Fee Rate for each Mortgage Loan shall be provided to Wells Fargo Bank, National Association by BCAP LLC.

            (b) The first paragraph of Section 3.04 of the Servicing Agreement is amended and restated in its entirety as follows:

Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts and shall be titled "Countrywide in trust for BCAP LLC Trust 2007-AA5 as Purchaser of Mortgage Loans and various Mortgagors." Countrywide shall provide the Purchaser with written evidence of the creation of such Custodial Account(s) upon the request of the Purchaser.

            (c) The first paragraph of Section 3.13(c) of the Servicing Agreement is amended and restated in its entirety as follows:

Disposition. Subject to the following paragraph, Countrywide shall use best efforts to dispose of each REO Property as soon as possible and shall sell each REO Property no later than three (3) years after title to such REO Property has been obtained, unless Countrywide determines, and gives an appropriate notice to the Purchaser, that a longer period is necessary for the orderly disposition of any REO Property. If a period longer than one (1) year is necessary to sell any REO Property, Countrywide shall, if requested by the Purchaser, report monthly to the Purchaser as to the progress being made in selling such REO Property. Countrywide shall also maintain, on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in the amount required in
Section 3.10 hereof.

            (d) The first paragraph of Section 4.02(a) of the Servicing Agreement is amended and restated in its entirety as follows:

Monthly Reports. No later than the fifteenth (15th) calendar day of each month (or if such fifteenth day is not a Business Day, the Business Day immediately preceding such fifteenth day), Countrywide shall furnish to the Purchaser via an electronic medium mutually acceptable to the parties, monthly reports in form and substance reasonably acceptable to the parties ("Monthly Remittance Advice") with respect to monthly remittance advices, defaulted Mortgage Loans and realized loss calculations, respectively, attached hereto as Exhibits B, C and D which reports shall include with respect to each Mortgage Loan the following loan-level information: (i) the scheduled balance as of the last day of the related Due Period, (ii) all Principal Prepayments applied to the Mortgagor's account during the related Principal Prepayment Period, and (iii) the delinquency and bankruptcy status of the Mortgage Loan, if applicable; provided, however, it is understood that Countrywide shall not be obligated to report on any prepayment penalties or charges.

            (e) Exhibits B, C and D attached hereto, are hereby added to the Servicing Agreement as Exhibits B, C and D.

            (f) Sections 4.04 and 4.05 of the Servicing Agreement are hereby deleted.

            (g) Section 3.04 of the Servicing Agreement is hereby amended by adding the following paragraph to the end thereof:

        Funds in the Custodial Account shall, if invested, be invested in Permitted Investments; provided, however, that the Servicer shall be under no obligation or duty to invest (or otherwise pay interest on) amounts held in the Custodial Account. All Permitted Investments shall mature or be subject to redemption or withdrawal no later than one Business Day prior to the next succeeding Remittance Date (except that if such Permitted Investment is an obligation of the Servicer, then such Permitted Investment shall mature not later than such applicable Remittance Date). Any and all investment earnings from any such Permitted Investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust. The risk of loss of moneys required to be remitted to the Master Servicer resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer shall promptly deposit the amount of any such loss in the Custodial Account, but in no event later than the related Remittance Date.

Miscellaneous

            6. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            7. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Master Servicer on behalf of the Trust.

            8. This Agreement shall inure to the benefit of (i) the parties hereto and their respective successors and assigns and (ii) the Trust. Any entity into which Assignor, Assignee, the Servicer or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee, the Servicer or Company, respectively, hereunder.

            9. Each of this Agreement and the Sale and Servicing Agreements shall survive the conveyance of the Mortgage Loans and the assignment of the Sale and Servicing Agreements (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Sale and Servicing Agreements.

            10. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

            11. In the event that any provision of this Agreement conflicts with any provision of any Sale and Servicing Agreements with respect to the Mortgage Loans, the terms of this Agreement shall control.

            12. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Sale and Servicing Agreements 13. All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to:

                      In the case of the Assignor:

                      Sutton Funding LLC
                      c/o Global Securitization Services, LLC
                      445 Broad Hollow Road, Suite 239
                      Melville, New York 11747
                      Telephone: (631) 587-4700

                      In the case of the Depositor:

                      BCAP LLC
                      200 Park Avenue
                      New York, New York  10166
                      Attention: General Counsel
                      Telephone: (212) 412-5271

                      In the case of the Trustee

                      HSBC Bank USA, National Association
                      452 Fifth Avenue, New York, New York 10018,
                      Telephone: (212) 525-1367

                      In the case of the Company and Servicer:

                      Countrywide Home Loans, Inc.
                      4500 Park Granada
                      Calabasas, California 91302
                      Attention: Darren Bigby

                      In the case of the Master Servicer:

                      for the purposes of notices and delivery of the Monthly Remittance Advice, as set forth in
                      Section 4.02(a) of the Agreement:
                      Wells Fargo Bank, National Association
                      9062 Old Annapolis Road, Columbia, Maryland 21045
                      Attention: Corporate Trust Services - BCAP 2007-AA5
                      Facsimile: (410) 715-2380, with a copy to P.O. Box 98, Columbia, Maryland 21046, Attention: ClientManager BCAP 2007-AA5; and

                      for the purposes of remittance:
                      Direct to: Wells Fargo Bank, N.A.
                      Bank Number ABA:121000248
                      Beneficiary Account #: 3970771416
                      Beneficiary Account Name: SAS Clearing
                      Reference: For Further Credit 53178000 BCAP
                      2007-AA5

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                        COUNTRYWIDE HOME LOANS, INC.



                                        By: /s/ Monica Brudenell
                                            ------------------------------------
                                            Name: Monica Brudenell
                                            Its: Senior Vice President



                                        COUNTRYWIDE HOME LOANS SERVICING LP



                                        By: Countrywide GP, Inc., its General
                                            Partner

                                        By: /s/ Monica Brudenell
                                            ------------------------------------
                                            Name: Monica Brudenell
                                            Its: Senior Vice President



                                        SUTTON FUNDING LLC



                                        By: /s/ Fouad S. Onbargi
                                            ------------------------------------
                                            Name: Fouad S. Onbargi
                                            Its: Director



                                        BCAP LLC



                                        By: /s/ Tom Hamilton
                                            ------------------------------------
                                            Name: Tom Hamilton
                                            Its: President and Chief Executive
                                            Officer



                                        HSBC BANK USA, NATIONAL ASSOCIATION,
                                            as Trustee



                                        By: /s/ Elena Zheng
                                            ------------------------------------
                                            Name: Elena Zheng
                                            Its: Assistant Vice President



                                        WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION, as Master Servicer



                                        By: /s/ Carla S. Walker
                                            ------------------------------------
                                            Name: Carla S. Walker
                                            Its: Vice President

                EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT

                             Mortgage Loan Schedule

               (Delivered to Master Servicer on the Closing Date)

                                    EXHIBIT B

                            MONTHLY REMITTANCE ADVICE

-------------------------------------------------------------------------------------------------------
Column Name              Description                         Decimal  Format Comment         Max Size
-------------------------------------------------------------------------------------------------------
SER_INVESTOR_NBR         A value assigned by the Servicer             Text up to 10 digits          20
                         to define a group of loans.
-------------------------------------------------------------------------------------------------------
LOAN_NBR                 A unique identifier assigned to              Text up to 10 digits          10
                         each loan by the investor.
-------------------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR        A unique number assigned to a                Text up to 10 digits          10
                         loan by the Servicer.  This may
                         be different than the LOAN_NBR.
-------------------------------------------------------------------------------------------------------
BORROWER_NAME            The borrower name as received in
                         the file.  It is not separated by            Maximum length of 30
                         first and last name.                         (Last, First)                 30
-------------------------------------------------------------------------------------------------------
SCHED_PAY_AMT            Scheduled monthly principal and        2     No commas(,) or               11
                         scheduled interest payment that a
                         borrower is expected to pay, P&I
                         constant. dollar signs ($)
-------------------------------------------------------------------------------------------------------
NOTE_INT_RATE            The loan interest rate as              4     Max length of 6                6
                         reported by the Servicer.
-------------------------------------------------------------------------------------------------------
NET_INT_RATE             The loan gross interest rate less      4     Max length of 6                6
                         the service fee rate as reported
                         by the Servicer.
-------------------------------------------------------------------------------------------------------
SERV_FEE_RATE            The servicer's fee rate for a
                         loan as reported by the Servicer.      4     Max length of 6                6
-------------------------------------------------------------------------------------------------------
SERV_FEE_AMT             The servicer's fee amount for a              No commas(,) or
                         loan as reported by the Servicer.      2     dollar signs ($)              11
-------------------------------------------------------------------------------------------------------
NEW_PAY_AMT              The new loan payment amount as               No commas(,) or
                         reported by the Servicer.              2     dollar signs ($)              11
-------------------------------------------------------------------------------------------------------
NEW_LOAN_RATE            The new loan rate as reported by       4     Max length of 6                6
                         the Servicer.
-------------------------------------------------------------------------------------------------------
ARM_INDEX_RATE           The index the Servicer is using        4     Max length of 6                6
                         to calculate a forecasted rate.
-------------------------------------------------------------------------------------------------------
ACTL_BEG_PRIN_BAL        The borrower's actual principal
                         balance at the beginning of the              No commas(,) or
                         processing cycle.                      2     dollar signs ($)              11
-------------------------------------------------------------------------------------------------------
ACTL_END_PRIN_BAL        The borrower's actual principal
                         balance at the end of the                    No commas(,) or
                         processing cycle.                      2     dollar signs ($)              11
-------------------------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DATE   The date at the end of processing            MM/DD/YYYY                    10
                         cycle that the borrower's next
                         payment is due to the Servicer,
                         as reported by Servicer.
-------------------------------------------------------------------------------------------------------
SERV_CURT_AMT_1          The first curtailment amount to        2     No commas(,) or               11
                         be applied.                                  dollar signs ($)
-------------------------------------------------------------------------------------------------------
SERV_CURT_DATE_1         The curtailment date associated              MM/DD/YYYY                    10
                         with the first curtailment
                         amount.
-------------------------------------------------------------------------------------------------------
CURT_ADJ_ AMT_1          The curtailment interest on the
                         first curtailment amount, if                 No commas(,) or
                         applicable.                            2     dollar signs ($)              11
-------------------------------------------------------------------------------------------------------
SERV_CURT_AMT_2          The second curtailment amount to       2     No commas(,) or               11
                         be applied.                                  dollar signs ($)
-------------------------------------------------------------------------------------------------------
SERV_CURT_DATE_2         The curtailment date associated              MM/DD/YYYY                    10
                         with the second curtailment
                         amount.
-------------------------------------------------------------------------------------------------------
CURT_ADJ_ AMT_2          The curtailment interest on the
                         second curtailment amount, if                No commas(,) or
                         applicable.                            2     dollar signs ($)              11
-------------------------------------------------------------------------------------------------------
SERV_CURT_AMT_3          The third curtailment amount to        2     No commas(,) or               11
                         be applied.                                  dollar signs ($)
-------------------------------------------------------------------------------------------------------
SERV_CURT_DATE_3         The curtailment date associated              MM/DD/YYYY                    10
                         with the third curtailment amount.
-------------------------------------------------------------------------------------------------------
CURT_ADJ_AMT_3           The curtailment interest on the
                         third curtailment amount, if                 No commas(,) or
                         applicable.                            2     dollar signs ($)              11
-------------------------------------------------------------------------------------------------------
PIF_AMT                  The loan "paid in full" amount as            No commas(,) or
                         reported by the Servicer.              2     dollar signs ($)              11
-------------------------------------------------------------------------------------------------------
PIF_DATE                 The paid in full date as reported            MM/DD/YYYY                    10
                         by the Servicer.
-------------------------------------------------------------------------------------------------------
ACTION_CODE              The standard FNMA numeric code used          Action Code Key:               2
                         to indicate the default/delinquent           15=Bankruptcy,
                         status of a particular loan.                 30=Foreclosure,
                                                                      , 60=PIF,
                                                                      63=Substitution,
                                                                      65=Repurchase,70=REO
-------------------------------------------------------------------------------------------------------
INT_ADJ_AMT              The amount of the interest             2     No commas(,) or               11
                         adjustment as reported by the
                         Servicer.                                    dollar signs ($)
-------------------------------------------------------------------------------------------------------
SOLDIER_SAILOR_ADJ_AMT   The Soldier and Sailor Adjustment      2     No commas(,) or               11
                         amount, if applicable.                       dollar signs ($)
-------------------------------------------------------------------------------------------------------
NON_ADV_LOAN_AMT         The Non Recoverable Loan Amount,             No commas(,) or
                         if applicable.                         2     dollar signs ($)              11
-------------------------------------------------------------------------------------------------------
LOAN_LOSS_AMT            The amount the Servicer is             2     No commas(,) or               11
                         passing as a loss, if applicable.            dollar signs ($)
-------------------------------------------------------------------------------------------------------
SCHED_BEG_PRIN_BAL       The scheduled outstanding              2     No commas(,) or               11
                         principal amount due at the                  dollar signs ($)
                         beginning of the cycle date to be
                         passed through to investors.
-------------------------------------------------------------------------------------------------------
SCHED_END_PRIN_BAL       The scheduled principal balance        2     No commas(,) or               11
                         due to investors at the end of a             dollar signs ($)
                         processing cycle.
-------------------------------------------------------------------------------------------------------
SCHED_PRIN_AMT           The scheduled principal amount as      2     No commas(,) or               11
                         reported by the Servicer for the             dollar signs ($)
                         current cycle -- only applicable
                         for Scheduled/Scheduled Loans.
-------------------------------------------------------------------------------------------------------
SCHED_NET_INT            The scheduled gross interest           2     No commas(,) or               11
                         amount less the service fee                  dollar signs ($)
                         amount for the current cycle as
                         reported by the Servicer -- only
                         applicable for Scheduled/Scheduled
                         Loans.
-------------------------------------------------------------------------------------------------------
ACTL_PRIN_AMT            The actual principal amount            2     No commas(,) or               11
                         collected by the Servicer for the            dollar signs ($)
                         current reporting cycle -- only
                         applicable for Actual/Actual
                         Loans.
-------------------------------------------------------------------------------------------------------
ACTL_NET_IN              The actual gross interest amount       2     No commas(,) or               11
                         less the service fee amount for              dollar signs ($)
                         the current reporting cycle as
                         reported by the Servicer -- only
                         applicable for Actual/Actual Loans.
-------------------------------------------------------------------------------------------------------
PREPAY_PENALTY_ AMT      The penalty amount received when       2     No commas(,) or               11
                         a borrower prepays on his loan as            dollar signs ($)
                         reported by the Servicer.
-------------------------------------------------------------------------------------------------------
PREPAY_PENALTY_ WAIVED   The prepayment penalty amount for            No commas(,) or
                         the loan waived by the servicer.       2     dollar signs ($)              11
-------------------------------------------------------------------------------------------------------
MOD_DATE                 The Effective Payment Date of the            MM/DD/YYYY                    10
                         Modification for the loan.
-------------------------------------------------------------------------------------------------------
MOD_TYPE                 The Modification Type.                       Varchar - value can           30
                                                                      be alpha or numeric
-------------------------------------------------------------------------------------------------------
DELINQ_P&I_ADVANCE_AMT   The current outstanding principal      2     No commas(,) or               11
                         and interest advances made by                dollar signs ($)
                         Servicer.
-------------------------------------------------------------------------------------------------------

                                    Exhibit C

                       REPORTING DATA FOR DEFAULTED LOANS

Data must be submitted to Wells Fargo Bank in an Excel spreadsheet format with fixed field names and data type. The Excel spreadsheet should be used as a template consistently every month when submitting data.

Table: Delinquency

Name                                            Type                    Size
----------------------------------------------------------------------------
Servicer Loan #                                 Number                     8
                                                (Double)
Investor Loan #                                 Number                     8
                                                (Double)
Borrower Name                                   Text                      20
Address                                         Text                      30
State                                           Text                       2
Due Date                                        Date/Time                  8
Action Code                                     Text                       2
FC Received                                     Date/Time                  8
File Referred to Atty                           Date/Time                  8
NOD                                             Date/Time                  8
Complaint Filed                                 Date/Time                  8
Sale Published                                  Date/Time                  8
Target Sale Date                                Date/Time                  8
Actual Sale Date                                Date/Time                  8
Loss Mit Approval Date                          Date/Time                  8
Loss Mit Type                                   Text                       5
Loss Mit Estimated Completion                   Date/Time                  8
Date
Loss Mit Actual Completion Date                 Date/Time                  8
Loss Mit Broken Plan Date                       Date/Time                  8
BK Chapter                                      Text                       6
BK Filed Date                                   Date/Time                  8
Post Petition Due                               Date/Time                  8
Motion for Relief                               Date/Time                  8
Lift of Stay                                    Date/Time                  8
RFD                                             Text                      10
Occupant Code                                   Text                      10
Eviction Start Date                             Date/Time                  8
Eviction Completed Date                         Date/Time                  8
List Price                                      Currency                   8
List Date                                       Date/Time                  8
Accepted Offer Price                            Currency                   8
Accepted Offer Date                             Date/Time                  8
Estimated REO Closing Date                      Date/Time                  8
Actual REO Sale Date                            Date/Time                  8

o Items in bold are MANDATORY FIELDS. We must receive information in those fields every month in order for your file to be accepted.

The Action Code Field should show the applicable numeric code to indicate that a special action is being taken. The Action Codes are the following:

           12-Relief Provisions
            15-Bankruptcy/Litigation
           20-Referred for Deed-in-Lieu
           30-Referred fore Foreclosure
           60-Payoff
           65-Repurchase
           70-REO-Held for Sale
           71-Third Party Sale/Condemnation
           72-REO-Pending Conveyance-Pool Insurance claim filed

Wells Fargo Bank will accept alternative Action Codes to those above, provided that the Codes are consistent with industry standards. If Action Codes other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Action Codes prior to sending the file.

Description of Action Codes:

Action Code 12 - To report a Mortgage Loan for which the Borrower has been granted relief for curing a delinquency. The Action Date is the date the relief is expected to end. For military indulgence, it will be three months after the Borrower's discharge from military service.

Action Code 15 - To report the Borrower's filing for bankruptcy or instituting some other type of litigation that will prevent or delay liquidation of the Mortgage Loan. The Action Date will be either the date that any repayment plan (or forbearance) instituted by the bankruptcy court will expire or an additional date by which the litigation should be resolved.

Action Code 20 - To report that the Borrower has agreed to a deed-in-lieu or an assignment of the property. The Action Date is the date the Servicer decided to pursue a deed-in-lieu or the assignment.

Action Code 30 - To report that the decision has been made to foreclose the Mortgage Loan. The Action Date is the date the Servicer referred the case to the foreclosure attorney.

Action Code 60 - To report that a Mortgage Loan has been paid in full either at, or prior to, maturity. The Action Date is the date the pay-off funds were remitted to the Master Servicer.

Action Code 65 - To report that the Servicer is repurchasing the Mortgage Loan. The Action Date is the date the repurchase proceeds were remitted to the Master Servicer.

Action Code 70 - To report that a Mortgage Loan has been foreclosed or a deed-in-lieu of foreclosure has been accepted, and the Servicer, on behalf of the owner of the Mortgage Loan, has acquired the property and may dispose of it. The Action Date is the date of the foreclosure sale or, for deeds-in-lieu, the date the deed is recorded on behalf of the owner of the Mortgage Loan.

Action Code 71 - To report that a Mortgage Loan has been foreclosed and a third party acquired the property, or a total condemnation of the property has occurred. The Action Date is the date of the foreclosure sale or the date the condemnation award was received.

Action Code 72 - To report that a Mortgage Loan has been foreclosed, or a deed-in-lieu has been accepted, and the property may be conveyed to the mortgage insurer and the pool insurance claim has been filed. The Action Date is the date of the foreclosure sale, or, for deeds-in-lieu, the date of the deed for conventional mortgages.

The Loss Mit Type field should show the approved Loss Mitigation arrangement. The following are acceptable:

      ASUM-Approved Assumption
      BAP-Borrower Assistance Program
      CO-Charge Off
      DIL-Deed-in-Lieu
      FFA-Formal Forbearance Agreement
      MOD-Loan Modification
      PRE-Pre-Sale SS-Short Sale
      MISC-Anything else approved by the PMI or Pool Insurer

Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property. The acceptable codes are:

        Mortgagor
        Tenant
        Unknown
        Vacant

                                    Exhibit D

                      REALIZED LOSS CALCULATION INFORMATION

WELLS FARGO BANK, N.A. Form 332

Calculation of Realized Loss

Purpose

To provide the Servicer with a form for the calculation of any Realized Loss (or gain) as a result of a Mortgage Loan having been foreclosed and Liquidated.

Distribution

The Servicer will prepare the form in duplicate and send the original together with evidence of conveyance of title and appropriate supporting documentation to the Master Servicer with the Monthly Accounting Reports which supports the Mortgage Loan's removal from the Mortgage Loan Activity Report. The Servicer will retain the duplicate for its own records.

Due Date

With respect to any liquidated Mortgage Loan, the form will be submitted to the Master Servicer no later than the date on which statements are due to the Master Servicer under Section 4.02 of this Agreement (the "Statement Date") in the month following receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan; provided, that if such Statement Date is not at least 30 days after receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan, then the form will be submitted on the first Statement Date occurring after the 30th day following receipt of final liquidation proceeds and supporting documentation.

Preparation Instructions

The numbers on the form correspond with the numbers listed below.

1.      The actual Unpaid Principal Balance of the Mortgage Loan.

2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.

3-7. Complete as necessary. All line entries must be supported by copies of appropriate statements, vouchers, receipts, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.

8. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis.

10.     The total of lines 1 through 9.

Credits

11-17. Complete as necessary. All line entries must be supported by copies of the appropriate claims forms, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 16.

18.     The total of lines 11 through 17.

Total Realized Loss (or Amount of Any Gain)

19. The total derived from subtracting line 18 from 10. If the amount represents a realized gain, show the amount in parenthesis ( ).

                             WELLS FARGO BANK, N.A.

                          CALCULATION OF REALIZED LOSS

         WELLS FARGO BANK, N.A. Trust:  ___________________________

         Prepared by: __________________ Date: _______________

         Phone: ______________________

        Servicer Loan No.           Servicer Name  Servicer Address

WELLS FARGO BANK, N.A.
Loan No._____________________________
Borrower's Name:________________________________________________________
Property
Address:________________________________________________________________

Liquidation and Acquisition Expenses:

Actual Unpaid Principal Balance of Mortgage Loan            $________________(1)
Interest accrued at Net Rate                                 ________________(2)
Attorney's Fees                                              ________________(3)
Taxes                                                        ________________(4)
Property Maintenance                                         ________________(5)
MI/Hazard Insurance Premiums                                 ________________(6)
Hazard Loss Expenses                                         ________________(7)
Accrued Servicing Fees                                       ________________(8)
Other (itemize)                                              ________________(9)
                                                            $__________________

Total Expenses                                              $_______________(10)
Credits:
Escrow Balance                                              $_______________(11)
HIP Refund                                                  ________________(12)
Rental Receipts                                             ________________(13)
Hazard Loss Proceeds                                        ________________(14)
Primary Mortgage Insurance Proceeds                         ________________(15)
Proceeds from Sale of Acquired Property                     ________________(16)
Other (itemize)                                             ________________(17)
                                                            ________________
                                                            ________________

Total Credits                                               $_______________(18)

Total Realized Loss (or Amount of Gain)  $________________

                                   EXHIBIT M-1

                         COUNTRYWIDE PURCHASE AGREEMENT

                          COUNTRYWIDE HOME LOANS, INC.,
                                 as Countrywide

                                       and

                               BARCLAYS BANK PLC,
                                  as Purchaser

                    ----------------------------------------

                     MASTER MORTGAGE LOAN PURCHASE AGREEMENT

                           dated as of August 30, 2006

                    ----------------------------------------

                     Conventional Residential Mortgage Loans

                              (SERVICING RETAINED)

ARTICLE I. DEFINITIONS

ARTICLE II. PRE-CLOSING AND CLOSING PROCEDURES

    Section 2.01  Due Diligence by the Purchaser................................
    Section 2.02  Identification of Mortgage Loan Package.......................
    Section 2.03  Post-Closing Due Diligence....................................
    Section 2.04  Credit Document Deficiencies Identified During
                    Due Diligence...............................................
    Section 2.05  Delivery of Collateral Files..................................
    Section 2.06  Purchase Confirmation.........................................
    Section 2.07  Closing.......................................................
    Section 2.08  Payment of the Purchase Proceeds..............................
    Section 2.09  Entitlement to Payments on the Mortgage Loans.................
    Section 2.10  Payment of Costs and Expenses.................................
    Section 2.11  MERS Mortgage Loans and the MERS System.......................
    Section 2.12  Required Closing Documents....................................

ARTICLE III. REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

    Section 3.01  Representations and Warranties Respecting Countrywide.........
    Section 3.02  Representations and Warranties Regarding Individual Mortgage
                    Loans. .....................................................
    Section 3.03  Remedies for Breach of Representations and Warranties.........
    Section 3.04  Repurchase of Convertible Mortgage Loans......................
    Section 3.05  Representations and Warranties Respecting the Purchaser.......
    Section 3.06  Indemnification by the Purchaser..............................

ARTICLE IV. MISCELLANEOUS

    Section 4.01  Notices.......................................................
    Section 4.02  Sale Treatment................................................
    Section 4.03  Exhibits......................................................
    Section 4.04  General Interpretive Principles...............................
    Section 4.05  Reproduction of Documents.....................................
    Section 4.06  Further Agreements............................................
    Section 4.07  Assignment of Mortgage Loans by the Purchaser.................
    Section 4.08  Conflicts between Transaction Documents.......................
    Section 4.09  Governing Law.................................................
    Section 4.10  Severability Clause...........................................
    Section 4.11  Successors and Assigns........................................
    Section 4.12  Confidentiality...............................................
    Section 4.13  Entire Agreement..............................................
    Section 4.14  Counterparts..................................................
    Section 4.15  Waivers.......................................................
    Section 4.16  No Solicitation...............................................
    Section 4.17  Consent to Service of Process.................................

    Exhibit A     Schedule of Collateral Documents..............................
    Exhibit B     Form of Purchase Confirmation.................................
    Exhibit C     Form of Custodial Agreement...................................
    Exhibit D     Form of Trade Confirmation....................................
    Exhibit E     Form of Countrywide's Officer's Certification.................
    Exhibit F     Form of Security Release Certification........................

                     MASTER MORTGAGE LOAN PURCHASE AGREEMENT

            This Master Mortgage Loan Purchase Agreement is made and entered into as of August 30, 2006 (the "Agreement"), between Countrywide Home Loans, Inc., having an address at 4500 Park Granada, Calabasas, California 91302 ("Countrywide"), and Barclays Bank PLC, having an address at 200 Park Avenue New York, New York 10166 the ("Purchaser").

                                 R E C I T A L S

            The Purchaser has agreed to purchase from Countrywide and Countrywide has agreed to sell from time to time to the Purchaser all of Countrywide's right, title and interest, excluding servicing rights, in and to those certain mortgage loans identified in a Purchase Confirmation (as defined below) executed by Countrywide and the Purchaser. This Agreement is intended to set forth the terms and conditions by which Countrywide shall transfer and the Purchaser shall acquire such mortgage loans.

            In consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Countrywide and the Purchaser agree as follows:

                                    ARTICLE I.
                                   DEFINITIONS

            Unless the context requires otherwise, all capitalized terms used herein shall have the meanings assigned to such terms in this Article I unless defined elsewhere herein. Any capitalized term used or defined in a Purchase Confirmation that conflicts with the corresponding definition set forth herein shall supersede such term.

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of a similar type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Adjustable Rate Mortgage Loan: Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

            Agency: Either Fannie Mae or Freddie Mac.

            Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

            Agreement: This Master Mortgage Loan Purchase Agreement, including all exhibits and supplements hereto, and all amendments hereof.

            Appraised Value: The value of the related Mortgaged Property as set forth in an appraisal made in connection with the origination of a Mortgage Loan or the sale price of the related Mortgaged Property if the proceeds of such Mortgage Loan were used to purchase such Mortgaged Property, whichever is less.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

            Balloon Mortgage Loan: Any Mortgage Loan wherein the Mortgage Note matures prior to full amortization and requires a final and accelerated payment of principal.

            Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in either the State of California, the State of New York, or the State of Texas are authorized or obligated by law or executive order to be closed.

            Closing: The consummation of the sale and purchase of each Mortgage Loan Package.

            Closing Documents: The documents required to be delivered on each Closing Date pursuant to Section 2.12.

            Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

            Closing Date: The date on which the purchase and sale of the Mortgage Loans constituting a Mortgage Loan Package is consummated, as set forth in the Trade Confirmation or Purchase Confirmation.

            Collateral Documents: The collateral documents pertaining to each Mortgage Loan as set forth in Exhibit A hereto.

            Collateral File: With respect to each Mortgage Loan, a file containing each of the Collateral Documents.

            Combined Loan-to-Value Ratio: As of any date and as to any Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan and (ii) the Stated Principal Balance (or the original principal balance, if so indicated) as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value of the related Mortgaged Property.

            Condemnation Proceeds: All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

            Conventional Mortgage Loan: A Mortgage Loan that is not insured by the FHA or guaranteed by the VA.

            Convertible Mortgage Loan: Any Adjustable Rate Mortgage Loan that contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate mortgage loan in accordance with the terms of the related Mortgage Note.

            Countrywide: Countrywide Home Loans, Inc., or any successor or assign to Countrywide under this Agreement as provided herein.

            Credit File: The file retained by Countrywide that includes the mortgage loan documents pertaining to a Mortgage Loan including copies of the Collateral Documents together with the credit documentation relating to the origination of such Mortgage Loan, which Credit File may be maintained by Countrywide on microfilm or any other comparable medium.

            Custodial Account: The account or accounts created and maintained pursuant to Section 3.04 of the Servicing Agreement, each of which shall be an Eligible Account.

            Custodial Agreement: The agreement governing the retention of the Collateral Files by the Custodian.

            Custodian: Wells Fargo Bank, N.A., its successor in interest or assign, or such other custodian that may be designated by Purchaser from time to time.

            Cut-off Date: The first day of the month in which the related Closing Date occurs or such other date as may be set forth in the related Trade Confirmation or Purchase Confirmation.

            Cut-off Date Balance: The aggregate scheduled unpaid principal balance of the Mortgage Loans in a Mortgage Loan Package as of the Cut-off Date, after application of (i) scheduled payments of principal due on such Mortgage Loans on or before such Cut-off Date, whether or not collected, and (ii) any Principal Prepayments received from the Mortgagor prior to the Cut-off Date.

            Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

            Determination Date: The Business Day immediately preceding the related Remittance Date.

            Due Date: The first day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Eligible Account: An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are insured up to the maximum permitted by the FDIC, or (iii) maintained with an institution and in a manner acceptable to an Agency.

            Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums, flood insurance premiums, and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to any Mortgage Loan.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            Fannie Mae: The Federal National Mortgage Association or any successor organization.

            Fannie Mae Transfer: Any sale or transfer of some or all of the Mortgage Loans to Fannie Mae.

            First Lien Mortgage Loan: Any Mortgage Loan secured by a first lien on the related Mortgaged Property.

            Fixed Rate Mortgage Loan: Any Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

            Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor organization.

            Freddie Mac Transfer: Any sale or transfer of some or all of the Mortgage Loans to Freddie Mac under its Cash Purchase Program or MBS Program (Special Servicing Option).

            Funding Deadline: With respect to each Closing Date, one o'clock (1:00) p.m. New York time.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

            High Cost Loan: A Mortgage Loan (a) that is a Section 32 Mortgage Loan under the Home Ownership and Equity Protection Act of 1994 ("HOEPA"), (b) (classified as a "high cost" or similarly defined loan under any other applicable state, federal or local law or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary, as applicable at the time of origination of the Mortgage Loan.

            HUD: The Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof.

            Index: With respect to any Adjustable Rate Mortgage Loan on each Interest Adjustment Date the applicable index as set forth in the related Mortgage Note.

            Interim Funder: With respect to each MERS Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

            Interest Adjustment Date: With respect to an Adjustable Rate Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

            Investor: With respect to each MERS Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

            Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate shall not be adjusted, as set forth in the related Mortgage Note and Mortgage Loan Schedule.

            Liquidation Proceeds: Amounts, other than PMI Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by Countrywide in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 3.13 of the Servicing Agreement.

            LPMI Fee: The portion of the Mortgage Interest Rate relating to an LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by Countrywide to pay the premium due on the PMI Policy with respect to such LPMI Loan.

            LPMI Loan: Any Mortgage Loan with respect to which Countrywide is responsible for paying the premium due on the related PMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

            LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.

            MERS: Mortgage Electronic Registration Systems, Inc. or any successor or assign thereto.

            MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

            MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS System: The electronic system of recording transfers of mortgages maintained by MERS.

            MIC: A mortgage insurance certificate issued by HUD.

            Missing Credit Documents: As defined in Section 2.04 hereof.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien, in the case of a First Lien Mortgage Loan, or a second lien, in the case of a Second Lien Mortgage Loan, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien, in the case of a First Lien Mortgage Loan, or a second lien, in the case of a Second Lien Mortgage Loan, upon a leasehold estate of the Mortgagor, as the case may be.

            Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan and, with respect to an Adjustable Rate Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.

            Mortgage Loan: Any mortgage loan that is sold pursuant to this Agreement, as evidenced by such mortgage loan's inclusion on the related Mortgage Loan Schedule, which mortgage loan includes the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds (if applicable), Government Insurance Proceeds (if applicable), Other Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding the servicing rights relating thereto. Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage Loans constituting a Mortgage Loan Package.

            Mortgage Loan Package: The Mortgage Loans sold to the Purchaser pursuant to a Purchase Confirmation.

            Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the interest rate payable to the Purchaser on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and the LPMI Fee, if applicable.

            Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans included therein and made a part of the related Purchase Confirmation, which schedule shall include, the following information with respect to each Mortgage Loan: (i) Countrywide's loan number identifying such Mortgage Loan; (ii) the Mortgage Interest Rate, less any LPMI Fee, as of the Cut-off Date; (iii) with respect to any Adjustable Rate Mortgage Loan, the Gross Margin, the Periodic Rate Cap, the Lifetime Rate Cap, the next Interest Adjustment Date and whether such Adjustable Rate Mortgage Loan is a Convertible Mortgage Loan, (iv) with respect to a LPMI Loan, the LPMI Fee, (v) with respect to each First Lien Mortgage Loan, the LTV at origination and, with respect to each Second Lien Mortgage Loan, the Combined LTV at origination; (vi) the remaining term as of the Cut-off Date and the original term of such Mortgage Loan, (vii) whether such Mortgage Loan is a First Lien Mortgage Loan or a Second Lien Mortgage Loan (viii) any other information pertaining to such Mortgage Loan as may be reasonably requested by the Purchaser, (ix) with respect to each Option ARM Mortgage Loan, (a) the maximum negative amortization percentage, and
(b) the recast period, (x) name, address, city and zipcode of Mortgagor, (xi) the Stated Principal Balance, (xii) appraisal amount, (xiii) purchase amount,
(xiv) loan amount, (xv) first Monthly Payment Due Date, (xvi) credit score,
(xvii) document type, (xviii) occupancy type, (xix) payment current through date, (xx) Prepayment Penalty window - flag/term, and (xxi) interest-only term. The information set forth in the Mortgage Loan Schedule relating to the Mortgage Interest Rate, Periodic Rate Cap and Lifetime Rate Cap with respect to any LPMI Loan, as applicable, is exclusive of the LPMI Fee.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

            Mortgagor: The obligor on a Mortgage Note.

            Officer's Certificate: A certificate signed by (a) an assistant Vice President or higher ranking officer and (b) by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of Countrywide, and delivered to the Purchaser as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given.

            Option ARM Mortgage Loan: An Adjustable Rate Mortgage Loan that gives the related Mortgagor three different payment options each month, which include: (i) a minimum monthly payment option, (ii) an interest-only payment option or (iii) a full principal and interest option which amortizes over 30 years or less.

            Other Insurance Proceeds: Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the PMI Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that Countrywide would follow in servicing mortgage loans held for its own account.

            Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgaged-backed securities transaction.

            Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability corporation, unincorporated organization or government or any agency or political subdivision thereof.

            PMI Policy: A policy of private mortgage guaranty insurance relating to a Mortgage Loan and issued by a Qualified Insurer.

            PMI Proceeds: Proceeds of any PMI Policy.

            Preliminary Mortgage Loan Package: The mortgage loans identified or described in a Trade Confirmation, which, subject to the Purchaser's due diligence as contemplated in Section 2.02 of this Agreement, are intended to be sold under this Agreement as a Mortgage Loan Package.

            Preliminary Mortgage Loans: The mortgage loans constituting a Preliminary Mortgage Loan Package.

            Prepayment Penalty:With respect to each Mortgage Loan, a prepayment penalty, charge, premium or fee, if any, payable upon the Principal Prepayment in full or part of such Mortgage Loan, as set forth in the related Mortgage Note or Mortgage.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any prepayment penalty or premium thereon (unless the Purchase Confirmation provides otherwise), which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment Period: As to any Remittance Date, the second day of the calendar month preceding the month of such Remittance Date, through the first day of the calendar month of such Remittance Date.

            Purchase Confirmation: A letter agreement, substantially in the form of Exhibit B hereto, executed by Countrywide and the Purchaser in connection with the purchase and sale of each Mortgage Loan Package, which sets forth the terms relating thereto including a description of the related Mortgage Loans (including the Mortgage Loan Schedule), the purchase price for such Mortgage Loans, the Closing Date and the Servicing Fee Rate.

            Purchase Proceeds: The amount paid on the related Closing Date by the Purchaser to Countrywide in exchange for the Mortgage Loan Package purchased on such Closing Date as set forth in the applicable Purchase Confirmation.

            Purchaser: The Person identified as the "Purchaser" in the preamble to this Agreement or its successor in interest or any successor or assign to the Purchaser under this Agreement as herein provided. Any reference to "Purchaser" as used herein shall be deemed to include any designee of the Purchaser, so long as such designation was made in accordance with the limitations set forth in
Section 4.07 hereof.

            Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

            Qualified Substitute Mortgage Loan: A mortgage loan that must, on the date of such substitution, (i) have an unpaid principal balance, after deduction of all scheduled payments due in the month of substitution (or if more than one (1) mortgage loan is being substituted, an aggregate principal balance), not in excess of the unpaid principal balance of the repurchased Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by Countrywide in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the repurchased Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, the maturity date of the repurchased Mortgage Loan; (iv) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 3.02 hereof; (v) shall be the same type of Mortgage Loan (i.e., a Convertible Mortgage Loan or a Fixed Rate Mortgage Loan).

            Relief Act: The Servicemembers' Civil Relief Act.

            REMIC: A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter M of Chapter 1, Subtitle A, of the Code, and related provisions, and proposed, temporary and final Treasury Regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            Remittance Date: The eighteenth (18th) day of any month, beginning with the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following.

            REO Disposition: The final sale by Countrywide of any REO Property or the transfer of the management of such REO Property to the Purchaser as set forth in Section 3.13 of the Servicing Agreement.

            REO Property: A Mortgaged Property acquired by Countrywide on behalf of the Purchaser as described in Section 3.13 of the Servicing Agreement.

            RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

            Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which such amounts are being held in the Custodial Account for distribution in the month of repurchase.

            Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien on the related Mortgaged Property.

            Servicing Agreement: The agreement dated as of August 30, 2006 and signed by the Purchaser and Servicing LP with respect to the administration and servicing of the Mortgage Loans.

            Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to Countrywide, which shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed, and shall be prorated (based upon the number of days of the related month Countrywide so acted as servicer relative to the total number of days in that month) for each part thereof. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by Countrywide, or as otherwise provided herein. Subject to the foregoing, and with respect to each Mortgage Loan, Countrywide shall be entitled to receive its Servicing Fee through the disposition of any related REO Property and the Servicing Fee payable with respect to any REO Property shall be based on the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure.

            Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation or Purchase Confirmation.

            Servicing LP: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as servicer hereunder.

            Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary applicable at the time of origination of the Mortgage Loan.

            Stated Principal Balance: With respect to each Mortgage Loan as of any date of determination: (i) the unpaid principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

            Trade Confirmation: A letter agreement substantially in the form of Exhibit D hereto executed by Countrywide and the Purchaser prior to the applicable Closing Date confirming the terms of a prospective purchase and sale of a Mortgage Loan Package.

            Transaction Documents: With respect to any Mortgage Loan, the related Trade Confirmation, the related Purchase Confirmation, this Agreement and the Servicing Agreement.

            Underwriting Guidelines: The applicable underwriting guidelines of the Seller, a copy of which is attached as an exhibit to the related Trade Confirmation.

            Updated LTV: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by a recent appraisal of the Mortgaged Property.

            VA: The Department of Veterans Affairs.

            Whole Loan Transfer: The sale or transfer by the Purchaser of some or all of the Mortgage Loans in a whole loan format.



                                  ARTICLE II.
                       PRE-CLOSING AND CLOSING PROCEDURES

            Section 2.01 Due Diligence by the Purchaser.

            (a) Review of Credit File. At least five (5) Business Days prior to the Closing Date, Countrywide shall make available to the Purchaser the Credit File for each Preliminary Mortgage Loan in the related Preliminary Mortgage Loan Package. The Purchaser shall have the right to review the Credit File for each such Preliminary Mortgage Loan, at Countrywide's offices or such other location agreed upon by the Purchaser and Countrywide, for the purpose of determining whether each Preliminary Mortgage Loan conforms in all material respects to the applicable terms contained in the Transaction Documents, which determination shall be made in the Purchaser's reasonable and good faith discretion. In the event that the Purchaser rejects any Preliminary Mortgage Loan based on such review, reasonable discretion that any Mortgage Loan is not in compliance in all material respects with the applicable terms of the Transaction Documents, such Mortgage Loan shall be deleted from the related Mortgage Loan Schedule and Countrywide shall have the right to substitute replacement Preliminary Mortgage Loans satisfying the requirements set forth above, and the Purchaser shall have the right to review any such replacement Preliminary Mortgage Loan(s) in the manner contemplated above. The Purchaser shall use its reasonable best efforts to conduct its due diligence, and to convey the results thereof to Countrywide, within the time and in the manner necessary to permit Countrywide to rebut or cure any Preliminary Mortgage Loan or to substitute replacement Preliminary Mortgage Loans as permitted herein.

            (b) Rejection of Preliminary Mortgage Loans. Without limiting the generality of the foregoing, in the event that the Purchaser rejects Preliminary Mortgage Loans (i) comprising more than ten percent (10%) of the related Preliminary Mortgage Loan Package (as measured by unpaid principal balance), or
(ii) for reasons other than as permitted under this Agreement or the Trade Confirmation, Countrywide may, in its sole discretion, rescind its offer to sell any of the Preliminary Mortgage Loans relating thereto to the Purchaser and Countrywide shall have no liability therefor.


            Section 2.02 Identification of Mortgage Loan Package.

            At least three (3) Business Days prior to the Closing Date, the Purchaser shall identify those Preliminary Mortgage Loans that the Purchaser intends to be included in the Mortgage Loan Package.

            Section 2.03 Post-Closing Due Diligence.

            In the event that the Purchaser fails to complete its due diligence, as contemplated in Section 2.01 of this Agreement, with respect to any Preliminary Mortgage Loan, the Purchaser and Countrywide may nonetheless mutually agree to the purchase and sale of such Mortgage Loan as contemplated hereunder, and upon such mutual agreement, if the Purchaser provides notice to Countrywide of such Mortgage Loan and such Mortgage Loan is identified as such in the Purchase Confirmation (as used therein, the "Pending Mortgage Loans"), the Purchaser shall have the right to review the related Credit File for such Mortgage Loan within ten (10) Business Days after the Closing Date and, based on such review and within such ten (10) Business Days period, request that Countrywide repurchase any Pending Mortgage Loan that the Purchaser reasonably and in good faith contends does not conform in all material respects to the applicable terms of the Transaction Documents. Countrywide shall have ten (10) Business Days from the date of its receipt of such request to either (a) repurchase such Mortgage Loan at the purchase price for such Mortgage Loan (as calculated under the related Transaction Documents, as applicable) plus accrued and unpaid interest, or (b) provide evidence reasonably satisfactory to the Purchaser that such Mortgage Loan does in fact conform to the terms of the Transaction Documents, as applicable. In the event that Countrywide must repurchase any Mortgage Loan in accordance with this Section 2.03 or pursuant to any other applicable term contained in the Transaction Documents, Countrywide may, at its option, substitute replacement Mortgage Loans conforming in all material respects to the applicable terms contained in the related Transaction Documents. The rights and remedies set forth in this Section 2.03 are in addition to those set forth in Section 3.03 hereof.

            Section 2.04 Credit Document Deficiencies Identified During Due Diligence.

            If, with respect to a Mortgage Loan Package, the related Purchase Confirmation identifies any Mortgage Loan for which the related Credit File is missing material documentation (as used therein, the "Missing Credit Documents"), Countrywide agrees to use its best efforts to procure each such Missing Credit Document within sixty (60) days following the related Closing Date. In the event of a default by a Mortgagor or any material impairment of the Mortgaged Property, in either case directly arising from a breach of Countrywide's obligation to deliver the Missing Credit Document within the time specified above, Countrywide shall repurchase such Mortgage Loan at the Repurchase Price.

            Section 2.05 Delivery of Collateral Files.

            (a) Custodial Agreement. Countrywide shall, on or before the Business Day prior to the related Closing Date, deliver to the Custodian the Collateral File for each Mortgage Loan in the Mortgage Loan Package. The parties hereto shall execute the Custodial Agreement on or prior to the initial Closing Date as required under Section 2.12. Countrywide shall comply with its obligations under the Custodial Agreement and the Purchaser shall pay all fees and expenses of the Custodian.

            (b) Missing Collateral Documents. In the event that any of the original Collateral Documents set forth in clauses (3) through (9) of Exhibit A hereto are not delivered to the Custodian on or before the Closing Date (each, a "Missing Collateral Document"), then Countrywide shall have (i) with respect to any Missing Collateral Document sent for recording, twelve (12) months from the related Closing Date, or (ii) with respect to all other Missing Collateral Documents, one-hundred twenty (120) days from the Closing Date, to deliver to the Purchaser such Missing Collateral Documents; provided, however, that with respect to any Government Mortgage Loan, Countrywide agrees to procure each such Missing Collateral Document within sixty (60) days following the FHA's or the VA's, as applicable, deadline for procuring such documents. Notwithstanding the foregoing, Countrywide shall not be deemed to be in breach of this Agreement if its failure to deliver to the Purchaser any Missing Collateral Document within the time specified above is due solely to (i) the failure of the applicable recorder's office to return a Missing Collateral Document that was sent for recording or (ii) the failure of the title insurer to issue and deliver the original mortgagee title policy, except where such refusal to issue the policy is based on a claim that the title insurer is under no obligation to issue such policy.

            (c) Other Documents. Countrywide shall forward to the Purchaser in a timely manner any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement upon execution and, if applicable, recordation thereof.

            Section 2.06 Purchase Confirmation.

            Upon confirmation with the Purchaser of a Mortgage Loan Package, Countrywide shall prepare and deliver to the Purchaser for execution the related Purchase Confirmation, executed by an authorized signatory of Countrywide.


            Section 2.07 Closing.

            The Closing of each Mortgage Loan Package shall take place on the related Closing Date and shall be subject to the satisfaction of each of the following conditions, unless otherwise waived by the prejudiced party(ies):

            (a) All of the representations and warranties of Countrywide under this Agreement shall be true and correct in all material respects as of the Closing Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

            (b) All of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the Closing Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

            (c) Both parties shall have executed the related Trade Confirmation and Purchase Confirmation;

            (d) at least two Business Days prior to the related Closing Date, Countrywide shall deliver to the Purchaser a a listing on a loan level basis of the necessary information to compute the Purchase Proceeds of the Mortgage Loans delivered on such Closing Date (including accrued interest) in a format as mutually agreed upon by Countrywide and the Purchaser, and prepare a Mortgage Loan Schedule;

            (e) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all closing documents as specified in Section
2.12 of this Agreement, in such forms as are agreed upon by the parties, duly executed by all signatories as required pursuant to the terms hereof; and

            (f) Countrywide shall have delivered to the Custodian all Collateral Documents required pursuant to Section 2.05 of this Agreement.

            Section 2.08 Payment of the Purchase Proceeds.

            Subject to the conditions set forth in Section 2.07 hereof, and in consideration for the Mortgage Loan Package to be purchased by the Purchaser on the related Closing Date, the Purchaser shall pay to Countrywide on such Closing Date the Purchase Proceeds by wire transfer of immediately available funds to the account designated by Countrywide on or before the Funding Deadline.

            Section 2.09 Entitlement to Payments on the Mortgage Loans.

            With respect to any Mortgage Loan purchased hereunder, the Purchaser shall be entitled to (a) all scheduled principal due after the related Cut-off Date; (b) all other recoveries of principal collected after the related Cut-off Date, except for (i) recoveries of principal collected after the Cut-off Date and prior to the Closing Date that are reflected in the Mortgage Loan Schedule, and (ii) all scheduled payments of principal due on or before the related Cut-off Date; and (c) all payments of interest on such Mortgage Loan net of interest at the Servicing Fee Rate and the LPMI Fee, if applicable (minus that portion of any such payment that is allocable to the period prior to the related Cut-off Date).

            Section 2.10 Payment of Costs and Expenses.

            The Purchaser and Countrywide shall each bear its own costs and expenses in connection with the purchase and sale of the Mortgage Loans including any commissions due its sales personnel, the legal fees and expenses of its attorneys and any due diligence expenses. To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, only the first of such recordation to be effected shall be at Countrywide's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option and all subsequent recordations shall be at the expense of the Purchaser.

            Section 2.11 MERS Mortgage Loans and the MERS System.

            (a) Notwithstanding anything contained in this Agreement to the contrary, with respect to any MERS Mortgage Loan sold to the Purchaser by Countrywide pursuant to this Agreement, Countrywide shall cause the registration of such MERS Mortgage Loan to be changed on the MERS System to reflect the Purchaser as the beneficial owner of such MERS Mortgage Loan. The foregoing obligation of Countrywide shall be in lieu of Countrywide delivering to the Purchaser an Assignment of Mortgage for such MERS Mortgage Loan. With respect to the Mortgage and intervening assignments related to any MERS Mortgage Loan, Countrywide shall, in accordance with Section 2.05 of this Agreement, provide the Purchaser with the original Mortgage with evidence of registration with MERS and, as applicable, the originals of all intervening assignments of the Mortgage with evidence of recording thereon prior to the registration of the Mortgage Loan with the MERS System.

            With respect to each MERS Mortgage Loan, Countrywide shall designate the Purchaser as the Investor and the Custodian as custodian, and no Person shall be listed as Interim Funder on the MERS System.

            In connection with the MERS System, Countrywide is hereby authorized and empowered, in its own name, to register, or change the registration of any MERS Mortgage Loan to effectuate such registration. Further, Countrywide is authorized to cause the removal of any MERS Mortgage Loan from such registration, and to execute and deliver on behalf of itself and the Purchaser, any and all instruments of assignment and comparable instruments with respect to any registration and/or removal of such MERS Mortgage Loan on or from the MERS System.

            Section 2.12 Required Closing Documents.

            The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

            (a) this Agreement (to be executed and delivered only for the initial Closing Date);

            (b) with respect to the initial Closing Date, the Custodial Agreement, dated as of the initial Cut-off Date;

            (c) the related Mortgage Loan Schedule attached to the related Purchase Confirmation as the Mortgage Loan Schedule thereto;

            (d) with respect to the initial Closing Date, an Officer's Certificate, in the form of Exhibit E hereto with respect to Countrywide, including all attachments thereto;

            (e) a Security Release Certification, in the form of Exhibit F, as applicable, hereto executed by any person, if any of the Mortgage Loans are subject to a security interest, pledge or hypothecation for the benefit of such person; and

            (f) Countrywide shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

                                  ARTICLE III.
              REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

            Section 3.01 Representations and Warranties Respecting Countrywide.

            Countrywide represents, warrants and covenants to the Purchaser that, as of each Closing Date:

            (a) Organization and Standing. Countrywide is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified and licensed to transact business in and is in good standing under the laws of each state where each Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

            (b) Due Authority. Countrywide has the full power and authority to
(i) perform and enter into and consummate all transactions contemplated by this Agreement and (ii) to sell each Mortgage Loan. This Agreement has been duly executed and delivered and constitutes the valid, legal, binding and enforceable obligation of Countrywide, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by Countrywide to make this Agreement valid and binding upon Countrywide in accordance with its terms;

            (c) No Conflict. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by Countrywide, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Countrywide's certificate of incorporation or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which Countrywide is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which Countrywide or its property is subject;

            (d) Approved Seller. Countrywide is an approved seller/servicer for each Agency in good standing and is a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act. No event has occurred, including a change in insurance coverage, which would make Countrywide unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements;

            (e) No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to Countrywide's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to Countrywide would materially and adversely affect the sale of the Mortgage Loans to the Purchaser, the ability of Countrywide to service the Mortgage Loans hereunder in accordance with the terms hereof, or Countrywide's ability to perform its obligations under this Agreement, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of Countrywide contemplated herein;

            (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide, of or compliance by Countrywide with, this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

            (g) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Countrywide, , and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Countrywide pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (h) Ability to Perform; Solvency. Countrywide does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Countrywide is solvent and the sale of the Mortgage Loans will not cause Countrywide to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Countrywide's creditors;

            (i) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form or other document furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

            (j) No Brokers. Countrywide has not dealt with any third party broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

            (k) Sale Treatment. Countrywide intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of Countrywide and Countrywide has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes; and

            (l) Reasonable Purchase Price. The consideration received by Countrywide upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

            Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans.

            With respect to each Mortgage Loan (unless otherwise specified below), Countrywide represents and warrants to the Purchaser as of the related Closing Date that:

            (a) Mortgage Loan Schedule. The information contained in the Mortgage Loan Schedule is complete, true and correct in all material respects;

            (b) No Delinquencies or Advances. All payments required to be made prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; Countrywide has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no delinquency of more than thirty (30) days in any payment by the Mortgagor thereunder during the last twelve (12) months;

            (c) Taxes, Assessments, Insurance Premiums and Other Charges. With respect to each Mortgage Loan, there is no delinquent taxes and insurance premiums and, to the best of Countrywide's knowledge, there is no delinquent ground rents, water charges, sewer rents, assessments, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

            (d) No Modifications. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments that have been or will be recorded, if necessary to protect the interests of the Purchaser, and that have been or will be delivered to the Purchaser or its designee, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and its terms are reflected on the related Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Collateral File and the terms of which are reflected in the Mortgage Loan Schedule if executed prior to the Closing Date;

            (e) No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceedings at the time the Mortgage Loan was originated;

            (f) Hazard and Flood Insurance. All buildings or other improvements upon the Mortgaged Property are insured by an insurer acceptable to an Agency against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming Countrywide, its successors and assigns as mortgagee, and all premiums thereon have been paid. If, upon the origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy that meets the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) and conforms to the requirements of an Agency is in effect. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's expense and, upon the failure of the Mortgagor to do so, the holder of the Mortgage is authorized to maintain such insurance at the Mortgagor's expense and to seek reimbursement therefor from the Mortgagor;

            (g) Compliance with Applicable Law. Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all anti-predatory and abusive laws applicable to the Mortgage Loan including, without limitation, any applicable law governing Prepayment Penalties, have been complied with;

            (h) No Release of Mortgage. The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

            (i) Enforceability of Mortgage Documents. The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws. All parties to the Mortgage Note, and the Mortgage had legal capacity to enter into the Mortgage Note and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties;

            (j) Valid First or Second Lien. Each related Mortgage is a valid, subsisting enforceable and perfected first lien (with respect to a First Lien Mortgage Loan) or second lien (with respect to a Second Lien Mortgage Loan) on the related Mortgaged Property, including all improvements on the Mortgaged Property. The lien of the Mortgage is subject only to:

                  (i) the lien of current real property taxes and assessments not yet due and payable;

                  (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and that do not adversely affect the Appraised Value (as evidenced by an appraisal referred to in such definition) of the Mortgaged Property set forth in such appraisal;

                  (iii) with respect to a Second Lien Mortgage Loan only, the lien of the first mortgage on the Mortgaged Property; and

                  (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.


Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien (with respect to a First Lien Mortgage Loan) or second lien (with respect to a Second Lien Mortgage Loan) and first priority (with respect to a First Lien Mortgage Loan) or second priority (with respect to a Second Lien Mortgage Loan) security interest on the property described therein and Countrywide has full right to sell and assign the same to the Purchaser (subject to (i)-(iv) above).

            (k) Disbursements of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (l) Sole Owner. Countrywide is the sole owner and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and Countrywide has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest not specifically set forth in the related Mortgage Loan Schedule and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the terms of this Agreement;

            (m) Title Insurance. Each Mortgage Loan that is a First Lien Mortgage Loan and each Mortgage Loan that is a Second Lien Mortgage Loan with an original principal balance greater than $100,000, in either case, is covered by a lender's title insurance policy acceptable to an Agency, issued by a title insurer acceptable to an Agency and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in Section 3.02(j)(i), (i) and (iv) above) Countrywide, its successors and assigns as to the first or second priority lien of the Mortgage, as applicable. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Countrywide is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including Countrywide, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

            (n) No Default. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and Countrywide has not waived any default, breach, violation or event of acceleration, and with respect to any Second Lien Mortgage Loan, Countrywide has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

            (o) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (p) Origination and Collection Practices. The origination, servicing and collection practices used by Countrywide with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, Countrywide and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due Countrywide have been capitalized under any Mortgage or the related Mortgage Note. With respect to Adjustable Rate Mortgage Loans, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to applicable state, federal and local law has been properly paid and credited;

            (q) No Condemnation or Damage. To the best of Countrywide's knowledge, the Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

            (r) Customary and Enforceable Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby including (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. There is no homestead available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (s) Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage;

            (t) Appraisal. Unless the Mortgage Loan was underwritten pursuant to one of Countrywide's streamline documentation programs, the Credit File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by an appraiser who meets the minimum requisite qualifications of an Agency and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder for appraisers, duly appointed by the originator, that had no interest, direct or indirect in the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal is in a form acceptable to an Agency, with such riders as are acceptable to such Agency;

            (u) Trustee for Deed of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (v) CLTV and LTV, Private Mortgage Insurance, FHA Insurance and VA Guarantees. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV greater than 100%. No Mortgage Loan has an LTV greater than 100%. Each Conventional Mortgage Loan, except a Second Lien Mortgage Loan or a Mortgage Loan underwritten in accordance with sub-prime credit underwriting guidelines, with an LTV at origination in excess of eighty percent (80%) is and will be subject to a PMI Policy, which insures that portion of the Mortgage Loan over seventy-five percent (75%) of the Appraised Value of the related Mortgaged Property. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such PMI Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith or, in the case of a lender paid mortgage insurance policy, the premiums and charges are included in the Mortgage Interest Rate for the Mortgage Loan. Each Government Mortgage Loan either has, or will have in due course, a valid and enforceable MIC or LGC, as applicable and, in each case, all premiums due thereunder have been paid. []Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Note is net of any such insurance premium if the related PMI Policy is lender-paid;

            (w) Lawfully Occupied. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same including certificates of occupancy, have been made or obtained from the appropriate authorities;

            (x) Assignment of Mortgage. Except for the absence of recording information, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

            (y) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the applicable Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (z) Form of Mortgage Note and Mortgage. The Mortgage Note and Mortgage are on forms acceptable to an Agency;

            (aa) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

            (bb) Type of Mortgaged Property. The Mortgaged Property is a fee simple estate or a leasehold estate located in a jurisdiction in which the use of a leasehold estate for residential properties is an accepted practice that consists of a single parcel of real property with a detached single family residence erected thereon, or a two to four residential dwelling, or an individual residential condominium unit in a condominium project, or an individual unit in a planned unit development, or an individual unit in a residential cooperative housing corporation; provided, however, that any condominium unit, planned unit development or residential cooperative housing corporation shall conform in all material respects with the Underwriting Guidelines. At the time of origination, no portion of the Mortgaged Property was used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes. None of the Mortgaged Properties are log homes, mobile homes, geodesic domes or any other properties not eligible for financing pursuant to the applicable Underwriting Guidelines;

            (cc) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten generally in accordance with the Underwriting Guidelines;

            (dd) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (ee) Due On Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

            (ff) Conversion to Fixed Interest Rate. The Mortgage Loan does not contain a provision whereby the Mortgagor is permitted to convert the Mortgage Interest Rate from an adjustable rate to a fixed rate;

            (hh) No Violation of Environmental Laws. There is no pending action or proceeding directly involving any Mortgaged Property of which Countrywide is aware in which compliance with any environmental law, rule or regulation is an issue;

            (ii) Servicemembers' Civil Relief Act. The Mortgagor has not notified Countrywide, and Countrywide has no knowledge of any relief requested to the Mortgagor under the Relief Act;

            (jj) Disclosure Materials. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of the Mortgage Loans;

            (kk) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction (other than a "construct to perm" loan) or rehabilitation of a Mortgaged Property or facilitating the trade in or exchange of a Mortgaged Property;

            (ll) Credit Information. For each Mortgage Loan, Countrywide or its designee has furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and requisite information on its borrower credit files to each of the following credit repositories: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis;

            (mm) Leaseholds. If the Mortgage Loan is secured by a leasehold estate, (1) the ground lease is assignable or transferable; (2) the ground lease will not terminate earlier than five years after the maturity date of the Mortgage Loan; (3) the ground lease does not provide for termination of the lease in the event of lessee's default without the mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (4) the ground lease permits the mortgaging of the related Mortgaged Property; (5) the ground lease protects the mortgagee's interests in the event of a property condemnation; and (6) the use of leasehold estates for residential properties is an accepted practice in the jurisdiction in which the Mortgaged Property is located;

            (nn) Prepayment Penalty. With respect to each Mortgage Loan that has a Prepayment Penalty, each such Prepayment Penalty is enforceable and is permitted pursuant to applicable federal, state and local law. With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination;

            (oo) Payment Terms. Principal payments on the Mortgage Loan commenced no more than seventy days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as, in the case of an Adjustable Rate Mortgage Loan, the Lifetime Rate Cap and the Periodic Cap are as set forth on the related Mortgage Note. Except with respect to any Option ARM Mortgage Loan, the Mortgage Note is payable in monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than fourty years from commencement of amortization. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. Except for Balloon Mortgage Loans, the Mortgage Loan does not require a balloon payment on its stated maturity date;

            (pp) Simple Interest Mortgage Loans. With respect to each Mortgage Loan that is a simple interest Mortgage Loan, the Mortgage Loan is identified on the related Mortgage Loan Schedule as a simple interest Mortgage Loan, the Mortgage Loan is required to be serviced as a simple interest Mortgage Loan pursuant to the terms of the related Mortgage Note, and the servicing and collection practices used in connection therewith have been in accordance with legal, proper, prudent and customary practices for servicing simple interest Mortgage Loans;

            (qq) Compliance with Anti-Money Laundering Laws. Countrywide has established an anti-money laundering compliance program to the extent required by applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2003, and the laws and regulations administered by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), which prohibit dealings with certain countries, territories, entities and individuals named in OFAC's Sanction Programs and on the Specially Designated Nationals and Blocked Persons List. The Mortgage Loans have been originated, and documentation related thereto shall be maintained, in material compliance with such program; and

            (rr) Fraud. No fraud, error, omission, misrepresentation or similar occurrence, with respect to a Mortgage Loan has taken place on the part of Countrywide or, to the best of Countrywide's knowledge, any other Person, including without limitation, the Mortgagor, any appraiser, or any builder or developer involved in connection with the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

            Section 3.03 Remedies for Breach of Representations and Warranties.

            (a) Notice of Breach. The representations and warranties set forth in Sections 3.01 and 3.02 of this Agreement shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Collateral Documents or Credit File. Upon discovery by either Countrywide or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of one or more of the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the other.

            (b) Cure or Repurchase. Within sixty (60) days from the earlier of either discovery by or notice to Countrywide of a breach of a representation or warranty that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, or the Purchaser's interests therein, Countrywide shall use its best efforts to promptly cure such breach in all material respects, and, if such breach cannot be cured, Countrywide shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.01 hereof and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to Countrywide of such breach, all of the Mortgage Loans affected by such breach shall, at the Purchaser's option, be repurchased by Countrywide at the Repurchase Price.

            (c) Substitution or Repurchase. However, if the breach shall involve a representation or warranty set forth in Section 3.02, (Countrywide shall, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If Countrywide has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution. At the time of repurchase or substitution, the Purchaser and Countrywide shall arrange for the reassignment of the Deleted Mortgage Loan and release of the related Collateral File to Countrywide and the delivery to Countrywide of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event Countrywide determines to substitute a Qualified Substitute Mortgage Loan for a repurchased Mortgage Loan, Countrywide shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place and amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify the Qualified Substitute Mortgage Loan(s) and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, Countrywide shall be deemed to have made as to such Qualified Substitute Mortgage Loan(s) the representations and warranties except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. Countrywide shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing the Collateral Documents for such Qualified Substitute Mortgage Loan(s). Countrywide shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan(s) in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by Countrywide. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and Countrywide shall thereafter be entitled to retain all amounts subsequently received by Countrywide in respect of such Deleted Mortgage Loan.

            For any month in which Countrywide substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, Countrywide shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by Countrywide in the month of substitution pursuant to Section 4.01 of the Servicing Agreement. Accordingly, on the date of such substitution, Countrywide shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

            In addition to such repurchase or substitution obligation, Countrywide shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and expenses resulting from, a breach of any representation or warranty contained in Sections 3.01 and 3.02 of this Agreement that materially and adversely affects the value of one or more Mortgage Loans or the Purchaser's interest therein.

            (d)Sole Remedy. With respect to the breach of a representation and warranty set forth in Section 3.01 and Section 3.02 hereof with respect to a Mortgage Loan, the obligation under this Section 3.03 of Countrywide to cure, repurchase, indemnify or replace such Mortgage Loan shall constitute the sole remedy against Countrywide respecting such breach available to the Purchaser.

            (e) Accrual of Cause of Action. Any cause of action against Countrywide relating to or arising out of the breach of any representations and warranties made in Sections 3.01 or 3.02 hereof shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by Countrywide to the Purchaser, (ii) failure by Countrywide to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon Countrywide by the Purchaser for compliance with the relevant provisions of this Agreement.

            Section 3.04 Repurchase of Convertible Mortgage Loans.

            In the event a Mortgagor exercises the option to convert a Convertible Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note, Countrywide shall repurchase such Convertible Mortgage Loan within thirty (30) days of such conversion taking effect at a price equal to on hundred percent (100%) of the unpaid principal balance of such Convertible Mortgage Loan at the time of such conversion plus accrued interest thereon through the last day of the month of repurchase at the Mortgage Loan Remittance Rate; provided, however, no interest shall be due and payable if a Convertible Mortgage Loan is repurchased on the first day of a month. Any repurchase of a Convertible Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.04 shall be accomplished by deposit in the Custodial Account of the amount of said repurchase price for distribution to the Purchaser on the next scheduled Remittance Date.

            Section 3.05 Representations and Warranties Respecting the
Purchaser.

            The Purchaser represents, warrants and covenants to Countrywide that, as of each Closing Date:

            (a) Organization and Standing. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified to transact business in and is in good standing under the laws of each state in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such qualification;

            (b) Due Authority. The Purchaser has the full power and authority to perform, and to enter into and consummate, all transactions contemplated by this Agreement; the Purchaser has the full power and authority to purchase and hold each Mortgage Loan;

            (c) No Conflict. Neither the acquisition of the Mortgage Loans by the Purchaser pursuant to this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser's charter or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

            (d) No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to the Purchaser's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to the Purchaser would adversely affect the purchase of the Mortgage Loans by the Purchaser hereunder, or the Purchaser's ability to perform its obligations under this Agreement; and

            (e) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement (including, but not limited to, any approval from HUD), or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

            Section 3.06 Indemnification by the Purchaser.

            The Purchaser shall indemnify Countrywide and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and expenses resulting from, a breach of any representation or warranty contained in Sections 3.05. With respect to the breach of a representation and warranty set forth in Section 3.05 hereof, the obligation under this Section 3.06 of the Purchaser to indemnify Countrywide shall constitute the sole remedy against the Purchaser respecting such breach available to Countrywide.

                                   ARTICLE IV.
                                  MISCELLANEOUS

            Section 4.01 Notices.

            All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

            (i) to Countrywide:

                  Countrywide Home Loans, Inc.
                  4500 Park Granada
                  Calabasas, California 91302
                  Attn: Mr. Josh Adler
                  With copy to: General Counsel

            (ii) the Purchaser:

                  Barclays Bank PLC
                  200 Park Avenue
                  New York, New York 10166
                  Attention: Mary Logan

                  With a copy to:

                  Barclays Bank PLC, as administrator
                  200 Park Avenue
                  New York, New York  10166
                  Attention: Mary Logan
                  Fax: (212) 412-3266
                  E mail: mary.logan@barclayscapital.com

            To the address and contact set forth in the related Purchase Confirmation or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            Section 4.02 Sale Treatment.

            It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by Countrywide and not a pledge of the Mortgage Loans by Countrywide to the Purchaser to secure a debt or other obligation of Countrywide. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on Countrywide's business records, tax returns and financial statements. Accordingly, Countrywide and the Purchaser shall each treat the transaction for federal income tax purposes as a sale by Countrywide, and a purchase by the Purchaser, of the Mortgage Loans.

            Section 4.03 Exhibits.

            The Exhibits to this Agreement and each Trade Confirmation and Purchase Confirmation executed by Countrywide and the Purchaser are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            Section 4.04 General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration; and

            (g) reference to the Transaction Documents or any other document referenced herein shall include all exhibits, schedules or other supplements thereto.

            Section 4.05 Reproduction of Documents.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            Section 4.06 Further Agreements.

            Countrywide shall execute and deliver to the Purchaser and the Purchaser shall be required to execute and deliver to Countrywide such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            Section 4.07 Assignment of Mortgage Loans by the Purchaser.

            (a) The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans in a Whole Loan Transfer; provided, however, that the transferee will not be deemed to be the Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement in the form of an assignment, assumption and recognition agreement ("AAR") reasonably acceptable to the Purchaser and Countrywide and an original counterpart of the AAR shall have been executed by the Purchaser and the transferee and delivered to Countrywide. Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than three (3) "Purchasers" outstanding hereunder with respect to any Mortgage Loan Package.

            Section 4.08 Conflicts between Transaction Documents.

            In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement and either the related Trade Confirmation or the related Purchase Confirmation, the terms of the related Purchase Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the Trade Confirmation and the Purchase Confirmation, the terms of the Purchase Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement and the Servicing Agreement, the terms of this Agreement shall control.

            Section 4.09 Governing Law.

            This Agreement shall be deemed in effect when fully executed and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by applicable federal law.

            Section 4.10 Severability Clause.

            Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to an amendment to this Agreement which places each party in the same or as economic position as each party would have been in except for such invalidity.

            Section 4.11 Successors and Assigns.

            This Agreement shall bind and inure to the benefit of and be enforceable by Countrywide and the Purchaser and the respective permitted successors and assigns of Countrywide and the Purchaser. Except as specifically set forth in Section 4.07 above, the Purchaser may not assign, pledge or hypothecate this Agreement to any Person without Countrywide's prior written consent.

            Section 4.12 Confidentiality.

            Countrywide and the Purchaser acknowledge and agree that the terms of the Transaction Documents shall be kept confidential and their contents will not be divulged to any party without the other party's consent, except to the extent that it is appropriate for Countrywide and the Purchaser to do so in working with legal counsel, auditors, taxing authorities, or other governmental agencies.

            Section 4.13 Entire Agreement.

            This Agreement and the related Trade Confirmation and Purchase Confirmation constitute the entire understanding between the parties hereto with respect to the sale of each Mortgage Loan Package and supersede all prior or contemporaneous oral or written communications regarding same. Countrywide and the Purchaser understand and agree that no employee, agent or other representative of Countrywide or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement or the related Trade Confirmation or Purchase Confirmation. Neither this Agreement nor the related Trade Confirmation or Purchase Confirmation shall be modified, amended or in any way altered except by an instrument in writing signed by both parties.

            Section 4.14 Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            Section 4.15 Waivers.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            Section 4.16 No Solicitation

            The Purchaser shall not take any action or cause any action to be taken by any of its employees, agents or affiliates, or by any independent contractors acting on the Purchaser's behalf, to solicit any borrower in any manner whatsoever, including but not limited to, soliciting a borrower to prepay or refinance a Mortgage Loan. Furthermore, neither the Purchaser nor any of its affiliates shall directly or indirectly provide information to any third party for purposes of soliciting the borrowers related to the Mortgage Loans. It is understood that promotions undertaken by the Purchaser or its affiliates which are directed to the general public at large (i.e., newspaper advertisements, radio or T.V. ads, etc.) and not specifically directed to the borrowers related to the Mortgage Loans shall not constitute a breach of this section. Countrywide will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on Countrywide's behalf, to personally, by telephone or mail, solicit the borrower under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that Countrywide may solicit any borrower for whom Countrywide has received a request for verification of mortgage, a request for demand for payoff, a borrower initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the borrower initiates a title search, provided further, it is understood and agreed that promotions undertaken by Countrywide or any of its affiliates which concern optional insurance products or other additional products shall not constitute solicitation nor is Countrywide prohibited from responding to unsolicited requests or inquiries made by a borrower or an agent of a borrower. Notwithstanding the foregoing, the following solicitations, if undertaken by Countrywide or any affiliate of Countrywide, shall not be prohibited: (i) solicitations or promotions that are directed to the general public at large, including, without limitation, mass mailings based on mailing lists and newspaper, radio, television and other mass media advertisements and (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to borrowers; provided, however, that similar messages and inserts are sent to all other borrowers of similar type mortgage loans serviced by Countrywide and such affiliates, including, but not limited to, those mortgage loans serviced for the Countrywide's and/or such affiliates own account; and (iii) solicitations made as a part of a campaign directed to borrowers with mortgage loans meeting certain defined parameters (other than parameters relating to the borrowers or Mortgage Loans specifically), provided, that such solicitations are made to all borrowers of mortgage loans serviced by Countrywide and such affiliates with respect to mortgage loans meeting such defined parameters, including, but not limited to, those mortgage loans serviced for the Countrywide's and/or such affiliates own account.

            Section 4.17 Consent to Service of Process.

            EACH OF THE PURCHASER AND THE SELLER IRREVOCABLY (I) SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF THE COURTS OF THE SATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

                           [SIGNATURE PAGE TO FOLLOW]

            IN WITNESS WHEREOF, Countrywide and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.


                                       COUNTRYWIDE HOME LOANS, INC.,

                                       Countrywide

                                       By:___________________________________
                                       Name: Darren Bigby
                                       Title:



                                       BARCLAYS BANK PLC,
                                       the Purchaser

                                       By:___________________________________
                                          Name
                                          Title:

                                    EXHIBIT A

                              COLLATERAL DOCUMENTS

1. Mortgage Note: The original Mortgage Note (or a lost note affidavit in a form acceptable to an Agency) bearing all intervening endorsements, endorsed "Pay to the order of _____________, without recourse" and signed in the name of Countrywide by an authorized officer.

2.    Assignment of Mortgage: The original Assignment of Mortgage in blank.

3. Guarantee: The original of any guarantee executed in connection with the Mortgage Note.

4. Mortgage: The original Mortgage with evidence of recording thereon or, if such original Mortgage has not been returned to Countrywide on or prior to the Closing Date by the public recording office where such Mortgage has been delivered for recordation, a copy of such Mortgage certified by Countrywide to be a true and complete copy of the original Mortgage sent for recordation.

5. Modifications: The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any.

6. Intervening Assignments: The originals of all intervening assignments of Mortgage with evidence of recording thereon, provided that such originals have been returned to Countrywide by the public recording office where such intervening assignment of Mortgage has been delivered for recordation.

7. Title Policy: If applicable, the original mortgagee title insurance policy (or the equivalent thereof with respect to any Mortgage Loan in which the related Mortgaged Property is located in a jurisdiction where such title insurance is not customarily provided) if such title insurance policy has been issued by the related title company on or prior to the Closing Date.

8. Loan Guaranty Certificate: The original Loan Guaranty Certificate, if applicable.

9. Mortgage Insurance Certificate: The original Mortgage Insurance Certificate, if applicable.

                                    EXHIBIT B

                          FORM OF PURCHASE CONFIRMATION

                            [COUNTRYWIDE LETTERHEAD]

                                                                          [DATE]

            Barclays Bank PLC
            200 Park Avenue
            New York, New York 10166
            Attn: [CONTACT, TITLE]

            Re:   Purchase Confirmation ($x.xmm) (Deal No. xxxx-xxx)
            Ladies and Gentlemen:


            This purchase confirmation (the "Purchase Confirmation") between Countrywide Home Loans, Inc. ("Countrywide") and Barclays Bank PLC ("Purchaser") sets forth our agreement pursuant to which Purchaser is purchasing, and Countrywide is selling those certain mortgage loans identified in Exhibit A hereto and more particularly described herein, excluding the servicing rights related thereto (the "Mortgage Loans").

            The purchase, sale and servicing of the Mortgage Loans as contemplated herein shall be governed by that certain Master Mortgage Loan Purchase Agreement dated as of [DATE], between Countrywide and Purchaser (as amended herein and otherwise, the "Purchase Agreement") and that certain Servicing Agreement dated as of [DATE] between Countrywide and Purchaser (both the Purchase Agreement and the Servicing Agreement shall be referred to herein, as applicable, as the "Agreement"). By executing this Purchase Confirmation, each of Countrywide and Purchaser again makes, with respect to itself and each Mortgage Loan, as applicable, all of the covenants, representations and warranties made by each such party in the Agreement, except as the same may be amended by this Purchase Confirmation.

            All exhibits hereto are incorporated herein in their entirety. In the event there exists any inconsistency between the Agreement and this Purchase Confirmation, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

            1. Assignment and Conveyance of Mortgage Loans. Upon Purchaser's payment of the Purchase Proceeds in accordance with Section 2.08 of the Purchase Agreement, Countrywide shall sell, transfer, assign and convey to Purchaser, without recourse, but subject to the terms of the Purchase Confirmation and the Purchase Agreement, all of the right, title and interest of Countrywide in and to the Mortgage Loans, excluding the servicing rights relating thereto. Each Mortgage Loan shall be serviced by Countrywide pursuant to the terms of the Servicing Agreement.

            2. Defined Terms. As used in the Agreement, the following defined terms shall have meanings set forth below with respect to the related Mortgage Loan Package.

            a. Closing Date: [DATE].

            b. Cut-off Date: [DATE].

            c. Cut-off Date Balance:

            [d. Index: On each Interest Adjustment Date, the applicable index rate shall be a rate per annum equal to [the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15] [the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market (LIBOR), as published [in the Wall Street Journal] [by Fannie Mae] [the 11th District Cost of Funds as made available by the Federal Home Loan Bank] [the weekly average yield on certificates of deposit adjusted to a constant maturity of six months as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15 or a similar publication.]]

            e. Missing Credit Documents: As set forth in Exhibit [C] hereto.

Notwithstanding anything contained in Section 2.04 of the Purchase Agreement to the contrary, Countrywide's obligation to repurchase from the Purchaser the Mortgage Loan related to a Missing Credit Document shall occur only in the event of a default by a Mortgagor or any material impairment of the Mortgaged Property directly arising a breach of Countrywide's obligation to deliver the Missing Credit Document within the time specified in Section 2.04 of the Purchase Agreement.

            [f. Pending Mortgage Loans: As set forth in Exhibit [C] hereto.]

            g. Purchase Proceeds: With respect to [the Mortgage Loans] [each Mortgage Loan], and as set forth in Exhibit [A] and Exhibit [B] hereto, the sum of (a) the product of (i) the Cut-off Date Balance of [such Mortgage Loan] [such Mortgage Loans], and (ii) the purchase price percentage set forth in Exhibit [A] hereto for such [Mortgage Loan] [Mortgage Loans], and (b) accrued interest from the Cut-off Date through the day prior to the Closing Date, inclusive.

            h. Servicing Fee Rate: [0.25%] [0.375%] [With respect to the period prior to the initial Interest Adjustment Date, [0.25]% and, thereafter, [0.375]%].

            3. Description of Mortgage Loans. Each Mortgage Loan complies with the specifications set forth below in all material respects.

            a. Loan Type: Each Mortgage Loan is a [Conventional] [Government] Mortgage Loan and a [Adjustable Rate] [Balloon] [Convertible] [Fixed Rate] Mortgage Loan.

            b. Lien Position: Each Mortgage Loan is secured by a perfected [first] [second] lien Mortgage.

            c. Underwriting Criteria: Each Mortgage Loan [was underwritten generally in accordance with Countrywide's credit underwriting guidelines in effect at the time such Mortgage Loan was originated] [conforms to the Fannie Mae or Freddie Mac mortgage eligibility criteria (as such criteria applies to Countrywide) and is eligible for sale to, and securitization by, Fannie Mae or Freddie Mac] [conforms in all material respects to the GNMA mortgage eligibility criteria and is eligible for sale and securitization into a GNMA mortgage-backed security] [at the time of origination was underwritten to guidelines which are consistent with an institutional investor-quality mortgage loan].

            Kindly acknowledge your agreement to the terms of this Purchase Confirmation by signing in the appropriate space below and returning this Purchase Confirmation to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,                               Agreed to and Accepted by:

COUNTRYWIDE HOME LOANS, INC.             BARCLAYS BANK PLC



By: ___________________________          By: _____________________________
    Name: Darren Bigby                       Name:
    Title:                                   Title:

                                    EXHIBIT A

                                       to

                              PURCHASE CONFIRMATION

                             MORTGAGE LOAN SCHEDULE

                                   (attached)

                                    EXHIBIT B

                                       to

                              PURCHASE CONFIRMATION

                        CALCULATION OF PURCHASE PROCEEDS

                                   (attached)

                                    EXHIBIT C

                                       to

                              PURCHASE CONFIRMATION

                            MISSING CREDIT DOCUMENTS


-------------------------   -------------------------   ------------------------
        LOAN COUNT                  LOAN NUMBER                DOCUMENT
-------------------------   -------------------------   ------------------------
-------------------------   -------------------------   ------------------------
-------------------------   -------------------------   ------------------------
-------------------------   -------------------------   ------------------------
-------------------------   -------------------------   ------------------------
-------------------------   -------------------------   ------------------------

                                    EXHIBIT D

                                       to

                              PURCHASE CONFIRMATION

                             PENDING MORTGAGE LOANS


-------------------------   -------------------------   ------------------------
        LOAN COUNT                  LOAN NUMBER                DOCUMENT
-------------------------   -------------------------   ------------------------
-------------------------   -------------------------   ------------------------
-------------------------   -------------------------   ------------------------
-------------------------   -------------------------   ------------------------
-------------------------   -------------------------   ------------------------
-------------------------   -------------------------   ------------------------

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                           FORM OF TRADE CONFIRMATION


                            [COUNTRYWIDE LETTERHEAD]

                                                                          [DATE]

            Barclays Bank PLC
            200 Park Avenue
            New York, New York 10166
            Attn: [CONTACT, TITLE]

            Re: Sale of $[AMOUNT] Million of Mortgage Loans to Barclays Bank PLC (Deal No. yrmm-xxx)
                  ------------------------------------------------------------

            Ladies and Gentlemen:

            This Trade Confirmation confirms the agreement between Barclays Bank PLC ("Purchaser") and Countrywide Home Loans, Inc. ("Countrywide") pursuant to which Purchaser has agreed to purchase, and Countrywide has agreed to sell, those certain mortgage loans [identified][summarized] in Exhibit A hereto (the "Mortgage Loans"), subject to the terms set forth herein.

            Closing Date: _________ __, [year][, provided, however, that the parties shall use their best efforts to consummate the transaction prior to [DATE].

            Commitment Amount: $______________.

            Purchase Price: $______________.

            Percentage: ____%, subject to adjustment as set forth in Exhibit A. [Loan-level pricing as set forth in Exhibit A.]

            Product: [Jumbo]["A"][A-"]["Alt A"] [Sub-prime] [Conforming] [Conventional] [Government] [Second Lien/HELOC] [[fixed][(x/1) Index adjustable] rate mortgage loans]. (undefined terms should not be capitalized)

            Underwriting Criteria:

            Servicing Rights: RETAINED: Retained by Countrywide and serviced on a [scheduled/scheduled] [actual/actual] [scheduled][actual] basis for the servicing fee rate [equal to FEE% per annum][set forth in Exhibit A [for each Mortgage Loan]]. [ With respect to the period prior to the initial Interest Adjustment Date, 0.25% and, thereafter, 0.375%].

            Prepayment Penalties: Barclays Bank PLC shall be entitled to any penalties resulting from the prepayment of any Mortgage Loans by the related mortgagor(s).

            Documentation: [Assignment of a [type of agreement]] [Industry standard purchase and servicing agreement.]

            Conditions: [Review of Mortgage Loans by Purchaser to confirm conformance with this Trade Confirmation. Countrywide may, at its option, elect to substitute comparable mortgage loans for any Mortgage Loans rejected by Purchaser pursuant to the preceding sentence.]

            [Countrywide's sale of the Mortgage Loans is expressly subject to
(a) the review of the Mortgage Loans by Purchaser to confirm conformance with the Trade Confirmation, and (b) purchase of the Mortgage Loans by Countrywide on or before the Closing Date from the current owner of the Mortgage Loans (the "Current Owner"). If either of the foregoing conditions are not satisfied, Countrywide shall have no liability to Purchaser.]

            Non-Circumvent: Countrywide and Purchaser understand and agree that Countrywide may introduce the owner of the Mortgage Loans to Purchaser, that the Current Owner is a customer of Countrywide and that such relationship of Countrywide is confidential. Purchaser agrees, with respect to the Current Owner, Purchaser will not, for the purpose of purchasing other mortgage loans [for a period of one year from the Closing Date], communicate with or purchase such other mortgage loans from the Current Owner unless the Current Owner has had previous business dealings (other than any transactions involving Countrywide) with the Current Owner in a similar context.

            Please acknowledge your agreement to the terms and conditions of this Trade Confirmation by signing in the appropriate space below and returning a copy of the same to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,                               Agreed to and Accepted by:

COUNTRYWIDE HOME LOANS, INC.             BARCLAYS BANK PLC

By: __________________________           By: ________________________________
    Name: Darren Bigby                       Name:
    Title:                                   Title:

                                    EXHIBIT A

                                       to

                               TRADE CONFIRMATION

                 MORTGAGE LOAN SCHEDULE AND PRICING INFORMATION

                                   (attached)

                                    EXHIBIT B

                                       to

                               TRADE CONFIRMATION

                             UNDERWRITING GUIDELINES

                                   (attached)

                                    EXHIBIT E

                          COUNTRYWIDE HOME LOANS, INC.

                              OFFICER'S CERTIFICATE

            I, [NAME], hereby certify that I am the duly elected [TITLE] of Countrywide Home Loans, Inc., a corporation organized under the laws of the State of New York ( "Countrywide") and further as follows:

            1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the Certificate of Incorporation of Countrywide which is in full force and effect on the date hereof.

            2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the By-laws of Countrywide which are in effect on the date hereof.

            3. Attached hereto as Exhibit 3 is a Certificate of Good Standing of Countrywide issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

            4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of Countrywide authorizing Countrywide to execute and deliver each of the [Master Mortgage Loan Purchase Agreement and Servicing Agreement], dated as of [DATE], by and among [PARTY] (the "Purchaser"), and Countrywide (the "Sale and Servicing Agreement")] and to endorse the [Mortgage Notes and execute the Assignments of Mortgages by facsimile signature], and such resolutions are in effect on the date hereof.

            5. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of Countrywide, signed (a) the [Sale and Servicing Agreement], and (b) any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of Countrywide, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Countrywide.


Dated:  [DATE]


By:     _______________________________

Name:   [NAME]

Title:  [TITLE]


[SEAL]


            I, [NAME OF ASSISTANT SECRETARY], an Assistant Secretary of Countrywide, hereby certify that [NAME] is the duly elected, qualified and acting [TITLE] of Countrywide and that the signature appearing above is her genuine signature.

            IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:  [DATE]


By:     _______________________________

Name:   [NAME]

Title:  Assistant Secretary


[SEAL]

                                    EXHIBIT 1

                                       to

                              OFFICER'S CERTIFICATE

                                    EXHIBIT 2

                                       to

                              OFFICER'S CERTIFICATE

                                    EXHIBIT 3

                                       to

                              OFFICER'S CERTIFICATE

                                    EXHIBIT 4

                                       to

                              OFFICER'S CERTIFICATE


                             RESOLUTIONS ADOPTED BY
                            THE BOARD OF DIRECTORS OF
                          COUNTRYWIDE HOME LOANS, INC.
                                  AS OF [DATE]

                                    EXHIBIT 5

                                       to

                              OFFICER'S CERTIFICATE


----------------------------   -----------------------   --------------------
           NAME                        TITLE                 SIGNATURE
----------------------------   -----------------------   --------------------

----------------------------   -----------------------   --------------------

----------------------------   -----------------------   --------------------

----------------------------   -----------------------   --------------------

----------------------------   -----------------------   --------------------

----------------------------   -----------------------   --------------------

----------------------------   -----------------------   --------------------

                                    EXHIBIT F

                     FORM OF SECURITY RELEASE CERTIFICATION

                         I. Release of Security Interest

            The financial institution named below hereby relinquishes any and all right, title, interest, lien or claim of any kind it may have in all mortgage loans described on the attached Schedule A (the "Mortgage Loans"), to be purchased by Barclays Bank PLC from the company named on the next page (the "Company") pursuant to that certain Mortgage Loan Purchase Agreement, dated as of ______ __, 200_, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company or its designees, as of the date and time of the sale of such Mortgage Loans to Barclays Bank PLC. Such release shall be effective automatically without any further action by any party upon payment in one or more installments, in immediately available funds, of $_____________, in accordance with the wire instructions set forth below.

Name, Address and Wire Instructions of Financial Institution


---------------------------------------
                 (Name)

---------------------------------------
               (Address)


---------------------------------------
---------------------------------------
---------------------------------------


By:
    -----------------------------------

                          II. Certification of Release

            The Company named below hereby certifies to Barclays Bank PLC that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Barclays Bank PLC the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.


By:
Title:
Date:

                          COUNTRYWIDE HOME LOANS, INC.,
                                 as Countrywide

                                       and

                               SUTTON FUNDING LLC,
                                  as Purchaser

                    ----------------------------------------

                     MASTER MORTGAGE LOAN PURCHASE AGREEMENT

                          dated as of February 26, 2007

                    ----------------------------------------

                     Conventional Residential Mortgage Loans
                              (SERVICING RETAINED)

ARTICLE I. DEFINITIONS

ARTICLE II. PRE-CLOSING AND CLOSING PROCEDURES

   Section 2.01 Due Diligence by the Purchaser................................
   Section 2.02 Identification of Mortgage Loan Package.......................
   Section 2.03 Post-Closing Due Diligence....................................
   Section 2.04 Credit Document Deficiencies Identified During Due Diligence..
   Section 2.05 Delivery of Collateral Files..................................
   Section 2.06 Purchase Confirmation.........................................
   Section 2.07 Closing.......................................................
   Section 2.08 Payment of the Purchase Proceeds..............................
   Section 2.09 Entitlement to Payments on the Mortgage Loans.................
   Section 2.10 Payment of Costs and Expenses.................................
   Section 2.11 MERS Mortgage Loans and the MERS System.......................
   Section 2.12 Required Closing Documents....................................

ARTICLE III. REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

   Section 3.01 Representations and Warranties Respecting Countrywide.........
   Section 3.02 Representations and Warranties Regarding Individual Mortgage
         Loans................................................................
   Section 3.03 Remedies for Breach of Representations and Warranties.........
   Section 3.04 Repurchase of Convertible Mortgage Loans......................
   Section 3.05 Representations and Warranties Respecting the Purchaser.......
   Section 3.06 Indemnification by the Purchaser..............................

ARTICLE IV. MISCELLANEOUS

   Section 4.01 Notices.......................................................
   Section 4.02 Sale Treatment................................................
   Section 4.03 Exhibits......................................................
   Section 4.04 General Interpretive Principles...............................
   Section 4.05 Reproduction of Documents.....................................
   Section 4.06 Further Agreements............................................
   Section 4.07 Assignment of Mortgage Loans by the Purchaser.................
   Section 4.08 Conflicts between Transaction Documents.......................
   Section 4.09 Governing Law.................................................
   Section 4.10 Severability Clause...........................................
   Section 4.11 Successors and Assigns........................................
   Section 4.12 Confidentiality...............................................
   Section 4.13 Entire Agreement..............................................
   Section 4.14 Counterparts..................................................
   Section 4.15 Waivers.......................................................
   Section 4.16 No Solicitation...............................................
   Section 4.17 Consent to Service of Process.................................

   Exhibit A   Schedule of Collateral Documents...............................
   Exhibit B   Form of Purchase Confirmation..................................
   Exhibit C   Form of Custodial Agreement....................................
   Exhibit D   Form of Trade Confirmation.....................................
   Exhibit E   Form of Countrywide's Officer's Certification..................
   Exhibit F   Form of Security Release Certification.........................

                     MASTER MORTGAGE LOAN PURCHASE AGREEMENT

This Master Mortgage Loan Purchase Agreement is made and entered into as of February 26, 2007 (the "Agreement"), between Countrywide Home Loans, Inc., having an address at 4500 Park Granada, Calabasas, California 91302 ("Countrywide"), and Sutton Funding, LLC c/o Global Securitization Services, LLC, having an address at 445 Broad Hollow Road, Suite 239, Melville, New York 11747 the ("Purchaser").

                                 R E C I T A L S

            The Purchaser has agreed to purchase from Countrywide and Countrywide has agreed to sell from time to time to the Purchaser all of Countrywide's right, title and interest, excluding servicing rights, in and to those certain mortgage loans identified in a Purchase Confirmation (as defined below) executed by Countrywide and the Purchaser. This Agreement is intended to set forth the terms and conditions by which Countrywide shall transfer and the Purchaser shall acquire such mortgage loans.

            In consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Countrywide and the Purchaser agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

            Unless the context requires otherwise, all capitalized terms used herein shall have the meanings assigned to such terms in this Article I unless defined elsewhere herein. Any capitalized term used or defined in a Purchase Confirmation that conflicts with the corresponding definition set forth herein shall supersede such term.

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of a similar type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Adjustable Rate Mortgage Loan: Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

Agency: Either Fannie Mae or Freddie Mac.

Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

Agreement: This Master Mortgage Loan Purchase Agreement, including all exhibits and supplements hereto, and all amendments hereof.

Appraised Value: The value of the related Mortgaged Property as set forth in an appraisal made in connection with the origination of a Mortgage Loan or the sale price of the related Mortgaged Property if the proceeds of such Mortgage Loan were used to purchase such Mortgaged Property, whichever is less.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

Balloon Mortgage Loan: Any Mortgage Loan wherein the Mortgage Note matures prior to full amortization and requires a final and accelerated payment of principal.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in either the State of California, the State of New York, or the State of Texas are authorized or obligated by law or executive order to be closed.

Closing: The consummation of the sale and purchase of each Mortgage
Loan Package.

Closing Documents: The documents required to be delivered on each Closing Date pursuant to Section 2.12.

Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

Closing Date: The date on which the purchase and sale of the Mortgage Loans constituting a Mortgage Loan Package is consummated, as set forth in the Trade Confirmation or Purchase Confirmation.

Collateral Documents: The collateral documents pertaining to each Mortgage Loan as set forth in Exhibit A hereto.

Collateral File: With respect to each Mortgage Loan, a file containing each of the Collateral Documents.

Combined Loan-to-Value Ratio: As of any date and as to any Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan and (ii) the Stated Principal Balance (or the original principal balance, if so indicated) as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value of the related Mortgaged Property.

Condemnation Proceeds: All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

Conventional Mortgage Loan: A Mortgage Loan that is not insured by the FHA or guaranteed by the VA.

Convertible Mortgage Loan: Any Adjustable Rate Mortgage Loan that contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate mortgage loan in accordance with the terms of the related Mortgage Note.

Countrywide: Countrywide Home Loans, Inc., or any successor or assign to Countrywide under this Agreement as provided herein.

Credit File: The file retained by Countrywide that includes the mortgage loan documents pertaining to a Mortgage Loan including copies of the Collateral Documents together with the credit documentation relating to the origination of such Mortgage Loan, which Credit File may be maintained by Countrywide on microfilm or any other comparable medium.

Custodial Account: The account or accounts created and maintained pursuant to
Section 3.04 of the Servicing Agreement, each of which shall be an Eligible Account.

Custodial Agreement: The agreement governing the retention of the Collateral Files by the Custodian.

Custodian: Wells Fargo Bank, N.A., its successor in interest or assign, or such other custodian that may be designated by Purchaser from time to time.

Cut-off Date: The first day of the month in which the related Closing Date occurs or such other date as may be set forth in the related Trade Confirmation or Purchase Confirmation.

Cut-off Date Balance: The aggregate scheduled unpaid principal balance of the Mortgage Loans in a Mortgage Loan Package as of the Cut-off Date, after application of (i) scheduled payments of principal due on such Mortgage Loans on or before such Cut-off Date, whether or not collected, and (ii) any Principal Prepayments received from the Mortgagor prior to the Cut-off Date.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

Determination Date: The Business Day immediately preceding the related Remittance Date.

Due Date: The first day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Eligible Account: An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are insured up to the maximum permitted by the FDIC, or (iii) maintained with an institution and in a manner acceptable to an Agency.

Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums, flood insurance premiums, and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to any Mortgage Loan.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fannie Mae: The Federal National Mortgage Association or any successor organization.

Fannie Mae Transfer: Any sale or transfer of some or all of the Mortgage Loans to Fannie Mae.

First Lien Mortgage Loan: Any Mortgage Loan secured by a first lien on the related Mortgaged Property.

Fixed Rate Mortgage Loan: Any Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor organization.

Freddie Mac Transfer: Any sale or transfer of some or all of the Mortgage Loans to Freddie Mac under its Cash Purchase Program or MBS Program (Special Servicing Option).

Funding Deadline: With respect to each Closing Date, one o'clock (1:00) p.m. New York time.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

            High Cost Loan: A Mortgage Loan (a) that is a Section 32 Mortgage Loan under the Home Ownership and Equity Protection Act of 1994 ("HOEPA"), (b) (classified as a "high cost" or similarly defined loan under any other applicable state, federal or local law or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary, as applicable at the time of origination of the Mortgage Loan.

HUD: The Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof.

Index: With respect to any Adjustable Rate Mortgage Loan on each
Interest Adjustment Date the applicable index as set forth in the related Mortgage Note.

Interim Funder: With respect to each MERS Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

Interest Adjustment Date: With respect to an Adjustable Rate Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

Investor: With respect to each MERS Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate shall not be adjusted, as set forth in the related Mortgage Note and Mortgage Loan Schedule.

Liquidation Proceeds: Amounts, other than PMI Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by Countrywide in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 3.13 of the Servicing Agreement.

LPMI Fee: The portion of the Mortgage Interest Rate relating to an LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by Countrywide to pay the premium due on the PMI Policy with respect to such LPMI Loan.

LPMI Loan: Any Mortgage Loan with respect to which Countrywide is responsible for paying the premium due on the related PMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.

MERS: Mortgage Electronic Registration Systems, Inc. or any successor or assign thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS
System.

MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS System: The electronic system of recording transfers of mortgages maintained by MERS.

MIC: A mortgage insurance certificate issued by HUD.

Missing Credit Documents: As defined in Section 2.04 hereof.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien, in the case of a First Lien Mortgage Loan, or a second lien, in the case of a Second Lien Mortgage Loan, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien, in the case of a First Lien Mortgage Loan, or a second lien, in the case of a Second Lien Mortgage Loan, upon a leasehold estate of the Mortgagor, as the case may be.

Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan and, with respect to an Adjustable Rate Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: Any mortgage loan that is sold pursuant to this Agreement, as evidenced by such mortgage loan's inclusion on the related Mortgage Loan Schedule, which mortgage loan includes the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds (if applicable), Government Insurance Proceeds (if applicable), Other Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding the servicing rights relating thereto. Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage Loans constituting a Mortgage Loan Package.

Mortgage Loan Package: The Mortgage Loans sold to the Purchaser pursuant to a Purchase Confirmation.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the interest rate payable to the Purchaser on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and the LPMI Fee, if applicable.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans included therein and made a part of the related Purchase Confirmation, which schedule shall include, the following information with respect to each Mortgage Loan: (i) Countrywide's loan number identifying such Mortgage Loan; (ii) the Mortgage Interest Rate, less any LPMI Fee, as of the Cut-off Date; (iii) with respect to any Adjustable Rate Mortgage Loan, the Gross Margin, the Periodic Rate Cap, the Lifetime Rate Cap, the next Interest Adjustment Date and whether such Adjustable Rate Mortgage Loan is a Convertible Mortgage Loan, (iv) with respect to a LPMI Loan, the LPMI Fee, (v) with respect to each First Lien Mortgage Loan, the LTV at origination and, with respect to each Second Lien Mortgage Loan, the Combined LTV at origination; (vi) the remaining term as of the Cut-off Date and the original term of such Mortgage Loan, (vii) whether such Mortgage Loan is a First Lien Mortgage Loan or a Second Lien Mortgage Loan (viii) any other information pertaining to such Mortgage Loan as may be reasonably requested by the Purchaser, (ix) with respect to each Option ARM Mortgage Loan, (a) the maximum negative amortization percentage, and
(b) the recast period, (x) name, address, city and zipcode of Mortgagor, (xi) the Stated Principal Balance, (xii) appraisal amount, (xiii) purchase amount,
(xiv) loan amount, (xv) first Monthly Payment Due Date, (xvi) credit score,
(xvii) document type, (xviii) occupancy type, (xix) payment current through date, (xx) Prepayment Penalty window - flag/term, and (xxi) interest-only term. The information set forth in the Mortgage Loan Schedule relating to the Mortgage Interest Rate, Periodic Rate Cap and Lifetime Rate Cap with respect to any LPMI Loan, as applicable, is exclusive of the LPMI Fee.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgagor: The obligor on a Mortgage Note.

Officer's Certificate: A certificate signed by (a) an assistant Vice President or higher ranking officer and (b) by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of Countrywide, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given.

Option ARM Mortgage Loan: An Adjustable Rate Mortgage Loan that gives the related Mortgagor three different payment options each month, which include: (i) a minimum monthly payment option, (ii) an interest-only payment option or (iii) a full principal and interest option which amortizes over 30 years or less.

Other Insurance Proceeds: Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the PMI Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that Countrywide would follow in servicing mortgage loans held for its own account.

Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgaged-backed securities transaction.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability corporation, unincorporated organization or government or any agency or political subdivision thereof.

PMI Policy: A policy of private mortgage guaranty insurance relating to a Mortgage Loan and issued by a Qualified Insurer.

PMI Proceeds: Proceeds of any PMI Policy.

Preliminary Mortgage Loan Package: The mortgage loans identified or described in a Trade Confirmation, which, subject to the Purchaser's due diligence as contemplated in Section 2.02 of this Agreement, are intended to be sold under this Agreement as a Mortgage Loan Package.

Preliminary Mortgage Loans: The mortgage loans constituting a Preliminary Mortgage Loan Package.

Prepayment Penalty: With respect to each Mortgage Loan, a prepayment penalty, charge, premium or fee, if any, payable upon the Principal Prepayment in full or part of such Mortgage Loan, as set forth in the related Mortgage Note or Mortgage.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any prepayment penalty or premium thereon (unless the Purchase Confirmation provides otherwise), which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period: As to any Remittance Date, the calendar month preceding the month of distribution.

Purchase Confirmation: A letter agreement, substantially in the form of Exhibit B hereto, executed by Countrywide and the Purchaser in connection with the purchase and sale of each Mortgage Loan Package, which sets forth the terms relating thereto including a description of the related Mortgage Loans (including the Mortgage Loan Schedule), the purchase price for such Mortgage Loans, the Closing Date and the Servicing Fee Rate.

Purchase Proceeds: The amount paid on the related Closing Date by the Purchaser to Countrywide in exchange for the Mortgage Loan Package purchased on such Closing Date as set forth in the applicable Purchase Confirmation.

Purchaser: The Person identified as the "Purchaser" in the preamble to this Agreement or its successor in interest or any successor or assign to the Purchaser under this Agreement as herein provided. Any reference to "Purchaser" as used herein shall be deemed to include any designee of the Purchaser, so long as such designation was made in accordance with the limitations set forth in
Section 4.07 hereof.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

Qualified Substitute Mortgage Loan: A mortgage loan that must, on the date of such substitution, (i) have an unpaid principal balance, after deduction of all scheduled payments due in the month of substitution (or if more than one (1) mortgage loan is being substituted, an aggregate principal balance), not in excess of the unpaid principal balance of the repurchased Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by Countrywide in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the repurchased Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, the maturity date of the repurchased Mortgage Loan; (iv) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 3.02 hereof; (v) shall be the same type of Mortgage Loan (i.e., a Convertible Mortgage Loan or a Fixed Rate Mortgage Loan).

            Relief Act: The Servicemembers' Civil Relief Act.

REMIC: A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter M of Chapter 1, Subtitle A, of the Code, and related provisions, and proposed, temporary and final Treasury Regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The eighteenth (18th) day of any month, beginning with the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following.

REO Disposition: The final sale by Countrywide of any REO Property or the transfer of the management of such REO Property to the Purchaser as set forth in
Section 3.13 of the Servicing Agreement.

REO Property: A Mortgaged Property acquired by Countrywide on behalf of the Purchaser as described in Section 3.13 of the Servicing Agreement.

RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which such amounts are being held in the Custodial Account for distribution in the month of repurchase.

Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien on the related Mortgaged Property.

Servicing Agreement: The agreement dated as of February 26, 2007 and signed by the Purchaser and Servicing LP with respect to the administration and servicing of the Mortgage Loans.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to Countrywide, which shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate and
(ii) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed, and shall be prorated (based upon the number of days of the related month Countrywide so acted as servicer relative to the total number of days in that month) for each part thereof. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by Countrywide, or as otherwise provided herein. Subject to the foregoing, and with respect to each Mortgage Loan, Countrywide shall be entitled to receive its Servicing Fee through the disposition of any related REO Property and the Servicing Fee payable with respect to any REO Property shall be based on the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure.

Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation or Purchase Confirmation.

Servicing LP: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as servicer hereunder.

            Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary applicable at the time of origination of the Mortgage Loan.

Stated Principal Balance: With respect to each Mortgage Loan as of any date of determination: (i) the unpaid principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Trade Confirmation: A letter agreement substantially in the form of Exhibit D hereto executed by Countrywide and the Purchaser prior to the applicable Closing Date confirming the terms of a prospective purchase and sale of a Mortgage Loan Package.

Transaction Documents: With respect to any Mortgage Loan, the related Trade Confirmation, the related Purchase Confirmation, this Agreement and the Servicing Agreement.

Underwriting Guidelines: The applicable underwriting guidelines of the Seller, a copy of which is attached as an exhibit to the related Trade Confirmation.

Updated LTV: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by a recent appraisal of the Mortgaged Property.

VA: The Department of Veterans Affairs.

Whole Loan Transfer: The sale or transfer by the Purchaser of some or all of the Mortgage Loans in a whole loan format.

                                  ARTICLE II.
                       PRE-CLOSING AND CLOSING PROCEDURES

            Section 2.01 Due Diligence by the Purchaser.

            (a) Review of Credit File. At least five (5) Business Days prior to the Closing Date, Countrywide shall make available to the Purchaser the Credit File for each Preliminary Mortgage Loan in the related Preliminary Mortgage Loan Package. The Purchaser shall have the right to review the Credit File for each such Preliminary Mortgage Loan, at Countrywide's offices or such other location agreed upon by the Purchaser and Countrywide, for the purpose of determining whether each Preliminary Mortgage Loan conforms in all material respects to the applicable terms contained in the Transaction Documents, which determination shall be made in the Purchaser's reasonable and good faith discretion. In the event that the Purchaser rejects any Preliminary Mortgage Loan based on such review, reasonable discretion that any Mortgage Loan is not in compliance in all material respects with the applicable terms of the Transaction Documents, such Mortgage Loan shall be deleted from the related Mortgage Loan Schedule and Countrywide shall have the right to substitute replacement Preliminary Mortgage Loans satisfying the requirements set forth above, and the Purchaser shall have the right to review any such replacement Preliminary Mortgage Loan(s) in the manner contemplated above. The Purchaser shall use its reasonable best efforts to conduct its due diligence, and to convey the results thereof to Countrywide, within the time and in the manner necessary to permit Countrywide to rebut or cure any Preliminary Mortgage Loan or to substitute replacement Preliminary Mortgage Loans as permitted herein.

            (b) Rejection of Preliminary Mortgage Loans. Without limiting the generality of the foregoing, in the event that the Purchaser rejects Preliminary Mortgage Loans (i) comprising more than ten percent (10%) of the related Preliminary Mortgage Loan Package (as measured by unpaid principal balance), or
(ii) for reasons other than as permitted under this Agreement or the Trade Confirmation, Countrywide may, in its sole discretion, rescind its offer to sell any of the Preliminary Mortgage Loans relating thereto to the Purchaser and Countrywide shall have no liability therefor.

            Section 2.02 Identification of Mortgage Loan Package.

At least three (3) Business Days prior to the Closing Date, the Purchaser shall identify those Preliminary Mortgage Loans that the Purchaser intends to be included in the Mortgage Loan Package.

            Section 2.03 Post-Closing Due Diligence.

In the event that the Purchaser fails to complete its due diligence, as contemplated in Section 2.01 of this Agreement, with respect to any Preliminary Mortgage Loan, the Purchaser and Countrywide may nonetheless mutually agree to the purchase and sale of such Mortgage Loan as contemplated hereunder, and upon such mutual agreement, if the Purchaser provides notice to Countrywide of such Mortgage Loan and such Mortgage Loan is identified as such in the Purchase Confirmation (as used therein, the "Pending Mortgage Loans"), the Purchaser shall have the right to review the related Credit File for such Mortgage Loan within ten (10) Business Days after the Closing Date and, based on such review and within such ten (10) Business Days period, request that Countrywide repurchase any Pending Mortgage Loan that the Purchaser reasonably and in good faith contends does not conform in all material respects to the applicable terms of the Transaction Documents. Countrywide shall have ten (10) Business Days from the date of its receipt of such request to either (a) repurchase such Mortgage Loan at the purchase price for such Mortgage Loan (as calculated under the related Transaction Documents, as applicable) plus accrued and unpaid interest, or (b) provide evidence reasonably satisfactory to the Purchaser that such Mortgage Loan does in fact conform to the terms of the Transaction Documents, as applicable. In the event that Countrywide must repurchase any Mortgage Loan in accordance with this Section 2.03 or pursuant to any other applicable term contained in the Transaction Documents, Countrywide may, at its option, substitute replacement Mortgage Loans conforming in all material respects to the applicable terms contained in the related Transaction Documents. The rights and remedies set forth in this Section 2.03 are in addition to those set forth in
Section 3.03 hereof.

            Section 2.04 Credit Document Deficiencies Identified During Due Diligence.

If, with respect to a Mortgage Loan Package, the related Purchase Confirmation identifies any Mortgage Loan for which the related Credit File is missing material documentation (as used therein, the "Missing Credit Documents"), Countrywide agrees to use its best efforts to procure each such Missing Credit Document within sixty (60) days following the related Closing Date. In the event of a default by a Mortgagor or any material impairment of the Mortgaged Property, in either case directly arising from a breach of Countrywide's obligation to deliver the Missing Credit Document within the time specified above, Countrywide shall repurchase such Mortgage Loan at the Repurchase Price.

            Section 2.05 Delivery of Collateral Files.

            (a) Custodial Agreement. Countrywide shall, on or before the Business Day prior to the related Closing Date, deliver to the Custodian the Collateral File for each Mortgage Loan in the Mortgage Loan Package. The parties hereto shall execute the Custodial Agreement on or prior to the initial Closing Date as required under Section 2.12. Countrywide shall comply with its obligations under the Custodial Agreement and the Purchaser shall pay all fees and expenses of the Custodian.

            (b) Missing Collateral Documents. In the event that any of the original Collateral Documents set forth in clauses (3) through (9) of Exhibit A hereto are not delivered to the Custodian on or before the Closing Date (each, a "Missing Collateral Document"), then Countrywide shall have (i) with respect to any Missing Collateral Document sent for recording, twelve (12) months from the related Closing Date, or (ii) with respect to all other Missing Collateral Documents, one-hundred twenty (120) days from the Closing Date, to deliver to the Purchaser such Missing Collateral Documents; provided, however, that with respect to any Government Mortgage Loan, Countrywide agrees to procure each such Missing Collateral Document within sixty (60) days following the FHA's or the VA's, as applicable, deadline for procuring such documents. Notwithstanding the foregoing, Countrywide shall not be deemed to be in breach of this Agreement if its failure to deliver to the Purchaser any Missing Collateral Document within the time specified above is due solely to (i) the failure of the applicable recorder's office to return a Missing Collateral Document that was sent for recording or (ii) the failure of the title insurer to issue and deliver the original mortgagee title policy, except where such refusal to issue the policy is based on a claim that the title insurer is under no obligation to issue such policy.

            (c) Other Documents. Countrywide shall forward to the Purchaser in a timely manner any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement upon execution and, if applicable, recordation thereof.

            Section 2.06 Purchase Confirmation.

Upon confirmation with the Purchaser of a Mortgage Loan Package, Countrywide shall prepare and deliver to the Purchaser for execution the related Purchase Confirmation, executed by an authorized signatory of Countrywide.

            Section 2.07 Closing.

The Closing of each Mortgage Loan Package shall take place on the related Closing Date and shall be subject to the satisfaction of each of the following conditions, unless otherwise waived by the prejudiced party(ies):

            (a) All of the representations and warranties of Countrywide under this Agreement shall be true and correct in all material respects as of the Closing Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

            (b) All of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the Closing Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

            (c) Both parties shall have executed the related Trade Confirmation and Purchase Confirmation;

            (d) at least two Business Days prior to the related Closing Date, Countrywide shall deliver to the Purchaser a listing on a loan level basis of the necessary information to compute the Purchase Proceeds of the Mortgage Loans delivered on such Closing Date (including accrued interest) in a format as mutually agreed upon by Countrywide and the Purchaser, and prepare a Mortgage Loan Schedule;

            (e) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all closing documents as specified in Section
2.12 of this Agreement, in such forms as are agreed upon by the parties, duly executed by all signatories as required pursuant to the terms hereof; and

            (f) Countrywide shall have delivered to the Custodian all Collateral Documents required pursuant to Section 2.05 of this Agreement.

            Section 2.08 Payment of the Purchase Proceeds.

Subject to the conditions set forth in Section 2.07 hereof, and in consideration for the Mortgage Loan Package to be purchased by the Purchaser on the related Closing Date, the Purchaser shall pay to Countrywide on such Closing Date the Purchase Proceeds by wire transfer of immediately available funds to the account designated by Countrywide on or before the Funding Deadline.

            Section 2.09 Entitlement to Payments on the Mortgage Loans.

            With respect to any Mortgage Loan purchased hereunder, the Purchaser shall be entitled to (a) all scheduled principal due after the related Cut-off Date; (b) all other recoveries of principal collected after the related Cut-off Date, except for (i) recoveries of principal collected after the Cut-off Date and prior to the Closing Date that are reflected in the Mortgage Loan Schedule, and (ii) all scheduled payments of principal due on or before the related Cut-off Date; and (c) all payments of interest on such Mortgage Loan net of interest at the Servicing Fee Rate and the LPMI Fee, if applicable (minus that portion of any such payment that is allocable to the period prior to the related Cut-off Date).

            Section 2.10 Payment of Costs and Expenses.

            The Purchaser and Countrywide shall each bear its own costs and expenses in connection with the purchase and sale of the Mortgage Loans including any commissions due its sales personnel, the legal fees and expenses of its attorneys and any due diligence expenses. To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, only the first of such recordation to be effected shall be at Countrywide's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option and all subsequent recordations shall be at the expense of the Purchaser.

            Section 2.11 MERS Mortgage Loans and the MERS System.

            (a) Notwithstanding anything contained in this Agreement to the contrary, with respect to any MERS Mortgage Loan sold to the Purchaser by Countrywide pursuant to this Agreement, Countrywide shall cause the registration of such MERS Mortgage Loan to be changed on the MERS System to reflect the Purchaser as the beneficial owner of such MERS Mortgage Loan. The foregoing obligation of Countrywide shall be in lieu of Countrywide delivering to the Purchaser an Assignment of Mortgage for such MERS Mortgage Loan. With respect to the Mortgage and intervening assignments related to any MERS Mortgage Loan, Countrywide shall, in accordance with Section 2.05 of this Agreement, provide the Purchaser with the original Mortgage with evidence of registration with MERS and, as applicable, the originals of all intervening assignments of the Mortgage with evidence of recording thereon prior to the registration of the Mortgage Loan with the MERS System.

            With respect to each MERS Mortgage Loan, Countrywide shall designate the Purchaser as the Investor and the Custodian as custodian, and no Person shall be listed as Interim Funder on the MERS System.

            In connection with the MERS System, Countrywide is hereby authorized and empowered, in its own name, to register, or change the registration of any MERS Mortgage Loan to effectuate such registration. Further, Countrywide is authorized to cause the removal of any MERS Mortgage Loan from such registration, and to execute and deliver on behalf of itself and the Purchaser, any and all instruments of assignment and comparable instruments with respect to any registration and/or removal of such MERS Mortgage Loan on or from the MERS System.

            Section 2.12 Required Closing Documents.

            The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

            (a) this Agreement (to be executed and delivered only for the initial Closing Date);

            (b) with respect to the initial Closing Date, the Custodial Agreement, dated as of the initial Cut-off Date;

            (c) the related Mortgage Loan Schedule attached to the related Purchase Confirmation as the Mortgage Loan Schedule thereto;

            (d) with respect to the initial Closing Date, an Officer's Certificate, in the form of Exhibit E hereto with respect to Countrywide, including all attachments thereto;

            (e) a Security Release Certification, in the form of Exhibit F, as applicable, hereto executed by any person, if any of the Mortgage Loans are subject to a security interest, pledge or hypothecation for the benefit of such person; and

            Countrywide shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

                                  ARTICLE III.
               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

            Section 3.01 Representations and Warranties Respecting Countrywide.

Countrywide represents, warrants and covenants to the Purchaser that, as of each Closing Date:

            (a) Organization and Standing. Countrywide is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified and licensed to transact business in and is in good standing under the laws of each state where each Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

            (b) Due Authority. Countrywide has the full power and authority to
(i) perform and enter into and consummate all transactions contemplated by this Agreement and (ii) to sell each Mortgage Loan. This Agreement has been duly executed and delivered and constitutes the valid, legal, binding and enforceable obligation of Countrywide, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by Countrywide to make this Agreement valid and binding upon Countrywide in accordance with its terms;

            (c) No Conflict. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by Countrywide, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Countrywide's certificate of incorporation or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which Countrywide is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which Countrywide or its property is subject;

            (d) Approved Seller. Countrywide is an approved seller/servicer for each Agency in good standing and is a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act. No event has occurred, including a change in insurance coverage, which would make Countrywide unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements;

            (e) No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to Countrywide's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to Countrywide would materially and adversely affect the sale of the Mortgage Loans to the Purchaser, the ability of Countrywide to service the Mortgage Loans hereunder in accordance with the terms hereof, or Countrywide's ability to perform its obligations under this Agreement, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of Countrywide contemplated herein;

            (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide, of or compliance by Countrywide with, this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

            (g) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Countrywide, , and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Countrywide pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (h) Ability to Perform; Solvency. Countrywide does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Countrywide is solvent and the sale of the Mortgage Loans will not cause Countrywide to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Countrywide's creditors;

            (i) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form or other document furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

            (j) No Brokers. Countrywide has not dealt with any third party broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

            (k) Sale Treatment. Countrywide intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of Countrywide and Countrywide has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

            (l) Reasonable Purchase Price. The consideration received by Countrywide upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans; and

            Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans.

With respect to each Mortgage Loan (unless otherwise specified below), Countrywide represents and warrants to the Purchaser as of the related Closing Date that:

            (a) Mortgage Loan Schedule. The information contained in the Mortgage Loan Schedule is complete, true and correct in all material respects;

            (b) No Delinquencies or Advances. All payments required to be made prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; Countrywide has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no delinquency of more than thirty (30) days in any payment by the Mortgagor thereunder during the last twelve (12) months;

            (c) Taxes, Assessments, Insurance Premiums and Other Charges. With respect to each Mortgage Loan, there is no delinquent taxes and insurance premiums and, to the best of Countrywide's knowledge, there is no delinquent ground rents, water charges, sewer rents, assessments, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

            (d) No Modifications. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments that have been or will be recorded, if necessary to protect the interests of the Purchaser, and that have been or will be delivered to the Purchaser or its designee, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and its terms are reflected on the related Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Collateral File and the terms of which are reflected in the Mortgage Loan Schedule if executed prior to the Closing Date;

            (e) No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceedings at the time the Mortgage Loan was originated;

            (f) Hazard and Flood Insurance. All buildings or other improvements upon the Mortgaged Property are insured by an insurer acceptable to an Agency against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming Countrywide, its successors and assigns as mortgagee, and all premiums thereon have been paid. If, upon the origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy that meets the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) and conforms to the requirements of an Agency is in effect. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's expense and, upon the failure of the Mortgagor to do so, the holder of the Mortgage is authorized to maintain such insurance at the Mortgagor's expense and to seek reimbursement therefor from the Mortgagor;

            (g) Compliance with Applicable Law. Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all anti-predatory and abusive laws applicable to the Mortgage Loan including, without limitation, any applicable law governing Prepayment Penalties, have been complied with;

            (h) No Release of Mortgage. The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

            (i) Enforceability of Mortgage Documents. The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws. All parties to the Mortgage Note, and the Mortgage had legal capacity to enter into the Mortgage Note and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties;

            (j) Valid First or Second Lien. Each related Mortgage is a valid, subsisting enforceable and perfected first lien (with respect to a First Lien Mortgage Loan) or second lien (with respect to a Second Lien Mortgage Loan) on the related Mortgaged Property, including all improvements on the Mortgaged Property. The lien of the Mortgage is subject only to:

                     the lien of current real property taxes and assessments not yet due and payable;

                     covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and that do not adversely affect the Appraised Value (as evidenced by an appraisal referred to in such definition) of the Mortgaged Property set forth in such appraisal;

                     with respect to a Second Lien Mortgage Loan only, the lien of the first mortgage on the Mortgaged Property; and

                     other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien (with respect to a First Lien Mortgage Loan) or second lien (with respect to a Second Lien Mortgage Loan) and first priority (with respect to a First Lien Mortgage Loan) or second priority (with respect to a Second Lien Mortgage Loan) security interest on the property described therein and Countrywide has full right to sell and assign the same to the Purchaser (subject to (i)-(iv) above).

            (k) Disbursements of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (l) Sole Owner. Countrywide is the sole owner and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and Countrywide has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest not specifically set forth in the related Mortgage Loan Schedule and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the terms of this Agreement;

            (m) Title Insurance. Each Mortgage Loan that is a First Lien Mortgage Loan and each Mortgage Loan that is a Second Lien Mortgage Loan with an original principal balance greater than $100,000, in either case, is covered by a lender's title insurance policy acceptable to an Agency, issued by a title insurer acceptable to an Agency and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in Section 3.02(j)(i), (i) and (iv) above) Countrywide, its successors and assigns as to the first or second priority lien of the Mortgage, as applicable. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Countrywide is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including Countrywide, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

            (n) No Default. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and Countrywide has not waived any default, breach, violation or event of acceleration, and with respect to any Second Lien Mortgage Loan, Countrywide has not received a written notice of default of any senior mortgage loan related to the Mortgaged Property which has not been cured;

            (o) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (p) Origination and Collection Practices. The origination, servicing and collection practices used by Countrywide with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, Countrywide and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due Countrywide have been capitalized under any Mortgage or the related Mortgage Note. With respect to Adjustable Rate Mortgage Loans, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to applicable state, federal and local law has been properly paid and credited;

            (q) No Condemnation or Damage. To the best of Countrywide's knowledge, the Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

            (r) Customary and Enforceable Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby including (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. There is no homestead available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (s) Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage;

            (t) Appraisal. Unless the Mortgage Loan was underwritten pursuant to one of Countrywide's streamline documentation programs, the Credit File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by an appraiser who meets the minimum requisite qualifications of an Agency and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder for appraisers, duly appointed by the originator, that had no interest, direct or indirect in the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal is in a form acceptable to an Agency, with such riders as are acceptable to such Agency;

            (u) Trustee for Deed of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (v) CLTV and LTV, Private Mortgage Insurance, FHA Insurance and VA Guarantees. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV greater than 100%. No Mortgage Loan has an LTV greater than 100%. Each Conventional Mortgage Loan, except a Second Lien Mortgage Loan or a Mortgage Loan underwritten in accordance with sub-prime credit underwriting guidelines, with an LTV at origination in excess of eighty percent (80%) is and will be subject to a PMI Policy, which insures that portion of the Mortgage Loan over seventy-five percent (75%) of the Appraised Value of the related Mortgaged Property. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such PMI Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith or, in the case of a lender paid mortgage insurance policy, the premiums and charges are included in the Mortgage Interest Rate for the Mortgage Loan. Each Government Mortgage Loan either has, or will have in due course, a valid and enforceable MIC or LGC, as applicable and, in each case, all premiums due thereunder have been paid. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Note is net of any such insurance premium if the related PMI Policy is lender-paid;

            (w) Lawfully Occupied. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same including certificates of occupancy, have been made or obtained from the appropriate authorities;

            (x) Assignment of Mortgage. Except for the absence of recording information, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

            (y) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the applicable Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (z) Form of Mortgage Note and Mortgage. The Mortgage Note and Mortgage are on forms acceptable to an Agency;

            (aa) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

            (bb) Type of Mortgaged Property. The Mortgaged Property is a fee simple estate or a leasehold estate located in a jurisdiction in which the use of a leasehold estate for residential properties is an accepted practice that consists of a single parcel of real property with a detached single family residence erected thereon, or a two to four residential dwelling, or an individual residential condominium unit in a condominium project, or an individual unit in a planned unit development, or an individual unit in a residential cooperative housing corporation; provided, however, that any condominium unit, planned unit development or residential cooperative housing corporation shall conform in all material respects with the Underwriting Guidelines. At the time of origination, no portion of the Mortgaged Property was used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes. None of the Mortgaged Properties are log homes, mobile homes, geodesic domes or any other properties not eligible for financing pursuant to the applicable Underwriting Guidelines;

            (cc) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten generally in accordance with the Underwriting Guidelines;

            (dd) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (ee) Due On Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

            (ff) Conversion to Fixed Interest Rate. The Mortgage Loan does not contain a provision whereby the Mortgagor is permitted to convert the Mortgage Interest Rate from an adjustable rate to a fixed rate;

            (hh) No Violation of Environmental Laws. There is no pending action or proceeding directly involving any Mortgaged Property of which Countrywide is aware in which compliance with any environmental law, rule or regulation is an issue;

            (ii) Servicemembers' Civil Relief Act. The Mortgagor has not notified Countrywide, and Countrywide has no knowledge of any relief requested to the Mortgagor under the Relief Act;

            (jj) Disclosure Materials. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of the Mortgage Loans;

            (kk) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction (other than a "construct to perm" loan) or rehabilitation of a Mortgaged Property or facilitating the trade in or exchange of a Mortgaged Property;

            (ll) Credit Information. For each Mortgage Loan, Countrywide or its designee has furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and requisite information on its borrower credit files to each of the following credit repositories: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis;

            (mm) Leaseholds. If the Mortgage Loan is secured by a leasehold estate, (1) the ground lease is assignable or transferable; (2) the ground lease will not terminate earlier than five years after the maturity date of the Mortgage Loan; (3) the ground lease does not provide for termination of the lease in the event of lessee's default without the mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (4) the ground lease permits the mortgaging of the related Mortgaged Property; (5) the ground lease protects the mortgagee's interests in the event of a property condemnation; and (6) the use of leasehold estates for residential properties is an accepted practice in the jurisdiction in which the Mortgaged Property is located;

            (nn) Prepayment Penalty. With respect to each Mortgage Loan that has a Prepayment Penalty, each such Prepayment Penalty is enforceable and is permitted pursuant to applicable federal, state and local law. With respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination;

            (oo) Payment Terms. Principal payments on the Mortgage Loan commenced no more than seventy days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as, in the case of an Adjustable Rate Mortgage Loan, the Lifetime Rate Cap and the Periodic Cap are as set forth on the related Mortgage Note. Except with respect to any Option ARM Mortgage Loan, the Mortgage Note is payable in monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than fourty years from commencement of amortization. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. Except for Balloon Mortgage Loans, the Mortgage Loan does not require a balloon payment on its stated maturity date;

            (pp) Simple Interest Mortgage Loans. With respect to each Mortgage Loan that is a simple interest Mortgage Loan, the Mortgage Loan is identified on the related Mortgage Loan Schedule as a simple interest Mortgage Loan, the Mortgage Loan is required to be serviced as a simple interest Mortgage Loan pursuant to the terms of the related Mortgage Note, and the servicing and collection practices used in connection therewith have been in accordance with legal, proper, prudent and customary practices for servicing simple interest Mortgage Loans;

            (qq) Compliance with Anti-Money Laundering Laws. Countrywide has established an anti-money laundering compliance program to the extent required by applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2003, and the laws and regulations administered by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), which prohibit dealings with certain countries, territories, entities and individuals named in OFAC's Sanction Programs and on the Specially Designated Nationals and Blocked Persons List. The Mortgage Loans have been originated, and documentation related thereto shall be maintained, in material compliance with such program; and

            (rr) Fraud. No fraud, error, omission, misrepresentation or similar occurrence, with respect to a Mortgage Loan has taken place on the part of Countrywide or, to the best of Countrywide's knowledge, any other Person, including without limitation, the Mortgagor, any appraiser, or any builder or developer involved in connection with the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

            Section 3.03 Remedies for Breach of Representations and Warranties.

            (a) Notice of Breach. The representations and warranties set forth in Sections 3.01 and 3.02 of this Agreement shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Collateral Documents or Credit File. Upon discovery by either Countrywide or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of one or more of the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the other.

            (b) Cure or Repurchase. Within sixty (60) days from the earlier of either discovery by or notice to Countrywide of a breach of a representation or warranty that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, or the Purchaser's interests therein, Countrywide shall use its best efforts to promptly cure such breach in all material respects, and, if such breach cannot be cured, Countrywide shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.01 hereof and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to Countrywide of such breach, all of the Mortgage Loans affected by such breach shall, at the Purchaser's option, be repurchased by Countrywide at the Repurchase Price.

            (c) Substitution or Repurchase. However, if the breach shall involve a representation or warranty set forth in Section 3.02, (Countrywide shall, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If Countrywide has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution. At the time of repurchase or substitution, the Purchaser and Countrywide shall arrange for the reassignment of the Deleted Mortgage Loan and release of the related Collateral File to Countrywide and the delivery to Countrywide of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event Countrywide determines to substitute a Qualified Substitute Mortgage Loan for a repurchased Mortgage Loan, Countrywide shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place and amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify the Qualified Substitute Mortgage Loan(s) and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, Countrywide shall be deemed to have made as to such Qualified Substitute Mortgage Loan(s) the representations and warranties except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. Countrywide shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing the Collateral Documents for such Qualified Substitute Mortgage Loan(s). Countrywide shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan(s) in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by Countrywide. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and Countrywide shall thereafter be entitled to retain all amounts subsequently received by Countrywide in respect of such Deleted Mortgage Loan.

            For any month in which Countrywide substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, Countrywide shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by Countrywide in the month of substitution pursuant to Section 4.01 of the Servicing Agreement. Accordingly, on the date of such substitution, Countrywide shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

In addition to such repurchase or substitution obligation, Countrywide shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and expenses resulting from, a breach of any representation or warranty contained in Sections
3.01 and 3.02 of this Agreement that materially and adversely affects the value of one or more Mortgage Loans or the Purchaser's interest therein.

            (d) Sole Remedy. With respect to the breach of a representation and warranty set forth in Section 3.01 and Section 3.02 hereof with respect to a Mortgage Loan, the obligation under this Section 3.03 of Countrywide to cure, repurchase, indemnify or replace such Mortgage Loan shall constitute the sole remedy against Countrywide respecting such breach available to the Purchaser.

            (e) Accrual of Cause of Action. Any cause of action against Countrywide relating to or arising out of the breach of any representations and warranties made in Sections 3.01 or 3.02 hereof shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by Countrywide to the Purchaser, (ii) failure by Countrywide to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon Countrywide by the Purchaser for compliance with the relevant provisions of this Agreement.

            Section 3.04 Repurchase of Convertible Mortgage Loans.

            In the event a Mortgagor exercises the option to convert a Convertible Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note, Countrywide shall repurchase such Convertible Mortgage Loan within thirty (30) days of such conversion taking effect at a price equal to on hundred percent (100%) of the unpaid principal balance of such Convertible Mortgage Loan at the time of such conversion plus accrued interest thereon through the last day of the month of repurchase at the Mortgage Loan Remittance Rate; provided, however, no interest shall be due and payable if a Convertible Mortgage Loan is repurchased on the first day of a month. Any repurchase of a Convertible Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.04 shall be accomplished by deposit in the Custodial Account of the amount of said repurchase price for distribution to the Purchaser on the next scheduled Remittance Date.

            Section 3.05 Representations and Warranties Respecting the
Purchaser.

The Purchaser represents, warrants and covenants to Countrywide that, as of each Closing Date:

            (a) Organization and Standing. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified to transact business in and is in good standing under the laws of each state in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such qualification;

            (b) Due Authority. The Purchaser has the full power and authority to perform, and to enter into and consummate, all transactions contemplated by this Agreement; the Purchaser has the full power and authority to purchase and hold each Mortgage Loan;

            (c) No Conflict. Neither the acquisition of the Mortgage Loans by the Purchaser pursuant to this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser's charter or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

            (d) No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to the Purchaser's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to the Purchaser would adversely affect the purchase of the Mortgage Loans by the Purchaser hereunder, or the Purchaser's ability to perform its obligations under this Agreement; and

            (e) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement (including, but not limited to, any approval from HUD), or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

            Section 3.06 Indemnification by the Purchaser.

            The Purchaser shall indemnify Countrywide and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and expenses resulting from, a breach of any representation or warranty contained in Sections 3.05. With respect to the breach of a representation and warranty set forth in Section 3.05 hereof, the obligation under this Section 3.06 of the Purchaser to indemnify Countrywide shall constitute the sole remedy against the Purchaser respecting such breach available to Countrywide.

                                  ARTICLE IV.
                                  MISCELLANEOUS

            Section 4.01 Notices.

All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

            (i)   to Countrywide:

                  Countrywide Home Loans, Inc.
                  4500 Park Granada
                  Calabasas, California 91302
                  Attn: Mr. Josh Adler
                  With copy to: General Counsel

            (ii)  the Purchaser:

                  Sutton Funding LLC
                  c/o Global Securitization Services, LLC
                  445 Broad Hollow Road, Suite 239
                  Melville, New York 11747
                  Attention: Vice President
                  Fax: (212) 302-8767

                  With a copy to:

                  Barclays Bank PLC, as administrator
                  200 Park Avenue, 5th Floor
                  New York, New York 10166
                  Attention: Mary Logan
                  Fax: (212) 412-3266
                  E mail: mary.logan@barclayscapital.com

                  and

                  Attention: Michael Dryden
                  Fax: 212-412-6846
                  E mail: michael.dryden@barclayscapital.com

To the address and contact set forth in the related Purchase Confirmation or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            Section 4.02 Sale Treatment.

            It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by Countrywide and not a pledge of the Mortgage Loans by Countrywide to the Purchaser to secure a debt or other obligation of Countrywide. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on Countrywide's business records, tax returns and financial statements. Accordingly, Countrywide and the Purchaser shall each treat the transaction for federal income tax purposes as a sale by Countrywide, and a purchase by the Purchaser, of the Mortgage Loans.

            Section 4.03 Exhibits.

            The Exhibits to this Agreement and each Trade Confirmation and Purchase Confirmation executed by Countrywide and the Purchaser are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            Section 4.04 General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration; and

            (g) reference to the Transaction Documents or any other document referenced herein shall include all exhibits, schedules or other supplements thereto.

            Section 4.05 Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            Section 4.06 Further Agreements.

            Countrywide shall execute and deliver to the Purchaser and the Purchaser shall be required to execute and deliver to Countrywide such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            Section 4.07 Assignment of Mortgage Loans by the Purchaser.

            (a) The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans in a Whole Loan Transfer; provided, however, that the transferee will not be deemed to be the Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement in the form of an assignment, assumption and recognition agreement ("AAR") reasonably acceptable to the Purchaser and Countrywide and an original counterpart of the AAR shall have been executed by the Purchaser and the transferee and delivered to Countrywide. Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than three (3) "Purchasers" outstanding hereunder with respect to any Mortgage Loan Package.

            Section 4.08 Conflicts between Transaction Documents.

            In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement and either the related Trade Confirmation or the related Purchase Confirmation, the terms of the related Purchase Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the Trade Confirmation and the Purchase Confirmation, the terms of the Purchase Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement and the Servicing Agreement, the terms of this Agreement shall control.

            Section 4.09 Governing Law.

            This Agreement shall be deemed in effect when fully executed and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by applicable federal law.

            Section 4.10 Severability Clause.

            Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to an amendment to this Agreement which places each party in the same or as economic position as each party would have been in except for such invalidity.

            Section 4.11 Successors and Assigns.

            This Agreement shall bind and inure to the benefit of and be enforceable by Countrywide and the Purchaser and the respective permitted successors and assigns of Countrywide and the Purchaser. Except as specifically set forth in Section 4.07 above, the Purchaser may not assign, pledge or hypothecate this Agreement to any Person without Countrywide's prior written consent.

            Section 4.12 Confidentiality.

            Countrywide and the Purchaser acknowledge and agree that the terms of the Transaction Documents shall be kept confidential and their contents will not be divulged to any party without the other party's consent, except to the extent that it is appropriate for Countrywide and the Purchaser to do so in working with legal counsel, auditors, taxing authorities, or other governmental agencies.

            Section 4.13 Entire Agreement.

            This Agreement and the related Trade Confirmation and Purchase Confirmation constitute the entire understanding between the parties hereto with respect to the sale of each Mortgage Loan Package and supersede all prior or contemporaneous oral or written communications regarding same. Countrywide and the Purchaser understand and agree that no employee, agent or other representative of Countrywide or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement or the related Trade Confirmation or Purchase Confirmation. Neither this Agreement nor the related Trade Confirmation or Purchase Confirmation shall be modified, amended or in any way altered except by an instrument in writing signed by both parties.

            Section 4.14 Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            Section 4.15 Waivers.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            Section 4.16 No Solicitation

            The Purchaser shall not take any action or cause any action to be taken by any of its employees, agents or affiliates, or by any independent contractors acting on the Purchaser's behalf, to solicit any borrower in any manner whatsoever, including but not limited to, soliciting a borrower to prepay or refinance a Mortgage Loan. Furthermore, neither the Purchaser nor any of its affiliates shall directly or indirectly provide information to any third party for purposes of soliciting the borrowers related to the Mortgage Loans. It is understood that promotions undertaken by the Purchaser or its affiliates which are directed to the general public at large (i.e., newspaper advertisements, radio or T.V. ads, etc.) and not specifically directed to the borrowers related to the Mortgage Loans shall not constitute a breach of this section. Countrywide will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on Countrywide's behalf, to personally, by telephone or mail, solicit the borrower under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that Countrywide may solicit any borrower for whom Countrywide has received a request for verification of mortgage, a request for demand for payoff, a borrower initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the borrower initiates a title search, provided further, it is understood and agreed that promotions undertaken by Countrywide or any of its affiliates which concern optional insurance products or other additional products shall not constitute solicitation nor is Countrywide prohibited from responding to unsolicited requests or inquiries made by a borrower or an agent of a borrower. Notwithstanding the foregoing, the following solicitations, if undertaken by Countrywide or any affiliate of Countrywide, shall not be prohibited: (i) solicitations or promotions that are directed to the general public at large, including, without limitation, mass mailings based on mailing lists and newspaper, radio, television and other mass media advertisements and (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to borrowers; provided, however, that similar messages and inserts are sent to all other borrowers of similar type mortgage loans serviced by Countrywide and such affiliates, including, but not limited to, those mortgage loans serviced for the Countrywide's and/or such affiliates own account; and (iii) solicitations made as a part of a campaign directed to borrowers with mortgage loans meeting certain defined parameters (other than parameters relating to the borrowers or Mortgage Loans specifically), provided, that such solicitations are made to all borrowers of mortgage loans serviced by Countrywide and such affiliates with respect to mortgage loans meeting such defined parameters, including, but not limited to, those mortgage loans serviced for the Countrywide's and/or such affiliates own account.

            Section 4.17 Consent to Service of Process.

            EACH OF THE PURCHASER AND THE SELLER IRREVOCABLY (I) SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF THE COURTS OF THE SATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

                           [SIGNATURE PAGE TO FOLLOW]

            IN WITNESS WHEREOF, Countrywide and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                       COUNTRYWIDE HOME LOANS, INC.,
                                          Countrywide

                                       By:____________________________________
                                          Name:
                                          Title:

                                       SUTTON FUNDING LLC,
                                          the Purchaser

                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT A

                              COLLATERAL DOCUMENTS

1. Mortgage Note: The original Mortgage Note (or a lost note affidavit in a form acceptable to an Agency) bearing all intervening endorsements, endorsed "Pay to the order of _____________, without recourse" and signed in the name of Countrywide by an authorized officer.

2.    Assignment of Mortgage: The original Assignment of Mortgage in blank.

3. Guarantee: The original of any guarantee executed in connection with the Mortgage Note.

4. Mortgage: The original Mortgage with evidence of recording thereon or, if such original Mortgage has not been returned to Countrywide on or prior to the Closing Date by the public recording office where such Mortgage has been delivered for recordation, a copy of such Mortgage certified by Countrywide to be a true and complete copy of the original Mortgage sent for recordation.

5. Modifications: The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any.

6. Intervening Assignments: The originals of all intervening assignments of Mortgage with evidence of recording thereon, provided that such originals have been returned to Countrywide by the public recording office where such intervening assignment of Mortgage has been delivered for recordation.

7. Title Policy: If applicable, the original mortgagee title insurance policy (or the equivalent thereof with respect to any Mortgage Loan in which the related Mortgaged Property is located in a jurisdiction where such title insurance is not customarily provided) if such title insurance policy has been issued by the related title company on or prior to the Closing Date.

8. Loan Guaranty Certificate: The original Loan Guaranty Certificate, if applicable.

9. Mortgage Insurance Certificate: The original Mortgage Insurance Certificate, if applicable.

                                    EXHIBIT B

                          FORM OF PURCHASE CONFIRMATION

                            [COUNTRYWIDE LETTERHEAD]

                                                                          [DATE]

            Sutton Funding LLC
            c/o Global Securitization Services, LLC
            445 Broad Hollow Road, Suite 239
            Melville, New York 11747


Re:               Purchase Confirmation ($x.xmm) (Deal No. xxxx-xxx)

Ladies and Gentlemen:

This purchase confirmation (the "Purchase Confirmation") between Countrywide Home Loans, Inc. ("Countrywide") and Sutton Funding LLC ("Purchaser") sets forth our agreement pursuant to which Purchaser is purchasing, and Countrywide is selling those certain mortgage loans identified in Exhibit A hereto and more particularly described herein, excluding the servicing rights related thereto (the "Mortgage Loans").

The purchase, sale and servicing of the Mortgage Loans as contemplated herein shall be governed by that certain Master Mortgage Loan Purchase Agreement dated as of February 26, 2007, between Countrywide and Purchaser (as amended herein and otherwise, the "Purchase Agreement") and that certain Servicing Agreement dated as of February 26, 2007 between Countrywide and Purchaser (both the Purchase Agreement and the Servicing Agreement shall be referred to herein, as applicable, as the "Agreement"). By executing this Purchase Confirmation, each of Countrywide and Purchaser again makes, with respect to itself and each Mortgage Loan, as applicable, all of the covenants, representations and warranties made by each such party in the Agreement, except as the same may be amended by this Purchase Confirmation.

All exhibits hereto are incorporated herein in their entirety. In the event there exists any inconsistency between the Agreement and this Purchase Confirmation, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

1. Assignment and Conveyance of Mortgage Loans. Upon Purchaser's payment of the Purchase Proceeds in accordance with Section 2.08 of the Purchase Agreement, Countrywide shall sell, transfer, assign and convey to Purchaser, without recourse, but subject to the terms of the Purchase Confirmation and the Purchase Agreement, all of the right, title and interest of Countrywide in and to the Mortgage Loans, excluding the servicing rights relating thereto. Each Mortgage Loan shall be serviced by Countrywide pursuant to the terms of the Servicing Agreement.

2. Defined Terms. As used in the Agreement, the following defined terms shall have meanings set forth below with respect to the related Mortgage Loan Package.

a. Closing Date: [DATE].

b. Cut-off Date: [DATE].

c. Cut-off Date Balance:

[d. Index: On each Interest Adjustment Date, the applicable index rate shall be a rate per annum equal to [the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15] [the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market (LIBOR), as published [in the Wall Street Journal] [by Fannie Mae] [the 11th District Cost of Funds as made available by the Federal Home Loan Bank] [the weekly average yield on certificates of deposit adjusted to a constant maturity of six months as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15 or a similar publication.]]

Missing Credit Documents: As set forth in Exhibit [C] hereto.

Notwithstanding anything contained in Section 2.04 of the Purchase Agreement to the contrary, Countrywide's obligation to repurchase from the Purchaser the Mortgage Loan related to a Missing Credit Document shall occur only in the event of a default by a Mortgagor or any material impairment of the Mortgaged Property directly arising a breach of Countrywide's obligation to deliver the Missing Credit Document within the time specified in Section 2.04 of the Purchase Agreement.

[f. Pending Mortgage Loans: As set forth in Exhibit [C] hereto.]

g. Purchase Proceeds: With respect to [the Mortgage Loans] [each Mortgage Loan], and as set forth in Exhibit [A] and Exhibit [B] hereto, the sum of (a) the product of (i) the Cut-off Date Balance of [such Mortgage Loan] [such Mortgage Loans], and (ii) the purchase price percentage set forth in Exhibit [A] hereto for such [Mortgage Loan] [Mortgage Loans], and (b) accrued interest from the Cut-off Date through the day prior to the Closing Date, inclusive.

h. Servicing Fee Rate: [0.25%] [0.375%] [With respect to the period prior to the initial Interest Adjustment Date, [0.25]% and, thereafter, [0.375]%].

3. Description of Mortgage Loans. Each Mortgage Loan complies with the specifications set forth below in all material respects.

a. Loan Type: Each Mortgage Loan is a [Conventional] [Government] Mortgage Loan and a [Adjustable Rate] [Balloon] [Convertible] [Fixed Rate] Mortgage Loan.

b. Lien Position: Each Mortgage Loan is secured by a perfected [first] [second] lien Mortgage.

c. Underwriting Criteria: Each Mortgage Loan [was underwritten generally in accordance with Countrywide's credit underwriting guidelines in effect at the time such Mortgage Loan was originated] [conforms to the Fannie Mae or Freddie Mac mortgage eligibility criteria (as such criteria applies to Countrywide) and is eligible for sale to, and securitization by, Fannie Mae or Freddie Mac] [conforms in all material respects to the GNMA mortgage eligibility criteria and is eligible for sale and securitization into a GNMA mortgage-backed security] [at the time of origination was underwritten to guidelines which are consistent with an institutional investor-quality mortgage loan].

Kindly acknowledge your agreement to the terms of this Purchase Confirmation by signing in the appropriate space below and returning this Purchase Confirmation to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,                               Agreed to and Accepted by:
COUNTRYWIDE HOME LOANS, INC.             SUTTON FUNDING LLC

By: _________________________________    By: _________________________________
    Name: Darren Bigby                       Name:
    Title:                                   Title:

                                    EXHIBIT A

                                       to

                              PURCHASE CONFIRMATION

                             MORTGAGE LOAN SCHEDULE

                                   (attached)

                                    EXHIBIT B

                                       to

                              PURCHASE CONFIRMATION

                        CALCULATION OF PURCHASE PROCEEDS

                                   (attached)

                                    EXHIBIT C

                                       to

                              PURCHASE CONFIRMATION

                            MISSING CREDIT DOCUMENTS

        LOAN COUNT                LOAN NUMBER                DOCUMENT

                                    EXHIBIT D

                                       to

                              PURCHASE CONFIRMATION

                             PENDING MORTGAGE LOANS

        LOAN COUNT                LOAN NUMBER                DOCUMENT

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                           FORM OF TRADE CONFIRMATION

                            [COUNTRYWIDE LETTERHEAD]

                                                                          [DATE]

            Sutton Funding LLC
            c/o Global Securitization Services, LLC
            445 Broad Hollow Road, Suite 239
            Melville, New York  11747

Re: Sale of $[AMOUNT] Million of Mortgage Loans to Sutton Funding LLC

(Deal No. yr-mm-xxx)

Ladies and Gentlemen:

            This Trade Confirmation confirms the agreement between Sutton Funding LLC ("Purchaser") and Countrywide Home Loans, Inc. ("Countrywide") pursuant to which Purchaser has agreed to purchase, and Countrywide has agreed to sell, those certain mortgage loans [identified][summarized] in Exhibit A hereto (the "Mortgage Loans"), subject to the terms set forth herein.

            Closing Date:     _________ __, [year][, provided, however,
that the parties shall use their best efforts to consummate the transaction prior to [DATE].

            Commitment Amount: $______________.

            Purchase Price: $______________.

            Percentage: ____%, subject to adjustment as set forth in Exhibit A. [Loan-level pricing as set forth in Exhibit A.]

            Product: [Jumbo]["A"][A-"]["Alt A"] [Sub-prime] [Conforming] [Conventional] [Government] [Second Lien/HELOC] [[fixed][(x/1) Index adjustable] rate mortgage loans]. (undefined terms should not be capitalized)

            Underwriting Criteria:

            Servicing Rights: RETAINED: Retained by Countrywide and serviced on a [scheduled/scheduled] [actual/actual] [scheduled][actual] basis for the servicing fee rate [equal to FEE% per annum][set forth in Exhibit A [for each Mortgage Loan]]. [ With respect to the period prior to the initial Interest Adjustment Date, 0.25% and, thereafter, 0.375%].

            Prepayment Penalties: Sutton Funding LLC shall be entitled to any penalties resulting from the prepayment of any Mortgage Loans by the related mortgagor(s).

            Documentation: [Assignment of a [type of agreement]]
[Industry standard purchase and servicing agreement.]

            Conditions: [Review of Mortgage Loans by Purchaser to confirm conformance with this Trade Confirmation. Countrywide may, at its option, elect to substitute comparable mortgage loans for any Mortgage Loans rejected by Purchaser pursuant to the preceding sentence.]

            [Countrywide's sale of the Mortgage Loans is expressly subject to
(a) the review of the Mortgage Loans by Purchaser to confirm conformance with the Trade Confirmation, and (b) purchase of the Mortgage Loans by Countrywide on or before the Closing Date from the current owner of the Mortgage Loans (the "Current Owner"). If either of the foregoing conditions are not satisfied, Countrywide shall have no liability to Purchaser.]

            Non-Circumvent: Countrywide and Purchaser understand and agree that Countrywide may introduce the owner of the Mortgage Loans to Purchaser, that the Current Owner is a customer of Countrywide and that such relationship of Countrywide is confidential. Purchaser agrees, with respect to the Current Owner, Purchaser will not, for the purpose of purchasing other mortgage loans [for a period of one year from the Closing Date], communicate with or purchase such other mortgage loans from the Current Owner unless the Current Owner has had previous business dealings (other than any transactions involving Countrywide) with the Current Owner in a similar context.

            Please acknowledge your agreement to the terms and conditions of this Trade Confirmation by signing in the appropriate space below and returning a copy of the same to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,                                Agreed to and Accepted by:

COUNTRYWIDE HOME LOANS, INC.              SUTTON FUNDING LLC
By:___________________________________    By:___________________________________
    Name: Darren Bigby                        Name:
    Title:                                    Title:

                                    EXHIBIT A

                                       to

                               TRADE CONFIRMATION

                 MORTGAGE LOAN SCHEDULE AND PRICING INFORMATION

                                   (attached)

                                    EXHIBIT B

                                       to

                               TRADE CONFIRMATION

                             UNDERWRITING GUIDELINES

                                   (attached)

                                    EXHIBIT E

                          COUNTRYWIDE HOME LOANS, INC.

                              OFFICER'S CERTIFICATE

            I, [NAME], hereby certify that I am the duly elected [TITLE] of Countrywide Home Loans, Inc., a corporation organized under the laws of the State of New York ( "Countrywide") and further as follows:

            1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the Certificate of Incorporation of Countrywide which is in full force and effect on the date hereof.

            2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the By-laws of Countrywide which are in effect on the date hereof.

            3. Attached hereto as Exhibit 3 is a Certificate of Good Standing of Countrywide issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

            4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of Countrywide authorizing Countrywide to execute and deliver each of the [Master Mortgage Loan Purchase Agreement and Servicing Agreement], dated as of February 26, 2007, by and among Sutton Funding LLC (the "Purchaser"), and Countrywide (the "Sale and Servicing Agreement")] and to endorse the [Mortgage Notes and execute the Assignments of Mortgages by facsimile signature], and such resolutions are in effect on the date hereof.

            5. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of Countrywide, signed (a) the [Sale and Servicing Agreement], and (b) any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of Countrywide, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Countrywide.

Dated: [DATE]

By:    ___________________________________

Name:  [NAME]

Title: [TITLE]

[SEAL]

            I, [NAME OF ASSISTANT SECRETARY], an Assistant Secretary of Countrywide, hereby certify that [NAME] is the duly elected, qualified and acting [TITLE] of Countrywide and that the signature appearing above is her genuine signature.

            IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:[DATE]

By:   ___________________________________

Name: [NAME]

Title:Assistant Secretary

[SEAL]

                                    EXHIBIT 1

                                       to

                              OFFICER'S CERTIFICATE

                                    EXHIBIT 2

                                       to

                              OFFICER'S CERTIFICATE

                                    EXHIBIT 3

                                       to

                              OFFICER'S CERTIFICATE

                                    EXHIBIT 4

                                       to

                              OFFICER'S CERTIFICATE

                             RESOLUTIONS ADOPTED BY
                            THE BOARD OF DIRECTORS OF
                          COUNTRYWIDE HOME LOANS, INC.
                                  AS OF [DATE]

                                    EXHIBIT 5

                                       to

                              OFFICER'S CERTIFICATE

          NAME                  TITLE                      SIGNATURE
---------------------- ------------------------- -------------------------------

---------------------- ------------------------- -------------------------------

---------------------- ------------------------- -------------------------------

---------------------- ------------------------- -------------------------------

---------------------- ------------------------- -------------------------------

---------------------- ------------------------- -------------------------------

---------------------- ------------------------- -------------------------------

---------------------- ------------------------- -------------------------------

                                    EXHIBIT F

                     FORM OF SECURITY RELEASE CERTIFICATION

                         I. Release of Security Interest

            The financial institution named below hereby relinquishes any and all right, title, interest, lien or claim of any kind it may have in all mortgage loans described on the attached Schedule A (the "Mortgage Loans"), to be purchased by Sutton Funding LLC from the company named on the next page (the "Company") pursuant to that certain Mortgage Loan Purchase Agreement, dated as of ______ __, 200_, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company or its designees, as of the date and time of the sale of such Mortgage Loans to Sutton Funding LLC. Such release shall be effective automatically without any further action by any party upon payment in one or more installments, in immediately available funds, of $_____________, in accordance with the wire instructions set forth below.

Name, Address and Wire Instructions of Financial Institution

_______________________________________
              (Name)

_______________________________________
            (Address)

_______________________________________
_______________________________________
_______________________________________

By:____________________________________

                          II. Certification of Release

            The Company named below hereby certifies to Sutton Funding LLC that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Sutton Funding LLC the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

By:
Title:
Date:

                                   EXHIBIT M-2

                         COUNTRYWIDE SERVICING AGREEMENT

                               SERVICING AGREEMENT

                                     between

                           COUNTRYWIDE HOME LOANS INC.
                                  (Countrywide)

                                       and

                                BARCLAYS BANK PLC
                                   (Purchaser)

                          Dated as of August 30th, 2006

                     Conventional Residential Mortgage Loans

PRELIMINARY STATEMENT

ARTICLE I. DEFINITIONS

ARTICLE II.

   Section 2.01   Representations and Warranties Respecting Countrywide.......

ARTICLE III. ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

   Section 3.01   Countrywide to Act as Servicer..............................
   Section 3.02   Collection of Mortgage Loan Payments........................
   Section 3.03   Realization Upon Defaulted Mortgage Loans...................
   Section 3.04   Establishment of Custodial Accounts; Deposits in
         Custodial Accounts...................................................
   Section 3.05   Permitted Withdrawals From the Custodial Account............
   Section 3.06   Establishment of Escrow Accounts; Deposits in Escrow
         Accounts.............................................................
   Section 3.07   Permitted Withdrawals From Escrow Account...................
   Section 3.08   Transfer of Accounts........................................
   Section 3.09   Payment of Taxes, Insurance and Other Charges;
         Maintenance of PMI Policies; Collections Thereunder..................
   Section 3.10   Maintenance of Hazard Insurance.............................
   Section 3.11   [Reserved]..................................................
   Section 3.12   Fidelity Bond; Errors and Omissions Insurance...............
   Section 3.13   Title, Management and Disposition of REO Property...........
   Section 3.14   Notification of Adjustments.................................
   Section 3.15   Notification of Maturity Date...............................
   Section 3.16   Assumption Agreements.......................................
   Section 3.17   Satisfaction of Mortgages and Release of Collateral Files...
   Section 3.18   Servicing Compensation......................................
   Section 3.19   Restoration of Mortgaged Property...........................
   Section 3.20 Compliance with Gramm-Leach-Bliley Act of 1999................

ARTICLE IV. PROVISIONS OF PAYMENTS AND REPORTS TO PURCHASER

   Section 4.01   Distributions...............................................
   Section 4.02   Periodic Reports to the Purchaser...........................
   Section 4.03   Monthly Advances by Countrywide.............................
   Section 4.04   Annual Statement as to Compliance...........................
   Section 4.05   Annual Independent Certified Public Accountants'
         Servicing Report.....................................................
   Section 4.06   Purchaser's Access to Countrywide's Records.................

ARTICLE V.

   Section 5.01   Indemnification by Countrywide..............................
   Section 5.02   Merger or Consolidation of Countrywide......................
   Section 5.03   Limitation on Liability of Countrywide and Others...........
   Section 5.04   No Transfer of Servicing....................................
   Section 5.05   Subservicing................................................

ARTICLE VI. TERMINATION OF COUNTRYWIDE AS SERVICER

   Section 6.01   Termination Due to an Event of Default......................
   Section 6.02   Termination by Other Means..................................

ARTICLE VII. MISCELLANEOUS

   Section 7.01   Notices.....................................................
   Section 7.02   Exhibits....................................................
   Section 7.03   General Interpretive Principles.............................
   Section 7.04   Reproduction of Documents...................................
   Section 7.05   Further Agreements..........................................
   Section 7.06   Assignment of Mortgage Loans by the Purchaser;
         Pass-Through Transfers...............................................
   Section 7.07   Conflicts between Transaction Documents.....................
   Section 7.08   Governing Law...............................................
   Section 7.09   Severability Clause.........................................
   Section 7.10   Successors and Assigns......................................
   Section 7.11   Confidentiality.............................................
   Section 7.12   Entire Agreement............................................
   Section 7.13   Counterparts................................................
   Section 7.14   Waivers.....................................................
   Section 7.15   Waiver of Trial by Jury.....................................

                               SERVICING AGREEMENT

THIS SERVICING AGREEMENT (this "Agreement") dated as of August 30th, 2006, is by and between COUNTRYWIDE HOME LOANS INC., in its capacity as servicer ("Countrywide"), and Barclays Bank PLC, and its permitted successors and assigns, as Purchaser (the "Purchaser").

                              PRELIMINARY STATEMENT

      WHEREAS, the Purchaser and Countrywide have entered into that certain Master Mortgage Loan Purchase Agreement dated as of August 30th, 2006 between the Purchaser and Countrywide, as seller (the "Purchase Agreement"), pursuant to which the Purchaser will purchase and Countrywide will sell from time to time, certain Mortgage Loans (as hereinafter defined) identified in a Purchase Confirmation;

      WHEREAS, Countrywide is in the business of providing primary servicing of mortgage loans and owns the right to service the Mortgage Loans listed on the Mortgage Loan Schedule (as hereinafter defined);

      WHEREAS, Countrywide has agreed to service the Mortgage Loans for the Purchaser on the terms and conditions set forth herein; and

      WHEREAS, Countrywide and the Purchaser desire to prescribe the terms and conditions regarding the management, servicing, and control of such Mortgage Loans.

      NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Countrywide and the Purchaser agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

            Unless the context requires otherwise, all capitalized terms used herein shall have the meanings assigned to such terms in this Article I unless defined elsewhere herein. Any capitalized term used or defined in a Purchase Confirmation that conflicts with the corresponding definition set forth herein shall supersede such term.

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of a similar type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Adjustable Rate Mortgage Loan: Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

            Agency: Either Fannie Mae or Freddie Mac.

            Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

            Agreement: This Servicing Agreement, including all exhibits and supplements hereto, and all amendments hereof.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

            Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in either the State of California or the State of Texas are authorized or obligated by law or executive order to be closed.

            Cash Liquidation: Recovery of all cash proceeds by Countrywide with respect to the termination of any defaulted Mortgage Loan other than a Mortgage Loan which became an REO Property, including all PMI Proceeds, Government Insurance Proceeds, Other Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and other payments or recoveries whether made at one time or over a period of time which Countrywide deems to be finally recoverable, in connection with the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

            Closing Date: The date on which the purchase and sale of the Mortgage Loans constituting a Mortgage Loan Package is consummated, as set forth in the Trade Confirmation or Purchase Confirmation.

            Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

            Collateral Documents: The collateral documents pertaining to each Mortgage Loan as set forth in Exhibit A of the Purchase Agreement.

            Collateral File: With respect to each Mortgage Loan, a file containing each of the Collateral Documents.

            Condemnation Proceeds: All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

            Countrywide: Countrywide Home Loans, Inc., or any successor or assign to Countrywide under this Agreement as provided herein.

            Credit File: The file retained by Countrywide that includes the mortgage loan documents pertaining to a Mortgage Loan including copies of the Collateral Documents together with the credit documentation relating to the origination of such Mortgage Loan, which Credit File may be maintained by Countrywide on microfilm or any other comparable medium.

            Custodial Account: The account or accounts created and maintained pursuant to Section 3.04 herein, each of which shall be an Eligible Account.

            Custodial Agreement: The agreement governing the retention of the Collateral Files by the Custodian.

            Custodian: Wells Fargo Bank, N.A., its successor in interest or assign, or such other custodian that may be designated by Purchaser from time to time.

            Cut-off Date: The first day of the month in which the related Closing Date occurs or such other date as may be set forth in the related Trade Confirmation or Purchase Confirmation.

            Determination Date: The Business Day immediately preceding the related Remittance Date.

            Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

            Eligible Account: An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are insured up to the maximum permitted by the FDIC, or (iii) maintained with an institution and in a manner acceptable to an Agency.

            Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 3.06 herein, each of which shall be an Eligible Account.

            Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to any Mortgage Loan.

            Event of Default: Any one of the conditions or circumstances enumerated in Section 6.01 of this Agreement.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHA: The Federal Housing Administration.

            Fannie Mae: The Federal National Mortgage Association or any successor organization.

            Fannie Mae Transfer: Any sale or transfer of some or all of the Mortgage Loans to Fannie Mae.

            Fidelity Bond: A fidelity bond to be maintained by Countrywide pursuant to Section 3.12 of this Agreement.

            First Lien Mortgage Loan: Any Mortgage Loan secured by a first lien on the related Mortgaged Property.

            Fixed Rate Mortgage Loan: Any Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

            Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor organization.

            Freddie Mac Transfer: Any sale or transfer of some or all of the Mortgage Loans to Freddie Mac under its Cash Purchase Program or MBS Program (Special Servicing Option).

            GNMA: The Government National Mortgage Association or any successor organization.

            Government Insurance Proceeds: With respect to each Government Mortgage Loan, payments made pursuant to a MIC or LGC.

            Government Mortgage Loan: A Mortgage Loan insured by the FHA or guaranteed by the VA.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

            HUD: The Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof.

            Interest Adjustment Date: With respect to an Adjustable Rate Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

            LGC: A loan guarantee certificate issued by the VA.

            LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.

            Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, Government Insurance Proceeds, Other Insurance Proceeds, proceeds of any REO Disposition or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

            Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate shall not be adjusted, as set forth in the related Mortgage Note and Mortgage Loan Schedule.

            Liquidation Proceeds: Amounts, other than PMI Proceeds, Government Insurance Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by Countrywide in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 3.13 of this Agreement.

            LPMI Fee: The portion of the Mortgage Interest Rate relating to an LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by Countrywide to pay the premium due on the PMI Policy with respect to such LPMI Loan.

            LPMI Loan: Any Mortgage Loan with respect to which Countrywide is responsible for paying the premium due on the related PMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

            MERS: Mortgage Electronic Registration Systems, Inc. or any successor or assign thereto.

            MIC: A mortgage insurance certificate issued by HUD.

            Monthly Advance: The advances made or required to be made by Countrywide on any Remittance Date pursuant to this Agreement.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien, in the case of a First Lien Mortgage Loan, or a second lien, in the case of a Second Lien Mortgage Loan, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien, in the case of a First Lien Mortgage Loan, or a second lien, in the case of a Second Lien Mortgage Loan, upon a leasehold estate of the Mortgagor, as the case may be.

            Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan and, with respect to an Adjustable Rate Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.

            Mortgage Loan: Any mortgage loan that is sold pursuant to this Agreement, as evidenced by such mortgage loan's inclusion on the related Mortgage Loan Schedule, which mortgage loan includes the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds (if applicable), Government Insurance Proceeds (if applicable), Other Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding the servicing rights relating thereto. Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage Loans constituting a Mortgage Loan Package.

            Mortgage Loan Package: The Mortgage Loans sold to the Purchaser pursuant to a Purchase Confirmation.

            Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the interest rate payable to the Purchaser on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and the LPMI Fee, if applicable.

            Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans included therein and made a part of the related Purchase Confirmation, which schedule shall include, the following information with respect to each Mortgage Loan: (i) Countrywide's loan number identifying such Mortgage Loan; (ii) the Mortgage Interest Rate, less any LPMI Fee, as of the Cut-off Date; (iii) with respect to any Adjustable Rate Mortgage Loan, the Gross Margin, the Periodic Rate Cap, the Lifetime Rate Cap, the next Interest Adjustment Date and whether such Adjustable Rate Mortgage Loan is a Convertible Mortgage Loan, (iv) with respect to a LPMI Loan, the LPMI Fee, (v) with respect to each First Lien Mortgage Loan, the LTV at origination and, with respect to each Second Lien Mortgage Loan, the Combined LTV at origination; (vi) the remaining term as of the Cut-off Date and the original term of such Mortgage Loan, (vii) whether such Mortgage Loan is a First Lien Mortgage Loan or a Second Lien Mortgage Loan (viii) any other information pertaining to such Mortgage Loan as may be reasonably requested by the Purchaser, (ix) with respect to each Option ARM Mortgage Loan, (a) the maximum negative amortization percentage, and
(b) the recast period, (x) name, address, city and ZIP Code of Mortgagor, (xi) the Stated Principal Balance, (xii) appraisal amount, (xiii) purchase amount,
(xiv) loan amount, (xv) first Monthly Payment Due Date, (xvi) credit score,
(xvii) document type, (xviii) occupancy type, (xix) payment current through date, (xx) Prepayment Penalty flag and term, and (xxi) interest-only term, if applicable. The information set forth in the Mortgage Loan Schedule relating to the Mortgage Interest Rate, Periodic Rate Cap and Lifetime Rate Cap with respect to any LPMI Loan, as applicable, is exclusive of the LPMI Fee.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

            Mortgagor: The obligor on a Mortgage Note.

            Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given.

            Option ARM Mortgage Loan: An Adjustable Rate Mortgage Loan that gives the related Mortgagor three different payment options each month, which include: (i) a minimum monthly payment option, (ii) an interest-only payment option or (iii) a full principal and interest option which amortizes over 30 years or less.

            Other Insurance Proceeds: Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the PMI Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that Countrywide would follow in servicing mortgage loans held for its own account.

            Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage backed securities transaction.

            Payment Adjustment Date: As to each Mortgage Loan, the date on which an adjustment to the Monthly Payment on a Mortgage Note becomes effective.

            Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability corporation, unincorporated organization or government or any agency or political subdivision thereof.

            PMI Policy: A policy of private mortgage guaranty insurance relating to a Mortgage Loan and issued by a Qualified Insurer.

            PMI Proceeds: Proceeds of any PMI Policy.

            Prepayment Interest Shortfall Amount: With respect to any Remittance Date and Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Principal Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such calendar month, the amount of interest (at the Mortgage Loan Remittance Rate) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

            Prepayment Penalty: With respect to each Mortgage Loan, a prepayment penalty, charge, premium or fee, if any, payable upon the Principal Prepayment in full of such Mortgage Loan, as set forth in the related Mortgage Note or Mortgage.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any Prepayment Penalty or premium thereon (unless the Purchase Confirmation provides otherwise), which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment Period: As to any Remittance Date, the calendar month preceding the month of distribution.

            Purchase Confirmation: A letter agreement, substantially in the form of an exhibit to the Purchase Agreement, executed by Countrywide and the Purchaser in connection with the purchase and sale of each Mortgage Loan Package, which sets forth the terms relating thereto including a description of the related Mortgage Loans (including the Mortgage Loan Schedule), the purchase price for such Mortgage Loans, the Closing Date and the Servicing Fee Rate.

            Purchaser: The Person identified as the "Purchaser" in the preamble to this Agreement or its successor in interest or any successor or assign to the Purchaser under this Agreement as herein provided. Any reference to "Purchaser" as used herein shall be deemed to include any designee of the Purchaser, so long as such designation was made in accordance with the limitations set forth in
Section 7.06 of this Agreement.

            Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, which insurer is approved in such capacity by an Agency.

            Qualified Substitute Mortgage Loan: A mortgage loan that must, on the date of such substitution, (i) have an unpaid principal balance, after deduction of all scheduled payments due in the month of substitution (or if more than one (1) mortgage loan is being substituted, an aggregate principal balance), not in excess of the unpaid principal balance of the repurchased Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by Countrywide in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the repurchased Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, the maturity date of the repurchased Mortgage Loan; (iv) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in the related mortgage loan purchase agreement; (v) shall be the same type of Mortgage Loan (i.e., a Convertible Mortgage Loan or a Fixed Rate Mortgage Loan).

            Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Pass-Through Transfer or an Agency Transfer pursuant to Section 7.06.

            Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Pass-Through Transfer pursuant to Section 7.06 hereof. The Reconstitution Date shall be such date which the Purchaser shall designate. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and Countrywide's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

            Relief Act: The Servicemembers' Civil Relief Act.

            REMIC: A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter M of Chapter 1, Subtitle A, of the Code, and related provisions, and proposed, temporary and final Treasury Regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            Remittance Date: The eighteenth (18th) day of any month, beginning with the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following.

            REO Disposition: The final sale by Countrywide of any REO Property or the transfer of the management of such REO Property to the Purchaser as set forth in Section 3.13 of this Agreement.

            REO Property: A Mortgaged Property acquired by Countrywide on behalf of the Purchaser as described in Section 3.13 of this Agreement.

            Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which such amounts are being held in the Custodial Account for distribution in the month of repurchase.

            Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien on the related Mortgaged Property.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by Countrywide of its servicing obligations, including the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, (iv) with respect to Government Mortgage Loans, amounts advanced to the Purchaser for which Countrywide may be entitled to receive reimbursement from a government agency and (v) compliance with the obligations under this Agreement including Section 3.09 hereof.

            Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to Countrywide, which shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. Solely in the event Countrywide is terminated as servicer of the Mortgage Loans, the Servicing Fee shall be prorated (based upon the number of days of the related month Countrywide so acted as servicer relative to the total number of days in that month) for each part thereof. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by Countrywide, or as otherwise provided herein. Subject to the foregoing, and with respect to each Mortgage Loan, Countrywide shall be entitled to receive its Servicing Fee through the disposition of any related REO Property and the Servicing Fee payable with respect to any REO Property shall be based on the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure.

            Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation or Purchase Confirmation.

            Servicing LP: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as servicer hereunder.

            Servicing Officer: Any officer of Countrywide involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by Countrywide to Purchaser upon request, as such list may from time to time be amended.

            Stated Principal Balance: With respect to each Mortgage Loan as of any date of determination: (i) the unpaid principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

            Trade Confirmation: A letter agreement substantially in the form of an exhibit attached to the Purchase Agreement executed by Countrywide and the Purchaser prior to the applicable Closing Date confirming the terms of a prospective purchase and sale of a Mortgage Loan Package.

            Transaction Documents: With respect to any Mortgage Loan, the related Trade Confirmation, the related Purchase Confirmation, this Agreement and the Purchase Agreement.

            Updated LTV: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by a recent appraisal of the Mortgaged Property.

            VA: The Department of Veterans Affairs.

            Whole Loan Transfer: The sale or transfer by the Purchaser of some or all of the Mortgage Loans in a whole loan format.

                                  ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Representations and Warranties Respecting Countrywide.

            Countrywide represents, warrants and covenants to the Purchaser that, as of each Closing Date:

            (a) Organization and Standing. Countrywide is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified and licensed to transact business in and is in good standing under the laws of each state where each Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

            (b) Due Authority. Countrywide has the full power and authority to
(i) perform and enter into and consummate all transactions contemplated by this Agreement and (ii) to service each Mortgage Loan. This Agreement has been duly executed and delivered and constitutes the valid, legal, binding and enforceable obligation of Countrywide, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by Countrywide to make this Agreement valid and binding upon Countrywide in accordance with its terms;

            (c) No Conflict. Neither the servicing of the Mortgage Loans for the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Countrywide's organizational documents or result in a material breach of any legal restriction or any material agreement or instrument to which Countrywide is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which Countrywide or its property is subject;

            (d) Approved Servicer. Countrywide is an approved servicer for each Agency in good standing. No event has occurred, including a change in insurance coverage, which would make Countrywide unable to comply with Fannie Mae, Freddie Mac eligibility requirements;

            (e) No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to Countrywide's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to Countrywide would materially and adversely affect the servicing of the Mortgage Loans to the Purchaser or Countrywide's ability to perform its obligations under this Agreement;

            (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide, of or compliance by Countrywide with, this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date; and

            (g) Reasonable Servicing Fee. Countrywide acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by Countrywide, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

                                  ARTICLE III.
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

            Section 3.01 Countrywide to Act as Servicer.

            Countrywide shall service and administer Mortgage Loans sold pursuant to this Agreement in accordance with the terms of this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things, in connection with such servicing and administration, that Countrywide may deem necessary or desirable and consistent with the terms of this Agreement. In servicing and administering the Mortgage Loans, Countrywide shall employ procedures in accordance with the customary and usual standards of practice of prudent mortgage servicers. Notwithstanding anything to the contrary contained herein, in servicing and administering Government Mortgage Loans, Countrywide shall not take, or fail to take, any action that would result in the denial of coverage under any LGC or MIC, as applicable. Without limiting the generality of the foregoing, with respect to any Government Mortgage Loan, Countrywide shall be permitted to deviate from the servicing practices set forth herein if such deviation would be consistent with the servicing practices employed in connection with any similar mortgage loan constituting a part of a GNMA mortgage-backed security.

            In accordance with the terms of the related mortgage loan purchase agreement, Countrywide may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in Countrywide's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that Countrywide shall not permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), result in the denial of coverage under a PMI Policy, LGC or MIC, reduce the outstanding principal amount (except for actual payments of principal) forgive the payment of principal or interest, or extend the final maturity date on such Mortgage Loan without the Purchaser's consent. Countrywide may permit forbearance or allow for suspension of Monthly Payments for up to one hundred and eighty (180) days if the Mortgagor is in default or Countrywide determines in its reasonable discretion, that default is imminent and if Countrywide determines that granting such forbearance or suspension is in the best interest of the Purchaser. If any modification, forbearance or suspension permitted hereunder allows the deferral of interest or principal payments on any Mortgage Loan, Countrywide shall include in each remittance for any month in which any such principal or interest payment has been deferred (without giving effect to such modification, forbearance or suspension) an amount equal to such month's principal and one (1) month's interest at the Mortgage Loan Remittance Rate on the then unpaid principal balance of the Mortgage Loan and shall be entitled to reimbursement for such advances only to the same extent as for Monthly Advances made pursuant to Section 4.03 of this Agreement. Without limiting the generality of the foregoing, Countrywide shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by Countrywide, the Purchaser shall furnish Countrywide with any powers of attorney and other documents necessary or appropriate to enable Countrywide to carry out its servicing and administrative duties under this Agreement.

            If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, Countrywide shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could (i) materially and adversely affect the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860D of the Code) unless Countrywide has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not materially and adversely affect such REMIC status or result in the imposition of any tax on the REMIC.

            Section 3.02 Collection of Mortgage Loan Payments.

            Countrywide shall make reasonable efforts, in accordance with the customary and usual standards of practice of prudent mortgage servicers, to collect all payments due under each Mortgage Loan to the extent such procedures shall be consistent with this Agreement, the terms and provisions of any related PMI Policy, MIC or LGC, and applicable law. Countrywide shall take special care in ascertaining and estimating Escrow Payments in accordance with Accepted Servicing Practices.

            Section 3.03 Realization Upon Defaulted Mortgage Loans.

            (a) Foreclosure. Countrywide shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Countrywide shall use reasonable efforts to realize upon defaulted Mortgage Loans, in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, Countrywide shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by Countrywide through PMI Proceeds, Government Insurance Proceeds, Other Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. Countrywide shall notify the Purchaser in writing of the commencement of foreclosure proceedings. Such notice may be contained in the reports prepared by Countrywide and delivered to the Purchaser pursuant to the terms and conditions of this Agreement. Countrywide shall be responsible for all costs and expenses incurred by it in any foreclosure proceedings; provided, however, that it shall be entitled to reimbursement thereof from proceeds from the related Mortgaged Property.

            Section 3.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

            Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts and shall be titled "[Countrywide] in trust for Barclays Bank PLC as Purchaser of Mortgage Loans and various Mortgagors." Countrywide shall provide the Purchaser with written evidence of the creation of such Custodial Account(s) within thirty (30) days of the Initial Closing Date.

            Countrywide shall deposit in the Custodial Account within two (2) Business Days following receipt thereof, and retain therein, the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

            (a) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (b) all payments on account of interest on the Mortgage Loans, adjusted to the Mortgage Loan Remittance Rate;

            (c) all proceeds from a Cash Liquidation;

            (d) all PMI Proceeds, Government Insurance Proceeds and Other Insurance Proceeds, including amounts required to be deposited pursuant to Sections 3.08 and 3.10 of this Agreement, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Countrywide's normal servicing procedures, the loan documents or applicable law;

            (e) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Countrywide's normal servicing procedures, the loan documents or applicable law;

            (f) all Monthly Advances;

            (g) all proceeds of any Mortgage Loan repurchased in accordance with
Section 3.03 or 3.04 of the Purchase Agreement, and any amount required to be deposited by Countrywide in connection with any shortfall in principal amount of the Qualified Substitute Mortgage Loans and the repurchased Mortgage Loans as required pursuant to Section 3.03 of the Purchase Agreement;

            (h) any amounts required to be deposited by Countrywide pursuant to
Section 3.10 of this Agreement in connection with the deductible clause in any blanket hazard insurance policy (such deposit shall be made from Countrywide's own funds, without reimbursement therefor);

            (i) the Prepayment Interest Shortfall Amount, if any, for the month of distribution (such deposit shall be made from Countrywide's own funds, without reimbursement therefor up to a maximum amount per month equal to the lesser of one half of (a) one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loans, or (b) the aggregate Servicing Fee actually received for such month for the Mortgage Loans); and

            (j) any amounts required to be deposited by Countrywide in connection with any REO Property pursuant to Section 3.13 of this Agreement.

            The foregoing requirements for deposit in the Custodial Account are exclusive. The Purchaser understands and agrees that, without limiting the generality of the foregoing, payments in the nature of late payment charges, Prepayment Penalties and assumption fees (to the extent permitted by Section
3.16 of this Agreement) need not be deposited by Countrywide in the Custodial Account. Any interest paid by the depository institution on funds deposited in the Custodial Account shall accrue to the benefit of Countrywide and Countrywide shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.05(d) of this Agreement.

            Section 3.05 Permitted Withdrawals From the Custodial Account.

            Countrywide may, from time to time, withdraw funds from the Custodial Account for the following purposes:

            (a) to make payments to the Purchaser in the amounts and in the manner provided for in Sections 4.01 and 4.03 of this Agreement;

            (b) to reimburse itself for Monthly Advances (Countrywide's reimbursement for Monthly Advances shall be limited to amounts received on the related Mortgage Loan (or to amounts received on the Mortgage Loans as a whole if the Monthly Advance is made due to a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Relief Act) which represent Late Collections, net of the related Servicing Fee and LPMI Fee, if applicable. Countrywide's right to reimbursement hereunder shall be prior to the rights of the Purchaser, except that, where Countrywide is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 3.04 of the Purchase Agreement, Countrywide's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans. Notwithstanding the foregoing, Countrywide may reimburse itself for Monthly Advances from any funds in the Custodial Account if it has determined that such funds are nonrecoverable advances or if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Purchaser);

            (c) to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees (Countrywide's reimbursement for Servicing Advances and/or Servicing Fees hereunder with respect to any Mortgage Loan shall be limited to proceeds from Cash Liquidation, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, Government Insurance Proceeds and Other Insurance Proceeds; provided, however, that Countrywide may reimburse itself for Servicing Advances and Servicing Fees from any funds in the Custodial Account if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Purchaser. Notwithstanding the foregoing, with respect to each Government Mortgage Loan, Countrywide shall not be entitled to reimbursement of any Servicing Advances that constitute losses and expenses for which an issuer of GNMA securities would be responsible, pursuant to Chapter 4 of the GNMA Handbook 5500.2, if such Government Mortgage Loan had been included in a GNMA security);

            (d) to pay to itself as servicing compensation (i) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (ii) the Servicing Fee and the LPMI Fee, if applicable, from that portion of any payment or recovery of interest on a particular Mortgage Loan;

            (e) to pay to itself, with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 or 3.04 of the Purchase Agreement, all amounts received but not distributed as of the date on which the related Repurchase Price is determined;

            (f) to reimburse itself for any amounts deposited in the Custodial Account in error; and

            (g) to clear and terminate the Custodial Account upon the termination of this Agreement.

            Section 3.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

            Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts in the form of time deposit or demand accounts, which accounts shall be Eligible Accounts. Countrywide shall provide the Purchaser with written evidence of the creation of such Escrow Account(s) within thirty (30) days of the Initial Closing Date.

            Countrywide shall deposit in the Escrow Account(s) within two (2) Business Days following receipt thereof, and retain therein, (a) all Escrow Payments collected on account of the Mortgage Loans, and (b) all Other Insurance Proceeds that are to be applied to the restoration or repair of any Mortgaged Property. Countrywide shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes in accordance with Section 3.07 of this Agreement. Countrywide shall be entitled to retain any interest paid by the depository institution on funds deposited in the Escrow Account except interest on escrowed funds required by law to be paid to the Mortgagor or the related Mortgage. Countrywide shall pay Mortgagor interest on the escrowed funds at the rate required by law notwithstanding that the Escrow Account is non-interest bearing or the interest paid by the depository institution thereon is insufficient to pay the Mortgagor interest at the rate required by law.

            Section 3.07 Permitted Withdrawals From Escrow Account.

            Countrywide may, from time to time, withdraw funds from the Escrow Account(s) for the following purposes: (a) to effect timely payments of the following items, if applicable, ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums, PMI Policy premiums, if applicable, and comparable items constituting Escrow Payments for the related Mortgage; (b) to reimburse Countrywide for any Servicing Advance made by Countrywide with respect to a related Mortgage Loan; provided, however, that such reimbursement shall only be made from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder; (c) to refund to the Mortgagor any funds as may be determined to be overages; (d) for transfer to the Custodial Account in accordance with the terms of this Agreement; (e) for application to restoration or repair of the Mortgaged Property; (f) to pay to Countrywide, or to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account; (g) to reimburse itself for any amounts deposited in the Escrow Account in error; or
(h) to clear and terminate the Escrow Account on the termination of this Agreement.

            Section 3.08 Transfer of Accounts.

            Countrywide may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time provided that such Custodial Account and Escrow Account shall at all times be Eligible Accounts.

            Section 3.09 Payment of Taxes, Insurance and Other Charges; Maintenance of PMI Policies; Collections Thereunder.

            With respect to each Mortgage Loan, Countrywide shall maintain accurate records reflecting the status of (a) ground rents, taxes, assessments, water rates and other charges that are or may become a lien upon the Mortgaged Property; (b) primary mortgage insurance premiums; (c) with respect to Mortgage Loans insured by the FHA, mortgage insurance premiums, and (d) fire and hazard insurance premiums. Countrywide shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable using Escrow Payments which shall have been estimated and accumulated by Countrywide in amounts sufficient for such purposes. To the extent that the Mortgage does not provide for Escrow Payments, Countrywide shall determine that any such payments are made by the Mortgagor at the time they first become due. Countrywide assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills, irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and shall make advances from its own funds to effect such payments.

            Countrywide will maintain in full force and effect, a PMI Policy conforming in all respects to the description set forth in Section 3.02(v) of the Purchase Agreement, issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the LTV or the Updated LTV of the related Mortgage Loan is reduced to 80% or less in the case of a Mortgage Loan having a LTV at origination in excess of 80%. or Countrywide, as applicable, will not cancel or refuse to renew any PMI Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement PMI Policy is obtained from and maintained with an insurer that is approved by an Agency. Countrywide shall not take any action that would result in non-coverage under any applicable PMI Policy of any loss that, but for the actions of Countrywide would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.16 herein, Countrywide shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions that may be required by such insurer as a condition to the continuation of coverage under the PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, Countrywide shall obtain a replacement PMI Policy as provided above.

            Unless otherwise provided in the related Purchase Confirmation, no Mortgage Loan has in effect as of the Closing Date any mortgage pool insurance policy or other credit enhancement, except for any PMI Policy, MIC or LGC and the insurance or guarantee relating thereto, as applicable (excluding such exception, the "Credit Enhancement"), and Countrywide shall not be required to take into consideration the existence of any such Credit Enhancement for the purposes of performing its servicing obligations hereunder. If the Purchaser shall at any time after the related Closing Date notify Countrywide in writing of its desire to obtain any such Credit Enhancement, the Purchaser and Countrywide shall thereafter negotiate in good faith for the procurement and servicing of such Credit Enhancement.

            Section 3.10 Maintenance of Hazard Insurance.

            Countrywide shall cause to be maintained, for each Mortgage Loan, fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan or (b) the greater of (i) the unpaid principal balance of the Mortgage Loan, and (ii) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, Countrywide shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the National Flood Insurance Administration program (or any successor thereto) with a generally acceptable insurance carrier and with coverage in an amount not less than the lesser of (x) the unpaid principal balance of the Mortgage Loan; (y) the maximum insurable value of the improvements securing such Mortgage Loan; or
(z) the maximum amount of insurance which is available under the National Flood Insurance Reform Act of 1994. Countrywide shall also maintain on REO Property,
(1) fire and hazard insurance with extended coverage in an amount that is not less than the maximum insurable value of the improvements that are a part of such property; (2) liability insurance; and (3) to the extent required and available under the National Flood Insurance Reform Act of 1994, flood insurance in an amount as provided above. Countrywide shall deposit in the Custodial Account all amounts collected under any such policies except (A) amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property and (B) amounts to be released to the Mortgagor in accordance with Countrywide's normal servicing procedures. The Purchaser understands and agrees that no earthquake or other additional insurance on property acquired in respect of the Mortgage Loan shall be maintained by Countrywide or Mortgagor. All such policies shall be endorsed with standard mortgagee clauses with loss payable to Countrywide and shall provide for at least thirty (30) days prior written notice to Countrywide of any cancellation, reduction in the amount of coverage or material change in coverage. Countrywide shall not interfere with the Mortgagor's freedom of choice in selecting either the insurance carrier or agent; provided, however, that Countrywide shall only accept insurance policies from insurance companies acceptable to an Agency and licensed to do business in the state wherein the property subject to the policy is located.

            Section 3.11 [Reserved].

            Section 3.12 Fidelity Bond; Errors and Omissions Insurance.

            Countrywide shall cause to be maintained a blanket Fidelity Bond and an errors and omissions insurance policy with responsible companies, with broad coverage of all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan who handle funds, money, documents or papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure Countrywide against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of its officers, employees and agents. Such Fidelity Bond shall also protect and insure Countrywide against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 shall diminish or relieve Countrywide from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by an Agency for an approved seller/servicer. Upon the request of the Purchaser, Countrywide shall provide to the Purchaser a certificate of insurance which certifies coverage of such Fidelity Bond and errors and omissions insurance policy under this Section 3.12. .

            Section 3.13 Title, Management and Disposition of REO Property.

            (a) Title. In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of Countrywide for the benefit of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person(s) as shall be consistent with an Opinion of Counsel obtained by Countrywide from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person(s) holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

            (b) Management. Countrywide shall either itself or through an agent selected by Countrywide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account. Countrywide shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter or more frequently as required by the circumstances. Countrywide shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Credit File and copies thereof shall be forwarded by Countrywide to the Purchaser within five (5) days of the Purchaser's request therefor. Countrywide shall attempt to sell the REO Property (and may temporarily rent the same for a period not greater than one year except as otherwise provided below) on such terms and conditions as Countrywide deems to be in the best interest of the Purchaser. Countrywide shall deposit, or cause to be deposited, within two
(2) Business Days of following receipt receipt thereof, in the Custodial Account all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of each REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10 hereof and the fees of any managing agent acting on behalf of Countrywide. Notwithstanding anything contained in this Agreement to the contrary, upon written notice to Countrywide, the Purchaser may elect to assume the management and control of any REO Property; provided, however, that prior to giving effect to such election, the Purchaser shall reimburse Countrywide for all previously unreimbursed or unpaid Monthly Advances, Servicing Advances and Servicing Fees related to such REO Property.

            If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, Countrywide shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code.

            (c) Disposition. Subject to the following paragraph, Countrywide shall use best efforts to dispose of each REO Property as soon as possible and shall sell each REO Property no later than one (1) year after title to such REO Property has been obtained, unless Countrywide determines, and gives an appropriate notice to the Purchaser, that a longer period is necessary for the orderly disposition of any REO Property. If a period longer than one (1) year is necessary to sell any REO Property, Countrywide shall, if requested by the Purchaser, report monthly to the Purchaser as to the progress being made in selling such REO Property. Countrywide shall also maintain, on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in the amount required in Section3.10 hereof.

            Each REO Disposition shall be carried out by Countrywide at such price and upon such terms and conditions as Countrywide deems to be in a manner that maximizes the net present value of the recovery to the Purchaser. If, as of the date title to any REO Property was acquired by Countrywide there were outstanding unreimbursed Servicing Advances, Monthly Advances or Servicing Fees with respect to the REO Property or the related Mortgage Loan, Countrywide upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Monthly Advances and Servicing Fees from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to Countrywide as provided above, shall be promptly deposited in the Custodial Account and distributed to the Purchaser in accordance with Section 4.01 of this Agreement.

            Section 3.14 Notification of Adjustments.

            With respect to each Adjustable Rate Mortgage Loan, Countrywide shall adjust the Mortgage Interest Rate on the related Interest Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original index is no longer available, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note. Countrywide shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Countrywide shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by Countrywide or the Purchaser that Countrywide has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, Countrywide shall immediately deposit in the Custodial Account, from its own funds, the amount of any interest loss caused the Purchaser thereby without reimbursement therefor.

            Section 3.15 Notification of Maturity Date.

            With respect to each Balloon Mortgage Loan, Countrywide shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date and final balloon payment.

            Section 3.16 Assumption Agreements.

            Countrywide shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that Countrywide shall not exercise any such right if prohibited from doing so by law or the terms of the Mortgage Note or if the exercise of such right would impair or threaten to impair any recovery under the related PMI Policy, if any. If Countrywide reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, Countrywide shall enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 3.16, the Purchaser authorizes Countrywide, with the prior written consent of the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

            In connection with any such assumption or substitution of liability, Countrywide shall follow the underwriting practices and procedures employed by Countrywide for mortgage loans originated by Countrywide for its own account in effect at the time such assumption or substitution is made. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan and the outstanding principal amount of the Mortgage Loan shall not be changed. Countrywide shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral File and shall, for all purposes, be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.

            Notwithstanding anything to the contrary contained herein, Countrywide shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that Countrywide may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.16, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 3.17 Satisfaction of Mortgages and Release of Collateral Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by Countrywide of a notification that payment in full will be escrowed in a manner customary for such purposes, Countrywide shall immediately notify the Purchaser after the Monthly Remittance Advice (as defined in Section 4.02) has been provided in accordance with Section 4.02 and Countrywide may request the release of any Mortgage Loan documents from the Purchaser in accordance with Section
3.17 hereof. Such notice shall include a statement to the effect that all amounts received or to be received in connection with such payment, which are required to be deposited in the Custodial Account pursuant to Section 3.04 of this Agreement, have been or will be so deposited and shall request delivery to it of the portion of the Collateral File held by the Purchaser. Upon receipt of such notice and request, the Purchaser shall within five (5) Business Days release or cause to be released to Countrywide the related Collateral Documents and Countrywide shall prepare and process any satisfaction or release. In the event that the Purchaser fails to release or cause to be released to Countrywide the related Collateral Documents within five (5) Business Days of Countrywide's request therefor, the Purchaser shall be liable to Countrywide for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Countrywide resulting from such failure. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

            With respect to a Mortgage Loan paid in full as set forth in the above paragraph, if the Mortgage has been recorded in the name of MERS or its designee, Countrywide shall take all necessary action to effect the release of the Mortgage Loan on the records of MERS.

            In the event Countrywide satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, Countrywide, upon written demand of the Purchaser, shall promptly remit to the Purchaser the then unpaid principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. Countrywide shall maintain the Fidelity Bond and errors and omissions insurance policy as provided for in Section 3.12 insuring Countrywide against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

            From time to time and as appropriate for the service or foreclosure of a Mortgage Loan, including for the purpose of collection under any PMI Policy, the Purchaser shall, within five (5) Business Days of Countrywide's request and delivery to the Purchaser, or the Purchaser's designee, of a servicing receipt signed by a Servicing Officer, release or cause to be released to Countrywide the portion of the Collateral File held by the Purchaser or its designee. Pursuant to the servicing receipt, Countrywide shall be obligated to return to the Purchaser the related Collateral File when Countrywide no longer needs such file, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Collateral File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. In the event that the Purchaser fails to release or cause to be released to Countrywide the portion of the Collateral File held by the Purchaser or its designee within five (5) Business Days of Countrywide's request therefor, the Purchaser shall be liable to Countrywide for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Countrywide resulting from such failure. Upon receipt of notice from Countrywide stating that such Mortgage Loan was liquidated, the Purchaser shall release Countrywide from its obligations under the related servicing receipt.

            Section 3.18 Servicing Compensation.

            As compensation for its services hereunder, Countrywide shall be entitled to withdraw from the Custodial Account, or to retain from interest payments on the Mortgage Loans, the amounts provided for as Servicing Fees. Additional servicing compensation in the form of assumption fees (as provided in Section 3.16 of this Agreement), late payment charges, prepayment penalties or otherwise shall be retained by Countrywide e to the extent not required to be deposited in the Custodial Account. Countrywide shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

            Section 3.19 Restoration of Mortgaged Property

            Countrywide need not obtain the approval of the Purchaser prior to releasing any Other Insurance Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices and the terms of this Agreement. At a minimum, Countrywide shall comply with the following conditions in connection with any such release of Other Insurance Proceeds.

            (a) Countrywide shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

            (b) Countrywide shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics'and materialmen's liens; and

            (c) Pending repairs and restoration, Countrywide shall place Other Insurance Proceeds in the Escrow Account.

            If the Purchaser is named as an additional loss payee, Countrywide is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

            Section 3.20 Compliance with Gramm-Leach-Bliley Act of 1999.

            With respect to each Mortgage Loan, Countrywide and the Purchaser shall comply with Title V of the Gramm-Leach-Bliley Act of 1999, as amended and as applicable, and all applicable regulations promulgated thereunder, and shall provide all notices required thereunder.

                                  ARTICLE IV.
                 PROVISIONS OF PAYMENTS AND REPORTS TO PURCHASER

            Section 4.01 Distributions.

            On each Remittance Date, Countrywide shall distribute to the Purchaser (a) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 3.05 hereof; plus (b) all Monthly Advances, if any, that Countrywide is obligated to distribute pursuant to Section 4.03 of this Agreement; minus (c) any amounts attributable to Principal Prepayments received after the related Principal Prepayment Period; minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date. It is understood that, by operation of Section 3.04 hereof, the remittance on the first Remittance Date is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate, collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in (b), (c) and (d) above.

            Section 4.02 Periodic Reports to the Purchaser.

            (a) Monthly Reports. Not later than each Remittance Date, Countrywide shall furnish to the Purchaser via an electronic medium mutually acceptable to the parties, a monthly report in a form reasonably acceptable to the parties ("a Monthly Remittance Advice"), which report shall include with respect to each Mortgage Loan the following loan-level information: (i) the scheduled balance as of the last day of the related Due Period, (ii) all Principal Prepayments applied to the Mortgagor's account during the related Principal Prepayment Period, and (iii) the delinquency and bankruptcy status of the Mortgage Loan, if applicable.

            (b) Miscellaneous Reports. Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, Countrywide shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property, which report may be included with any other reports prepared by Countrywide and delivered to the Purchaser pursuant to the terms and conditions of this Agreement. With respect to any REO Property, and upon the request of the Purchaser, Countrywide shall furnish to the Purchaser a statement describing Countrywide's efforts during the previous month in connection with the sale of such REO Property, including any rental of such REO Property incidental to the sale thereof and an operating statement. Following the foreclosure sale or abandonment of any Mortgaged Property, Countrywide shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code or any successor provision thereof. Countrywide shall also provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time. The Purchaser agrees to pay for all reasonable out-of-pocket expenses incurred by Countrywide in connection with complying with any request made by the Purchaser hereunder if such information is not customarily provided by Countrywide in the ordinary course of servicing mortgage loans similar to the Mortgage Loans.

            Section 4.03 Monthly Advances by Countrywide.

            Not later than the close of business on the Determination Date preceding each Remittance Date, Countrywide shall deposit in the Custodial Account an amount equal to all payments not previously advanced by Countrywide, whether or not deferred pursuant to Section 4.01 of this Agreement, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent as of the close of business on the Business Day prior to the related Determination Date. Notwithstanding anything to the contrary herein, Countrywide may use amounts on deposit in the Custodial Account for future distribution to the Purchaser to satisfy its obligation, if any, to deposit delinquent amounts pursuant to the preceding sentence. To the extent Countrywide uses any funds being held for future distribution to the Purchaser to satisfy its obligations under this Section 4.03 hereof, Countrywide shall deposit in the Custodial Account an amount equal to such used funds no later than the Determination Date prior to the following Remittance Date to the extent that funds in the Custodial Account on such Remittance Date are less than the amounts to be remitted to the Purchaser pursuant to Section 4.01 of this Agreement.

            Countrywide's obligation to make such advances as to any Mortgage Loan will continue through the earliest of: (a) the last Monthly Payment due prior to the payment in full of the Mortgage Loan; (b) the Remittance Date prior to the Remittance Date for the distribution of any Liquidation Proceeds, Other Insurance Proceeds or Condemnation Proceeds which, in the case of Other Insurance Proceeds and Condemnation Proceeds, satisfy in full the indebtedness of such Mortgage Loan; or (c) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property; provided, however, with respect to any Government Mortgage Loan that is converted to REO Property, Countrywide's obligation to make such advances will continue in accordance with the applicable governmental agency's guidelines. In no event shall Countrywide be obligated to make an advance under this Section 4.03 of this Agreement if at the time of such advance it reasonably determines that such advance will be unrecoverable.

            Section 4.04 Annual Statement as to Compliance.

            Countrywide shall deliver to the Purchaser on or before March 5th of each calendar year, beginning in the year following the Closing Date, signed by a senior officer of Countrywide stating that (a) a review of the activities of Countrywide during the preceding fiscal year and of performance under this Agreement have been made under such officer's supervision, (b) based on such review, Countrywide has fulfilled all of its obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any obligation, specifying each such default known to such officer and the nature and status thereof and the actions being taken by Countrywide to cure such default, and (iii) all reports and information provided to Purchaser by Countrywide, pursuant to Countrywide's reporting requirements under the Agreement, are accurate and complete in all material respects. Copies of such statement may be provided by Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

            Section 4.05 Annual Independent Certified Public Accountants' Servicing Report.

            Countrywide shall, on or before March 5th of each year, beginning in the year following the Closing Date, cause, at its sole cost and expense, a firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records and performed certain other procedures relating to the servicing of the Mortgage Loans during the immediately preceding fiscal year of Countrywide and that such firm is of the opinion that, on the basis of such examination conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance therewith, except for such exceptions as shall be set forth in such statement.

            Section 4.06 Purchaser's Access to Countrywide's Records.

            The Purchaser shall have access upon reasonable notice to Countrywide, during regular business hours or at such other times as might be reasonable under applicable circumstances, to any and all of the books and records of Countrywide that relate to the performance or observance by Countrywide of the terms, covenants or conditions of this Agreement. Further, Countrywide hereby authorizes the Purchaser, in connection with a sale of the Mortgage Loans, to make available to prospective purchasers a Consolidated Statement of Operations of Countrywide, or its parent company, prepared by or at the request of Countrywide for the most recently completed three (3) fiscal years for which such a statement is available as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. Se also agrees to make available to any prospective purchaser, upon reasonable notice and during normal business hours, a knowledgeable financial or accounting officer for the purpose of answering questions respecting Countrywide's ability to perform under this Agreement. The Purchaser agrees to reimburse Countrywide for any out-of-pocket costs incurred by Countrywide in connection with its obligations under this
Section 4.06.

                                   ARTICLE V.
                            COVENANTS BY COUNTRYWIDE

            Section 5.01 Indemnification by Countrywide.

            Countrywide shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary attorneys' fees and expenses and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to (a) a material breach of any of the representations or warranties made by Countrywide in Section 2.01 of this Agreement, or (b) the failure of Countrywide to perform its obligations hereunder including its obligations to service and administer the Mortgage Loans in compliance with the terms of this Agreement. Notwithstanding the foregoing, the Purchaser shall indemnify Countrywide and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that Countrywide may sustain in any way related to (a) actions or inactions of Countrywide which were taken or omitted upon the instruction or direction of the Purchaser, (b) the failure of the Purchaser to perform its obligations hereunder, including subsections (i) and (ii) in Section 5.03 of this Agreement, or (c) failure of the Purchaser to comply with Section 3.20 of this Agreement.

            The indemnification rights set forth in this Section 5.01 shall survive the termination of this Agreement or the resignation or removal of Countrywide for any reason.

            Section 5.02 Merger or Consolidation of Countrywide.

            Countrywide shall keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans, and to perform its duties under this Agreement.

            Notwithstanding anything to the contrary contained herein, any Person into which Countrywide may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Countrywide shall be a party, or any Person succeeding to the business of Countrywide, shall be the successor of Countrywide hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the servicing of mortgage loans, unless otherwise consented to by the Purchaser, which consent shall not be unreasonably withheld, and shall be qualified to service mortgage loans on behalf of an Agency.

            Section 5.03 Limitation on Liability of Countrywide and Others.

            Neither Countrywide nor any of the officers, employees or agents of Countrywide shall be under any liability to the Purchaser for any action taken, or for refraining from taking any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Countrywide or any such person against any breach of warranties or representations made herein, or the failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. Countrywide and any officer, employee or agent of Countrywide may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Notwithstanding anything to the contrary contained in this Agreement, unless one or more Event(s) of Default by Countrywide shall occur and shall not have been remedied within the time limits set forth in Section 6.01(a) of this Agreement, the Purchaser shall not record or cause to be recorded an Assignment of Mortgage with the recording office. To the extent the Purchaser records with the recording office as permitted herein an Assignment of Mortgage which designates the Purchaser as the holder of record of the Mortgage, the Purchaser agrees that it shall (i) provide Countrywide with immediate notice of any action with respect to the Mortgage or the related Mortgaged Property and ensure that the proper department or person at Countrywide receives such notice; and (ii) immediately complete, sign and return to Countrywide any document reasonably requested by Countrywide to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by Countrywide. The Purchaser further agrees that Countrywide shall have no liability for the Purchaser's failure to comply with the subsections (i) or (ii) in the foregoing sentence. Countrywide shall have no liability to the Purchaser and shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that Countrywide may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable to protect the Purchaser's interests in the Mortgage Loans. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and Countrywide shall be entitled to be reimbursed therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to Countrywide's indemnification under Section 5.01 of this Agreement.

            Section 5.04 No Transfer of Servicing.

            Countrywide acknowledges that the Purchaser acts in reliance upon Countrywide's independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, Countrywide shall not assign this Agreement or the servicing rights hereunder, without the prior written approval of the Purchaser, which consent may not be unreasonably withheld; provided, however, that nothing in this Agreement shall limit the right of Countrywide to assign the servicing rights hereunder to Servicing LP. In the event Countrywide assigns the servicing rights to Servicing LP as contemplated in this Section 5.04, the Servicing LP shall assume all obligations of Countrywide, as servicer, under this Agreement from and after the date of such assignment.

            Section 5.05 Subservicing.

            Countrywide may enter into subservicing agreements or arrangements for the servicing and administration of any or all of the Mortgage Loans. Countrywide will remain obligated and primarily liable to the Purchaser for the servicing of the Mortgage Loans in accordance with the provisions of this Agreement, without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer, and to the same extent and under the same terms and conditions as if Countrywide alone were servicing the Mortgage Loans. Countrywide will be solely liable for all fees owed by it to any subservicer.

                                   ARTICLE VI.
                     TERMINATION OF COUNTRYWIDE AS SERVICER

            Section 6.01 Termination Due to an Event of Default.

            (a) Each of the following shall be an Event of Default by Countrywide if it shall occur and, if applicable, be continuing for the period of time set forth therein:

                  (i) any failure by Countrywide to remit to the Purchaser any payment required to be made under the terms of this Agreement which such failure continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall be given to Countrywide by the Purchaser; or

                  (ii) any failure on the part of Countrywide to duly observe or perform in any material respect any of the covenants or agreements on the part of Countrywide set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide by the Purchaser (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement; a failure on the part of Countrywide to deliver the statement or report, as applicable, required to be delivered under Section 4.04 or 4.05 of this Agreement, which continues unremedied for nine calendar days after receipt by Countrywide of written notice of such failure from the Purchaser (which failure shall continue no later than March 15th of each year ("Due Date") with respect to Section 4.04 or 4.05 of this Agreement; provided, however, Countrywide shall have received such written notice of such failure at least 5 Business Days prior to such Due Date); or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Countrywide and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                  (iv) Countrywide shall consent to the appointment of a
            conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Countrywide or of or relating to all or substantially all of its property; or

                  (v) Countrywide shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) Countrywide ceases to meet the servicer eligibility
            qualifications of a Fannie Mae and Freddie Mac; or

                  (vii) Countrywide fails to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located if such license is required, which failure continues unremedied for a period of sixty-five (65) days, or such other additional time as mutually agreed upon by the Purchaser and Countrywide; provided, however, that it is understood by the Purchaser that the failure to cure within the timeframe provided for herein (or such additional time as mutually agreed upon by the Purchaser and the Servicer) shall constitute an Event of Default solely for the affected Mortgage Loan.

            In case one or more Events of Default by Countrywide shall occur and shall not have been remedied, the Purchaser, by notice in writing to Countrywide may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate without compensation (however, Countrywide shall be reimbursed for all outstanding and unreimbursed Servicing Advances and Monthly Advances), all the rights and obligations of Countrywide under this Agreement, the Purchase Agreement and in and to the Mortgage Loans and the proceeds thereof. Upon the receipt by Countrywide of such written notice, all authority and power of Countrywide under this Agreement and the Purchase Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Purchaser. Upon written request from the Purchaser, Countrywide shall prepare, execute and deliver, any and all documents and other instruments and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at Countrywide's sole expense. Countrywide agrees to cooperate with the Purchaser in effecting the termination of Countrywide's responsibilities and rights hereunder, including without limitation, the transfer to the Purchaser, for administration by it, of all cash amounts which shall at the time be credited by Countrywide to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

            (b) Waiver of Event of Default. The Purchaser may waive any default by Countrywide in the performance of Countrywide's obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Events of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

            Section 6.02 Termination by Other Means.

            The respective obligations and responsibilities of Countrywide shall terminate with respect to any Mortgage Loan Package upon the first to occur of:
(a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property in such Mortgage Loan Package and the remittance of all funds due hereunder; (b) by mutual consent of Countrywide and the Purchaser in writing;
(c) the purchase by Countrywide of all outstanding Mortgage Loans and REO Property in a Mortgage Loan Package at a price mutually agreed upon by the parties; or (d) the Pass-Through Transfer of the last Mortgage Loan in such Mortgage Loan Package.

                                   ARTICLE VII.
                                  MISCELLANEOUS

            Section 7.01 Notices.

            All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

            (i) to Countrywide:

                  Countrywide Home Loans Inc.
                  4500 Park Granada
                  Calabasas, California 91302
                  Attn: Darren Bigby

                  With a copy to: General Counsel

            (ii)  the Purchaser:

                  Barclays Bank PLC
                  200 Cedar Knolls Road
                  Whippany, New Jersey  07981
                  Attn: Glenn Pearson
                  Facsimile: (973) 576-3736
                  E-Mail: glenn.pearson@barclayscapital.com

                  With a copy to: Barclays Bank PLC
                  200 Park Avenue
                  New York, New York  10166
                  Attn: Michael Dryden
                  Facsimile: (212) 412-6846
                  E-Mail: Michael.dryden@barclayscapital.com

            To the address and contact set forth in the related Purchase Confirmation or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            Section 7.02 Exhibits.

            The Exhibits to this Agreement and each Trade Confirmation and Purchase Confirmation executed by Countrywide and the Purchaser are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            Section 7.03 General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a). the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b). accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c). references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d). reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e). the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

            (f). the term "include" or "including" shall mean without limitation by reason of enumeration; and

            (g). reference to the Transaction Documents or any other document referenced herein shall include all exhibits, schedules or other supplements thereto.

            Section 7.04 Reproduction of Documents.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            Section 7.05 Further Agreements.

            Countrywide shall execute and deliver to the Purchaser and the Purchaser shall be required to execute and deliver to Countrywide such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            Section 7.06 Assignment of Mortgage Loans by the Purchaser; Pass-Through Transfers.

            (a) The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans in a Whole Loan Transfer or Pass-Through Transfer and may assign this Agreement; provided, however, that the transferee will not be deemed to be the Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement in the form of an assignment, assumption and recognition agreement ("AAR") reasonably acceptable to the Purchaser and Countrywide and an original counterpart of the AAR shall have been executed by the Purchaser and the transferee and delivered to Countrywide. Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than three (3) "Purchasers" outstanding hereunder with respect to any Mortgage Loan Package. Any Person or trust to which Mortgage Loans may be transferred pursuant to this Section 7.06(a) or Section 7.06(b) hereunder shall constitute a single Purchaser for the purposes of the preceding sentence.

            (b) The Purchaser and Countrywide agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, but subject to the limitations set forth in Section 7.06(a) hereof, may effect Pass-Through Transfers, retaining Countrywide, as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer." On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 7.06 is rejected by the related transferee, Countrywide shall continue to service such rejected Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement. Countrywide shall cooperate with the Purchaser in connection with each Pass-Through Transfer in accordance with this Section 7.06. In connection therewith Countrywide shall:

                  (i) negotiate in good faith an AAR required to effectuate the
            Pass-Through Transfer, provided such AAR creates no greater obligation or cost on the part of Countrywide than otherwise set forth in this Agreement, and provided further that Countrywide shall be entitled to a servicing fee under that agreement at a rate per annum no less than the Servicing Fee Rate; and

                  (ii) provide as applicable:

                  (A) information pertaining to Countrywide of the type and
            scope customarily included in offering documents for residential mortgage-backed securities transactions involving multiple loan originators; and

                  (B) such opinions of counsel, letters from auditors, and
            certificates of public officials or officers of Countrywide as are reasonably believed necessary by the trustee, any rating agency or the Purchaser, as the case may be, in connection with such Pass-Through Transfer. The Purchaser shall pay all third party costs associated with the preparation of the information described in clause (ii)(A) above and the delivery of any opinions, letters or certificates described in this clause (ii)(B). Countrywide shall not be required to execute any AAR unless a draft of such AAR is provided to Countrywide at least 10 days before the Reconstitution Date, or such longer period as may reasonably be required for Countrywide and its counsel to review and comment on the agreement.

            (c) In connection with any Pass-Through Transfer, Countrywide shall not be required to "bring down" any of the representations and warranties in this Agreement (i.e., the representations and warranties only speak as of the applicable date set forth in the Purchase Agreement), or, except as provided in the following sentence, to make any other representations or warranties whatsoever. Upon request, Countrywide will bring down the representations and warranties in Section 2.01 of this Agreement to a date no later than the related Reconstitution Date.

            (d) Countrywide shall: (i) provide to the Purchaser any and all necessary information and appropriate verification of information which may be reasonably available to Countrywide, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; and (ii) execute an indemnity agreement agreed upon by the Purchaser and Countrywide such as an Indemnification and Contribution Agreement in a form to be mutually agreed upon by the parties. Moreover, Countrywide agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

            (e) All Mortgage Loans not sold or transferred pursuant to Pass-Through Transfers shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

            Section 7.07 Conflicts between Transaction Documents.

            In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement, the Purchase Agreement and either the related Trade Confirmation or the related Purchase Confirmation, the terms of the related Purchase Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the Trade Confirmation and the Purchase Confirmation, the terms of the Purchase Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement and the Purchase Agreement, the terms of this Agreement shall control.

            Section 7.08 Governing Law.

            This Agreement shall be deemed in effect when fully executed counterpart and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be deemed in accordance with the substantive laws of the State of New York (without regard to conflict of laws principles), except to the extent preempted by applicable federal Law.

            Section 7.09 Severability Clause.

            Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to an amendment to this Agreement which places each party in the same or as economic position as each party would have been in except for such invalidity.

            Section 7.10 Successors and Assigns.

            This Agreement shall bind and inure to the benefit of and be enforceable by Countrywide, the Purchaser and the respective permitted successors and assigns of Countrywide and the Purchaser. Except as specifically set forth in Section 7.06 above, the Purchaser may not assign, pledge or hypothecate this Agreement to any Person without Countrywide's prior written consent.

            Section 7.11 Confidentiality.

            Countrywide and the Purchaser acknowledge and agree that the terms of the Transaction Documents shall be kept confidential and their contents will not be divulged to any party without the other party's consent, except to the extent that it is appropriate for Countrywide and the Purchaser to do so in working with legal counsel, auditors, taxing authorities, or other governmental agencies.

            Section 7.12 Entire Agreement.

            This Agreement and Purchase Confirmation constitute the entire understanding between the Countrywide and the Purchaser with respect to each Mortgage Loan Package and supersede all prior or contemporaneous oral or written communications regarding same. Countrywide and the Purchaser understand and agree that no employee, agent or other representative of Countrywide or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement or the related Purchase Confirmation. Neither this Agreement nor the related Purchase Confirmation shall be modified, amended or in any way altered except by an instrument in writing signed by both parties.

            Section 7.13 Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            Section 7.14 Waivers.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            Section 7.15 Waiver of Trial by Jury.

            COUNTRYWIDE AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            Section 7.16 Consent to Service of Process.

            EACH OF THE PURCHASER AND COUNTRYWIDE IRREVOCABLY (I) SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT;
(II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER

                           (SIGNATURE PAGE TO FOLLOW)

            IN WITNESS WHEREOF, Countrywide and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                       COUNTRYWIDE HOME LOANS INC.,

                                       Countrywide

                                       By:______________________________________
                                       Name: Darren Bigby
                                       Title:

                                       BARCLAYS BANK PLC,
                                       the Purchaser

                                       By:______________________________________
                                          Name
                                          Title:

                               SERVICING AGREEMENT

                                     between

                           COUNTRYWIDE HOME LOANS INC.
                                  (Countrywide)

                                       and

                               SUTTON FUNDING LLC
                                   (Purchaser)

                         Dated as of February 26th, 2007

                     Conventional Residential Mortgage Loans

PRELIMINARY STATEMENT

ARTICLE I. DEFINITIONS

ARTICLE II. REPRESENTATIONS AND WARRANTIES

   Section 2.01 Representations and Warranties Respecting Countrywide.........

ARTICLE III. ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

   Section 3.01 Countrywide to Act as Servicer................................
   Section 3.02 Collection of Mortgage Loan Payments..........................
   Section 3.03 Realization Upon Defaulted Mortgage Loans.....................
   Section 3.04 Establishment of Custodial Accounts; Deposits in Custodial
                  Accounts....................................................
   Section 3.05 Permitted Withdrawals From the Custodial Account..............
   Section 3.06 Establishment of Escrow Accounts; Deposits in Escrow
                  Accounts....................................................
   Section 3.07 Permitted Withdrawals From Escrow Account.....................
   Section 3.08 Transfer of Accounts..........................................
   Section 3.09 Payment of Taxes, Insurance and Other Charges; Maintenance
                  of PMI Policies; Collections Thereunder.....................
   Section 3.10 Maintenance of Hazard Insurance...............................
   Section 3.11 [Reserved]....................................................
   Section 3.12 Fidelity Bond; Errors and Omissions Insurance.................
   Section 3.13 Title, Management and Disposition of REO Property.............
   Section 3.14 Notification of Adjustments...................................
   Section 3.15 Notification of Maturity Date.................................
   Section 3.16 Assumption Agreements.........................................
   Section 3.17 Satisfaction of Mortgages and Release of Collateral Files.....
   Section 3.18 Servicing Compensation........................................
   Section 3.19 Restoration of Mortgaged Property.............................
   Section 3.20 Compliance with Gramm-Leach-Bliley Act of 1999................

ARTICLE IV. PROVISIONS OF PAYMENTS AND REPORTS TO PURCHASER

   Section 4.01 Distributions.................................................
   Section 4.02 Periodic Reports to the Purchaser.............................
   Section 4.03 Monthly Advances by Countrywide...............................
   Section 4.04 Annual Statement as to Compliance.............................
   Section 4.05 Annual Independent Certified Public Accountants' Servicing
                  Report......................................................
   Section 4.06 Purchaser's Access to Countrywide's Records...................

ARTICLE V. COVENANTS BY COUNTRYWIDE

   Section 5.01 Indemnification by Countrywide................................
   Section 5.02 Merger or Consolidation of Countrywide........................
   Section 5.03 Limitation on Liability of Countrywide and Others.............
   Section 5.04 No Transfer of Servicing......................................
   Section 5.05 Subservicing..................................................

ARTICLE VI. TERMINATION OF COUNTRYWIDE AS SERVICER

   Section 6.01 Termination Due to an Event of Default........................
   Section 6.02 Termination by Other Means....................................

ARTICLE VII. MISCELLANEOUS

   Section 7.01 Notices.......................................................
   Section 7.02 Exhibits......................................................
   Section 7.03 General Interpretive Principles...............................
   Section 7.04 Reproduction of Documents.....................................
   Section 7.05 Further Agreements............................................
   Section 7.06 Assignment of Mortgage Loans by the Purchaser; Pass-Through
                  Transfers...................................................
   Section 7.07 Conflicts between Transaction Documents.......................
   Section 7.08 Governing Law.................................................
   Section 7.09 Severability Clause...........................................
   Section 7.10 Successors and Assigns........................................
   Section 7.11 Confidentiality...............................................
   Section 7.12 Entire Agreement..............................................
   Section 7.13 Counterparts..................................................
   Section 7.14 Waivers.......................................................
   Section 7.15 Waiver of Trial by Jury.......................................

                               SERVICING AGREEMENT

THIS SERVICING AGREEMENT (this "Agreement") dated as of February 26th, 2007, is by and between COUNTRYWIDE HOME LOANS INC., in its capacity as servicer ("Countrywide"), and Sutton Funding LLC, and its permitted successors and assigns, as Purchaser (the "Purchaser").

                              PRELIMINARY STATEMENT

            WHEREAS, the Purchaser and Countrywide have entered into that certain Master Mortgage Loan Purchase Agreement dated as of February 26th, 2007 between the Purchaser and Countrywide, as seller (the "Purchase Agreement"), pursuant to which the Purchaser will purchase and Countrywide will sell from time to time, certain Mortgage Loans (as hereinafter defined) identified in a Purchase Confirmation;

            WHEREAS, Countrywide is in the business of providing primary servicing of mortgage loans and owns the right to service the Mortgage Loans listed on the Mortgage Loan Schedule (as hereinafter defined);

            WHEREAS, Countrywide has agreed to service the Mortgage Loans for the Purchaser on the terms and conditions set forth herein; and

            WHEREAS, Countrywide and the Purchaser desire to prescribe the terms and conditions regarding the management, servicing, and control of such Mortgage Loans.

            NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Countrywide and the Purchaser agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

            Unless the context requires otherwise, all capitalized terms used herein shall have the meanings assigned to such terms in this Article I unless defined elsewhere herein. Any capitalized term used or defined in a Purchase Confirmation that conflicts with the corresponding definition set forth herein shall supersede such term.

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of a similar type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Adjustable Rate Mortgage Loan: Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

            Agency: Either Fannie Mae or Freddie Mac.

            Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

            Agreement: This Servicing Agreement, including all exhibits and supplements hereto, and all amendments hereof.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

            Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in either the State of California or the State of Texas are authorized or obligated by law or executive order to be closed.

            Cash Liquidation: Recovery of all cash proceeds by Countrywide with respect to the termination of any defaulted Mortgage Loan other than a Mortgage Loan which became an REO Property, including all PMI Proceeds, Government Insurance Proceeds, Other Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and other payments or recoveries whether made at one time or over a period of time which Countrywide deems to be finally recoverable, in connection with the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

            Closing Date: The date on which the purchase and sale of the Mortgage Loans constituting a Mortgage Loan Package is consummated, as set forth in the Trade Confirmation or Purchase Confirmation.

            Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

            Collateral Documents: The collateral documents pertaining to each Mortgage Loan as set forth in Exhibit A of the Purchase Agreement.

            Collateral File: With respect to each Mortgage Loan, a file containing each of the Collateral Documents.

            Condemnation Proceeds: All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

            Countrywide: Countrywide Home Loans, Inc., or any successor or assign to Countrywide under this Agreement as provided herein.

            Credit File: The file retained by Countrywide that includes the mortgage loan documents pertaining to a Mortgage Loan including copies of the Collateral Documents together with the credit documentation relating to the origination of such Mortgage Loan, which Credit File may be maintained by Countrywide on microfilm or any other comparable medium.

            Custodial Account: The account or accounts created and maintained pursuant to Section 3.04 herein, each of which shall be an Eligible Account.

            Custodial Agreement: The agreement governing the retention of the Collateral Files by the Custodian.

            Custodian: Wells Fargo Bank, N.A., its successor in interest or assign, or such other custodian that may be designated by Purchaser from time to time.

            Cut-off Date: The first day of the month in which the related Closing Date occurs or such other date as may be set forth in the related Trade Confirmation or Purchase Confirmation.

            Determination Date: The Business Day immediately preceding the related Remittance Date.

            Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

            Eligible Account: An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are insured up to the maximum permitted by the FDIC, or (iii) maintained with an institution and in a manner acceptable to an Agency.

            Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 3.06 herein, each of which shall be an Eligible Account.

            Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to any Mortgage Loan.

            Event of Default: Any one of the conditions or circumstances enumerated in Section 6.01 of this Agreement.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHA: The Federal Housing Administration.

            Fannie Mae: The Federal National Mortgage Association or any successor organization.

            Fannie Mae Transfer: Any sale or transfer of some or all of the Mortgage Loans to Fannie Mae.

            Fidelity Bond: A fidelity bond to be maintained by Countrywide pursuant to Section 3.12 of this Agreement.

            First Lien Mortgage Loan: Any Mortgage Loan secured by a first lien on the related Mortgaged Property.

            Fixed Rate Mortgage Loan: Any Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

            Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor organization.

            Freddie Mac Transfer: Any sale or transfer of some or all of the Mortgage Loans to Freddie Mac under its Cash Purchase Program or MBS Program (Special Servicing Option).

            GNMA: The Government National Mortgage Association or any successor organization.

            Government Insurance Proceeds: With respect to each Government Mortgage Loan, payments made pursuant to a MIC or LGC.

            Government Mortgage Loan: A Mortgage Loan insured by the FHA or guaranteed by the VA.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

            HUD: The Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof.

            Interest Adjustment Date: With respect to an Adjustable Rate Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

            LGC: A loan guarantee certificate issued by the VA.

            LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.

            Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, Government Insurance Proceeds, Other Insurance Proceeds, proceeds of any REO Disposition or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

            Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate shall not be adjusted, as set forth in the related Mortgage Note and Mortgage Loan Schedule.

            Liquidation Proceeds: Amounts, other than PMI Proceeds, Government Insurance Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by Countrywide in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 3.13 of this Agreement.

            LPMI Fee: The portion of the Mortgage Interest Rate relating to an LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by Countrywide to pay the premium due on the PMI Policy with respect to such LPMI Loan.

            LPMI Loan: Any Mortgage Loan with respect to which Countrywide is responsible for paying the premium due on the related PMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

            MERS: Mortgage Electronic Registration Systems, Inc. or any successor or assign thereto.

            MIC: A mortgage insurance certificate issued by HUD.

            Monthly Advance: The advances made or required to be made by Countrywide on any Remittance Date pursuant to this Agreement.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien, in the case of a First Lien Mortgage Loan, or a second lien, in the case of a Second Lien Mortgage Loan, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien, in the case of a First Lien Mortgage Loan, or a second lien, in the case of a Second Lien Mortgage Loan, upon a leasehold estate of the Mortgagor, as the case may be.

            Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan and, with respect to an Adjustable Rate Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.

            Mortgage Loan: Any mortgage loan that is sold pursuant to this Agreement, as evidenced by such mortgage loan's inclusion on the related Mortgage Loan Schedule, which mortgage loan includes the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds (if applicable), Government Insurance Proceeds (if applicable), Other Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding the servicing rights relating thereto. Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage Loans constituting a Mortgage Loan Package.

            Mortgage Loan Package: The Mortgage Loans sold to the Purchaser pursuant to a Purchase Confirmation.

            Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the interest rate payable to the Purchaser on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and the LPMI Fee, if applicable.

            Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans included therein and made a part of the related Purchase Confirmation, which schedule shall include, the following information with respect to each Mortgage Loan: (i) Countrywide's loan number identifying such Mortgage Loan; (ii) the Mortgage Interest Rate, less any LPMI Fee, as of the Cut-off Date; (iii) with respect to any Adjustable Rate Mortgage Loan, the Gross Margin, the Periodic Rate Cap, the Lifetime Rate Cap, the next Interest Adjustment Date and whether such Adjustable Rate Mortgage Loan is a Convertible Mortgage Loan, (iv) with respect to a LPMI Loan, the LPMI Fee, (v) with respect to each First Lien Mortgage Loan, the LTV at origination and, with respect to each Second Lien Mortgage Loan, the Combined LTV at origination; (vi) the remaining term as of the Cut-off Date and the original term of such Mortgage Loan, (vii) whether such Mortgage Loan is a First Lien Mortgage Loan or a Second Lien Mortgage Loan (viii) any other information pertaining to such Mortgage Loan as may be reasonably requested by the Purchaser, (ix) with respect to each Option ARM Mortgage Loan, (a) the maximum negative amortization percentage, and
(b) the recast period, (x) name, address, city and ZIP Code of Mortgagor, (xi) the Stated Principal Balance, (xii) appraisal amount, (xiii) purchase amount,
(xiv) loan amount, (xv) first Monthly Payment Due Date, (xvi) credit score,
(xvii) document type, (xviii) occupancy type, (xix) payment current through date, (xx) Prepayment Penalty flag and term, and (xxi) interest-only term, if applicable. The information set forth in the Mortgage Loan Schedule relating to the Mortgage Interest Rate, Periodic Rate Cap and Lifetime Rate Cap with respect to any LPMI Loan, as applicable, is exclusive of the LPMI Fee.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

            Mortgagor: The obligor on a Mortgage Note.

            Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given.

            Option ARM Mortgage Loan: An Adjustable Rate Mortgage Loan that gives the related Mortgagor three different payment options each month, which include: (i) a minimum monthly payment option, (ii) an interest-only payment option or (iii) a full principal and interest option which amortizes over 30 years or less.

            Other Insurance Proceeds: Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the PMI Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that Countrywide would follow in servicing mortgage loans held for its own account.

            Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage backed securities transaction.

            Payment Adjustment Date: As to each Mortgage Loan, the date on which an adjustment to the Monthly Payment on a Mortgage Note becomes effective.

            Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability corporation, unincorporated organization or government or any agency or political subdivision thereof.

            PMI Policy: A policy of private mortgage guaranty insurance relating to a Mortgage Loan and issued by a Qualified Insurer.

            PMI Proceeds: Proceeds of any PMI Policy.

            Prepayment Interest Shortfall Amount: With respect to any Remittance Date and Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Principal Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such calendar month, the amount of interest (at the Mortgage Loan Remittance Rate) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

            Prepayment Penalty: With respect to each Mortgage Loan, a prepayment penalty, charge, premium or fee, if any, payable upon the Principal Prepayment in full of such Mortgage Loan, as set forth in the related Mortgage Note or Mortgage.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any Prepayment Penalty or premium thereon (unless the Purchase Confirmation provides otherwise), which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment Period: As to any Remittance Date, the calendar month preceding the month of distribution.

            Purchase Confirmation: A letter agreement, substantially in the form of an exhibit to the Purchase Agreement, executed by Countrywide and the Purchaser in connection with the purchase and sale of each Mortgage Loan Package, which sets forth the terms relating thereto including a description of the related Mortgage Loans (including the Mortgage Loan Schedule), the purchase price for such Mortgage Loans, the Closing Date and the Servicing Fee Rate.

            Purchaser: The Person identified as the "Purchaser" in the preamble to this Agreement or its successor in interest or any successor or assign to the Purchaser under this Agreement as herein provided. Any reference to "Purchaser" as used herein shall be deemed to include any designee of the Purchaser, so long as such designation was made in accordance with the limitations set forth in
Section 7.06 of this Agreement.

            Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, which insurer is approved in such capacity by an Agency.

            Qualified Substitute Mortgage Loan: A mortgage loan that must, on the date of such substitution, (i) have an unpaid principal balance, after deduction of all scheduled payments due in the month of substitution (or if more than one (1) mortgage loan is being substituted, an aggregate principal balance), not in excess of the unpaid principal balance of the repurchased Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by Countrywide in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the repurchased Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, the maturity date of the repurchased Mortgage Loan; (iv) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in the related mortgage loan purchase agreement; (v) shall be the same type of Mortgage Loan (i.e., a Convertible Mortgage Loan or a Fixed Rate Mortgage Loan).

            Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Pass-Through Transfer or an Agency Transfer pursuant to Section 7.06.

            Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Pass-Through Transfer pursuant to Section 7.06 hereof. The Reconstitution Date shall be such date which the Purchaser shall designate. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and Countrywide's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

            Relief Act: The Servicemembers' Civil Relief Act.

            REMIC: A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter M of Chapter 1, Subtitle A, of the Code, and related provisions, and proposed, temporary and final Treasury Regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            Remittance Date: The eighteenth (18th) day of any month, beginning with the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following.

            REO Disposition: The final sale by Countrywide of any REO Property or the transfer of the management of such REO Property to the Purchaser as set forth in Section 3.13 of this Agreement.

            REO Property: A Mortgaged Property acquired by Countrywide on behalf of the Purchaser as described in Section 3.13 of this Agreement.

            Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which such amounts are being held in the Custodial Account for distribution in the month of repurchase.

            Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien on the related Mortgaged Property.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by Countrywide of its servicing obligations, including the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, (iv) with respect to Government Mortgage Loans, amounts advanced to the Purchaser for which Countrywide may be entitled to receive reimbursement from a government agency and (v) compliance with the obligations under this Agreement including Section 3.09 hereof.

            Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to Countrywide, which shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. Solely in the event Countrywide is terminated as servicer of the Mortgage Loans, the Servicing Fee shall be prorated (based upon the number of days of the related month Countrywide so acted as servicer relative to the total number of days in that month) for each part thereof. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by Countrywide, or as otherwise provided herein. Subject to the foregoing, and with respect to each Mortgage Loan, Countrywide shall be entitled to receive its Servicing Fee through the disposition of any related REO Property and the Servicing Fee payable with respect to any REO Property shall be based on the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure.

            Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation or Purchase Confirmation.

            Servicing LP: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as servicer hereunder.

            Servicing Officer: Any officer of Countrywide involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by Countrywide to Purchaser upon request, as such list may from time to time be amended.

            Stated Principal Balance: With respect to each Mortgage Loan as of any date of determination: (i) the unpaid principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

            Trade Confirmation: A letter agreement substantially in the form of an exhibit attached to the Purchase Agreement executed by Countrywide and the Purchaser prior to the applicable Closing Date confirming the terms of a prospective purchase and sale of a Mortgage Loan Package.

            Transaction Documents: With respect to any Mortgage Loan, the related Trade Confirmation, the related Purchase Confirmation, this Agreement and the Purchase Agreement.

            Updated LTV: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by a recent appraisal of the Mortgaged Property.

            VA: The Department of Veterans Affairs.

            Whole Loan Transfer: The sale or transfer by the Purchaser of some or all of the Mortgage Loans in a whole loan format.

                                  ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Representations and Warranties Respecting Countrywide.

            Countrywide represents, warrants and covenants to the Purchaser that, as of each Closing Date:

            (a) Organization and Standing. Countrywide is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified and licensed to transact business in and is in good standing under the laws of each state where each Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

            (b) Due Authority. Countrywide has the full power and authority to
(i) perform and enter into and consummate all transactions contemplated by this Agreement and (ii) to service each Mortgage Loan. This Agreement has been duly executed and delivered and constitutes the valid, legal, binding and enforceable obligation of Countrywide, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by Countrywide to make this Agreement valid and binding upon Countrywide in accordance with its terms;

            (c) No Conflict. Neither the servicing of the Mortgage Loans for the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Countrywide's organizational documents or result in a material breach of any legal restriction or any material agreement or instrument to which Countrywide is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which Countrywide or its property is subject;

            (d) Approved Servicer. Countrywide is an approved servicer for each Agency in good standing. No event has occurred, including a change in insurance coverage, which would make Countrywide unable to comply with Fannie Mae, Freddie Mac eligibility requirements;

            (e) No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to Countrywide's knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to Countrywide would materially and adversely affect the servicing of the Mortgage Loans to the Purchaser or Countrywide's ability to perform its obligations under this Agreement;

            (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide, of or compliance by Countrywide with, this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date; and

            (g) Reasonable Servicing Fee. Countrywide acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by Countrywide, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

                                  ARTICLE III.
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

            Section 3.01 Countrywide to Act as Servicer.

            Countrywide shall service and administer Mortgage Loans sold pursuant to this Agreement in accordance with the terms of this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things, in connection with such servicing and administration, that Countrywide may deem necessary or desirable and consistent with the terms of this Agreement. In servicing and administering the Mortgage Loans, Countrywide shall employ procedures in accordance with the customary and usual standards of practice of prudent mortgage servicers. Notwithstanding anything to the contrary contained herein, in servicing and administering Government Mortgage Loans, Countrywide shall not take, or fail to take, any action that would result in the denial of coverage under any LGC or MIC, as applicable. Without limiting the generality of the foregoing, with respect to any Government Mortgage Loan, Countrywide shall be permitted to deviate from the servicing practices set forth herein if such deviation would be consistent with the servicing practices employed in connection with any similar mortgage loan constituting a part of a GNMA mortgage-backed security.

            In accordance with the terms of the related mortgage loan purchase agreement, Countrywide may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in Countrywide's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that Countrywide shall not permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), result in the denial of coverage under a PMI Policy, LGC or MIC, reduce the outstanding principal amount (except for actual payments of principal) forgive the payment of principal or interest, or extend the final maturity date on such Mortgage Loan without the Purchaser's consent. Countrywide may permit forbearance or allow for suspension of Monthly Payments for up to one hundred and eighty (180) days if the Mortgagor is in default or Countrywide determines in its reasonable discretion, that default is imminent and if Countrywide determines that granting such forbearance or suspension is in the best interest of the Purchaser. If any modification, forbearance or suspension permitted hereunder allows the deferral of interest or principal payments on any Mortgage Loan, Countrywide shall include in each remittance for any month in which any such principal or interest payment has been deferred (without giving effect to such modification, forbearance or suspension) an amount equal to such month's principal and one (1) month's interest at the Mortgage Loan Remittance Rate on the then unpaid principal balance of the Mortgage Loan and shall be entitled to reimbursement for such advances only to the same extent as for Monthly Advances made pursuant to Section 4.03 of this Agreement. Without limiting the generality of the foregoing, Countrywide shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by Countrywide, the Purchaser shall furnish Countrywide with any powers of attorney and other documents necessary or appropriate to enable Countrywide to carry out its servicing and administrative duties under this Agreement.

            If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, Countrywide shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could (i) materially and adversely affect the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860D of the Code) unless Countrywide has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not materially and adversely affect such REMIC status or result in the imposition of any tax on the REMIC.

            Section 3.02 Collection of Mortgage Loan Payments.

            Countrywide shall make reasonable efforts, in accordance with the customary and usual standards of practice of prudent mortgage servicers, to collect all payments due under each Mortgage Loan to the extent such procedures shall be consistent with this Agreement, the terms and provisions of any related PMI Policy, MIC or LGC, and applicable law. Countrywide shall take special care in ascertaining and estimating Escrow Payments in accordance with Accepted Servicing Practices.

            Section 3.03 Realization Upon Defaulted Mortgage Loans.

            (a) Foreclosure. Countrywide shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Countrywide shall use reasonable efforts to realize upon defaulted Mortgage Loans, in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, Countrywide shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by Countrywide through PMI Proceeds, Government Insurance Proceeds, Other Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. Countrywide shall notify the Purchaser in writing of the commencement of foreclosure proceedings. Such notice may be contained in the reports prepared by Countrywide and delivered to the Purchaser pursuant to the terms and conditions of this Agreement. Countrywide shall be responsible for all costs and expenses incurred by it in any foreclosure proceedings; provided, however, that it shall be entitled to reimbursement thereof from proceeds from the related Mortgaged Property.

            Section 3.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

            Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts and shall be titled "[Countrywide] in trust for Sutton Funding LLC as Purchaser of Mortgage Loans and various Mortgagors." Countrywide shall provide the Purchaser with written evidence of the creation of such Custodial Account(s) within thirty (30) days of the Initial Closing Date.

            Countrywide shall deposit in the Custodial Account within two (2) Business Days following receipt thereof, and retain therein, the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

            (a) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (b) all payments on account of interest on the Mortgage Loans, adjusted to the Mortgage Loan Remittance Rate;

            (c) all proceeds from a Cash Liquidation;

            (d) all PMI Proceeds, Government Insurance Proceeds and Other Insurance Proceeds, including amounts required to be deposited pursuant to Sections 3.08 and 3.10 of this Agreement, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Countrywide's normal servicing procedures, the loan documents or applicable law;

            (e) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Countrywide's normal servicing procedures, the loan documents or applicable law;

            (f) all Monthly Advances;

            (g) all proceeds of any Mortgage Loan repurchased in accordance with
Section 3.03 or 3.04 of the Purchase Agreement, and any amount required to be deposited by Countrywide in connection with any shortfall in principal amount of the Qualified Substitute Mortgage Loans and the repurchased Mortgage Loans as required pursuant to Section 3.03 of the Purchase Agreement;

            (h) any amounts required to be deposited by Countrywide pursuant to
Section 3.10 of this Agreement in connection with the deductible clause in any blanket hazard insurance policy (such deposit shall be made from Countrywide's own funds, without reimbursement therefor);

            (i) the Prepayment Interest Shortfall Amount, if any, for the month of distribution (such deposit shall be made from Countrywide's own funds, without reimbursement therefor up to a maximum amount per month equal to the lesser of one half of (a) one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loans, or (b) the aggregate Servicing Fee actually received for such month for the Mortgage Loans); and

            (j) any amounts required to be deposited by Countrywide in connection with any REO Property pursuant to Section 3.13 of this Agreement.

            The foregoing requirements for deposit in the Custodial Account are exclusive. The Purchaser understands and agrees that, without limiting the generality of the foregoing, payments in the nature of late payment charges, Prepayment Penalties and assumption fees (to the extent permitted by Section
3.16 of this Agreement) need not be deposited by Countrywide in the Custodial Account. Any interest paid by the depository institution on funds deposited in the Custodial Account shall accrue to the benefit of Countrywide and Countrywide shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.05(d) of this Agreement.

            Section 3.05 Permitted Withdrawals From the Custodial Account.

            Countrywide may, from time to time, withdraw funds from the Custodial Account for the following purposes:

            (a) to make payments to the Purchaser in the amounts and in the manner provided for in Sections 4.01 and 4.03 of this Agreement;

            (b) to reimburse itself for Monthly Advances (Countrywide's reimbursement for Monthly Advances shall be limited to amounts received on the related Mortgage Loan (or to amounts received on the Mortgage Loans as a whole if the Monthly Advance is made due to a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Relief Act) which represent Late Collections, net of the related Servicing Fee and LPMI Fee, if applicable. Countrywide's right to reimbursement hereunder shall be prior to the rights of the Purchaser, except that, where Countrywide is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 3.04 of the Purchase Agreement, Countrywide's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans. Notwithstanding the foregoing, Countrywide may reimburse itself for Monthly Advances from any funds in the Custodial Account if it has determined that such funds are nonrecoverable advances or if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Purchaser);

            (c) to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees (Countrywide's reimbursement for Servicing Advances and/or Servicing Fees hereunder with respect to any Mortgage Loan shall be limited to proceeds from Cash Liquidation, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, Government Insurance Proceeds and Other Insurance Proceeds; provided, however, that Countrywide may reimburse itself for Servicing Advances and Servicing Fees from any funds in the Custodial Account if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Purchaser. Notwithstanding the foregoing, with respect to each Government Mortgage Loan, Countrywide shall not be entitled to reimbursement of any Servicing Advances that constitute losses and expenses for which an issuer of GNMA securities would be responsible, pursuant to Chapter 4 of the GNMA Handbook 5500.2, if such Government Mortgage Loan had been included in a GNMA security);

            (d) to pay to itself as servicing compensation (i) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (ii) the Servicing Fee and the LPMI Fee, if applicable, from that portion of any payment or recovery of interest on a particular Mortgage Loan;

            (e) to pay to itself, with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 or 3.04 of the Purchase Agreement, all amounts received but not distributed as of the date on which the related Repurchase Price is determined;

            (f) to reimburse itself for any amounts deposited in the Custodial Account in error; and

            (g) to clear and terminate the Custodial Account upon the termination of this Agreement.

            Section 3.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

            Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts in the form of time deposit or demand accounts, which accounts shall be Eligible Accounts. Countrywide shall provide the Purchaser with written evidence of the creation of such Escrow Account(s) within thirty (30) days of the Initial Closing Date.

            Countrywide shall deposit in the Escrow Account(s) within two (2) Business Days following receipt thereof, and retain therein, (a) all Escrow Payments collected on account of the Mortgage Loans, and (b) all Other Insurance Proceeds that are to be applied to the restoration or repair of any Mortgaged Property. Countrywide shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes in accordance with Section 3.07 of this Agreement. Countrywide shall be entitled to retain any interest paid by the depository institution on funds deposited in the Escrow Account except interest on escrowed funds required by law to be paid to the Mortgagor or the related Mortgage. Countrywide shall pay Mortgagor interest on the escrowed funds at the rate required by law notwithstanding that the Escrow Account is non-interest bearing or the interest paid by the depository institution thereon is insufficient to pay the Mortgagor interest at the rate required by law.

            Section 3.07 Permitted Withdrawals From Escrow Account.

            Countrywide may, from time to time, withdraw funds from the Escrow Account(s) for the following purposes: (a) to effect timely payments of the following items, if applicable, ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums, PMI Policy premiums, if applicable, and comparable items constituting Escrow Payments for the related Mortgage; (b) to reimburse Countrywide for any Servicing Advance made by Countrywide with respect to a related Mortgage Loan; provided, however, that such reimbursement shall only be made from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder; (c) to refund to the Mortgagor any funds as may be determined to be overages; (d) for transfer to the Custodial Account in accordance with the terms of this Agreement; (e) for application to restoration or repair of the Mortgaged Property; (f) to pay to Countrywide, or to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account; (g) to reimburse itself for any amounts deposited in the Escrow Account in error; or
(h) to clear and terminate the Escrow Account on the termination of this Agreement.

            Section 3.08 Transfer of Accounts.

            Countrywide may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time provided that such Custodial Account and Escrow Account shall at all times be Eligible Accounts.

            Section 3.09 Payment of Taxes, Insurance and Other Charges; Maintenance of PMI Policies; Collections Thereunder.

            With respect to each Mortgage Loan, Countrywide shall maintain accurate records reflecting the status of (a) ground rents, taxes, assessments, water rates and other charges that are or may become a lien upon the Mortgaged Property; (b) primary mortgage insurance premiums; (c) with respect to Mortgage Loans insured by the FHA, mortgage insurance premiums, and (d) fire and hazard insurance premiums. Countrywide shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable using Escrow Payments which shall have been estimated and accumulated by Countrywide in amounts sufficient for such purposes. To the extent that the Mortgage does not provide for Escrow Payments, Countrywide shall determine that any such payments are made by the Mortgagor at the time they first become due. Countrywide assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills, irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and shall make advances from its own funds to effect such payments.

            Countrywide will maintain in full force and effect, a PMI Policy conforming in all respects to the description set forth in Section 3.02(v) of the Purchase Agreement, issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the LTV or the Updated LTV of the related Mortgage Loan is reduced to 80% or less in the case of a Mortgage Loan having a LTV at origination in excess of 80%. or Countrywide, as applicable, will not cancel or refuse to renew any PMI Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement PMI Policy is obtained from and maintained with an insurer that is approved by an Agency. Countrywide shall not take any action that would result in non-coverage under any applicable PMI Policy of any loss that, but for the actions of Countrywide would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.16 herein, Countrywide shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions that may be required by such insurer as a condition to the continuation of coverage under the PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, Countrywide shall obtain a replacement PMI Policy as provided above.

            Unless otherwise provided in the related Purchase Confirmation, no Mortgage Loan has in effect as of the Closing Date any mortgage pool insurance policy or other credit enhancement, except for any PMI Policy, MIC or LGC and the insurance or guarantee relating thereto, as applicable (excluding such exception, the "Credit Enhancement"), and Countrywide shall not be required to take into consideration the existence of any such Credit Enhancement for the purposes of performing its servicing obligations hereunder. If the Purchaser shall at any time after the related Closing Date notify Countrywide in writing of its desire to obtain any such Credit Enhancement, the Purchaser and Countrywide shall thereafter negotiate in good faith for the procurement and servicing of such Credit Enhancement.

            Section 3.10 Maintenance of Hazard Insurance.

            Countrywide shall cause to be maintained, for each Mortgage Loan, fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan or (b) the greater of (i) the unpaid principal balance of the Mortgage Loan, and (ii) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, Countrywide shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the National Flood Insurance Administration program (or any successor thereto) with a generally acceptable insurance carrier and with coverage in an amount not less than the lesser of (x) the unpaid principal balance of the Mortgage Loan; (y) the maximum insurable value of the improvements securing such Mortgage Loan; or
(z) the maximum amount of insurance which is available under the National Flood Insurance Reform Act of 1994. Countrywide shall also maintain on REO Property,
(1) fire and hazard insurance with extended coverage in an amount that is not less than the maximum insurable value of the improvements that are a part of such property; (2) liability insurance; and (3) to the extent required and available under the National Flood Insurance Reform Act of 1994, flood insurance in an amount as provided above. Countrywide shall deposit in the Custodial Account all amounts collected under any such policies except (A) amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property and (B) amounts to be released to the Mortgagor in accordance with Countrywide's normal servicing procedures. The Purchaser understands and agrees that no earthquake or other additional insurance on property acquired in respect of the Mortgage Loan shall be maintained by Countrywide or Mortgagor. All such policies shall be endorsed with standard mortgagee clauses with loss payable to Countrywide and shall provide for at least thirty (30) days prior written notice to Countrywide of any cancellation, reduction in the amount of coverage or material change in coverage. Countrywide shall not interfere with the Mortgagor's freedom of choice in selecting either the insurance carrier or agent; provided, however, that Countrywide shall only accept insurance policies from insurance companies acceptable to an Agency and licensed to do business in the state wherein the property subject to the policy is located.

            Section 3.11 [Reserved].

            Section 3.12 Fidelity Bond; Errors and Omissions Insurance.

            Countrywide shall cause to be maintained a blanket Fidelity Bond and an errors and omissions insurance policy with responsible companies, with broad coverage of all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan who handle funds, money, documents or papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure Countrywide against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of its officers, employees and agents. Such Fidelity Bond shall also protect and insure Countrywide against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 shall diminish or relieve Countrywide from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by an Agency for an approved seller/servicer. Upon the request of the Purchaser, Countrywide shall provide to the Purchaser a certificate of insurance which certifies coverage of such Fidelity Bond and errors and omissions insurance policy under this Section 3.12. .

            Section 3.13 Title, Management and Disposition of REO Property.

            (a) Title. In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of Countrywide for the benefit of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person(s) as shall be consistent with an Opinion of Counsel obtained by Countrywide from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person(s) holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

            (b) Management. Countrywide shall either itself or through an agent selected by Countrywide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account. Countrywide shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter or more frequently as required by the circumstances. Countrywide shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Credit File and copies thereof shall be forwarded by Countrywide to the Purchaser within five (5) days of the Purchaser's request therefor. Countrywide shall attempt to sell the REO Property (and may temporarily rent the same for a period not greater than one year except as otherwise provided below) on such terms and conditions as Countrywide deems to be in the best interest of the Purchaser. Countrywide shall deposit, or cause to be deposited, within two
(2) Business Days of following receipt thereof, in the Custodial Account all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of each REO Property, including the cost of maintaining any hazard insurance pursuant to
Section 3.10 hereof and the fees of any managing agent acting on behalf of Countrywide. Notwithstanding anything contained in this Agreement to the contrary, upon written notice to Countrywide, the Purchaser may elect to assume the management and control of any REO Property; provided, however, that prior to giving effect to such election, the Purchaser shall reimburse Countrywide for all previously unreimbursed or unpaid Monthly Advances, Servicing Advances and Servicing Fees related to such REO Property.

            If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, Countrywide shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code.

            (c) Disposition. Subject to the following paragraph, Countrywide shall use best efforts to dispose of each REO Property as soon as possible and shall sell each REO Property no later than one (1) year after title to such REO Property has been obtained, unless Countrywide determines, and gives an appropriate notice to the Purchaser, that a longer period is necessary for the orderly disposition of any REO Property. If a period longer than one (1) year is necessary to sell any REO Property, Countrywide shall, if requested by the Purchaser, report monthly to the Purchaser as to the progress being made in selling such REO Property. Countrywide shall also maintain, on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in the amount required in Section 3.10 hereof.

            Each REO Disposition shall be carried out by Countrywide at such price and upon such terms and conditions as Countrywide deems to be in a manner that maximizes the net present value of the recovery to the Purchaser. If, as of the date title to any REO Property was acquired by Countrywide there were outstanding unreimbursed Servicing Advances, Monthly Advances or Servicing Fees with respect to the REO Property or the related Mortgage Loan, Countrywide upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Monthly Advances and Servicing Fees from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to Countrywide as provided above, shall be promptly deposited in the Custodial Account and distributed to the Purchaser in accordance with Section 4.01 of this Agreement.

            Section 3.14 Notification of Adjustments.

            With respect to each Adjustable Rate Mortgage Loan, Countrywide shall adjust the Mortgage Interest Rate on the related Interest Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original index is no longer available, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note. Countrywide shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Countrywide shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by Countrywide or the Purchaser that Countrywide has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, Countrywide shall immediately deposit in the Custodial Account, from its own funds, the amount of any interest loss caused the Purchaser thereby without reimbursement therefor.

            Section 3.15 Notification of Maturity Date.

            With respect to each Balloon Mortgage Loan, Countrywide shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date and final balloon payment.

            Section 3.16 Assumption Agreements.

            Countrywide shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that Countrywide shall not exercise any such right if prohibited from doing so by law or the terms of the Mortgage Note or if the exercise of such right would impair or threaten to impair any recovery under the related PMI Policy, if any. If Countrywide reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, Countrywide shall enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 3.16, the Purchaser authorizes Countrywide, with the prior written consent of the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

            In connection with any such assumption or substitution of liability, Countrywide shall follow the underwriting practices and procedures employed by Countrywide for mortgage loans originated by Countrywide for its own account in effect at the time such assumption or substitution is made. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan and the outstanding principal amount of the Mortgage Loan shall not be changed. Countrywide shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral File and shall, for all purposes, be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.

            Notwithstanding anything to the contrary contained herein, Countrywide shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that Countrywide may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.16, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 3.17 Satisfaction of Mortgages and Release of Collateral Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by Countrywide of a notification that payment in full will be escrowed in a manner customary for such purposes, Countrywide shall immediately notify the Purchaser after the Monthly Remittance Advice (as defined in Section 4.02) has been provided in accordance with Section 4.02 and Countrywide may request the release of any Mortgage Loan documents from the Purchaser in accordance with Section
3.17 hereof. Such notice shall include a statement to the effect that all amounts received or to be received in connection with such payment, which are required to be deposited in the Custodial Account pursuant to Section 3.04 of this Agreement, have been or will be so deposited and shall request delivery to it of the portion of the Collateral File held by the Purchaser. Upon receipt of such notice and request, the Purchaser shall within five (5) Business Days release or cause to be released to Countrywide the related Collateral Documents and Countrywide shall prepare and process any satisfaction or release. In the event that the Purchaser fails to release or cause to be released to Countrywide the related Collateral Documents within five (5) Business Days of Countrywide's request therefor, the Purchaser shall be liable to Countrywide for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Countrywide resulting from such failure. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

            With respect to a Mortgage Loan paid in full as set forth in the above paragraph, if the Mortgage has been recorded in the name of MERS or its designee, Countrywide shall take all necessary action to effect the release of the Mortgage Loan on the records of MERS.

            In the event Countrywide satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, Countrywide, upon written demand of the Purchaser, shall promptly remit to the Purchaser the then unpaid principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. Countrywide shall maintain the Fidelity Bond and errors and omissions insurance policy as provided for in Section 3.12 insuring Countrywide against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

            From time to time and as appropriate for the service or foreclosure of a Mortgage Loan, including for the purpose of collection under any PMI Policy, the Purchaser shall, within five (5) Business Days of Countrywide's request and delivery to the Purchaser, or the Purchaser's designee, of a servicing receipt signed by a Servicing Officer, release or cause to be released to Countrywide the portion of the Collateral File held by the Purchaser or its designee. Pursuant to the servicing receipt, Countrywide shall be obligated to return to the Purchaser the related Collateral File when Countrywide no longer needs such file, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Collateral File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. In the event that the Purchaser fails to release or cause to be released to Countrywide the portion of the Collateral File held by the Purchaser or its designee within five (5) Business Days of Countrywide's request therefor, the Purchaser shall be liable to Countrywide for any additional expenses or costs, including, but not limited to, outsourcing fees and penalties, incurred by Countrywide resulting from such failure. Upon receipt of notice from Countrywide stating that such Mortgage Loan was liquidated, the Purchaser shall release Countrywide from its obligations under the related servicing receipt.

            Section 3.18 Servicing Compensation.

            As compensation for its services hereunder, Countrywide shall be entitled to withdraw from the Custodial Account, or to retain from interest payments on the Mortgage Loans, the amounts provided for as Servicing Fees. Additional servicing compensation in the form of assumption fees (as provided in Section 3.16 of this Agreement), late payment charges, prepayment penalties or otherwise shall be retained by Countrywide e to the extent not required to be deposited in the Custodial Account. Countrywide shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

            Section 3.19 Restoration of Mortgaged Property

            Countrywide need not obtain the approval of the Purchaser prior to releasing any Other Insurance Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices and the terms of this Agreement. At a minimum, Countrywide shall comply with the following conditions in connection with any such release of Other Insurance Proceeds.

            (a) Countrywide shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

            (b) Countrywide shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens; and

            (c) Pending repairs and restoration, Countrywide shall place Other Insurance Proceeds in the Escrow Account.

            If the Purchaser is named as an additional loss payee, Countrywide is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

            Section 3.20 Compliance with Gramm-Leach-Bliley Act of 1999.

            With respect to each Mortgage Loan, Countrywide and the Purchaser shall comply with Title V of the Gramm-Leach-Bliley Act of 1999, as amended and as applicable, and all applicable regulations promulgated thereunder, and shall provide all notices required thereunder.

                                  ARTICLE IV.

                 PROVISIONS OF PAYMENTS AND REPORTS TO PURCHASER

            Section 4.01 Distributions.

            On each Remittance Date, Countrywide shall distribute to the Purchaser (a) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 3.05 hereof; plus (b) all Monthly Advances, if any, that Countrywide is obligated to distribute pursuant to Section 4.03 of this Agreement; minus (c) any amounts attributable to Principal Prepayments received after the related Principal Prepayment Period; minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date. It is understood that, by operation of Section 3.04 hereof, the remittance on the first Remittance Date is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate, collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in (b), (c) and (d) above.

            Section 4.02 Periodic Reports to the Purchaser.

            (a) Monthly Reports. Not later than each Remittance Date, Countrywide shall furnish to the Purchaser via an electronic medium mutually acceptable to the parties, a monthly report in a form reasonably acceptable to the parties ("a Monthly Remittance Advice"), which report shall include with respect to each Mortgage Loan the following loan-level information: (i) the scheduled balance as of the last day of the related Due Period, (ii) all Principal Prepayments applied to the Mortgagor's account during the related Principal Prepayment Period, and (iii) the delinquency and bankruptcy status of the Mortgage Loan, if applicable.

            (b) Miscellaneous Reports. Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, Countrywide shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property, which report may be included with any other reports prepared by Countrywide and delivered to the Purchaser pursuant to the terms and conditions of this Agreement. With respect to any REO Property, and upon the request of the Purchaser, Countrywide shall furnish to the Purchaser a statement describing Countrywide's efforts during the previous month in connection with the sale of such REO Property, including any rental of such REO Property incidental to the sale thereof and an operating statement. Following the foreclosure sale or abandonment of any Mortgaged Property, Countrywide shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code or any successor provision thereof. Countrywide shall also provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time. The Purchaser agrees to pay for all reasonable out-of-pocket expenses incurred by Countrywide in connection with complying with any request made by the Purchaser hereunder if such information is not customarily provided by Countrywide in the ordinary course of servicing mortgage loans similar to the Mortgage Loans.

            Section 4.03 Monthly Advances by Countrywide.

            Not later than the close of business on the Determination Date preceding each Remittance Date, Countrywide shall deposit in the Custodial Account an amount equal to all payments not previously advanced by Countrywide, whether or not deferred pursuant to Section 4.01 of this Agreement, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent as of the close of business on the Business Day prior to the related Determination Date. Notwithstanding anything to the contrary herein, Countrywide may use amounts on deposit in the Custodial Account for future distribution to the Purchaser to satisfy its obligation, if any, to deposit delinquent amounts pursuant to the preceding sentence. To the extent Countrywide uses any funds being held for future distribution to the Purchaser to satisfy its obligations under this Section 4.03 hereof, Countrywide shall deposit in the Custodial Account an amount equal to such used funds no later than the Determination Date prior to the following Remittance Date to the extent that funds in the Custodial Account on such Remittance Date are less than the amounts to be remitted to the Purchaser pursuant to Section 4.01 of this Agreement.

            Countrywide's obligation to make such advances as to any Mortgage Loan will continue through the earliest of: (a) the last Monthly Payment due prior to the payment in full of the Mortgage Loan; (b) the Remittance Date prior to the Remittance Date for the distribution of any Liquidation Proceeds, Other Insurance Proceeds or Condemnation Proceeds which, in the case of Other Insurance Proceeds and Condemnation Proceeds, satisfy in full the indebtedness of such Mortgage Loan; or (c) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property; provided, however, with respect to any Government Mortgage Loan that is converted to REO Property, Countrywide's obligation to make such advances will continue in accordance with the applicable governmental agency's guidelines. In no event shall Countrywide be obligated to make an advance under this Section 4.03 of this Agreement if at the time of such advance it reasonably determines that such advance will be unrecoverable.

            Section 4.04 Annual Statement as to Compliance.

            Countrywide shall deliver to the Purchaser on or before March 5th of each calendar year, beginning in the year following the Closing Date, signed by a senior officer of Countrywide stating that (a) a review of the activities of Countrywide during the preceding fiscal year and of performance under this Agreement have been made under such officer's supervision, (b) based on such review, Countrywide has fulfilled all of its obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any obligation, specifying each such default known to such officer and the nature and status thereof and the actions being taken by Countrywide to cure such default, and (iii) all reports and information provided to Purchaser by Countrywide, pursuant to Countrywide's reporting requirements under the Agreement, are accurate and complete in all material respects. Copies of such statement may be provided by Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

            Section 4.05 Annual Independent Certified Public Accountants' Servicing Report.

            Countrywide shall, on or before March 5th of each year, beginning in the year following the Closing Date, cause, at its sole cost and expense, a firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records and performed certain other procedures relating to the servicing of the Mortgage Loans during the immediately preceding fiscal year of Countrywide and that such firm is of the opinion that, on the basis of such examination conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance therewith, except for such exceptions as shall be set forth in such statement.

            Section 4.06 Purchaser's Access to Countrywide's Records.

            The Purchaser shall have access upon reasonable notice to Countrywide, during regular business hours or at such other times as might be reasonable under applicable circumstances, to any and all of the books and records of Countrywide that relate to the performance or observance by Countrywide of the terms, covenants or conditions of this Agreement. Further, Countrywide hereby authorizes the Purchaser, in connection with a sale of the Mortgage Loans, to make available to prospective purchasers a Consolidated Statement of Operations of Countrywide, or its parent company, prepared by or at the request of Countrywide for the most recently completed three (3) fiscal years for which such a statement is available as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. Se also agrees to make available to any prospective purchaser, upon reasonable notice and during normal business hours, a knowledgeable financial or accounting officer for the purpose of answering questions respecting Countrywide's ability to perform under this Agreement. The Purchaser agrees to reimburse Countrywide for any out-of-pocket costs incurred by Countrywide in connection with its obligations under this
Section 4.06.

                                   ARTICLE V.
                            COVENANTS BY COUNTRYWIDE

            Section 5.01 Indemnification by Countrywide.

            Countrywide shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary attorneys' fees and expenses and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to (a) a material breach of any of the representations or warranties made by Countrywide in Section 2.01 of this Agreement, or (b) the failure of Countrywide to perform its obligations hereunder including its obligations to service and administer the Mortgage Loans in compliance with the terms of this Agreement. Notwithstanding the foregoing, the Purchaser shall indemnify Countrywide and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that Countrywide may sustain in any way related to (a) actions or inactions of Countrywide which were taken or omitted upon the instruction or direction of the Purchaser, (b) the failure of the Purchaser to perform its obligations hereunder, including subsections (i) and (ii) in Section 5.03 of this Agreement, or (c) failure of the Purchaser to comply with Section 3.20 of this Agreement.

            The indemnification rights set forth in this Section 5.01 shall survive the termination of this Agreement or the resignation or removal of Countrywide for any reason.

            Section 5.02 Merger or Consolidation of Countrywide.

            Countrywide shall keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans, and to perform its duties under this Agreement.

            Notwithstanding anything to the contrary contained herein, any Person into which Countrywide may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Countrywide shall be a party, or any Person succeeding to the business of Countrywide, shall be the successor of Countrywide hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the servicing of mortgage loans, unless otherwise consented to by the Purchaser, which consent shall not be unreasonably withheld, and shall be qualified to service mortgage loans on behalf of an Agency.

            Section 5.03 Limitation on Liability of Countrywide and Others.

            Neither Countrywide nor any of the officers, employees or agents of Countrywide shall be under any liability to the Purchaser for any action taken, or for refraining from taking any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Countrywide or any such person against any breach of warranties or representations made herein, or the failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. Countrywide and any officer, employee or agent of Countrywide may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Notwithstanding anything to the contrary contained in this Agreement, unless one or more Event(s) of Default by Countrywide shall occur and shall not have been remedied within the time limits set forth in Section 6.01(a) of this Agreement, the Purchaser shall not record or cause to be recorded an Assignment of Mortgage with the recording office. To the extent the Purchaser records with the recording office as permitted herein an Assignment of Mortgage which designates the Purchaser as the holder of record of the Mortgage, the Purchaser agrees that it shall (i) provide Countrywide with immediate notice of any action with respect to the Mortgage or the related Mortgaged Property and ensure that the proper department or person at Countrywide receives such notice; and (ii) immediately complete, sign and return to Countrywide any document reasonably requested by Countrywide to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by Countrywide. The Purchaser further agrees that Countrywide shall have no liability for the Purchaser's failure to comply with the subsections (i) or (ii) in the foregoing sentence. Countrywide shall have no liability to the Purchaser and shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that Countrywide may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable to protect the Purchaser's interests in the Mortgage Loans. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and Countrywide shall be entitled to be reimbursed therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to Countrywide's indemnification under Section 5.01 of this Agreement.

            Section 5.04 No Transfer of Servicing.

            Countrywide acknowledges that the Purchaser acts in reliance upon Countrywide's independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, Countrywide shall not assign this Agreement or the servicing rights hereunder, without the prior written approval of the Purchaser, which consent may not be unreasonably withheld; provided, however, that nothing in this Agreement shall limit the right of Countrywide to assign the servicing rights hereunder to Servicing LP. In the event Countrywide assigns the servicing rights to Servicing LP as contemplated in this Section 5.04, the Servicing LP shall assume all obligations of Countrywide, as servicer, under this Agreement from and after the date of such assignment.

            Section 5.05 Subservicing.

            Countrywide may enter into subservicing agreements or arrangements for the servicing and administration of any or all of the Mortgage Loans. Countrywide will remain obligated and primarily liable to the Purchaser for the servicing of the Mortgage Loans in accordance with the provisions of this Agreement, without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer, and to the same extent and under the same terms and conditions as if Countrywide alone were servicing the Mortgage Loans. Countrywide will be solely liable for all fees owed by it to any subservicer.

                                   ARTICLE VI.
                     TERMINATION OF COUNTRYWIDE AS SERVICER

            Section 6.01 Termination Due to an Event of Default.

            (a) Each of the following shall be an Event of Default by Countrywide if it shall occur and, if applicable, be continuing for the period of time set forth therein:

                  (i) any failure by Countrywide to remit to the Purchaser any payment required to be made under the terms of this Agreement which such failure continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall be given to Countrywide by the Purchaser; or

                  (ii) any failure on the part of Countrywide to duly observe or perform in any material respect any of the covenants or agreements on the part of Countrywide set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide by the Purchaser (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement; a failure on the part of Countrywide to deliver the statement or report, as applicable, required to be delivered under Section 4.04 or 4.05 of this Agreement, which continues unremedied for nine calendar days after receipt by Countrywide of written notice of such failure from the Purchaser (which failure shall continue no later than March 15th of each year ("Due Date") with respect to Section 4.04 or 4.05 of this Agreement; provided, however, Countrywide shall have received such written notice of such failure at least 5 Business Days prior to such Due Date); or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Countrywide and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                  (iv) Countrywide shall consent to the appointment of a
            conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Countrywide or of or relating to all or substantially all of its property; or

                  (v) Countrywide shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) Countrywide ceases to meet the servicer eligibility
            qualifications of a Fannie Mae and Freddie Mac; or

                  (vii) Countrywide fails to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located if such license is required, which failure continues unremedied for a period of sixty-five (65) days, or such other additional time as mutually agreed upon by the Purchaser and Countrywide; provided, however, that it is understood by the Purchaser that the failure to cure within the timeframe provided for herein (or such additional time as mutually agreed upon by the Purchaser and the Servicer) shall constitute an Event of Default solely for the affected Mortgage Loan.

            In case one or more Events of Default by Countrywide shall occur and shall not have been remedied, the Purchaser, by notice in writing to Countrywide may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate without compensation (however, Countrywide shall be reimbursed for all outstanding and unreimbursed Servicing Advances and Monthly Advances), all the rights and obligations of Countrywide under this Agreement, the Purchase Agreement and in and to the Mortgage Loans and the proceeds thereof. Upon the receipt by Countrywide of such written notice, all authority and power of Countrywide under this Agreement and the Purchase Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Purchaser. Upon written request from the Purchaser, Countrywide shall prepare, execute and deliver, any and all documents and other instruments and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at Countrywide's sole expense. Countrywide agrees to cooperate with the Purchaser in effecting the termination of Countrywide's responsibilities and rights hereunder, including without limitation, the transfer to the Purchaser, for administration by it, of all cash amounts which shall at the time be credited by Countrywide to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

            (b) Waiver of Event of Default. The Purchaser may waive any default by Countrywide in the performance of Countrywide's obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Events of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

            Section 6.02 Termination by Other Means.

            The respective obligations and responsibilities of Countrywide shall terminate with respect to any Mortgage Loan Package upon the first to occur of:
(a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property in such Mortgage Loan Package and the remittance of all funds due hereunder; (b) by mutual consent of Countrywide and the Purchaser in writing;
(c) the purchase by Countrywide of all outstanding Mortgage Loans and REO Property in a Mortgage Loan Package at a price mutually agreed upon by the parties; or (d) the Pass-Through Transfer of the last Mortgage Loan in such Mortgage Loan Package.

                                   ARTICLE VII.
                                  MISCELLANEOUS

            Section 7.01 Notices.

            All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

            (i)   to Countrywide:

                  Countrywide Home Loans Inc.
                  4500 Park Granada
                  Calabasas, California 91302
                  Attn: Darren Bigby
                  With a copy to: General Counsel

            (ii) the Purchaser:

                  Sutton Funding LLC
                  c/o Global Securitization Services, LLC
                  445 Broad Hollow Road, Suite 239
                  Melville, New York 11747
                  Attn: Vice President
                  Facsimile: (212) 302-8767

                  With a copy to: Barclays Bank PLC, as administrator 200 Park Avenue, 5th Floor
                  New York, New York 10166
                  Attn: Mary Logan
                  Facsimile: (212) 412-3266
                  E-Mail: mary.logan@barclayscapital.com

                  and

                  Attn: Michael Dryden
                  Facsimile: (212) 412-6846
                  E-Mail: michael.dryden@barclayscapital.com

            To the address and contact set forth in the related Purchase Confirmation or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            Section 7.02 Exhibits.

            The Exhibits to this Agreement and each Trade Confirmation and Purchase Confirmation executed by Countrywide and the Purchaser are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            Section 7.03 General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d)  reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration; and

            (g) reference to the Transaction Documents or any other document referenced herein shall include all exhibits, schedules or other supplements thereto.

            Section 7.04 Reproduction of Documents.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            Section 7.05 Further Agreements.

            Countrywide shall execute and deliver to the Purchaser and the Purchaser shall be required to execute and deliver to Countrywide such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            Section 7.06 Assignment of Mortgage Loans by the Purchaser; Pass-Through Transfers.

            (a) The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans in a Whole Loan Transfer or Pass-Through Transfer and may assign this Agreement; provided, however, that the transferee will not be deemed to be the Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement in the form of an assignment, assumption and recognition agreement ("AAR") reasonably acceptable to the Purchaser and Countrywide and an original counterpart of the AAR shall have been executed by the Purchaser and the transferee and delivered to Countrywide. Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than three (3) "Purchasers" outstanding hereunder with respect to any Mortgage Loan Package. Any Person or trust to which Mortgage Loans may be transferred pursuant to this Section 7.06(a) or Section 7.06(b) hereunder shall constitute a single Purchaser for the purposes of the preceding sentence.

            (b) The Purchaser and Countrywide agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, but subject to the limitations set forth in Section 7.06(a) hereof, may effect Pass-Through Transfers, retaining Countrywide, as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer." On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 7.06 is rejected by the related transferee, Countrywide shall continue to service such rejected Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement. Countrywide shall cooperate with the Purchaser in connection with each Pass-Through Transfer in accordance with this Section 7.06. In connection therewith Countrywide shall:

                  (i) negotiate in good faith an AAR required to effectuate the
            Pass-Through Transfer, provided such AAR creates no greater obligation or cost on the part of Countrywide than otherwise set forth in this Agreement, and provided further that Countrywide shall be entitled to a servicing fee under that agreement at a rate per annum no less than the Servicing Fee Rate; and

                  (ii) provide as applicable:

                  (A) information pertaining to Countrywide of the type and
            scope customarily included in offering documents for residential mortgage-backed securities transactions involving multiple loan originators; and

                  (B) such opinions of counsel, letters from auditors, and
            certificates of public officials or officers of Countrywide as are reasonably believed necessary by the trustee, any rating agency or the Purchaser, as the case may be, in connection with such Pass-Through Transfer. The Purchaser shall pay all third party costs associated with the preparation of the information described in clause (ii)(A) above and the delivery of any opinions, letters or certificates described in this clause (ii)(B). Countrywide shall not be required to execute any AAR unless a draft of such AAR is provided to Countrywide at least 10 days before the Reconstitution Date, or such longer period as may reasonably be required for Countrywide and its counsel to review and comment on the agreement.

            (c) In connection with any Pass-Through Transfer, Countrywide shall not be required to "bring down" any of the representations and warranties in this Agreement (i.e., the representations and warranties only speak as of the applicable date set forth in the Purchase Agreement), or, except as provided in the following sentence, to make any other representations or warranties whatsoever. Upon request, Countrywide will bring down the representations and warranties in Section 2.01 of this Agreement to a date no later than the related Reconstitution Date.

            (d) Countrywide shall: (i) provide to the Purchaser any and all necessary information and appropriate verification of information which may be reasonably available to Countrywide, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; and (ii) execute an indemnity agreement agreed upon by the Purchaser and Countrywide such as an Indemnification and Contribution Agreement in a form to be mutually agreed upon by the parties. Moreover, Countrywide agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

            (e) All Mortgage Loans not sold or transferred pursuant to Pass-Through Transfers shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

            Section 7.07 Conflicts between Transaction Documents.

            In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement, the Purchase Agreement and either the related Trade Confirmation or the related Purchase Confirmation, the terms of the related Purchase Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the Trade Confirmation and the Purchase Confirmation, the terms of the Purchase Confirmation shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement and the Purchase Agreement, the terms of this Agreement shall control.

            Section 7.08 Governing Law.

            This Agreement shall be deemed in effect when fully executed counterpart and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be deemed in accordance with the substantive laws of the State of New York (without regard to conflict of laws principles), except to the extent preempted by applicable federal Law.

            Section 7.09 Severability Clause.

            Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to an amendment to this Agreement which places each party in the same or as economic position as each party would have been in except for such invalidity.

            Section 7.10 Successors and Assigns.

            This Agreement shall bind and inure to the benefit of and be enforceable by Countrywide, the Purchaser and the respective permitted successors and assigns of Countrywide and the Purchaser. Except as specifically set forth in Section 7.06 above, the Purchaser may not assign, pledge or hypothecate this Agreement to any Person without Countrywide's prior written consent.

            Section 7.11 Confidentiality.

            Countrywide and the Purchaser acknowledge and agree that the terms of the Transaction Documents shall be kept confidential and their contents will not be divulged to any party without the other party's consent, except to the extent that it is appropriate for Countrywide and the Purchaser to do so in working with legal counsel, auditors, taxing authorities, or other governmental agencies.

            Section 7.12 Entire Agreement.

            This Agreement and Purchase Confirmation constitute the entire understanding between the Countrywide and the Purchaser with respect to each Mortgage Loan Package and supersede all prior or contemporaneous oral or written communications regarding same. Countrywide and the Purchaser understand and agree that no employee, agent or other representative of Countrywide or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement or the related Purchase Confirmation. Neither this Agreement nor the related Purchase Confirmation shall be modified, amended or in any way altered except by an instrument in writing signed by both parties.

            Section 7.13 Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            Section 7.14 Waivers.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            Section 7.15 Waiver of Trial by Jury.

            COUNTRYWIDE AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            Section 7.16 Consent to Service of Process.

            EACH OF THE PURCHASER AND COUNTRYWIDE IRREVOCABLY (I) SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT;
(II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER

                           (SIGNATURE PAGE TO FOLLOW)

            IN WITNESS WHEREOF, Countrywide and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                       COUNTRYWIDE HOME LOANS INC.,
                                          Countrywide

                                       By:____________________________________
                                          Name:
                                          Title:

                                       SUTTON FUNDING LLC,
                                          the Purchaser

                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT M-3

                                AMENDMENT REG AB

                                AMENDMENT REG AB
        TO THE MASTER MORTGAGE LOAN PURCHASE AGREEMENT AND THE SERVICING
                                    AGREEMENT


            This is Amendment Reg AB ("Amendment Reg AB"), dated as of August 30, 2006, by and between Barclays Bank PLC (the "Purchaser") and Countrywide Home Loans, Inc. (the "Company"), to that certain Master Mortgage Loan Purchase Agreement (the "Purchase Agreement") and that certain Servicing Agreement (the "Servicing Agreement"), each dated as of August 30, 2006 and each by and between the Company and the Purchaser (as amended, modified or supplemented, the "Existing Agreements").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Company and the Purchaser have agreed, subject to the terms and conditions of this Amendment Reg AB that the Existing Agreements be amended to reflect agreed upon revisions to the terms of the Existing Agreements.

            Accordingly, the Company and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Agreements are hereby amended as follows:

            1. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Existing Agreements. The Existing Agreements are hereby amended by adding the following definitions in their proper alphabetical order:

            Commission: The United States Securities and Exchange Commission.

            Company Information: As defined in Section 2(g)(i)(A)(1).

            Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

            Exchange Act. The Securities Exchange Act of 1934, as amended.

            Master Servicer: With respect to any Securitization Transaction, the "master servicer," if any, identified in the related transaction documents.

            Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were either (x) originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines or (y) individually re-underwritten by the Company to the Designated Guidelines at the time such Mortgage Loans were acquired by the Company; (ii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iii) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that either Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company or the Mortgage Loans purchased by the Company substantially comply with the Designated Guidelines.

            Reconstitution: Any Securitization Transaction or Whole
Loan Transfer.

            Reconstitution Agreement: An agreement or agreements entered into by the Company and the Purchaser and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans serviced under the Agreement.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Securities Act: The Securities Act of 1933, as amended.

            Securitization Transaction: Any transaction subject to Regulation AB involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered, rated mortgage-backed securities or (2) an issuance of publicly offered, rated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

            Servicer: As defined in Section 2(c)(iii).

            Servicing Criteria: The "servicing criteria" set forth in
Item 1122(d) of Regulation AB, as such may be amended from time to time.

            Static Pool Information: Static pool information as described in Item 1105.

            Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

            Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB; provided, however, that the term "Subservicer" shall not include any master servicer, or any special servicer engaged at the request of a Depositor, Purchaser or investor in a Securitization Transaction, nor any "back-up servicer" or trustee performing servicing functions on behalf of a Securitization Transaction.

            Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

            Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

            2. The Purchaser and the Company agree that the Existing Agreements is hereby amended by adding the following provisions:

            (a) Intent of the Parties; Reasonableness. The Purchaser and the Company acknowledge and agree that the purpose of Article 2 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, and agrees to negotiate in good faith with the Purchaser or any Depositor with regard to any reasonable requests for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, and any parties or items identified in writing by the Purchaser, including, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans necessary in order to effect such compliance.

            The Purchaser agrees that it will cooperate with the Company and provide sufficient and timely notice of any information requirements pertaining to a Securitization Transaction. The Purchaser will make all reasonable efforts to contain requests for information, reports or any other materials to items required for compliance with Regulation AB, and shall not request information which is not required for such compliance.

            (b) Additional Representations and Warranties of the Company.

                  (i) The Company shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 2(c) that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company's financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;
            (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions required to be disclosed under Item 1119 between the Company and any of the parties listed in Section 2(c)(i)(D)(1)-(9) which are identified in writing by the Purchaser or Depositor in advance of the Securitization Transaction pursuant to Section 2(c)(i)(D) of this Amendment Reg AB.

                  (ii) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 2(c), the Company shall, within ten Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (i) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

            (c) Information to Be Provided by the Company. In connection with any Securitization Transaction the Company shall (1) within ten Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing reasonably required for compliance with Regulation AB, the information and materials specified in paragraphs (i), (ii), (iii) and (vi) of this Section 2(c), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (as required by Regulation AB) the information specified in paragraph (iv) of this Section.

                  (i) If so requested by the Purchaser or any Depositor, the
            Company shall provide such information regarding (x) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), or
            (y) as applicable, each Third-Party Originator, and (z) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105 (subject to paragraph (b) below), 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

                        (A) the originator's form of organization;

                        (B) to the extent material, a description of the
                  originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; if material, information regarding the size and composition of the originator's origination portfolio; and information that may be material to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

                        (C) a brief description of any material legal or
                  governmental proceedings pending (or known to be contemplated by a governmental authority) against the Company, each Third-Party Originator, if applicable, and each Subservicer; and

                        (D) a description of any affiliation or relationship
                  between the Company, each Third-Party Originator, if applicable, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing within ten days in advance of such Securitization
                  Transaction:

                             (1)   any servicer;
                             (2)   any trustee;
                             (3)   any originator;
                             (4)   any significant obligor;
                             (5)   any enhancement or support provider; and
                             (6)   any other material transaction party.

                  (ii) If so requested by the Purchaser or any Depositor, and required by Regulation AB, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (a) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), and/or (b) as applicable, each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or, if applicable, the Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator, as applicable) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format mutually agreed upon by the Purchaser and the Company; provided, however, that to the extent the Company provides Static Pool Information via weblink, the Company agrees to comply with the applicable provisions of Rule 312(a)(2),
            (a)(3), and (a)(4) of Regulation S-T under the Act.

                  Promptly following notice or discovery of a material error, as determined in the Company's judgment, in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph) during the applicable offering period for the securities, the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

                  If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), procedures letters of certified public accountants pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company's or, if applicable, Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which shall be limited to any Sponsor, any Depositor, any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction or any other party that is reasonably and customarily entitled to receive such statements and letters in a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

                  (iii) If reasonably requested by the Purchaser or any
            Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a "Servicer"), as is reasonably requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

                        (A) the Servicer's form of organization;

                        (B) a description of how long the Servicer has been
                  servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable determination of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

                              (1) whether any prior securitizations of mortgage
                        loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

                              (2) the extent of outsourcing the Servicer
                        utilizes;

                              (3) whether there has been previous disclosure of
                        material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

                              (4) whether the Servicer has been terminated as
                        servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

                              (5) such other information as the Purchaser or any
                        Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

                        (C) a description of any material changes during the
                  three-year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

                        (D) information regarding the Servicer's financial
                  condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

                        (E) information regarding advances made by the Servicer
                  on the Mortgage Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

                        (F) a description of the Servicer's processes and
                  procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

                        (G) a description of the Servicer's processes for
                  handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

                        (H) information as to how the Servicer defines or
                  determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

                  (iv) For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and, if applicable, any Third-Party Originator to) (a) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (1) any merger, consolidation or sale of substantially all of the assets of the Company, (2) the Company's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company's obligations under the Agreement or any Reconstitution Agreement that qualifies as an "entry into a material definitive agreement" under Item 1.01 of the form 8-K, (3) any Event of Default under the terms of the Agreement or any Reconstitution Agreement to the extent not known by such Purchaser, Master Servicer or Depositor and (4) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third Party Originator.

                  (v) As a condition to the succession to the Company or any
            Subservicer as servicer or subservicer under this Agreement or any applicable Reconstitution Agreement related thereto by any Person
            (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser, the Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

                  (vi) The Company shall provide to the Purchaser and any
            Depositor a description of any affiliation or relationship required to be disclosed under Item 1119 of Regulation AB between the Company and any of the parties listed in Items 1119 (a)(1)-(6) of Regulation AB that develops following the closing date of a Securitization Transaction (other than an affiliation or relationship that the Purchaser, the Depositor or the issuing entity is required to disclose under Item 1119 of Regulation AB) no later than 15 calendar days prior to the date the Depositor is required to file its Form 10 K disclosing such affiliation or relationship. For purposes of the foregoing, the Company (1) shall be entitled to assume that the parties to the Securitization Transaction with whom affiliations or relations must be disclosed are the same as on the closing date if it provides a written request (which may be by e-mail) to the Depositor or Master Servicer, as applicable, requesting such confirmation and either obtains such confirmation or receives no response within three (3) Business Days, (2) shall not be obligated to disclose any affiliations or relationships that may develop after the closing date for the Securitization Transaction with any parties not identified to the Company pursuant to clause (D) of paragraph
            (i) of this Section 2(c), and (3) shall be entitled to rely upon any written identification of parties provided by the Depositor, the Purchaser or any master servicer.

                  (vii) Not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D :

                  (a) any material modifications, extensions or waivers of
            Mortgage Loan terms, fees, penalties or payments during the distribution period;

                  (b) material breaches of Mortgage Loan representations or
            warranties or transaction covenants under the Existing Agreements, as amended herein; and

                  (c) information regarding any Mortgage Loan changes (such as, additions, substitutions or repurchases) and with respect to a mortgage loan that the Company has substituted as a replacement for a Mortgage Loan ("Substituted Mortgage Loan"), the origination, underwriting and, if applicable, other Company criteria for the acquisition or selection of such Substituted Mortgage Loan.

            (d) Servicer Compliance Statement. On or before March 5 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser, the Master Servicer and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company's servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its servicing obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

            (e) Report on Assessment of Compliance and Attestation.

                  (i) On or before March 5 of each calendar year, commencing in
            2007, the Company shall:

                        (A) deliver to the Purchaser, the Master Servicer and
                  any Depositor a report regarding the Company's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the applicable Servicing Criteria specified on Exhibit A hereto (wherein "Investor" shall mean the Master Servicer);

                        (B) deliver to the Purchaser, the Master Servicer and
                  any Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

                        (C) if required by Regulation AB, cause each Subservicer
                  and each Subcontractor determined by the Company pursuant to
                  Section 2(f)(ii) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB (each, a "Participating Entity"), to deliver to the Purchaser, the Master Servicer and any Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs (i) and (ii) of this Section 2(e); and

                        (D) deliver or cause each Subservicer and Subcontractor
                  described in Section 2(e)(i)(C) above to deliver to the Purchaser, the Master Servicer, Depositor or any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction, a certification signed by an appropriate officer of the Company, in the form attached hereto as Exhibit B; provided that such certification delivered by the Company may not be filed as an exhibit to, or included in, any filing with the Commission.

            The Company acknowledges that the party identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

                  (ii) Each assessment of compliance provided by a Subservicer pursuant to Section 2(e)(i)(A) shall address each of the applicable Servicing Criteria specified on Exhibit A hereto (wherein "Investor" shall mean the Master Servicer) delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Participating Entity pursuant to Section 2(e)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(f).

            If reasonably requested by the Purchaser or the Master Servicer, the Company shall provide to the Purchaser or the Master Servicer, evidence of the authorization of the person signing any certification or statement provided pursuant to this Amendment Reg AB.

            (f) Use of Subservicers and Subcontractors.

            The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (i) of this Subsection (f). The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (ii) of this Subsection (f).

                  (i) It shall not be necessary for the Company to seek the
            consent of the Purchaser, the Master Servicer or any Depositor to the utilization of any Subservicer. If required by Regulation AB, after reasonable notice from the Purchaser of the parties involved in the Purchaser's Securitization Transaction, the Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 2(b), 2(c)(iii), 2(c)(v), 2(d), and 2(e) of this Agreement, and to provide the information required with respect to such Subservicer under Section 2(c)(iv) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 2(d), any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2(e) and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2(e) as and when required to be delivered.

                  (ii) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. If required by Regulation AB, after reasonable notice from the Purchaser of the parties involved in the Purchaser's Securitization Transaction, the Company shall promptly upon request provide to the Purchaser or any Depositor (or any designee of the Depositor, such as a master servicer or administrator) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (A) the identity of each such Subcontractor,
            (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Participating Entity identified pursuant to clause (B)of this paragraph.

            The Company shall cause any such Participating Entity used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Section 2(e) of this Agreement. The Company shall be responsible for obtaining from each Participating Entity and delivering to the Purchaser, the Master Servicer and any Depositor any assessment of compliance and attestation and certificate required to be delivered by such Participating Entity under Section 2(e), in each case as and when required to be delivered.

            (g) Indemnification; Remedies.

                  (i) The Company shall indemnify the Purchaser and the
            Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers and employees of each of the foregoing and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                        (A)(1) any untrue statement of a material fact contained
                  or alleged to be contained in any information, report, certification or other material provided in written or electronic form under this Amendment Reg AB by or on behalf of the Company (including any Static Pool Information provided by the Company pursuant to Section 2(c)(ii)), or provided under this Amendment Reg AB by or on behalf of any Subservicer, Participating Entity or, if applicable, Third-Party Originator (collectively, the "Company Information"), or (2) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

                        (B) any failure by the Company, any Subservicer, any
                  Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Amendment Reg AB, including any failure by the Company to identify pursuant to Section 2(f)(ii) any Participating Entity; or

                        (C) any breach by the Company of a representation or
                  warranty set forth in Section 2(b)(i) or in a writing furnished pursuant to Section 2(b)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing pursuant to under
                  Section 2(b)(ii) to the extent made as of a date subsequent to such closing date; or

                        (D) the Company's failure to comply with applicable
                  provisions of Rule 312(a)(2), (a)(3), and (a)(4) of Regulation S-T under the Act.

            In the case of any failure of performance described in clause (i)(B) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Company, any Subservicer, any Participating Entity or any Third-Party Originator.

                  (ii) (A) Any failure by the Company, any Subservicer, any
            Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Amendment Reg AB, which continues unremedied for three Business Days after receipt by the Company and the applicable Subservicer, Subcontractor, or Third-Party Originator, so long as their addresses for notices have been provided in writing previously to the Purchaser or the Depositor, of written notice of such failure from the Purchaser or Depositor shall, except as provided in clause (B) of this paragraph, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement related thereto without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement related thereto to the contrary) of any compensation to the Company (and if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction); provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

                        (B) Any failure by the Company, any Subservicer or any
                  Participating Entity to deliver any information, report, certification or accountants' letter required under Regulation AB when and as required under Section 2(d) or 2(e), including any failure by the Company to identify a Participating Entity, which continues unremedied for nine calendar days after receipt by the Company of written notice of such failure from the Purchaser or Depositor (which failure shall continue no later than March 15th of each year ("Due Date") with respect to Section 2(d) or 2(e); provided, however the Company shall have received such written notice of such failure at least 5 Business Days prior to such Due Date) shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

                        (C) The Company shall promptly reimburse the Purchaser
                  (or any affected designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Company, the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

                  (iii) The Purchaser agrees to indemnify and hold harmless the
            Company, any Subservicer, any Participating Entity, and, if applicable, any Third-Party Originator, each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the respective present and former directors, officers and employees of each of the foregoing from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any filing with the Commission or the omission or alleged omission to state in any filing with the Commission a material fact required to be stated or necessary to be stated in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission, or alleged omission relates to any filing with the Commission other than the Company Information. [Still open]

                  (iv) The indemnification obligations provided for in Section
            2(g) shall survive the termination of this Amendment Reg AB or the termination of any party to this Amendment Reg AB.

            3. Notwithstanding any other provision of this Amendment Reg AB, the Company shall seek the consent of the Purchaser for the utilization of all Subservicers and Participating Entities, when required by and in accordance with the terms of the Existing Agreements.

            4. The Servicing Agreement is hereby amended by adding the Exhibit attached hereto as Exhibit A to the end thereto. References in this Amendment Reg AB to "this Agreement" or words of similar import (including indirect references to the Agreement) shall be deemed to be references to the Existing Agreements as amended by this Amendment Reg AB. Except as expressly amended and modified by this Amendment Reg AB, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. In the event of a conflict between this Amendment Reg AB and any other document or agreement, including without limitation the Existing Agreements, this Amendment Reg AB shall control.

            5. This Amendment Reg AB may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement. This Amendment Reg AB will become effective as of the date first mentioned above. This Amendment Reg AB shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the respective permitted successors and assigns of the Company and the successors and assigns of the Purchaser.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                       BARCLAYS BANK PLC
                                          Purchaser



                                       By:____________________________________
                                          Name:
                                          Title:


                                       COUNTRYWIDE HOME LOANS, INC.
                                          Company



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT A

     SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

            The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the applicable criteria identified below as "Applicable Servicing Criteria":


---------------------------------------------------------------------------------------------
                                                                                Applicable
                                                                                 Servicing
                            Servicing Criteria                                   Criteria
-----------------------------------------------------------------------------  --------------
    Reference                             Criteria
-----------------  ----------------------------------------------------------  --------------
                              General Servicing Considerations
-----------------  ----------------------------------------------------------  --------------
1122(d)(1)(i)      Policies and procedures are instituted to monitor any
                   performance or other triggers and events of default in
                   accordance with the transaction agreements.                      X
-----------------  ----------------------------------------------------------  --------------
1122(d)(1)(ii)     If any material servicing activities are outsourced to
                   third parties, policies and procedures are instituted
                   to monitor the third party's performance and
                   compliance with such servicing activities.                       X
-----------------  ----------------------------------------------------------  --------------
1122(d)(1)(iii)    Any requirements in the transaction agreements to
                   maintain a back-up servicer for the mortgage loans are
                   maintained.
-----------------  ----------------------------------------------------------  --------------
1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in
                   effect on the party participating in the servicing
                   function throughout the reporting period in the amount
                   of coverage required by and otherwise in accordance              X
                   with the terms of the transaction agreements.
-----------------  ----------------------------------------------------------  --------------
                             Cash Collection and Administration
-----------------  ----------------------------------------------------------  --------------
1122(d)(2)(i)      Payments on mortgage loans are deposited into the
                   appropriate custodial bank accounts and related bank
                   clearing accounts no more than two business days
                   following receipt, or such other number of days                  X
                   specified in the transaction agreements.
-----------------  ----------------------------------------------------------  --------------
1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an
                   obligor or to an investor are made only by authorized
                   personnel.                                                       X
-----------------  ----------------------------------------------------------  --------------
1122(d)(2)(iii)    Advances of funds or guarantees regarding collections,
                   cash flows or distributions, and any interest or other
                   fees charged for such advances, are made, reviewed and
                   approved as specified in the transaction agreements.             X
-----------------  ----------------------------------------------------------  --------------
1122(d)(2)(iv)     The related accounts for the transaction, such as cash
                   reserve accounts or accounts established as a form of
                   overcollateralization, are separately maintained                 X
                   (e.g., with respect to commingling of cash) as set
                   forth in the transaction agreements.
-----------------  ----------------------------------------------------------  --------------
1122(d)(2)(v)      Each custodial account is maintained at a federally
                   insured depository institution as set forth in the
                   transaction agreements. For purposes of this
                   criterion, "federally insured depository institution"
                   with respect to a foreign financial institution means
                   a foreign financial institution that meets the
                   requirements of Rule 13k-1(b)(1) of the Securities               X
                   Exchange Act.
-----------------  ----------------------------------------------------------  --------------
1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent                 X
                   unauthorized access.
-----------------  ----------------------------------------------------------  --------------
1122(d)(2)(vii)     Reconciliations are prepared on a monthly basis for
                   all asset-backed securities related bank accounts,
                   including custodial accounts and related bank clearing
                   accounts. These reconciliations are (A) mathematically
                   accurate; (B) prepared within 30 calendar days after
                   the bank statement cutoff date, or such other number
                   of days specified in the transaction agreements; (C)
                   reviewed and approved by someone other than the person
                   who prepared the reconciliation; and (D) contain
                   explanations for reconciling items. These reconciling            X
                   items are resolved within 90 calendar days of their
                   original identification, or such other number of days
                   specified in the transaction agreements.
-----------------  ----------------------------------------------------------  --------------
                             Investor Remittances and Reporting
-----------------  ----------------------------------------------------------  --------------
1122(d)(3)(i)      Reports to investors, including those to be filed with
                   the Commission, are maintained in accordance with the
                   transaction agreements and applicable Commission
                   requirements. Specifically, such reports (A) are
                   prepared in accordance with timeframes and other terms
                   set forth in the transaction agreements; (B) provide
                   information calculated in accordance with the terms
                   specified in the transaction agreements; (C) are filed
                   with the Commission as required by its rules and
                   regulations; and (D) agree with investors' or the                X
                   trustee's records as to the total unpaid principal
                   balance and number of mortgage loans serviced by the
                   Servicer.
-----------------  ----------------------------------------------------------  --------------
1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in
                   accordance with timeframes, distribution priority and
                   other terms set forth in the transaction agreements.             X
-----------------  ----------------------------------------------------------  --------------
1122(d)(3)(iii)    Disbursements made to an investor are posted within
                   two business days to the Servicer's investor records,
                   or such other number of days specified in the                    X
                   transaction agreements.
-----------------  ----------------------------------------------------------  --------------
1122(d)(3)(iv)     Amounts remitted to investors per the investor reports
                   agree with cancelled checks, or other form of payment,           X
                   or custodial bank statements.
-----------------  ----------------------------------------------------------  --------------
                                  Pool Asset Administration
-----------------  ----------------------------------------------------------  --------------
1122(d)(4)(i)       Collateral or security on mortgage loans is
                   maintained as required by the transaction agreements
                   or related mortgage loan documents.                              X
-----------------  ----------------------------------------------------------  --------------
1122(d)(4)(ii)     Mortgage loan and related documents are safeguarded as           X
                   required by the transaction agreements
-----------------  ----------------------------------------------------------  --------------
1122(d)(4)(iii)    Any additions, removals or substitutions to the asset
                   pool are made, reviewed and approved in accordance
                   with any conditions or requirements in the transaction
                   agreements.                                                      X
-----------------  ----------------------------------------------------------  --------------
1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs,
                   made in accordance with the related mortgage loan
                   documents are posted to the Servicer's obligor records
                   maintained no more than two business days after
                   receipt, or such other number of days specified in the
                   transaction agreements, and allocated to principal,
                   interest or other items (e.g., escrow) in accordance             X
                   with the related mortgage loan documents.
-----------------  ----------------------------------------------------------  --------------
1122(d)(4)(v)      The Servicer's records regarding the mortgage loans
                   agree with the Servicer's records with respect to an
                   obligor's unpaid principal balance.                              X
-----------------  ----------------------------------------------------------  --------------
1122(d)(4)(vi)     Changes with respect to the terms or status of an
                   obligor's mortgage loans (e.g., loan modifications or
                   re-agings) are made, reviewed and approved by
                   authorized personnel in accordance with the
                   transaction agreements and related pool asset                    X
                   documents.
-----------------  ----------------------------------------------------------  --------------
1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance
                   plans, modifications and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as applicable) are
                   initiated, conducted and concluded in accordance with
                   the timeframes or other requirements established by              X
                   the transaction agreements.
-----------------  ----------------------------------------------------------  --------------
1122(d)(4)(viii)   Records documenting collection efforts are maintained
                   during the period a mortgage loan is delinquent in
                   accordance with the transaction agreements. Such
                   records are maintained on at least a monthly basis, or
                   such other period specified in the transaction
                   agreements, and describe the entity's activities in
                   monitoring delinquent mortgage loans including, for
                   example, phone calls, letters and payment rescheduling           X
                   plans in cases where delinquency is deemed temporary
                   (e.g., illness or unemployment).
-----------------  ----------------------------------------------------------  --------------
1122(d)(4)(ix)     Adjustments to interest rates or rates of return for
                   mortgage loans with variable rates are computed based
                   on the related mortgage loan documents.                          X
-----------------  ----------------------------------------------------------  --------------
1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such
                   as escrow accounts): (A) such funds are analyzed, in
                   accordance with the obligor's mortgage loan documents,
                   on at least an annual basis, or such other period
                   specified in the transaction agreements; (B) interest
                   on such funds is paid, or credited, to obligors in
                   accordance with applicable mortgage loan documents and
                   state laws; and (C) such funds are returned to the
                   obligor within 30 calendar days of full repayment of             X
                   the related mortgage loans, or such other number of
                   days specified in the transaction agreements.
-----------------  ----------------------------------------------------------  --------------
1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or
                   insurance payments) are made on or before the related
                   penalty or expiration dates, as indicated on the
                   appropriate bills or notices for such payments,
                   provided that such support has been received by the
                   servicer at least 30 calendar days prior to these
                   dates, or such other number of days specified in the             X
                   transaction agreements.
-----------------  ----------------------------------------------------------  --------------
1122(d)(4)(xii)    Any late payment penalties in connection with any
                   payment to be made on behalf of an obligor are paid
                   from the servicer's funds and not charged to the
                   obligor, unless the late payment was due to the                  X
                   obligor's error or omission.
-----------------  ----------------------------------------------------------  --------------
1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted
                   within two business days to the obligor's records
                   maintained by the servicer, or such other number of              X
                   days specified in the transaction agreements.
-----------------  ----------------------------------------------------------  --------------
1122(d)(4)(xiv)     Delinquencies, charge-offs and uncollectible accounts
                   are recognized and recorded in accordance with the
                   transaction agreements.                                          X
-----------------  ----------------------------------------------------------  --------------
1122(d)(4)(xv)     Any external enhancement or other support, identified
                   in Item 1114(a)(1) through (3) or Item 1115 of
                   Regulation AB, is maintained as set forth in the
                   transaction agreements.
-----------------  ----------------------------------------------------------  --------------

                                          [NAME OF COMPANY][NAME OF SUBSERVICER]

                                           Date: _______________________________

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                    EXHIBIT B

                          FORM OF ANNUAL CERTIFICATION

            Re: The [__] agreement dated as of [__], 200[_] (the "Agreement"), among [IDENTIFY PARTIES]

            I, ________________________________, the _______________________ of
Countrywide Home Loans, Inc., certify to [the Purchaser], [the Depositor], [Master Servicer], [Securities Administrator] or [Trustee], and its officers, with the knowledge and intent that they will rely upon this certification, that:

            (1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and
      Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[_] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] or [Trustee] pursuant to the Agreement (collectively, the "Company Servicing Information");

            (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

            (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] or [Trustee];

            (4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

                           [Intentionally Left Blank]

            (5) The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by each Subservicer and Participating Entity pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.



                                       Date:__________________________________



                                       By:____________________________________
                                          Name:
                                          Title:

                                AMENDMENT REG AB
        TO THE MASTER MORTGAGE LOAN PURCHASE AGREEMENT AND THE SERVICING
                                    AGREEMENT


            This is Amendment Reg AB ("Amendment Reg AB"), dated as of February 26, 2007, by and between Sutton Funding LLC (the "Purchaser") and Countrywide Home Loans, Inc. (the "Company"), to that certain Master Mortgage Loan Purchase Agreement (the "Purchase Agreement") and that certain Servicing Agreement (the "Servicing Agreement"), each dated as of February 26, 2007 and each by and between the Company and the Purchaser (as amended, modified or supplemented, the "Existing Agreements").

                              W I T N E S S E T H:
                               - - - - - - - - - -

            WHEREAS, the Company and the Purchaser have agreed, subject to the terms and conditions of this Amendment Reg AB that the Existing Agreements be amended to reflect agreed upon revisions to the terms of the Existing Agreements.

            Accordingly, the Company and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Agreements are hereby amended as follows:

            1. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Existing Agreements. The Existing Agreements are hereby amended by adding the following definitions in their proper alphabetical order:

            Commission: The United States Securities and Exchange
Commission.

            Company Information: As defined in Section 2(g)(i)(A)(1).

            Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

            Exchange Act. The Securities Exchange Act of 1934, as amended.

            Master Servicer: With respect to any Securitization
Transaction, the "master servicer," if any, identified in the related transaction documents.

            Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were either (x) originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines or (y) individually re-underwritten by the Company to the Designated Guidelines at the time such Mortgage Loans were acquired by the Company; (ii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iii) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that either Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company or the Mortgage Loans purchased by the Company substantially comply with the Designated Guidelines.

            Reconstitution: Any Securitization Transaction or Whole Loan
Transfer.

            Reconstitution Agreement: An agreement or agreements entered into by the Company and the Purchaser and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans serviced under the Agreement.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Securities Act: The Securities Act of 1933, as amended.

            Securitization Transaction: Any transaction subject to Regulation AB involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered, rated mortgage-backed securities or (2) an issuance of publicly offered, rated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

            Servicer: As defined in Section 2(c)(iii).

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

            Static Pool Information: Static pool information as described in
Item 1105.

            Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

            Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB; provided, however, that the term "Subservicer" shall not include any master servicer, or any special servicer engaged at the request of a Depositor, Purchaser or investor in a Securitization Transaction, nor any "back-up servicer" or trustee performing servicing functions on behalf of a Securitization Transaction.

            Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

            Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

            2. The Purchaser and the Company agree that the Existing Agreements is hereby amended by adding the following provisions:

(a) Intent of the Parties; Reasonableness. The Purchaser and the Company acknowledge and agree that the purpose of Article 2 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, and agrees to negotiate in good faith with the Purchaser or any Depositor with regard to any reasonable requests for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, and any parties or items identified in writing by the Purchaser, including, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans necessary in order to effect such compliance.

            The Purchaser agrees that it will cooperate with the Company and provide sufficient and timely notice of any information requirements pertaining to a Securitization Transaction. The Purchaser will make all reasonable efforts to contain requests for information, reports or any other materials to items required for compliance with Regulation AB, and shall not request information which is not required for such compliance.

            (b) Additional Representations and Warranties of the Company.

                  (i) The Company shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 2(c) that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company's financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;
            (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions required to be disclosed under Item 1119 between the Company and any of the parties listed in Section 2(c)(i)(D)(1)-(9) which are identified in writing by the Purchaser or Depositor in advance of the Securitization Transaction pursuant to Section 2(c)(i)(D) of this Amendment Reg AB.

                  (ii) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 2(c), the Company shall, within ten Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (i) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

            (c) Information to Be Provided by the Company. In connection with any Securitization Transaction the Company shall (1) within ten Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing reasonably required for compliance with Regulation AB, the information and materials specified in paragraphs (i), (ii),
(iii) and (vi) of this Section 2(c), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (as required by Regulation AB) the information specified in paragraph (iv) of this Section.

                  (i) If so requested by the Purchaser or any Depositor, the
            Company shall provide such information regarding (x) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), or
            (y) as applicable, each Third-Party Originator, and (z) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105 (subject to paragraph (b) below), 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

                        (A) the originator's form of organization;

                        (B) to the extent material, a description of the
                  originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; if material, information regarding the size and composition of the originator's origination portfolio; and information that may be material to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

                        (C) a brief description of any material legal or
                  governmental proceedings pending (or known to be contemplated by a governmental authority) against the Company, each Third-Party Originator, if applicable, and each Subservicer; and

                        (D) a description of any affiliation or relationship
                  between the Company, each Third-Party Originator, if applicable, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing within ten days in advance of such Securitization
                  Transaction:

                             (1)   any servicer;
                             (2)   any trustee;
                             (3)   any originator;
                             (4)   any significant obligor;
                             (5)   any enhancement or support provider; and
                             (6)   any other material transaction party.

                  (ii) If so requested by the Purchaser or any Depositor, and required by Regulation AB, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (a) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent, if applicable), and/or (b) as applicable, each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or, if applicable, the Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator, as applicable) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format mutually agreed upon by the Purchaser and the Company; provided, however, that to the extent the Company provides Static Pool Information via weblink, the Company agrees to comply with the applicable provisions of Rule 312(a)(2),
            (a)(3), and (a)(4) of Regulation S-T under the Act.

                  Promptly following notice or discovery of a material error, as determined in the Company's judgment, in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph) during the applicable offering period for the securities, the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

                  If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), procedures letters of certified public accountants pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company's or, if applicable, Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which shall be limited to any Sponsor, any Depositor, any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction or any other party that is reasonably and customarily entitled to receive such statements and letters in a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

                  (iii) If reasonably requested by the Purchaser or any
            Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a "Servicer"), as is reasonably requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

                        (A) the Servicer's form of organization;

                        (B) a description of how long the Servicer has been
                  servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable determination of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

                              (1) whether any prior securitizations of mortgage
                        loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

                              (2) the extent of outsourcing the Servicer
                        utilizes;

                              (3) whether there has been previous disclosure of
                        material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

                              (4) whether the Servicer has been terminated as
                        servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

                              (5) such other information as the Purchaser or any
                        Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

                        (C) a description of any material changes during the
                  three-year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

                        (D) information regarding the Servicer's financial
                  condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

                        (E) information regarding advances made by the Servicer
                  on the Mortgage Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

                        (F) a description of the Servicer's processes and
                  procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

                        (G) a description of the Servicer's processes for
                  handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

                        (H) information as to how the Servicer defines or
                  determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

                  (iv) For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and, if applicable, any Third-Party Originator to) (a) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (1) any merger, consolidation or sale of substantially all of the assets of the Company, (2) the Company's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company's obligations under the Agreement or any Reconstitution Agreement that qualifies as an "entry into a material definitive agreement" under Item 1.01 of the form 8-K, (3) any Event of Default under the terms of the Agreement or any Reconstitution Agreement to the extent not known by such Purchaser, Master Servicer or Depositor and (4) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third Party Originator.

                  (v) As a condition to the succession to the Company or any
            Subservicer as servicer or subservicer under this Agreement or any applicable Reconstitution Agreement related thereto by any Person
            (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser, the Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

                  (vi) The Company shall provide to the Purchaser and any
            Depositor a description of any affiliation or relationship required to be disclosed under Item 1119 of Regulation AB between the Company and any of the parties listed in Items 1119 (a)(1)-(6) of Regulation AB that develops following the closing date of a Securitization Transaction (other than an affiliation or relationship that the Purchaser, the Depositor or the issuing entity is required to disclose under Item 1119 of Regulation AB) no later than 15 calendar days prior to the date the Depositor is required to file its Form 10 K disclosing such affiliation or relationship. For purposes of the foregoing, the Company (1) shall be entitled to assume that the parties to the Securitization Transaction with whom affiliations or relations must be disclosed are the same as on the closing date if it provides a written request (which may be by e-mail) to the Depositor or Master Servicer, as applicable, requesting such confirmation and either obtains such confirmation or receives no response within three (3) Business Days, (2) shall not be obligated to disclose any affiliations or relationships that may develop after the closing date for the Securitization Transaction with any parties not identified to the Company pursuant to clause (D) of paragraph
            (i) of this Section 2(c), and (3) shall be entitled to rely upon any written identification of parties provided by the Depositor, the Purchaser or any master servicer.

                  (vii) Not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D:

                  (a) any material modifications, extensions or waivers of
            Mortgage Loan terms, fees, penalties or payments during the distribution period;

                  (b) material breaches of Mortgage Loan representations or
            warranties or transaction covenants under the Existing Agreements, as amended herein; and

                  (c) information regarding any Mortgage Loan changes (such as, additions, substitutions or repurchases) and with respect to a mortgage loan that ithe Company has substituted as a replacement for a Mortgage Loan ("Substituted Mortgage Loan"), the origination, underwriting and, if applicable, other Company criteria for the acquisition or selection of such Substituted Mortgage Loan.

                  (d) Servicer Compliance Statement. On or before March 5 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser, the Master Servicer and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company's servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its servicing obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

                  (e) Report on Assessment of Compliance and Attestation.

                        (i) On or before March 5 of each calendar year,
                  commencing in 2007, the Company shall:

                              (A) deliver to the Purchaser, the Master Servicer
                        and any Depositor a report regarding the Company's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the applicable Servicing Criteria specified on Exhibit A hereto (wherein "Investor" shall mean the Master Servicer);

                              (B) deliver to the Purchaser, the Master Servicer
                        and any Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

                              (C) if required by Regulation AB, cause each
                        Subservicer and each Subcontractor determined by the Company pursuant to Section 2(f)(ii) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB (each, a "Participating Entity"), to deliver to the Purchaser, the Master Servicer and any Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs (i) and (ii) of this Section 2(e); and

                              (D) deliver or cause each Subservicer and
                        Subcontractor described in Section 2(e)(i)(C) above to deliver to the Purchaser, the Master Servicer, Depositor or any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of
                        2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction, a certification signed by an appropriate officer of the Company, in the form attached hereto as Exhibit B; provided that such certification delivered by the Company may not be filed as an exhibit to, or included in, any filing with the Commission.

            The Company acknowledges that the party identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

                  (ii) Each assessment of compliance provided by a Subservicer pursuant to Section 2(e)(i)(A) shall address each of the applicable Servicing Criteria specified on Exhibit A hereto (wherein "Investor" shall mean the Master Servicer) delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Participating Entity pursuant to Section 2(e)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(f).

            If reasonably requested by the Purchaser or the Master Servicer, the Company shall provide to the Purchaser or the Master Servicer, evidence of the authorization of the person signing any certification or statement provided pursuant to this Amendment Reg AB.

            (f) Use of Subservicers and Subcontractors.

            The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (i) of this Subsection (f). The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution Agreement unless the Company complies with the provisions of paragraph (ii) of this Subsection (f).

                  (i) It shall not be necessary for the Company to seek the
            consent of the Purchaser, the Master Servicer or any Depositor to the utilization of any Subservicer. If required by Regulation AB, after reasonable notice from the Purchaser of the parties involved in the Purchaser's Securitization Transaction, the Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 2(b), 2(c)(iii), 2(c)(v), 2(d), and 2(e) of this Agreement, and to provide the information required with respect to such Subservicer under Section 2(c)(iv) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 2(d), any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2(e) and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2(e) as and when required to be delivered.

                  (ii) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. If required by Regulation AB, after reasonable notice from the Purchaser of the parties involved in the Purchaser's Securitization Transaction, the Company shall promptly upon request provide to the Purchaser or any Depositor (or any designee of the Depositor, such as a master servicer or administrator) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (A) the identity of each such Subcontractor,
            (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Participating Entity identified pursuant to clause (B)of this paragraph.

            The Company shall cause any such Participating Entity used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Section 2(e) of this Agreement. The Company shall be responsible for obtaining from each Participating Entity and delivering to the Purchaser, the Master Servicer and any Depositor any assessment of compliance and attestation and certificate required to be delivered by such Participating Entity under Section 2(e), in each case as and when required to be delivered.

            (g) Indemnification; Remedies.

                  (i) The Company shall indemnify the Purchaser and the
            Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers and employees of each of the foregoing and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                        (A)(1) any untrue statement of a material fact contained
                  or alleged to be contained in any information, report, certification or other material provided in written or electronic form under this Amendment Reg AB by or on behalf of the Company (including any Static Pool Information provided by the Company pursuant to Section 2(c)(ii)), or provided under this Amendment Reg AB by or on behalf of any Subservicer, Participating Entity or, if applicable, Third-Party Originator (collectively, the "Company Information"), or (2) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

                        (B) any failure by the Company, any Subservicer, any
                  Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Amendment Reg AB, including any failure by the Company to identify pursuant to Section 2(f)(ii) any Participating Entity; or

                        (C) any breach by the Company of a representation or
                  warranty set forth in Section 2(b)(i) or in a writing furnished pursuant to Section 2(b)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing pursuant to under
                  Section 2(b)(ii) to the extent made as of a date subsequent to such closing date; or

                        (D) the Company's failure to comply with applicable
                  provisions of Rule 312(a)(2), (a)(3), and (a)(4) of Regulation S-T under the Act.

            In the case of any failure of performance described in clause (i)(B) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Company, any Subservicer, any Participating Entity or any Third-Party Originator.

                  (ii) (A) Any failure by the Company, any Subservicer, any
            Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Amendment Reg AB, which continues unremedied for three Business Days after receipt by the Company and the applicable Subservicer, Subcontractor, or Third-Party Originator, so long as their addresses for notices have been provided in writing previously to the Purchaser or the Depositor, of written notice of such failure from the Purchaser or Depositor shall, except as provided in clause (B) of this paragraph, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement related thereto without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement related thereto to the contrary) of any compensation to the Company (and if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction); provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

                        (B) Any failure by the Company, any Subservicer or any
                  Participating Entity to deliver any information, report, certification or accountants' letter required under Regulation AB when and as required under Section 2(d) or 2(e), including any failure by the Company to identify a Participating Entity, which continues unremedied for nine calendar days after receipt by the Company of written notice of such failure from the Purchaser or Depositor (which failure shall continue no later than March 15th of each year ("Due Date") with respect to Section 2(d) or 2(e); provided, however the Company shall have received such written notice of such failure at least 5 Business Days prior to such Due Date) shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided, however it is understood that the Company shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Company under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

                        (C) The Company shall promptly reimburse the Purchaser
                  (or any affected designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Company, the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

                  (iii) The Purchaser agrees to indemnify and hold harmless the
            Company, any Subservicer, any Participating Entity, and, if applicable, any Third-Party Originator, each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the respective present and former directors, officers and employees of each of the foregoing from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any filing with the Commission or the omission or alleged omission to state in any filing with the Commission a material fact required to be stated or necessary to be stated in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission, or alleged omission relates to any filing with the Commission other than the Company Information.

                  (iv) The indemnification obligations provided for in Section
            2(g) shall survive the termination of this Amendment Reg AB or the termination of any party to this Amendment Reg AB.

            3. Notwithstanding any other provision of this Amendment Reg AB, the Company shall seek the consent of the Purchaser for the utilization of all Subservicers and Participating Entities, when required by and in accordance with the terms of the Existing Agreements.

            4. The Servicing Agreement is hereby amended by adding the Exhibit attached hereto as Exhibit A to the end thereto. References in this Amendment Reg AB to "this Agreement" or words of similar import (including indirect references to the Agreement) shall be deemed to be references to the Existing Agreements as amended by this Amendment Reg AB. Except as expressly amended and modified by this Amendment Reg AB, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. In the event of a conflict between this Amendment Reg AB and any other document or agreement, including without limitation the Existing Agreements, this Amendment Reg AB shall control.

            5. This Amendment Reg AB may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement. This Amendment Reg AB will become effective as of the date first mentioned above. This Amendment Reg AB shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the respective permitted successors and assigns of the Company and the successors and assigns of the Purchaser.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                       SUTTON FUNDING LLC
                                          Purchaser



                                       By:____________________________________
                                          Name:
                                          Title:


                                       COUNTRYWIDE HOME LOANS, INC.
                                          Company



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT A

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

            The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the applicable criteria identified below as "Applicable Servicing Criteria":



----------------------------------------------------------------------------------------------
                                                                               Applicable
                                                                                Servicing
                            Servicing Criteria                                  Criteria
-------------------------------------------------------------------------   ------------------
    Reference                             Criteria
-----------------  -------------------------------------------------------  ------------------
                              General Servicing Considerations
-----------------  -------------------------------------------------------  ------------------
1122(d)(1)(i)      Policies and procedures are instituted to monitor any
                   performance or other triggers and events of default in
                   accordance with the transaction agreements.                      X
-----------------  -------------------------------------------------------  ------------------
1122(d)(1)(ii)     If any material servicing activities are outsourced to
                   third parties, policies and procedures are instituted
                   to monitor the third party's performance and
                   compliance with such servicing activities.                       X
-----------------  -------------------------------------------------------  ------------------
1122(d)(1)(iii)    Any requirements in the transaction agreements to
                   maintain a back-up servicer for the mortgage loans are
                   maintained.
-----------------  -------------------------------------------------------  ------------------
1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in
                   effect on the party participating in the servicing
                   function throughout the reporting period in the amount
                   of coverage required by and otherwise in accordance              X
                   with the terms of the transaction agreements.
-----------------  -------------------------------------------------------  ------------------
                             Cash Collection and Administration
-----------------  -------------------------------------------------------  ------------------
1122(d)(2)(i)      Payments on mortgage loans are deposited into the
                   appropriate custodial bank accounts and related bank
                   clearing accounts no more than two business days
                   following receipt, or such other number of days                  X
                   specified in the transaction agreements.
-----------------  -------------------------------------------------------  ------------------
1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an
                   obligor or to an investor are made only by authorized
                   personnel.                                                       X
-----------------  -------------------------------------------------------  ------------------
1122(d)(2)(iii)    Advances of funds or guarantees regarding collections,
                   cash flows or distributions, and any interest or other
                   fees charged for such advances, are made, reviewed and
                   approved as specified in the transaction agreements.             X
-----------------  -------------------------------------------------------  ------------------
1122(d)(2)(iv)     The related accounts for the transaction, such as cash
                   reserve accounts or accounts established as a form of
                   overcollateralization, are separately maintained                 X
                   (e.g., with respect to commingling of cash) as set
                   forth in the transaction agreements.
-----------------  -------------------------------------------------------  ------------------
1122(d)(2)(v)      Each custodial account is maintained at a federally
                   insured depository institution as set forth in the
                   transaction agreements. For purposes of this
                   criterion, "federally insured depository institution"
                   with respect to a foreign financial institution means
                   a foreign financial institution that meets the
                   requirements of Rule 13k-1(b)(1) of the Securities               X
                   Exchange Act.
-----------------  -------------------------------------------------------  ------------------
1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent                 X
                   unauthorized access.
-----------------  -------------------------------------------------------  ------------------
1122(d)(2)(vii)     Reconciliations are prepared on a monthly basis for
                   all asset-backed securities related bank accounts,
                   including custodial accounts and related bank clearing
                   accounts. These reconciliations are (A) mathematically
                   accurate; (B) prepared within 30 calendar days after
                   the bank statement cutoff date, or such other number
                   of days specified in the transaction agreements; (C)
                   reviewed and approved by someone other than the person
                   who prepared the reconciliation; and (D) contain
                   explanations for reconciling items. These reconciling            X
                   items are resolved within 90 calendar days of their
                   original identification, or such other number of days
                   specified in the transaction agreements.
-----------------  -------------------------------------------------------  ------------------
                             Investor Remittances and Reporting
-----------------  -------------------------------------------------------  ------------------
1122(d)(3)(i)      Reports to investors, including those to be filed with
                   the Commission, are maintained in accordance with the
                   transaction agreements and applicable Commission
                   requirements. Specifically, such reports (A) are
                   prepared in accordance with timeframes and other terms
                   set forth in the transaction agreements; (B) provide
                   information calculated in accordance with the terms
                   specified in the transaction agreements; (C) are filed
                   with the Commission as required by its rules and
                   regulations; and (D) agree with investors' or the                X
                   trustee's records as to the total unpaid principal
                   balance and number of mortgage loans serviced by the
                   Servicer.
-----------------  -------------------------------------------------------  ------------------
1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in
                   accordance with timeframes, distribution priority and
                   other terms set forth in the transaction agreements.             X
-----------------  -------------------------------------------------------  ------------------
1122(d)(3)(iii)    Disbursements made to an investor are posted within
                   two business days to the Servicer's investor records,
                   or such other number of days specified in the                    X
                   transaction agreements.
-----------------  -------------------------------------------------------  ------------------
1122(d)(3)(iv)     Amounts remitted to investors per the investor reports
                   agree with cancelled checks, or other form of payment,           X
                   or custodial bank statements.
-----------------  -------------------------------------------------------  ------------------
                                  Pool Asset Administration
-----------------  -------------------------------------------------------  ------------------
1122(d)(4)(i)       Collateral or security on mortgage loans is
                   maintained as required by the transaction agreements
                   or related mortgage loan documents.                              X
-----------------  -------------------------------------------------------  ------------------
1122(d)(4)(ii)     Mortgage loan and related documents are safeguarded as
                   required by the transaction agreements                           X
-----------------  -------------------------------------------------------  ------------------
1122(d)(4)(iii)    Any additions, removals or substitutions to the asset
                   pool are made, reviewed and approved in accordance
                   with any conditions or requirements in the transaction
                   agreements.                                                      X
-----------------  -------------------------------------------------------  ------------------
1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs,
                   made in accordance with the related mortgage loan
                   documents are posted to the Servicer's obligor records
                   maintained no more than two business days after
                   receipt, or such other number of days specified in the
                   transaction agreements, and allocated to principal,
                   interest or other items (e.g., escrow) in accordance             X
                   with the related mortgage loan documents.
-----------------  -------------------------------------------------------  ------------------

1122(d)(4)(v)      The Servicer's records regarding the mortgage loans
                   agree with the Servicer's records with respect to an
                   obligor's unpaid principal balance.                              X
-----------------  -------------------------------------------------------  ------------------
1122(d)(4)(vi)     Changes with respect to the terms or status of an
                   obligor's mortgage loans (e.g., loan modifications or
                   re-agings) are made, reviewed and approved by
                   authorized personnel in accordance with the
                   transaction agreements and related pool asset                    X
                   documents.
-----------------  -------------------------------------------------------  ------------------
1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance
                   plans, modifications and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as applicable) are
                   initiated, conducted and concluded in accordance with
                   the timeframes or other requirements established by              X
                   the transaction agreements.
-----------------  -------------------------------------------------------  ------------------
1122(d)(4)(viii)   Records documenting collection efforts are maintained
                   during the period a mortgage loan is delinquent in
                   accordance with the transaction agreements. Such
                   records are maintained on at least a monthly basis, or
                   such other period specified in the transaction
                   agreements, and describe the entity's activities in
                   monitoring delinquent mortgage loans including, for
                   example, phone calls, letters and payment rescheduling           X
                   plans in cases where delinquency is deemed temporary
                   (e.g., illness or unemployment).
-----------------  -------------------------------------------------------  ------------------
1122(d)(4)(ix)     Adjustments to interest rates or rates of return for
                   mortgage loans with variable rates are computed based
                   on the related mortgage loan documents.                          X
-----------------  -------------------------------------------------------  ------------------
1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such
                   as escrow accounts): (A) such funds are analyzed, in
                   accordance with the obligor's mortgage loan documents,
                   on at least an annual basis, or such other period
                   specified in the transaction agreements; (B) interest
                   on such funds is paid, or credited, to obligors in
                   accordance with applicable mortgage loan documents and
                   state laws; and (C) such funds are returned to the
                   obligor within 30 calendar days of full repayment of             X
                   the related mortgage loans, or such other number of
                   days specified in the transaction agreements.
-----------------  -------------------------------------------------------  ------------------
1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or
                   insurance payments) are made on or before the related
                   penalty or expiration dates, as indicated on the
                   appropriate bills or notices for such payments,
                   provided that such support has been received by the
                   servicer at least 30 calendar days prior to these
                   dates, or such other number of days specified in the             X
                   transaction agreements.
-----------------  -------------------------------------------------------  ------------------
1122(d)(4)(xii)    Any late payment penalties in connection with any
                   payment to be made on behalf of an obligor are paid
                   from the servicer's funds and not charged to the
                   obligor, unless the late payment was due to the                  X
                   obligor's error or omission.
-----------------  -------------------------------------------------------  ------------------
1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted
                   within two business days to the obligor's records
                   maintained by the servicer, or such other number of              X
                   days specified in the transaction agreements.
-----------------  -------------------------------------------------------  ------------------
1122(d)(4)(xiv)     Delinquencies, charge-offs and uncollectible accounts
                   are recognized and recorded in accordance with the
                   transaction agreements.                                          X
-----------------  -------------------------------------------------------  ------------------
1122(d)(4)(xv)     Any external enhancement or other support, identified
                   in Item 1114(a)(1) through (3) or Item 1115 of
                   Regulation AB, is maintained as set forth in the
                   transaction agreements.
-----------------  -------------------------------------------------------  ------------------


                                       [NAME OF COMPANY] [NAME OF
                                          SUBSERVICER]

                                       Date:__________________________________



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT B

                          FORM OF ANNUAL CERTIFICATION

      Re: The [__] agreement dated as of [__], 200[_] (the "Agreement"), among [IDENTIFY PARTIES]

            I, ________________________________, the _______________________ of
Countrywide Home Loans, Inc., certify to [the Purchaser], [the Depositor], [Master Servicer], [Securities Administrator] or [Trustee], and its officers, with the knowledge and intent that they will rely upon this certification, that:

            (1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and
      Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[_] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] or [Trustee] pursuant to the Agreement (collectively, the "Company Servicing Information");

            (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

            (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] or [Trustee];

            (4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

                           [Intentionally Left Blank]

            (5) The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by each Subservicer and Participating Entity pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.



                                       Date:__________________________________



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT N

          INTEREST RATE SWAP AGREEMENT AND INTEREST RATE CAP AGREEMENT

[BARCLAYS CAPITAL LOGO]

                                                Barclays Bank PLC
                                                5 The North Colonnade
                                                Canary Wharf
                                                London E14 4BB
                                                Tel +44 (0)20 7623 2323


DATE:                   September 21, 2007

TO:                     Wells Fargo Bank, National Association, not
                        individually, but solely as Securities
                        Administrator for BCAP LLC Trust 2007-AA5,
                        Mortgage Pass-Through Certificates, Series
                        2007-AA5 (the "Trust")
                        9062 Old Annapolis Road
                        Columbia, Maryland 21045
ATTENTION:              Client Manager - BCAP 2007-AA5
TELEPHONE:              410-884-2000
FACSIMILE:              410-715-2380

FROM:                   Barclays Bank PLC

SUBJECT:                Fixed Income Derivatives Confirmation

REFERENCE NUMBER: 1960759B

The purpose of this long-form confirmation ("Confirmation") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Barclays Bank PLC ("Party A") and Wells Fargo Bank, National Association, not individually, but solely as securities administrator (the "Securities Administrator") on behalf of the trust with respect to the BCAP LLC Trust 2007-AA5, Mortgage Pass-Through Certificates, Series 2007-AA5 (the "Trust") ("Party B") created under the Pooling and Servicing Agreement, dated as of September 1, 2007, among BCAP LLC, as Depositor, Wells Fargo Bank, National Association, as Securities Administrator, Master Servicer and Custodian and HSBC Bank USA, National Association, as Trustee (the "Base Agreement"). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. Item 2 of this Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement (defined below); Item 3 of this Confirmation constitutes a "Schedule" as referred to in the ISDA Master Agreement; and Annex A hereto constitutes Paragraph 13 of a Credit Support Annex to the Schedule.

1. The Confirmation set forth at Item 2 hereof shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the "ISDA Master Agreement"), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in
      Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the "Credit Support Annex"). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

      Notional Amount:              With respect to any Calculation Period, the
                                    amount set forth for such period on Schedule
                                    I attached hereto.

      Trade Date:                   September 21, 2007

      Effective Date:               September 25, 2009

      Termination Date:             August 25, 2014, which for the purpose of
                                    the final Fixed Rate Payer Calculation
                                    Period is subject to No Adjustment, and for the purpose of the final Floating Rate Payer
                                    Calculation Period is subject to adjustment in accordance with the Business Day
                                    Convention.

      Fixed Amounts:

            Fixed Rate Payer:       Party B

            Fixed Rate Payer
            Period End Dates:       The 25th calendar day of each month during
                                    the Term of this Transaction, commencing
                                    October 25, 2009, subject to No Adjustment.

            Fixed Rate Payer
            Payment Dates:          Early Payment shall be applicable. For each
                                    Calculation Period, the Fixed Rate Payer
                                    Payment Date shall be the first Business Day prior to the related Fixed Rate Payer Period
                                    End Date.

            Fixed Rate:             4.975%


            Fixed Rate Day
            Count Fraction:         30/360

      Floating Amounts:

            Floating Rate Payer:    Party A

            Floating Rate Payer
            Period End Dates:       The 25th calendar day of each month during
                                    the Term of this Transaction, commencing
                                    October 25, 2009, subject to adjustment in accordance with the Business Day Convention.

            Floating Rate Payer
            Payment Dates:          Early Payment shall be applicable. For each
                                    Calculation Period, the Floating Rate Payer
                                    Payment Date shall be the first Business Day prior to the related Floating Rate Payer
                                    Period End Date.

            Floating Rate Option:   USD-LIBOR-BBA


            Designated Maturity:    One month

            Floating Rate Day
            Count Fraction:         Actual/360

            Reset Dates:            The first day of each Calculation Period.

            Compounding:            Inapplicable

            Business Days:          New York

            Business Day
             Convention:            Modified Following

            Calculation Agent:      Party A

      Account Details and Settlement Information:

            Payments to Party A:    Correspondent: BARCLAYS BANK PLC NEW YORK
                                    FEED: 026002574
                                    Beneficiary: BARCLAYS SWAPS
                                    Beneficiary Account: 050-01922-8

            Payments to Party B:    Wells Fargo Bank, National Association
                                    ABA #: 121 000 248
                                    Acct #: 3970771416
                                    Acct. Name: SAS Trust Clearing
                                    FFC: 53178001
                                    BCAP 2007-AA5 Supplemental Interest Account

3.    Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.     Termination Provisions.

For the purposes of this Agreement:-

(a)   "Specified Entity" will not apply to Party A or Party B for any purpose.

(b)   "Specified Transaction" will have the meaning specified in Section 14.

(c)   Events of Default.

      The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

      (i) The "Failure to Pay or Deliver" provisions of Section 5(a)(i) will apply to Party A and will apply to Party B.

      (ii) The "Breach of Agreement" provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B; provided, however, that notwithstanding anything to the contrary in Section 5(a)(ii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(ii) unless (A) a Moody's Second Trigger Downgrade Event has occurred and been continuing for 30 or more Local Business Days,
             (B) an S&P Required Ratings Downgrade Event has occurred and been continuing for 10 or more Local Business Days, or (C) a Fitch Required Ratings Downgrade Event has occurred and been continuing for 30 or more days.

      (iii) The "Credit Support Default" provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in
             Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Moody's Second Trigger Downgrade Event has occurred and been continuing for 30 or more Local Business Days, (B) an S&P Required Ratings Downgrade Event has occurred and been continuing for 10 or more Local Business Days, or (C) a Fitch Required Ratings Downgrade Event has occurred and been continuing for 30 or more days.

      (iv) The "Misrepresentation" provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

      (v) The "Default under Specified Transaction" provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

      (vi) The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

             "Specified Indebtedness" will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A's banking business.

             "Threshold Amount" means with respect to Party A an amount equal to three percent (3%) of the Shareholders' Equity of Party A or, if applicable, a guarantor under an Eligible Guarantee with credit ratings at least equal to the S&P Required Ratings Threshold, the Moody's Second Trigger Threshold and the Fitch Approved Ratings Threshold.

             "Shareholders' Equity" means with respect to an entity, at any time, such party's shareholders' equity (on a consolidated basis) determined in accordance with generally accepted accounting principles in such party's jurisdiction of incorporation or organization as at the end of such party's most recently completed fiscal year.

      (vii) The "Bankruptcy" provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B; provided, however, that, for purposes of applying Section 5(a)(vii) to Party B: (A) Section 5(a)(vii)(2) shall not apply, (B) Section 5(a)(vii)(3) shall not apply to any assignment, arrangement or composition that is effected by or pursuant to the Base Agreement, (C) Section 5(a)(vii)(4) shall not apply to a proceeding instituted, or a petition presented, by Party A or any of its Affiliates (notwithstanding anything to the contrary in this Agreement, for purposes of Section 5(a)(vii)(4), Affiliate shall have the meaning set forth in Section 14 of the ISDA Master Agreement), (D) Section 5(a)(vii)(6) shall not apply to any appointment that is effected by or pursuant to the Base Agreement, or any appointment to which Party B has not yet become subject; (E)
            Section 5(a)(vii) (7) shall not apply; (F) Section 5(a)(vii)(8) shall apply only to the extent of any event which has an effect analogous to any of the events specified in clauses (1), (3), (4),
            (5) or (6) of Section 5(a)(vii), in each case as modified in this
            Part 1(c)(vii), and (G) Section 5(a)(vii)(9) shall not apply.

      (viii) The "Merger Without Assumption" provisions of Section 5(a)(viii) will apply to Party A and will not apply to Party B.

(d)   Termination Events.

      The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to "Illegality" the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with
      Section 6 of this Agreement.

      (i) The "Illegality" provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

      (ii) The "Tax Event" provisions of Section 5(b)(ii) will apply to Party A and will apply to Party B.

      (iii) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

      (iv) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)   Payments on Early Termination. For the purpose of Section 6(e) of this
      Agreement:

      (i) Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

            (A) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

                  "Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

            (B) The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

                  "Settlement Amount" means, with respect to any Early Termination Date, an amount equal to:

                  (a) if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

                  (b) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

                  (c) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement has been communicated to Party B and remains capable of becoming legally binding upon acceptance by Party B, Party B's Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

            (C) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Early Termination Date.

            (D) If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

                  "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with
                  Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted against any amount payable by Party B under the immediately preceding clause (I)."

            (E) At any time on or before the Early Termination Date at which two or more Market Quotations from Approved Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value).

      (ii)  The Second Method will apply.

(g)   "Termination Currency" means USD.

(h) Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2. Tax Matters.

(a)   Tax Representations.

      (i)   Payer Representations. For the purpose of Section 3(e) of this
            Agreement:

            (A)   Party A makes the following representation(s):

                  None.

            (B)   Party B makes the following representation(s):

                  None.

      (ii)  Payee Representations. For the purpose of Section 3(f) of this
            Agreement:

            (A)   Party A makes the following representation(s):

                  None.

            (B)   Party B makes the following representation(s):

                  None.

(b)   Tax Provisions.

      (i) Indemnifiable Tax. Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes unless (i) such Taxes are assessed directly against Party B and not by deduction or withholding by Party A or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in
            Section 14). In relation to payments by Party B, no Tax shall be an Indemnifiable Tax, unless the Tax is due to a Change in Tax Law and otherwise satisfies the definition of Indemnifiable Tax provided in
            Section 14.

Part 3. Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to   Form/Document/                           Date by which to
deliver document    Certificate                              be delivered
Party A             Any form or document required or         Promptly upon reasonable demand by
                    reasonably requested to allow Party B    Party B.
                    to make payments under the Agreement
                    without any deduction or withholding
                    for or on account of any Tax, or with
                    such deduction or withholding at a
                    reduced rate.

Party B             (i) A correct, complete and duly         In each case (i) upon entering into
                    executed IRS Form W-9 (or any            this Agreement, (ii) in the case of a
                    successor thereto) of the Trust that     W-8ECI, W-8IMY, and W-8BEN that does
                    eliminates U.S. federal withholding      not include a U.S. taxpayer
                    and backup withholding tax on payments   identification number in line 6,
                    under this Agreement, (ii) if            before December 31 of each third
                    requested by Party A, a correct,         succeeding calendar year, (iii)
                    complete and executed Form W-8IMY of     promptly upon reasonable demand by
                    the Trust, and (iii) a complete and      Party A, and (iv) promptly upon
                    executed IRS Form W-9, W-8BEN, W-8ECI,   actual knowledge that any such Form
                    or W-8IMY (with attachments) (as         previously provided by Party B has
                    appropriate) from each                   become obsolete or incorrect.
                    Certificateholder that is not an
                    "exempt recipient" as that term is
                    defined in Treasury regulations
                    section 1.6049-4(c)(1)(ii), that
                    eliminates U.S. federal withholding
                    and backup withholding tax on payments
                    under this Agreement.

(b)   For the purpose of Section 4(a)(ii), other documents to be delivered are:


Party required to   Form/Document/                        Date by which to             Covered by
deliver document    Certificate                           be delivered                 Section 3(d)
                                                                                       Representation
Party A and         Any documents reasonably required     Upon the execution and       Yes
Party B             by the receiving party to             delivery of this Agreement
                    evidence the authority of the
                    delivering party or its Credit
                    Support Provider, if any, for it
                    to execute and deliver the
                    Agreement, this Confirmation, and
                    any Credit Support Documents to
                    which it is a party, and to
                    evidence the authority of the
                    delivering party or its Credit
                    Support Provider to perform its
                    obligations under the Agreement,
                    this Confirmation and any Credit
                    Support Document, as the case may
                    be

Party A and         A certificate of an authorized        Upon the execution and       Yes
Party B             officer of the party, as to the       delivery of this Agreement
                    incumbency and authority of the
                    respective officers of the party
                    signing the Agreement, this
                    Confirmation, and any relevant
                    Credit Support Document, as the
                    case may be

Party A             An opinion of counsel to Party A      Upon the execution and       No
                    reasonably satisfactory to Party B.   delivery of this Agreement

Party B             An opinion of counsel to Party B      Upon the execution and       No
                    reasonably satisfactory to Party A.   delivery of this Agreement

Party B             An executed copy of the Base          Within 30 days after the     No
                    Agreement                             date of this Agreement.

Part 4. Miscellaneous.

(a)   Address for Notices: For the purposes of Section 12(a) of this Agreement:

      Address for notices or communications to Party A:

      Address:    5 The North Colonnade
                  Canary Wharf
                  London E14 4BB
      Facsimile:  44(20) 777 36461
      Phone:            44(20) 777 36810

      (For all purposes)

      Address for notices or communications to Party B:

      Address:    Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, MD 21045
                  Attention: Client Manager - BCAP 2007-AA5
      Facsimile:  410 715 2380
      Phone:      410 884 2000

      (For all purposes)

(b)   Process Agent. For the purpose of Section 13(c):

      Party A appoints as its Process Agent: Not applicable.

      Party B appoints as its Process Agent: Not applicable.

(c)   Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)   Multibranch Party. For the purpose of Section 10(c) of this Agreement:

      Party A is a Multibranch Party and may act through its London and New York Offices.

      Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall have the right to appoint as Calculation Agent a financial institution which would qualify as a Reference Market-maker, reasonably acceptable to Party A, the cost for which shall be borne by Party A.

(f)   Credit Support Document.

      Party A: The Credit Support Annex, and any guarantee in support of Party A's obligations under this Agreement.

      Party B: The Credit Support Annex, solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex.

(g)   Credit Support Provider.

      Party A: The guarantor under any guarantee in support of Party A's obligations under this Agreement.

      Party B:    None.

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole (including any claim or controversy arising out of or relating to this Agreement), without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j) Affiliate. "Affiliate" shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).


Part 5. Other Provisions.

(a) Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the "Definitions"), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for purposes of this Agreement, and (ii) references to a "Transaction" in this Agreement shall be deemed references to a "Swap Transaction" for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Base Agreement.

      Each reference herein to a "Section" (unless specifically referencing the Base Agreement) or to a "Section" "of this Agreement" will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a "Part" will be construed as a reference to the Schedule to the ISDA Master Agreement; each reference herein to a "Paragraph" will be construed as a reference to a Paragraph of the Credit Support Annex.

(b) Amendments to ISDA Master Agreement.

      (i) Single Agreement. Section 1(c) is hereby amended by the adding the words "including, for the avoidance of doubt, the Credit Support Annex" after the words "Master Agreement".

      (ii) Change of Account. Section 2(b) is hereby amended by the addition of the following after the word "delivery" in the first line thereof:
            "to another account in the same legal and tax jurisdiction as the original account".

      (iii) Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

            "(g) Relationship Between Parties.

                  (1) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

                  (2) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

                  (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

                  (4) Status of Parties. The other party is not acting as fiduciary for or advisor to it in respect of the Transaction.

                  (5) Eligible Contract Participant. It is an "eligible contract participant" as defined in Section 1a(12) of the Commodity Exchange Act, as amended."

      (iv) Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," and (ii) by deleting the words "to transfer" and inserting the words "to effect a Permitted Transfer" in lieu thereof.

      (v) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting "; and" from the end of subparagraph (i) and inserting "." in lieu thereof, and (iii) deleting the final paragraph thereof.

      (vi) Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words "or any Credit Support Document" after "Section 2(a)(i)" and the addition of the words "or Credit Support Document" after "Confirmation".

(c) Additional Termination Events. The following Additional Termination Events will apply:

      (i) First Rating Trigger Collateral. If Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and such failure has not given rise to an Event of Default under Section 5(a)(i) or
            Section 5(a)(iii), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

      (ii) Second Rating Trigger Replacement. The occurrence of any event described in this Part 5(c)(ii) shall constitute an Additional Termination Event with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

            (A) A Moody's Second Trigger Downgrade Event has occurred and been continuing for 30 or more Local Business Days and at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation (on the basis that paragraphs (i) and (ii) of Part 1(f) (Payments on Early Termination) apply) and which remains capable of becoming legally binding upon acceptance.

            (B) An S&P Required Ratings Downgrade Event has occurred and been continuing for 60 or more calendar days.

            (C) A Fitch Required Ratings Downgrade Event has occurred and been continuing for 30 or more calendar days.

      (iii) Amendment of Base Agreement. If, without the prior written consent of Party A where such consent is required under the Base Agreement, an amendment is made to the Base Agreement which amendment could reasonably be expected to have a material adverse effect on the interests of Party A (excluding, for the avoidance of doubt, any amendment to the Base Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) under this Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding Section 6(b)(iv) of this Agreement, both Party A and Party B shall have the right to designate an Early Termination Date in respect of this Additional Termination Event.

      (iv) Termination of Trust. If, the Trust is terminated pursuant to the Base Agreement and all rated certificates or notes, as applicable, have been paid in accordance with the terms of the Base Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding Section 6(b)(iv) of this Agreement, both Party A and Party B shall have the right to designate an Early Termination Date in respect of this Additional Termination Event.

      (v) Securitization Unwind. If a Securitization Unwind (as hereinafter defined) occurs, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding Section 6(b)(iv) of this Agreement, both Party A and Party B shall have the right to designate an Early Termination Date in respect of this Additional Termination Event. The Early Termination Date in respect of such Additional Termination Event shall be not earlier than the latest possible date that the amount of a termination payment may be submitted to a party exercising a clean-up call in order to be included in the clean-up call price. As used herein, "Securitization Unwind" means notice of the requisite amount of a party's intention to exercise its option to purchase the underlying mortgage loans pursuant the Base Agreement is given by the Trustee or Securities Administrator to certificateholders or noteholders, as applicable, pursuant to the Base Agreement.

(d) Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold of each relevant Rating Agency (such event, a "Required Ratings Downgrade Event"), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, use commercially reasonable efforts to procure either (A) a Permitted Transfer or (B) an Eligible Guarantee.

(e)   Transfers.

      (i)   Section 7 is hereby amended to read in its entirety as follows:

            "Subject to Section 6(b)(ii), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction without (a) the prior written consent of the other party and (b) satisfaction of the Rating Agency Condition, except that:

            (a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement);

            (b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e); and

            (c) Party A may transfer or assign this Agreement to any Person, including, without limitation, another of Party A's offices, branches or affiliates (any such Person, office, branch or affiliate, a "Transferee") on at least five Business Days' prior written notice to Party B and the Securities Administrator; provided that, with respect to this clause (c),
                  (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to
                  Section 2(d)(i)(4) of this Agreement in respect of such Tax
                  (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer and (E) Party A obtains in respect of such transfer a written acknowledgement of satisfaction of the Rating Agency Condition (except for Moody's). Party B will execute such documentation provided to it as is reasonably deemed necessary by Party A for the effectuation of any such transfer."

      (ii) If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A's written request and at Party A's expense, execute such documentation provided to it as is reasonably deemed necessary by Party A to effect such transfer.

      (iii) Upon any transfer of this Agreement, each of the transferee and the transferor must be a "dealer in notional principal contracts" for purposes of Treasury regulations section 1.1001-4(a).

(f) Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Base Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Securities Administrator shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Trust from the Trust created pursuant to the Base Agreement. This provision will survive the termination of this Agreement.

(g) Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Rating Agency has been given prior written notice of such designation or transfer.

(h)   No Set-off. Except as expressly provided for in Section 2(c), Section 6 or
      Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements.
      Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off."

(i) Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to S&P and Fitch.

(j) Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(j) shall not constitute an Event of Default or a Termination Event.

(k) Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Trust, or the trust formed pursuant to the Base Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes; provided, however, that nothing will preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. This provision will survive the termination of this Agreement.

(l) Securities Administrator Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Wells Fargo Bank, National Association ("X") not in its individual capacity, but solely as Securities Administrator under the Base Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) X has been directed pursuant to the Base Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as personal representations of the Securities Administrator but is made and intended for the purpose of binding only the Trust; and (d) under no circumstances shall X in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(m) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

      The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(n) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(o) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(p) Regarding Party A. Party B acknowledges and agrees that Party A, in its capacity as swap provider, has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information (other than disclosure and information furnished by Party A) contained in any offering circular for the Certificates, the Base Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates;
      (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

(q) Rating Agency Requirements. Notwithstanding anything to the contrary herein, to the extent any Rating Agency does not assign a rating to the notes or certificates, as applicable, issued pursuant to the Base Agreement, references to the requirements of such Rating Agency herein shall be ignored for purposes of this Agreement.

(r)   Additional Definitions.

      As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

            "Approved Ratings Threshold" means each of the S&P Approved Ratings Threshold, the Moody's First Trigger Ratings Threshold and the Fitch Approved Ratings Threshold.

            "Approved Replacement" means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (d) of the definition of Permitted Transfer if such entity were a Transferee, as defined in the definition of Permitted Transfer.

            "Derivative Provider Trigger Event" means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event (other than an Illegality or Tax Event) with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

            "Eligible Guarantee" means an unconditional and irrevocable guarantee of all present and future obligations of Party A under this Agreement (or, solely for purposes of the definition of Eligible Replacement, all present and future obligations of such Eligible Replacement under this Agreement or its replacement, as applicable) which is provided by a guarantor as principal debtor rather than surety and which is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P and Fitch, and either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to deduction or Tax collected by withholding, or (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to deduction or Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such deduction or withholding been required, or (C) in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required, under Section 2(a)(i), to make such additional payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.

            "Eligible Replacement" means an entity (A) (I) (x) which has credit ratings from S&P at least equal to the S&P Required Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from S&P at least equal to the S&P Required Ratings Threshold, in either case if S&P is a Rating Agency, (II) (x) which has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold, in either case if Moody's is a Rating Agency, and (III) (x) which has credit ratings from Fitch at least equal to the applicable Fitch Approved Ratings Threshold or
            (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from Fitch at least equal to the Fitch Approved Ratings Threshold, in either case if Fitch is a Rating Agency. All credit ratings described in this definition of "Eligible Replacement" shall be provided to Party B by any such Eligible Replacement in writing.

            "Financial Institution" means a bank, broker/dealer, insurance company, structured investment company or derivative product company.

            "Firm Offer" means a quotation from an Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B.

            "Fitch" means Fitch Ratings Ltd., or any successor thereto.

            "Fitch Approved Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of "A" and a short-term unsecured and unsubordinated debt rating from Fitch of "F1".

            "Fitch Required Ratings Downgrade Event" means that no Relevant Entity has credit ratings from Fitch at least equal to the Fitch Required Ratings Threshold.

            "Fitch Required Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of "BBB+" and a short-term unsecured and unsubordinated debt rating from Fitch of "F2".

            "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

            "Moody's First Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1", or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1".

            "Moody's Second Trigger Downgrade Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold.

            "Moody's Second Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2", or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3".

            "Permitted Transfer" means a transfer by novation by Party A to a transferee (the "Transferee") of all, but not less than all, of Party A's rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps, (b) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under
            Section 2(d)(i)(4), (c) an Event of Default or Termination Event would not occur as a result of such transfer (d) pursuant to a written instrument (the "Transfer Agreement"), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (e) such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A's rights and obligations under the Agreement and all relevant Transactions; (f) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (g) Moody's has been given prior written notice of such transfer and the Rating Agency Condition (other than with respect to Moody's) is satisfied; and (h) such transfer otherwise complies with the terms of the Base Agreement.

            "Rating Agencies" means, with respect to any date of determination, each of S&P, Moody's and Fitch, to the extent that each such rating agency is then providing a rating for any of the related notes or certificates, as applicable.

            "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder and each Rating Agency specified in connection with such proposed act or omission, that the party proposing such act or failure to act must consult with each of the specified Rating Agencies and receive from each such Rating Agency prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

            "Relevant Entity" means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

            "Replacement Transaction" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transactions.

            "Required Ratings Downgrade Event" means that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold.

            "Required Ratings Threshold" means each of the S&P Required Ratings Threshold, the Moody's Second Trigger Ratings Threshold and the Fitch Required Ratings Threshold.

            "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            "S&P Approved Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating of "A-1" from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of "A+" from S&P.

            "S&P Required Ratings Downgrade Event" means that no Relevant Entity has credit ratings from S&P at least equal to the S&P Required Ratings Threshold.

            "S&P Required Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement,
            (I) if such entity is a Financial Institution, a short-term unsecured and unsubordinated debt rating of "A-2" from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of "BBB+" from S&P, or (II) if such entity is not a Financial Institution, a short-term unsecured and unsubordinated debt rating of "A-1" from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of "A+" from S&P.


            [Remainder of this page intentionally left blank.]

The time of dealing will be confirmed by Party A upon written request. Barclays is regulated by the Financial Services Authority. Barclays is acting for its own account in respect of this Transaction.

Please confirm that the foregoing correctly sets forth all the terms and conditions of our agreement with respect to the Transaction by responding within three (3) Business Days by promptly signing in the space provided below and both
(i) faxing the signed copy to Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operations, Fax +(44) 20-7773-6810/6857, Tel +(44) 20-7773-6901/6904/6965, and (ii) mailing the signed copy to Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, Attention of Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operation. Your failure to respond within such period shall not affect the validity or enforceability of the Transaction against you. This facsimile shall be the only documentation in respect of the Transaction and accordingly no hard copy versions of this Confirmation for this Transaction shall be provided unless Party B requests such a copy.

------------------------------------- ------------------------------------------
For and on behalf of                  For and on behalf of
BARCLAYS BANK PLC                     BCAP LLC Trust 2007-AA5
                                      By: Wells Fargo Bank, National
                                      Association,  not individually, but
                                      solely as securities administrator of
                                      the Trust
------------------------------------- ------------------------------------------

Name: Shain Kalmanowitz               Name: Carla S. Walker
Title: Authorized Signatory           Title: Vice President
Date: September 21, 2007              Date: September 21, 2007

------------------------------------- ------------------------------------------


Barclays Bank PLC and its Affiliates, including Barclays Capital Inc., may share with each other information, including non-public credit information, concerning its clients and prospective clients. If you do not want such information to be shared, you must write to the Director of Compliance, Barclays Bank PLC, 200 Park Avenue, New York, NY 10166.

                      SCHEDULE I

From and including  To but excluding   Notional Amount (USD)
------------------  ----------------   ---------------------
     25-Sep-09          25-Oct-09     170,935,516.43
     25-Oct-09          25-Nov-09     167,775,095.64
     25-Nov-09          25-Dec-09     164,673,047.94
     25-Dec-09          25-Jan-10     159,214,368.99
     25-Jan-10          25-Feb-10     156,270,328.15
     25-Feb-10          25-Mar-10     153,380,668.19
     25-Mar-10          25-Apr-10     150,544,385.38
     25-Apr-10          25-May-10     147,760,494.49
     25-May-10          25-Jun-10     145,028,028.46
     25-Jun-10          25-Jul-10     142,346,038.09
     25-Jul-10          25-Aug-10     139,713,591.67
     25-Aug-10          25-Sep-10     137,129,774.68
     25-Sep-10          25-Oct-10     134,593,689.51
     25-Oct-10          25-Nov-10     132,104,455.05
     25-Nov-10          25-Dec-10     129,661,206.48
     25-Dec-10          25-Jan-11     127,263,094.94
     25-Jan-11          25-Feb-11     124,909,287.22
     25-Feb-11          25-Mar-11     122,598,965.46
     25-Mar-11          25-Apr-11     120,331,326.94
     25-Apr-11          25-May-11     117,993,698.23
     25-May-11          25-Jun-11     115,811,138.19
     25-Jun-11          25-Jul-11     113,668,902.94
     25-Jul-11          25-Aug-11     111,566,248.03
     25-Aug-11          25-Sep-11     109,502,442.78
     25-Sep-11          25-Oct-11     107,476,769.97
     25-Oct-11          25-Nov-11     105,488,525.64
     25-Nov-11          25-Dec-11     102,425,340.53
     25-Dec-11          25-Jan-12     100,531,948.50
     25-Jan-12          25-Feb-12      98,673,522.35
     25-Feb-12          25-Mar-12      88,882,008.49
     25-Mar-12          25-Apr-12      68,054,444.09
     25-Apr-12          25-May-12      65,867,289.10
     25-May-12          25-Jun-12      64,648,306.13
     25-Jun-12          25-Jul-12      63,451,852.45
     25-Jul-12          25-Aug-12      62,277,512.05
     25-Aug-12          25-Sep-12      61,124,876.61
     25-Sep-12          25-Oct-12      59,993,545.36
     25-Oct-12          25-Nov-12      58,883,124.90
     25-Nov-12          25-Dec-12      57,793,229.09
     25-Dec-12          25-Jan-13      56,723,478.93
     25-Jan-13          25-Feb-13      55,673,502.42
     25-Feb-13          25-Mar-13      54,642,934.39
     25-Mar-13          25-Apr-13      53,631,416.44
     25-Apr-13          25-May-13      52,638,596.78
     25-May-13          25-Jun-13      51,664,130.09
     25-Jun-13          25-Jul-13      50,707,677.45
     25-Jul-13          25-Aug-13      49,768,906.20
     25-Aug-13          25-Sep-13      48,847,489.79
     25-Sep-13          25-Oct-13      47,943,107.70
     25-Oct-13          25-Nov-13      47,055,445.33
     25-Nov-13          25-Dec-13      46,184,193.92
     25-Dec-13          25-Jan-14      45,329,050.35
     25-Jan-14          25-Feb-14      44,489,717.14
     25-Feb-14          25-Mar-14      43,665,902.27
     25-Mar-14          25-Apr-14      42,857,319.14
     25-Apr-14          25-May-14      42,063,686.41
     25-May-14          25-Jun-14      41,101,146.94
     25-Jun-14          25-Jul-14       6,304,716.15
     25-Jul-14          25-Aug-14         374,515.78

                                     Annex A

                    Paragraph 13 of the Credit Support Annex



                                                                         ANNEX A

                                     ISDA(R)
                              CREDIT SUPPORT ANNEX
                             to the Schedule to the
                              ISDA Master Agreement
                     dated as of September 21, 2007 between
      Barclays Bank PLC (hereinafter referred to as "Party A" or "Pledgor")
                                       and
    Wells Fargo Bank, National Association, not individually, but solely as securities administrator (the "Securities Administrator") for BCAP LLC Trust 2007-AA5, Mortgage Pass-Through Certificates, Series 2007-AA5 (the
       "Trust") (hereinafter referred to as "Party B" or "Secured Party")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.


Paragraph 13.  Elections and Variables.

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations:

      With respect to Party A: not applicable.

      With respect to Party B: not applicable.

(b)   Credit Support Obligations.

      (i)   Delivery Amount, Return Amount and Credit Support Amount.

            (A) "Delivery Amount" has the meaning specified in Paragraph 3(a), except that:

                  (I) the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" shall be deleted and replaced with the words "not later than the close of business on each Valuation Date", and

                  (II) the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party." shall be deleted in its entirety and replaced with the following:

                        "The "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the greatest of

                        (1) the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party,

                        (2) the amount by which (a) the Moody's Credit Support Amount for such Valuation Date exceeds (b) the Moody's Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party, and

                        (3) the amount by which (a) the Fitch Credit Support Amount for such Valuation Date exceeds (b) the Fitch Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party."

            (B) "Return Amount" has the meaning specified in Paragraph 3(b), except that:

                  (I) the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Credit Support Amount." shall be deleted in its entirety and replaced with the following:

                        "The "Return Amount" applicable to the Secured Party for any Valuation Date will equal the least of

                        (1) the amount by which (a) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

                        (2) the amount by which (a) the Moody's Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's Credit Support Amount for such Valuation Date, and

                        (3) the amount by which (a) the Fitch Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Fitch Credit Support Amount for such Valuation Date."

            (C) "Credit Support Amount" shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody's Credit Support Amount, or the Fitch Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

      (ii)  Eligible Collateral.

            On any date, the following items will qualify as "Eligible Collateral" (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):


                                   S&P          S&P         Moody's      Moody's
                                 Approved     Required       First        Second
                                 Ratings      Ratings       Trigger      Trigger        Fitch
                                Valuation    Valuation     Valuation    Valuation     Valuation
          Collateral            Percentage   Percentage   Percentage    Percentage   Percentage
          ----------            ----------   ----------   ----------    ----------   ----------

(A) Cash                           100%          80%         100%          100%          100%

(B) Fixed-rate negotiable
    debt obligations issued
    by the U.S. Treasury
    Department having a
    remaining maturity on
    such date of not more         98.9%        79.1%         100%          100%         97.5%
    than one year

(C) Fixed-rate negotiable
    debt obligations issued
    by the U.S. Treasury
    Department having a
    remaining maturity on
    such date of more than
    one year but not more         92.6%        74.1%         100%           94%         86.3%
    than ten years

(D) Fixed-rate negotiable
    debt obligations issued
    by the U.S. Treasury
    Department having a
    remaining maturity on
    such date of more than         N/A          N/A          100%           87%           79%
    ten years


          Notwithstanding the Valuation Percentages set forth in the preceding table, upon the first Transfer of Eligible Collateral under this Annex, the Pledgor may, at the Pledgor's expense, agree the Valuation Percentages in relation to (B) through (D) above with the relevant rating agency (to the extent such rating agency is providing a rating for the Certificates), and upon such agreement (as evidenced in writing), such Valuation Percentages shall supersede those set forth in the preceding table.



      (iii) Other Eligible Support.

            The following items will qualify as "Other Eligible Support" for the party specified:

            Such Other Eligible Support as the Pledgor may designate; provided, at the expense of the Pledgor, the prior written consent of the relevant rating agency (to the extent such rating agency is providing a rating for the Certificates) shall have been obtained. For the avoidance of doubt, there are no items that qualify as Other Eligible Support as of the date of this Annex.

      (iv)  Threshold.

            (A) "Independent Amount" means zero with respect to Party A and Party B.

            (B) "Moody's Threshold" means, with respect to Party A and any Valuation Date, if a Moody's First Trigger Downgrade Event has occurred and is continuing and such Moody's First Trigger Downgrade Event has been continuing for at least 30 Local Business Days or since this Annex was executed, zero; otherwise, infinity.

                  "S&P Threshold" means, with respect to Party A and any Valuation Date, if an S&P Approved Threshold Downgrade Event has occurred and is continuing and such S&P Approved Threshold Downgrade Event has been continuing for at least 10 Local Business Days or since this Annex was executed, zero; otherwise, infinity.

                  "Fitch Threshold" means, with respect to Party A and any Valuation Date, if a Fitch Approved Threshold Downgrade Event has occurred and is continuing and such Fitch Approved Threshold Downgrade Event has been continuing for at least 30 calendar days or since this Annex was executed, zero; otherwise, infinity

                  "Threshold" means, with respect to Party B and any Valuation Date, infinity.

            (C) "Minimum Transfer Amount" means USD 100,000; provided, however, that if the aggregate Class Certificate Balance of Certificates rated by S&P ceases to be more than USD 50,000,000, "Minimum Transfer Amount" means USD 50,000; provided further, with respect to the Secured Party at any time when the Secured Party is a Defaulting Party, "Minimum Transfer Amount" means zero.

            (D) Rounding: The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of USD 1000.

(c)   Valuation and Timing.

      (i) "Valuation Agent" means Party A. The Valuation Agent's calculations shall be made in accordance with standard market practices using commonly accepted third party sources such as Bloomberg or Reuters.

      (ii)  "Valuation Date" means each Local Business Day.

      (iii) "Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

      (iv) "Notification Time" means 11:00 a.m., New York time, on a Local Business Day.

(d) Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Events will be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): None.

(e)   Substitution.

      (i)   "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

      (ii) Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)   Dispute Resolution.

      (i) "Resolution Time" means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

      (ii) Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody's Value, and Fitch Value, on any date, of Eligible Collateral will be calculated as follows:

            For Eligible Collateral comprised of Cash, the amount of such Cash.

            For Eligible Collateral comprising securities, the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and
            (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

      (iii) Alternative. The provisions of Paragraph 5 will apply; provided, that the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)   Holding and Using Posted Collateral.

      (i)   Eligibility to Hold Posted Collateral; Custodians.

                  (1) Party B is not and will not be entitled to hold Posted Collateral. Party B's Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the Custodian for Party B shall be the same banking institution that acts as Securities Administrator for the Certificates (as defined in the Pooling and Servicing Agreement).

            Initially,  the  Custodian  for Party B is:  the  Securities
            Administrator.

      (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6(c)(ii); provided, however, that the Securities Administrator shall invest Cash Posted Credit Support in such investments as designated by Party A, with losses (net of gains) incurred in respect of such investments to be for the account of Party A; provided further, that such investments designated by Party A shall be limited to money market funds rated "AAAm" or "AAAm-G" by S&P and from which such invested Cash Posted Credit Support may be withdrawn upon no more than 2 Local Business Day's notice of a request for withdrawal.

(h)   Distributions and Interest Amount.

      (i) Interest Rate. The "Interest Rate" will be the actual interest rate earned on Posted Collateral in the form of Cash pursuant to Paragraph 13(g)(ii).

      (ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

      (iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i) Additional Representation(s). There are no additional representations by either party.

(j)   Other Eligible Support and Other Posted Support.

      (i) "Value" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time pursuant to Paragraph 13(b)(iii).

      (ii) "Transfer" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time pursuant to Paragraph 13(b)(iii).

(k) Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

      If to Party A:

            5 The North Colonnade
            Canary Wharf
            London  E14 4BB, England
            Attention:  Swaps Documentation
            Facsimile No.:    0207-773-6857/6858
            Telephone No.:    0207-773-6915/6904

            with a copy to:

            General Counsel's Office
            200 Park Avenue
            New York, NY  10166

            Notices to Party A shall not be deemed effective unless delivered to the London address set forth above.

      If to Party B's Custodian:

            BCAP LLC Trust 2007-AA5
            c/o Wells Fargo Bank, National Association
            9062 Old Annapolis Road
                            Columbia, Maryland 21045
                    Attention: Client Manager - BCAP 2007-AA5

(l) Address for Transfers. Each Transfer hereunder shall be made to the address specified in writing from time to time by the party to which such Transfer will be made.

      If to Party A:

      For Cash:

      Barclays Bank PLC, NY
      ABA #026-002-574
      F/O Barclays Swaps & Options Group NY
      A/C #: 050019228
      REF:  Collateral

      For Treasury Securities:

      Bank of NYC/BBPLCLDN
      ABA #021-000-018

      If to Party B:

      Wells Fargo Bank, National Association
      San Francisco, CA
      ABA No.:  121 000 248
      Account No.:  3970771416
      Account Name:  SAS Trust Clearing
      FFC:  53178003, BCAP 2007-AA5 Posted Collateral Account

(m)   Other Provisions.

      (i) Collateral Account. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated trust account and to hold, record and identify all the Posted Collateral in such segregated trust account and, subject to Paragraph 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

      (ii) Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

      (iii) Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's Value, Fitch Value". Paragraph 4(d)(ii) is hereby amended by (A) deleting the words "a Value" and inserting in lieu thereof "an S&P Value, a Moody's Value, and a Fitch Value" and (B) deleting the words "the Value" and inserting in lieu thereof "S&P Value, Moody's Value, and Fitch Value". Paragraph 5 (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's Value, or Fitch Value". Paragraph 5(i) (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's Value, and Fitch Value". Paragraph 5(i)(C) is hereby amended by deleting the word "the Value, if" and inserting in lieu thereof "any one or more of the S&P Value, Moody's Value, or Fitch Value, as may be". Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words "the Value" and inserting in lieu thereof "any one or more of the S&P Value, Moody's Value, or Fitch Value" and (2) deleting the second instance of the words "the Value" and inserting in lieu thereof "such disputed S&P Value, Moody's Value, or Fitch Value". Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word "Value" and inserting in lieu thereof "least of the S&P Value, Moody's Value or Fitch Value".

      (iv) Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

      (v) Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Moody's Second Trigger Downgrade Event has occurred and been continuing for 30 or more Local Business Days, (B) an S&P Required Ratings Downgrade Event has occurred and been continuing for 10 or more Local Business Days, or (C) a Fitch Required Ratings Downgrade Event has occurred and been continuing for 30 or more days.

      (vi) Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

      (vii) Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after "the Interest Amount" in the fourth line thereof the words "less any applicable withholding taxes."

      (viii) Additional Definitions. As used in this Annex:

             "Exposure" has the meaning specified in Paragraph 12, except that
             (1) after the word "Agreement" the words "(assuming, for this purpose only, that Part 1(f)(i)(A)-(E) of the Schedule is deleted)" shall be inserted and (2) at the end of the definition of Exposure, the words "with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement" shall be added.

             "Fitch Approved Ratings Downgrade Event" means that no Relevant Entity has credit ratings from Fitch at least equal to the Fitch Approved Ratings Threshold.

             "Fitch Credit Support Amount" means, for any Valuation Date, the excess, if any, of

             (I)  (A)   for  any   Valuation   Date  on  which  a  Fitch
                        Approved  Ratings  Downgrade  Event has occurred
                        and been  continuing  for at  least 30 days,  an
                        amount  equal  to the sum of (1)  100.0%  of the
                        Secured  Party's  Exposure  for  such  Valuation
                        Date   and  (2)  the   product   of  the   Fitch
                        Volatility   Cushion  for  each  Transaction  to
                        which  this  Annex   relates  and  the  Notional
                        Amount   of  each  such   Transaction   for  the
                        Calculation    Period   which    includes   such
                        Valuation Date, or

                  (B) for any other Valuation Date, zero, over

             (II) the Threshold for Party A for such Valuation Date.

             "Fitch Valuation Percentage" means, for any Valuation Date and each item of Eligible Collateral, means, with respect to a Valuation Date and each item of Eligible Collateral, the corresponding percentage for such Eligible Collateral in the column headed "Fitch Valuation Percentage".

             "Fitch Value" means, on any date and with respect to any Eligible Collateral other than Cash, the product of (x) the bid price obtained by the Valuation Agent for such Eligible Collateral and
             (y) the Fitch Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii). The Fitch Value of Cash will be the amount of such Cash.

             "Fitch Volatility Cushion" means, for any Transaction, the related percentage set forth in the following table.


               ----------------------------------------------------------------------------------
               The higher of the                  Remaining Weighted Average Maturity
               Fitch credit rating                              (years)
               of (i) Party A and
               (ii) the Credit
               Support Provider of     ----------------------------------------------------------
               Party A, if applicable    1      2       3      4      5       6      7      8
               ----------------------- ------ ------- ------ ------ ------- ------ ------ -------
               At least "AA-"          0.8%    1.7%   2.5%   3.3%    4.0%   4.7%   5.3%    5.9%
               ----------------------- ------ ------- ------ ------ ------- ------ ------ -------
               "A+/A"                  0.6%    1.2%   1.8%   2.3%    2.8%   3.3%   3.8%    4.2%
               ----------------------- ------ ------- ------ ------ ------- ------ ------ -------
               "A-/BBB+" or lower      0.5%    1.0%   1.6%   2.0%    2.5%   2.9%   3.3%    3.6%
               ----------------------- ----------------------------------------------------------
               The higher of the                  Remaining Weighted Average Maturity
               Fitch credit rating                              (years)
               of (i) Party A and      ----------------------------------------------------------
               (ii) the Credit                                                     Greater than
               Support Provider of                                                  or equal to
               Party A, if applicable    9      10     11     12      13     14         15
               ----------------------- ------ ------- ------ ------ ------- ------ --------------
               At least "AA-"          6.5%    7.0%   7.5%   8.0%    8.5%   9.0%       9.5%
               ----------------------- ------ ------- ------ ------ ------- ------ --------------
               "A+/A"                  4.6%    5.0%   5.3%   5.7%    6.0%   6.4%       6.7%
               ----------------------- ------ ------- ------ ------ ------- ------ --------------
               "A-/BBB+" or lower      4.0%    4.3%   4.7%   5.0%    5.3%   5.6%       5.9%
               ----------------------- ------ ------- ------ ------ ------- ------ --------------



            "Local Business Day" means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

            "Moody's Credit Support Amount" means, for any Valuation Date:

            (A) if the Moody's Threshold for such Valuation Date is zero and it is not the case that a Moody's Second Trigger Downgrade Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (x) zero and
                  (y) the sum of the Secured Party's Exposure and the aggregate of Moody's First Trigger Additional Amounts for each Transaction and such Valuation Date;

            (B) if a Moody's Second Trigger Downgrade Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (x) zero, (y) the aggregate amount of the Next Payments for each Transaction and such Valuation Date, and (z) the sum of the Secured Party's Exposure and the aggregate of Moody's Second Trigger Additional Amounts for each Transaction and such Valuation Date; or

            (C) if the Moody's Threshold for such Valuation Date is infinity, zero.

            "Moody's First Trigger Additional Amount" means, for any Valuation Date and any Transaction, the product of (i) the applicable Moody's First Trigger Factor set forth in Table 1, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date.

            "Moody's First Trigger Downgrade Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's First Trigger Ratings Threshold.

            "Moody's Second Trigger Additional Amount" means, for any Valuation Date and any Transaction,

            (A) if such Transaction is not a Transaction-Specific Hedge, the product of (i) the applicable Moody's Second Trigger Factor set forth in Table 2, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

            (B) if such Transaction is a Transaction-Specific Hedge, the product of (i) the applicable Moody's Second Trigger Factor set forth in Table 3, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date;

            "Moody's Valuation Percentage" means, with respect to a Valuation Date and each item of Eligible Collateral, (i) if the Moody's Threshold for such Valuation Date is zero and it is not the case that a Moody's Second Trigger Downgrade Event has occurred and been continuing for at least 30 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed "Moody's First Trigger Valuation Percentage" or (ii) if a Moody's Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed "Moody's Second Trigger Valuation Percentage".

            "Moody's Value" means, on any date and with respect to any Eligible Collateral other than Cash, the product of (x) the bid price obtained by the Valuation Agent and (y) the applicable Moody's Valuation Percentage set forth in Paragraph 13(b)(ii). The Moody's Value of Cash will be the amount of such Cash.

            "Next Payment" means, for each Transaction and each Valuation Date, the greater of (i) the aggregate amount of any payments due to be made by Party A under Section 2(a) in respect of such Transaction on the related Next Payment Date less the aggregate amount of any payments due to be made by Party B under Section 2(a) on such Next Payment Date (any such payments determined based on rates prevailing on such Valuation Date) and (ii) zero.

            "Next Payment Date" means, for each Transaction, the date on which the next scheduled payment under such Transaction is due to be paid.

             "S&P Approved Ratings Downgrade Event" means that no Relevant
            Entity has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold.

            "S&P Credit Support Amount" means, for any Valuation Date:

            (A) if the S&P Threshold for such Valuation Date is zero and it is not the case that an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, an amount equal to the Secured Party's Exposure;

            (B) if an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, an amount equal to 125% of the Secured Party's Exposure; or

            (C) if the S&P Threshold for such Valuation Date is infinity, zero.

            "S&P Valuation Percentage" means, with respect to a Valuation Date and each item of Eligible Collateral, (i) if the S&P Threshold for such Valuation Date is zero and it is not the case that a S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed "S&P Approved Ratings Valuation Percentage" or (ii) if an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed "S&P Required Ratings Valuation Percentage".

            "S&P Value" means, on any date and with respect to any Eligible Collateral, the product of (x) the bid price obtained by the Valuation Agent for such Eligible Collateral and (y) the applicable S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii). The S&P Value of Cash will be the face amount of such Cash.

            "Transaction-Specific Hedge" means any Transaction in respect of which (x) the notional amount is "balance guaranteed" or (y) the notional amount for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

            "Valuation Percentage" shall mean, for purposes of determining the S&P Value, Moody's Value and Fitch Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody's Valuation Percentage, or Fitch Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

            "Value" shall mean, in respect of any date, the related S&P Value, the related Moody's Value, and the related Fitch Value.



           [Remainder of this page intentionally left blank]

                                     Table 1

-----------------------------------------------------------------------------
         Remaining            Moody's First Trigger
   Weighted Average Life     Factor--Single Currency   Moody's First Trigger
     of Hedge in Years        Interest Rate Hedges    Factor--Currency Hedges
-----------------------------------------------------------------------------
  Equal to or less than 1             0.15%                   1.10%
-----------------------------------------------------------------------------
Greater than 1 but less
than or equal to 2                    0.30%                   1.20%
-----------------------------------------------------------------------------
Greater   than  2  but  less          0.40%
than or equal to 3                                            1.30%
-----------------------------------------------------------------------------
Greater   than  3  but  less
than or equal to 4                    0.60%                   1.40%
-----------------------------------------------------------------------------
Greater   than  4  but  less
than or equal to 5                    0.70%                   1.50%
-----------------------------------------------------------------------------
Greater   than  5  but  less
than or equal to 6                    0.80%                   1.60%
-----------------------------------------------------------------------------
Greater   than  6  but  less
than or equal to 7                    1.00%                   1.60%
-----------------------------------------------------------------------------
Greater   than  7  but  less
than or equal to 8                    1.10%                   1.70%
-----------------------------------------------------------------------------
Greater   than  8  but  less
than or equal to 9                    1.20%                   1.80%
-----------------------------------------------------------------------------
Greater   than  9  but  less
than or equal to 10                   1.30%                   1.90%
-----------------------------------------------------------------------------
Greater  than  10  but  less
than or equal to 11                   1.40%                   1.90%
-----------------------------------------------------------------------------
Greater  than  11  but  less
than or equal to 12                   1.50%                   2.00%
-----------------------------------------------------------------------------
Greater  than  12  but  less
than or equal to 13                   1.60%                   2.10%
-----------------------------------------------------------------------------
Greater  than  13  but  less
than or equal to 14                   1.70%                   2.10%
-----------------------------------------------------------------------------
Greater  than  14  but  less
than or equal to 15                   1.80%                   2.20%
-----------------------------------------------------------------------------
Greater  than  15  but  less
than or equal to 16                   1.90%                   2.30%
-----------------------------------------------------------------------------
Greater  than  16  but  less
than or equal to 17                   2.00%                   2.30%
-----------------------------------------------------------------------------
Greater  than  17  but  less
than or equal to 18                   2.00%                   2.40%
-----------------------------------------------------------------------------
Greater  than  18  but  less
than or equal to 19                   2.00%                   2.40%
-----------------------------------------------------------------------------
Greater  than  19  but  less
than or equal to 20                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater  than  20  but  less
than or equal to 21                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater  than  21  but  less
than or equal to 22                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater  than  22  but  less
than or equal to 23                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater  than  23  but  less
than or equal to 24                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater  than  24  but  less
than or equal to 25                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater  than  25  but  less
than or equal to 26                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater  than  26  but  less
than or equal to 27                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater  than  27  but  less
than or equal to 28                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater  than  28  but  less
than or equal to 29                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater than 29                       2.00%                   2.50%
-----------------------------------------------------------------------------

                                     Table 2
                                     -------

-----------------------------------------------------------------------------
                                  Moody's Second
       Remaining             Trigger Factor--Single        Moody's Second
  Weighted Average Life        Currency Interest             Trigger
    of Hedge in Years              Rate Swaps         Factor--Currency Swaps
-----------------------------------------------------------------------------
Equal to or less than 1              0.50%                    6.10%
-----------------------------------------------------------------------------
Greater than 1 but less              1.00%                    6.30%
than or equal to 2
-----------------------------------------------------------------------------
Greater  than  2 but  less           1.50%                    6.40%
than or equal to 3
-----------------------------------------------------------------------------
Greater  than  3 but  less           1.90%                    6.60%
than or equal to 4
-----------------------------------------------------------------------------
Greater  than  4 but  less           2.40%                    6.70%
than or equal to 5
-----------------------------------------------------------------------------
Greater  than  5 but  less           2.80%                    6.80%
than or equal to 6
-----------------------------------------------------------------------------
Greater  than  6 but  less           3.20%                    7.00%
than or equal to 7
-----------------------------------------------------------------------------
Greater  than  7 but  less           3.60%                    7.10%
than or equal to 8
-----------------------------------------------------------------------------
Greater  than  8 but  less           4.00%                    7.20%
than or equal to 9
-----------------------------------------------------------------------------
Greater  than  9 but  less           4.40%                    7.30%
than or equal to 10
-----------------------------------------------------------------------------
Greater  than 10 but  less           4.70%                    7.40%
than or equal to 11
-----------------------------------------------------------------------------
Greater  than 11 but  less           5.00%                    7.50%
than or equal to 12
-----------------------------------------------------------------------------
Greater  than 12 but  less           5.40%                    7.60%
than or equal to 13
-----------------------------------------------------------------------------
Greater  than 13 but  less           5.70%                    7.70%
than or equal to 14
-----------------------------------------------------------------------------
Greater  than 14 but  less           6.00%                    7.80%
than or equal to 15
-----------------------------------------------------------------------------
Greater  than 15 but  less           6.30%                    7.90%
than or equal to 16
-----------------------------------------------------------------------------
Greater  than 16 but  less           6.60%                    8.00%
than or equal to 17
-----------------------------------------------------------------------------
Greater  than 17 but  less           6.90%                    8.10%
than or equal to 18
-----------------------------------------------------------------------------
Greater  than 18 but  less           7.20%                    8.20%
than or equal to 19
-----------------------------------------------------------------------------
Greater  than 19 but  less           7.50%                    8.20%
than or equal to 20
-----------------------------------------------------------------------------
Greater  than 20 but  less           7.80%                    8.30%
than or equal to 21
-----------------------------------------------------------------------------
Greater  than 21 but  less           8.00%                    8.40%
than or equal to 22
-----------------------------------------------------------------------------
Greater  than 22 but  less           8.00%                    8.50%
than or equal to 23
-----------------------------------------------------------------------------
Greater  than 23 but  less           8.00%                    8.60%
than or equal to 24
-----------------------------------------------------------------------------
Greater  than 24 but  less           8.00%                    8.60%
than or equal to 25
-----------------------------------------------------------------------------
Greater  than 25 but  less           8.00%                    8.70%
than or equal to 26
-----------------------------------------------------------------------------
Greater  than 26 but  less           8.00%                    8.80%
than or equal to 27
-----------------------------------------------------------------------------
Greater  than 27 but  less           8.00%                    8.80%
than or equal to 28
-----------------------------------------------------------------------------
Greater  than 28 but  less           8.00%                    8.90%
than or equal to 29
-----------------------------------------------------------------------------
Greater than 29                      8.00%                    9.00%
-----------------------------------------------------------------------------

                                     Table 3
                                     -------

-------------------------------------------------------------------------
                                Moody's Second        Moody's Second
        Remaining          Trigger Factor--Single         Trigger
   Weighted Average Life      Currency Interest       Factor--Currency
     of Hedge in Years           Rate Hedges              Hedges
-------------------------------------------------------------------------
  Equal to or less than 1           0.65%                  6.30%
-------------------------------------------------------------------------
Greater than 1 but less             1.30%                  6.60%
than or equal to 2
-------------------------------------------------------------------------
Greater  than  2  but  less         1.90%                  6.90%
than or equal to 3
-------------------------------------------------------------------------
Greater  than  3  but  less         2.50%                  7.10%
than or equal to 4
-------------------------------------------------------------------------
Greater  than  4  but  less         3.10%                  7.40%
than or equal to 5
-------------------------------------------------------------------------
Greater  than  5  but  less         3.60%                  7.70%
than or equal to 6
-------------------------------------------------------------------------
Greater  than  6  but  less         4.20%                  7.90%
than or equal to 7
-------------------------------------------------------------------------
Greater  than  7  but  less         4.70%                  8.20%
than or equal to 8
-------------------------------------------------------------------------
Greater  than  8  but  less         5.20%                  8.40%
than or equal to 9
-------------------------------------------------------------------------
Greater  than  9  but  less         5.70%                  8.60%
than or equal to 10
-------------------------------------------------------------------------
Greater  than  10 but  less         6.10%                  8.80%
than or equal to 11
-------------------------------------------------------------------------
Greater  than  11 but  less         6.50%                  9.00%
than or equal to 12
-------------------------------------------------------------------------
Greater  than  12 but  less         7.00%                  9.20%
than or equal to 13
-------------------------------------------------------------------------
Greater  than  13 but  less         7.40%                  9.40%
than or equal to 14
-------------------------------------------------------------------------
Greater  than  14 but  less         7.80%                  9.60%
than or equal to 15
-------------------------------------------------------------------------
Greater  than  15 but  less         8.20%                  9.80%
than or equal to 16
-------------------------------------------------------------------------
Greater  than  16 but  less         8.60%                 10.00%
than or equal to 17
-------------------------------------------------------------------------
Greater  than  17 but  less         9.00%                 10.10%
than or equal to 18
-------------------------------------------------------------------------
Greater  than  18 but  less         9.40%                 10.30%
than or equal to 19
-------------------------------------------------------------------------
Greater  than  19 but  less         9.70%                 10.50%
than or equal to 20
-------------------------------------------------------------------------
Greater  than  20 but  less         10.00%                10.70%
than or equal to 21
-------------------------------------------------------------------------
Greater  than  21 but  less         10.00%                10.80%
than or equal to 22
-------------------------------------------------------------------------
Greater  than  22 but  less         10.00%                11.00%
than or equal to 23
-------------------------------------------------------------------------
Greater  than  23 but  less         10.00%                11.00%
than or equal to 24
-------------------------------------------------------------------------
Greater  than  24 but  less         10.00%                11.00%
than or equal to 25
-------------------------------------------------------------------------
Greater  than  25 but  less         10.00%                11.00%
than or equal to 26
-------------------------------------------------------------------------
Greater  than  26 but  less         10.00%                11.00%
than or equal to 27
-------------------------------------------------------------------------
Greater  than  27 but  less         10.00%                11.00%
than or equal to 28
-------------------------------------------------------------------------
Greater  than  28 but  less         10.00%                11.00%
than or equal to 29
-------------------------------------------------------------------------
Greater than 29                     10.00%                11.00%
-------------------------------------------------------------------------

REFERENCE NUMBER: 1960759B

[BARCLAYS CAPITAL LOGO]

                                                Barclays Bank PLC
                                                5 The North Colonnade
                                                Canary Wharf
                                                London E14 4BB
                                                Tel +44 (0)20 7623 2323


DATE:                   September 21, 2007

TO:                     Wells Fargo Bank, National Association, not
                        individually, but solely as Securities
                        Administrator for BCAP LLC Trust 2007-AA5,
                        Mortgage Pass-Through Certificates, Series
                        2007-AA5 (the "Trust")
                        9062 Old Annapolis Road
                        Columbia, Maryland 21045
ATTENTION:              Client Manager - BCAP 2007-AA5
TELEPHONE:              410-884-2000
FACSIMILE:              410-715-2380

FROM:                   Barclays Bank PLC

SUBJECT:                Fixed Income Derivatives Confirmation

REFERENCE NUMBER:       1957307B/1961766B

The purpose of this long-form confirmation ("Confirmation") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Barclays Bank PLC ("Party A") and Wells Fargo Bank, National Association, not individually, but solely as securities administrator (the "Securities Administrator") on behalf of the trust with respect to the BCAP LLC Trust 2007-AA5, Mortgage Pass-Through Certificates, Series 2007-AA5 (the "Trust") ("Party B") created under the Pooling and Servicing Agreement, dated as of September 1, 2007, among BCAP LLC, as Depositor, Wells Fargo Bank, National Association, as Securities Administrator, Master Servicer and Custodian and HSBC Bank USA, National Association, as Trustee (the "Base Agreement"). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. Item 2 of this Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement (defined below); Item 3 of this Confirmation constitutes a "Schedule" as referred to in the ISDA Master Agreement; and Annex A hereto constitutes Paragraph 13 of a Credit Support Annex to the Schedule.

1. The Confirmation set forth at Item 2 hereof shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the "ISDA Master Agreement"), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in
      Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the "Credit Support Annex"). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

      Notional Amount:              An amount equal to the applicable Cap
                                    Notional Amount (amortizing in accordance with the Cap Notional Amount Amortization
                                    Schedule attached in Annex I).

      Trade Date:                   September 21, 2007

      Effective Date:               September 21, 2007

      Termination Date:             September 25, 2009; subject to adjustment in
                                    accordance with the Business Day Convention

      Fixed Amounts:

         Fixed Rate Payer:          Party B

         Fixed Rate Payer
         Payment Dates:             September 21, 2007

         Fixed Amount:              USD 60,000


      Floating Amounts:

         Floating Rate Payer:       Party A

         Cap Rate:                  6.50%

         Floating Rate Payer
         Period End Dates:          The 25th calendar day of each month during
                                    the Term of this Transaction, commencing
                                    October 25, 2007, subject to adjustment in accordance with the Business Day
                                    Convention.

         Floating Rate Payer
         Payment Dates:             Early Payment shall be applicable. For
                                    each Calculation Period, the Floating Rate
                                    Payer Payment Date shall be the first
                                    Business Day prior to the related Floating
                                    Rate Payer Period End Date.

         Floating Rate Option:      With respect to any Calculation Period, the
                                    lesser of (i) USD-LIBOR-BBA and (ii) 11.00%


         Designated Maturity:       One month

         Floating Rate Day
         Count Fraction:            Actual/360

         Reset Dates:               The first day of each Calculation Period.

         Compounding:               Inapplicable

         Business Days:             New York

         Business Day
          Convention:               Modified Following

         Calculation Agent:         Party A

      Account Details and Settlement Information:

         Payments to Party A:       Correspondent: BARCLAYS BANK PLC NEW YORK
                                    FEED: 026002574
                                    Beneficiary: BARCLAYS SWAPS
                                    Beneficiary Account: 050-01922-8

         Payments to Party B:       Wells Fargo Bank, National Association
                                    ABA #: 121 000 248
                                    Acct #: 3970771416
                                    Acct. Name: SAS Trust Clearing
                                    FFC: 53178001
                                    BCAP 2007-AA5 Supplemental Interest Account

3.    Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.     Termination Provisions.

For the purposes of this Agreement:-

(a)   "Specified Entity" will not apply to Party A or Party B for any purpose.

(b)   "Specified Transaction" will have the meaning specified in Section 14.

(c)   Events of Default.

      The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

      (i) The "Failure to Pay or Deliver" provisions of Section 5(a)(i) will apply to Party A and will apply to Party B.

      (ii) The "Breach of Agreement" provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B; provided, however, that notwithstanding anything to the contrary in Section 5(a)(ii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(ii) unless (A) a Moody's Second Trigger Downgrade Event has occurred and been continuing for 30 or more Local Business Days,
             (B) an S&P Required Ratings Downgrade Event has occurred and been continuing for 10 or more Local Business Days, or (C) a Fitch Required Ratings Downgrade Event has occurred and been continuing for 30 or more days.

      (iii) The "Credit Support Default" provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in
             Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Moody's Second Trigger Downgrade Event has occurred and been continuing for 30 or more Local Business Days, (B) an S&P Required Ratings Downgrade Event has occurred and been continuing for 10 or more Local Business Days, or (C) a Fitch Required Ratings Downgrade Event has occurred and been continuing for 30 or more days.

      (iv) The "Misrepresentation" provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

      (v) The "Default under Specified Transaction" provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

      (vi) The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

             "Specified Indebtedness" will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A's banking business.

             "Threshold Amount" means with respect to Party A an amount equal to three percent (3%) of the Shareholders' Equity of Party A or, if applicable, a guarantor under an Eligible Guarantee with credit ratings at least equal to the S&P Required Ratings Threshold, the Moody's Second Trigger Threshold and the Fitch Approved Ratings Threshold.

             "Shareholders' Equity" means with respect to an entity, at any time, such party's shareholders' equity (on a consolidated basis) determined in accordance with generally accepted accounting principles in such party's jurisdiction of incorporation or organization as at the end of such party's most recently completed fiscal year.

      (vii) The "Bankruptcy" provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B; provided, however, that, for purposes of applying Section 5(a)(vii) to Party B: (A) Section 5(a)(vii)(2) shall not apply, (B) Section 5(a)(vii)(3) shall not apply to any assignment, arrangement or composition that is effected by or pursuant to the Base Agreement, (C) Section 5(a)(vii)(4) shall not apply to a proceeding instituted, or a petition presented, by Party A or any of its Affiliates (notwithstanding anything to the contrary in this Agreement, for purposes of Section 5(a)(vii)(4), Affiliate shall have the meaning set forth in Section 14 of the ISDA Master Agreement), (D) Section 5(a)(vii)(6) shall not apply to any appointment that is effected by or pursuant to the Base Agreement, or any appointment to which Party B has not yet become subject; (E)
            Section 5(a)(vii) (7) shall not apply; (F) Section 5(a)(vii)(8) shall apply only to the extent of any event which has an effect analogous to any of the events specified in clauses (1), (3), (4),
            (5) or (6) of Section 5(a)(vii), in each case as modified in this
            Part 1(c)(vii), and (G) Section 5(a)(vii)(9) shall not apply.

      (viii) The "Merger Without Assumption" provisions of Section 5(a)(viii) will apply to Party A and will not apply to Party B.

(d)   Termination Events.

      The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to "Illegality" the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with
      Section 6 of this Agreement.

      (i) The "Illegality" provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

      (ii) The "Tax Event" provisions of Section 5(b)(ii) will apply to Party A and will apply to Party B.

      (iii) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

      (iv) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)   Payments on Early Termination. For the purpose of Section 6(e) of this
      Agreement:

      (i) Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

            (A) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

                  "Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

            (B) The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

                  "Settlement Amount" means, with respect to any Early Termination Date, an amount equal to:

                  (a) if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

                  (b) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

                  (c) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement has been communicated to Party B and remains capable of becoming legally binding upon acceptance by Party B, Party B's Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

            (C) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Early Termination Date.

            (D) If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

                  "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with
                  Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted against any amount payable by Party B under the immediately preceding clause (I)."

            (E) At any time on or before the Early Termination Date at which two or more Market Quotations from Approved Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value).

      (ii)  The Second Method will apply.

(g)   "Termination Currency" means USD.

(h) Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2. Tax Matters.

(a)   Tax Representations.

      (i)   Payer Representations. For the purpose of Section 3(e) of this
            Agreement:

            (A)   Party A makes the following representation(s):

                  None.

            (B)   Party B makes the following representation(s):

                  None.

      (ii)  Payee Representations. For the purpose of Section 3(f) of this
            Agreement:

            (A)   Party A makes the following representation(s):

                  None.

            (B)   Party B makes the following representation(s):

                  None.

(b)   Tax Provisions.

      (i) Indemnifiable Tax. Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes unless (i) such Taxes are assessed directly against Party B and not by deduction or withholding by Party A or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in
            Section 14). In relation to payments by Party B, no Tax shall be an Indemnifiable Tax, unless the Tax is due to a Change in Tax Law and otherwise satisfies the definition of Indemnifiable Tax provided in
            Section 14.

Part 3. Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to   Form/Document/                           Date by which to
deliver document    Certificate                              be delivered
Party A             Any form or document required or         Promptly upon reasonable demand by
                    reasonably requested to allow Party B    Party B.
                    to make payments under the Agreement
                    without any deduction or withholding
                    for or on account of any Tax, or with
                    such deduction or withholding at a
                    reduced rate.

Party B             (i) A correct, complete and duly         In each case (i) upon entering into
                    executed IRS Form W-9 (or any            this Agreement, (ii) in the case of a
                    successor thereto) of the Trust that     W-8ECI, W-8IMY, and W-8BEN that does
                    eliminates U.S. federal withholding      not include a U.S. taxpayer
                    and backup withholding tax on payments   identification number in line 6,
                    under this Agreement, (ii) if            before December 31 of each third
                    requested by Party A, a correct,         succeeding calendar year, (iii)
                    complete and executed Form W-8IMY of     promptly upon reasonable demand by
                    the Trust, and (iii) a complete and      Party A, and (iv) promptly upon
                    executed IRS Form W-9, W-8BEN, W-8ECI,   actual knowledge that any such Form
                    or W-8IMY (with attachments) (as         previously provided by Party B has
                    appropriate) from each                   become obsolete or incorrect.
                    Certificateholder that is not an
                    "exempt recipient" as that term is
                    defined in Treasury regulations
                    section 1.6049-4(c)(1)(ii), that
                    eliminates U.S. federal withholding
                    and backup withholding tax on payments
                    under this Agreement.

(b)   For the purpose of Section 4(a)(ii), other documents to be delivered are:


Party required to   Form/Document/                        Date by which to             Covered by
deliver document    Certificate                           be delivered                 Section 3(d)
                                                                                       Representation
Party A and         Any documents reasonably required     Upon the execution and       Yes
Party B             by the receiving party to             delivery of this Agreement
                    evidence the authority of the
                    delivering party or its Credit
                    Support Provider, if any, for it
                    to execute and deliver the
                    Agreement, this Confirmation, and
                    any Credit Support Documents to
                    which it is a party, and to
                    evidence the authority of the
                    delivering party or its Credit
                    Support Provider to perform its
                    obligations under the Agreement,
                    this Confirmation and any Credit
                    Support Document, as the case may
                    be

Party A and         A certificate of an authorized        Upon the execution and       Yes
Party B             officer of the party, as to the       delivery of this Agreement
                    incumbency and authority of the
                    respective officers of the party
                    signing the Agreement, this
                    Confirmation, and any relevant
                    Credit Support Document, as the
                    case may be

Party A             An opinion of counsel to Party A      Upon the execution and       No
                    reasonably satisfactory to Party B.   delivery of this Agreement

Party B             An opinion of counsel to Party B      Upon the execution and       No
                    reasonably satisfactory to Party A.   delivery of this Agreement

Party B             An executed copy of the Base          Within 30 days after the     No
                    Agreement                             date of this Agreement.

Part 4. Miscellaneous.

(a)   Address for Notices: For the purposes of Section 12(a) of this Agreement:

      Address for notices or communications to Party A:

      Address:    5 The North Colonnade
                  Canary Wharf
                  London E14 4BB
      Facsimile:  44(20) 777 36461
      Phone:            44(20) 777 36810

      (For all purposes)

      Address for notices or communications to Party B:

      Address:    Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, MD 21045
                  Attention: Client Manager - BCAP 2007-AA5
      Facsimile:  410 715 2380
      Phone:      410 884 2000

      (For all purposes)

(b)   Process Agent. For the purpose of Section 13(c):

      Party A appoints as its Process Agent: Not applicable.

      Party B appoints as its Process Agent: Not applicable.

(c)   Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)   Multibranch Party. For the purpose of Section 10(c) of this Agreement:

      Party A is a Multibranch Party and may act through its London and New York Offices.

      Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall have the right to appoint as Calculation Agent a financial institution which would qualify as a Reference Market-maker, reasonably acceptable to Party A, the cost for which shall be borne by Party A.

(f)   Credit Support Document.

      Party A: The Credit Support Annex, and any guarantee in support of Party A's obligations under this Agreement.

      Party B: The Credit Support Annex, solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex.

(g)   Credit Support Provider.

      Party A: The guarantor under any guarantee in support of Party A's obligations under this Agreement.

      Party B:    None.

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole (including any claim or controversy arising out of or relating to this Agreement), without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j) Affiliate. "Affiliate" shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5. Other Provisions.

(a) Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the "Definitions"), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for purposes of this Agreement, and (ii) references to a "Transaction" in this Agreement shall be deemed references to a "Swap Transaction" for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Base Agreement.

      Each reference herein to a "Section" (unless specifically referencing the Base Agreement) or to a "Section" "of this Agreement" will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a "Part" will be construed as a reference to the Schedule to the ISDA Master Agreement; each reference herein to a "Paragraph" will be construed as a reference to a Paragraph of the Credit Support Annex.

(b) Amendments to ISDA Master Agreement.

      (i) Single Agreement. Section 1(c) is hereby amended by the adding the words "including, for the avoidance of doubt, the Credit Support Annex" after the words "Master Agreement".

      (ii) Change of Account. Section 2(b) is hereby amended by the addition of the following after the word "delivery" in the first line thereof:
            "to another account in the same legal and tax jurisdiction as the original account".

      (iii) Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

            "(g) Relationship Between Parties.

                  (1) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

                  (2) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

                  (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

                  (4) Status of Parties. The other party is not acting as fiduciary for or advisor to it in respect of the Transaction.

                  (5) Eligible Contract Participant. It is an "eligible contract participant" as defined in Section 1a(12) of the Commodity Exchange Act, as amended."

      (iv) Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," and (ii) by deleting the words "to transfer" and inserting the words "to effect a Permitted Transfer" in lieu thereof.

      (v) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting "; and" from the end of subparagraph (i) and inserting "." in lieu thereof, and (iii) deleting the final paragraph thereof.

      (vi) Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words "or any Credit Support Document" after "Section 2(a)(i)" and the addition of the words "or Credit Support Document" after "Confirmation".

(c) Additional Termination Events. The following Additional Termination Events will apply:

      (i) First Rating Trigger Collateral. If Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and such failure has not given rise to an Event of Default under Section 5(a)(i) or
            Section 5(a)(iii), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

      (ii) Second Rating Trigger Replacement. The occurrence of any event described in this Part 5(c)(ii) shall constitute an Additional Termination Event with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

            (A) A Moody's Second Trigger Downgrade Event has occurred and been continuing for 30 or more Local Business Days and at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation (on the basis that paragraphs (i) and (ii) of Part 1(f) (Payments on Early Termination) apply) and which remains capable of becoming legally binding upon acceptance.

            (B) An S&P Required Ratings Downgrade Event has occurred and been continuing for 60 or more calendar days.

            (C) A Fitch Required Ratings Downgrade Event has occurred and been continuing for 30 or more calendar days.

      (iii) Amendment of Base Agreement. If, without the prior written consent of Party A where such consent is required under the Base Agreement, an amendment is made to the Base Agreement which amendment could reasonably be expected to have a material adverse effect on the interests of Party A (excluding, for the avoidance of doubt, any amendment to the Base Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) under this Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding Section 6(b)(iv) of this Agreement, both Party A and Party B shall have the right to designate an Early Termination Date in respect of this Additional Termination Event.

      (iv) Termination of Trust. If, the Trust is terminated pursuant to the Base Agreement and all rated certificates or notes, as applicable, have been paid in accordance with the terms of the Base Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding Section 6(b)(iv) of this Agreement, both Party A and Party B shall have the right to designate an Early Termination Date in respect of this Additional Termination Event.

      (v) Securitization Unwind. If a Securitization Unwind (as hereinafter defined) occurs, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding Section 6(b)(iv) of this Agreement, both Party A and Party B shall have the right to designate an Early Termination Date in respect of this Additional Termination Event. The Early Termination Date in respect of such Additional Termination Event shall be not earlier than the latest possible date that the amount of a termination payment may be submitted to a party exercising a clean-up call in order to be included in the clean-up call price. As used herein, "Securitization Unwind" means notice of the requisite amount of a party's intention to exercise its option to purchase the underlying mortgage loans pursuant the Base Agreement is given by the Trustee or Securities Administrator to certificateholders or noteholders, as applicable, pursuant to the Base Agreement.

(d) Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold of each relevant Rating Agency (such event, a "Required Ratings Downgrade Event"), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, use commercially reasonable efforts to procure either (A) a Permitted Transfer or (B) an Eligible Guarantee.

(e)   Transfers.

      (i)   Section 7 is hereby amended to read in its entirety as follows:

            "Subject to Section 6(b)(ii), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction without (a) the prior written consent of the other party and (b) satisfaction of the Rating Agency Condition, except that:

            (a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement);

            (b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e); and

            (c) Party A may transfer or assign this Agreement to any Person, including, without limitation, another of Party A's offices, branches or affiliates (any such Person, office, branch or affiliate, a "Transferee") on at least five Business Days' prior written notice to Party B and the Securities Administrator; provided that, with respect to this clause (c),
                  (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to
                  Section 2(d)(i)(4) of this Agreement in respect of such Tax
                  (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer and (E) Party A obtains in respect of such transfer a written acknowledgement of satisfaction of the Rating Agency Condition (except for Moody's). Party B will execute such documentation provided to it as is reasonably deemed necessary by Party A for the effectuation of any such transfer."

      (ii) If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A's written request and at Party A's expense, execute such documentation provided to it as is reasonably deemed necessary by Party A to effect such transfer.

      (iii) Upon any transfer of this Agreement, each of the transferee and the transferor must be a "dealer in notional principal contracts" for purposes of Treasury regulations section 1.1001-4(a).

(f) Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Base Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Securities Administrator shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Trust from the Trust created pursuant to the Base Agreement. This provision will survive the termination of this Agreement.

(g) Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Rating Agency has been given prior written notice of such designation or transfer.

(h)   No Set-off. Except as expressly provided for in Section 2(c), Section 6 or
      Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements.
      Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off."

(i) Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to S&P and Fitch.

(j) Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(j) shall not constitute an Event of Default or a Termination Event.

(k) Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Trust, or the trust formed pursuant to the Base Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes; provided, however, that nothing will preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. This provision will survive the termination of this Agreement.

(l) Securities Administrator Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Wells Fargo Bank, National Association ("X") not in its individual capacity, but solely as Securities Administrator under the Base Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) X has been directed pursuant to the Base Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as personal representations of the Securities Administrator but is made and intended for the purpose of binding only the Trust; and (d) under no circumstances shall X in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(m) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

      The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(n) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(o) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(p) Regarding Party A. Party B acknowledges and agrees that Party A, in its capacity as cap provider, has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information (other than disclosure and information furnished by Party A) contained in any offering circular for the Certificates, the Base Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates;
      (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

(q) Rating Agency Requirements. Notwithstanding anything to the contrary herein, to the extent any Rating Agency does not assign a rating to the notes or certificates, as applicable, issued pursuant to the Base Agreement, references to the requirements of such Rating Agency herein shall be ignored for purposes of this Agreement.

(r)   Additional Definitions.

      As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

            "Approved Ratings Threshold" means each of the S&P Approved Ratings Threshold, the Moody's First Trigger Ratings Threshold and the Fitch Approved Ratings Threshold.

            "Approved Replacement" means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (d) of the definition of Permitted Transfer if such entity were a Transferee, as defined in the definition of Permitted Transfer.

            "Derivative Provider Trigger Event" means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event (other than an Illegality or Tax Event) with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

            "Eligible Guarantee" means an unconditional and irrevocable guarantee of all present and future obligations of Party A under this Agreement (or, solely for purposes of the definition of Eligible Replacement, all present and future obligations of such Eligible Replacement under this Agreement or its replacement, as applicable) which is provided by a guarantor as principal debtor rather than surety and which is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P and Fitch, and either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to deduction or Tax collected by withholding, or (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to deduction or Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such deduction or withholding been required, or (C) in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required, under Section 2(a)(i), to make such additional payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.

            "Eligible Replacement" means an entity (A) (I) (x) which has credit ratings from S&P at least equal to the S&P Required Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from S&P at least equal to the S&P Required Ratings Threshold, in either case if S&P is a Rating Agency, (II) (x) which has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold, in either case if Moody's is a Rating Agency, and (III) (x) which has credit ratings from Fitch at least equal to the applicable Fitch Approved Ratings Threshold or
            (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from Fitch at least equal to the Fitch Approved Ratings Threshold, in either case if Fitch is a Rating Agency. All credit ratings described in this definition of "Eligible Replacement" shall be provided to Party B by any such Eligible Replacement in writing.

            "Financial Institution" means a bank, broker/dealer, insurance company, structured investment company or derivative product company.

            "Firm Offer" means a quotation from an Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B.

            "Fitch" means Fitch Ratings Ltd., or any successor thereto.

            "Fitch Approved Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of "A" and a short-term unsecured and unsubordinated debt rating from Fitch of "F1".

            "Fitch Required Ratings Downgrade Event" means that no Relevant Entity has credit ratings from Fitch at least equal to the Fitch Required Ratings Threshold.

            "Fitch Required Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of "BBB+" and a short-term unsecured and unsubordinated debt rating from Fitch of "F2".

            "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

            "Moody's First Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1", or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1".

            "Moody's Second Trigger Downgrade Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold.

            "Moody's Second Trigger Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2", or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3".

            "Permitted Transfer" means a transfer by novation by Party A to a transferee (the "Transferee") of all, but not less than all, of Party A's rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps, (b) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under
            Section 2(d)(i)(4), (c) an Event of Default or Termination Event would not occur as a result of such transfer (d) pursuant to a written instrument (the "Transfer Agreement"), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (e) such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A's rights and obligations under the Agreement and all relevant Transactions; (f) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (g) Moody's has been given prior written notice of such transfer and the Rating Agency Condition (other than with respect to Moody's) is satisfied; and (h) such transfer otherwise complies with the terms of the Base Agreement.

            "Rating Agencies" means, with respect to any date of determination, each of S&P, Moody's and Fitch, to the extent that each such rating agency is then providing a rating for any of the related notes or certificates, as applicable.

            "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder and each Rating Agency specified in connection with such proposed act or omission, that the party proposing such act or failure to act must consult with each of the specified Rating Agencies and receive from each such Rating Agency prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

            "Relevant Entity" means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

            "Replacement Transaction" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transactions.

            "Required Ratings Downgrade Event" means that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold.

            "Required Ratings Threshold" means each of the S&P Required Ratings Threshold, the Moody's Second Trigger Ratings Threshold and the Fitch Required Ratings Threshold.

            "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            "S&P Approved Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating of "A-1" from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of "A+" from S&P.

            "S&P Required Ratings Downgrade Event" means that no Relevant Entity has credit ratings from S&P at least equal to the S&P Required Ratings Threshold.

            "S&P Required Ratings Threshold" means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement,
            (I) if such entity is a Financial Institution, a short-term unsecured and unsubordinated debt rating of "A-2" from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of "BBB+" from S&P, or (II) if such entity is not a Financial Institution, a short-term unsecured and unsubordinated debt rating of "A-1" from S&P, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of "A+" from S&P.


            [Remainder of this page intentionally left blank.]

The time of dealing will be confirmed by Party A upon written request. Barclays is regulated by the Financial Services Authority. Barclays is acting for its own account in respect of this Transaction.

Please confirm that the foregoing correctly sets forth all the terms and conditions of our agreement with respect to the Transaction by responding within three (3) Business Days by promptly signing in the space provided below and both
(i) faxing the signed copy to Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operations, Fax +(44) 20-7773-6810/6857, Tel +(44) 20-7773-6901/6904/6965, and (ii) mailing the signed copy to Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, Attention of Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operation. Your failure to respond within such period shall not affect the validity or enforceability of the Transaction against you. This facsimile shall be the only documentation in respect of the Transaction and accordingly no hard copy versions of this Confirmation for this Transaction shall be provided unless Party B requests such a copy.

------------------------------------- ------------------------------------------
For and on behalf of                  For and on behalf of
BARCLAYS BANK PLC                     BCAP LLC Trust 2007-AA5
                                      By: Wells Fargo Bank, National
                                      Association,  not individually, but
                                      solely as securities administrator of
                                      the Trust
------------------------------------- ------------------------------------------

Name: Shain Kalmanowitz               Name: Carla S. Walker
Title: Authorized Signatory           Title: Vice President
Date: September 21, 2007              Date: September 21, 2007

------------------------------------- ------------------------------------------


Barclays Bank PLC and its Affiliates, including Barclays Capital Inc., may share with each other information, including non-public credit information, concerning its clients and prospective clients. If you do not want such information to be shared, you must write to the Director of Compliance, Barclays Bank PLC, 200 Park Avenue, New York, NY 10166.

                                     ANNEX I

                    Cap Notional Amount Amortization Schedule

                                                         Cap Notional
         Period   Period Start Date   Period End Date   Amount (in USD)
         ------   -----------------   ---------------   ---------------
            1        21-Sep-07           25-Oct-07      $267,487,000.00
            2        25-Oct-07           25-Nov-07      $265,133,200.41
            3        25-Nov-07           25-Dec-07      $262,800,029.83
            4        25-Dec-07           25-Jan-08      $260,487,307.75
            5        25-Jan-08           25-Feb-08      $258,194,855.23
            6        25-Feb-08           25-Mar-08      $255,922,494.91
            7        25-Mar-08           25-Apr-08      $253,670,050.96
            8        25-Apr-08           25-May-08      $251,437,349.11
            9        25-May-08           25-Jun-08      $249,224,216.60
           10        25-Jun-08           25-Jul-08      $247,030,482.20
           11        25-Jul-08           25-Aug-08      $244,855,976.14
           12        25-Aug-08           25-Sep-08      $242,700,530.16
           13        25-Sep-08           25-Oct-08      $240,563,977.46
           14        25-Oct-08           25-Nov-08      $238,446,152.73
           15        25-Nov-08           25-Dec-08      $236,346,892.08
           16        25-Dec-08           25-Jan-09      $234,266,033.04
           17        25-Jan-09           25-Feb-09      $232,203,414.57
           18        25-Feb-09           25-Mar-09      $230,158,877.08
           19        25-Mar-09           25-Apr-09      $228,132,262.30
           20        25-Apr-09           25-May-09      $226,123,413.41
           21        25-May-09           25-Jun-09      $224,132,174.93
           22        25-Jun-09           25-Jul-09      $222,158,392.75
           23        25-Jul-09           25-Aug-09      $220,201,914.10
           24        25-Aug-09           25-Sep-09      $218,262,587.55

                                    ANNEX II

                   Swap Notional Amount Amortization Schedule


     Period   From and including   To but excluding   Notional Amount (USD)
     ------   ------------------   ----------------   ---------------------
        1         25-Sep-09            25-Oct-09         170,935,516.43
        2         25-Oct-09            25-Nov-09         167,775,095.64
        3         25-Nov-09            25-Dec-09         164,673,047.94
        4         25-Dec-09            25-Jan-10         159,214,368.99
        5         25-Jan-10            25-Feb-10         156,270,328.15
        6         25-Feb-10            25-Mar-10         153,380,668.19
        7         25-Mar-10            25-Apr-10         150,544,385.38
        8         25-Apr-10            25-May-10         147,760,494.49
        9         25-May-10            25-Jun-10         145,028,028.46
       10         25-Jun-10            25-Jul-10         142,346,038.09
       11         25-Jul-10            25-Aug-10         139,713,591.67
       12         25-Aug-10            25-Sep-10         137,129,774.68
       13         25-Sep-10            25-Oct-10         134,593,689.51
       14         25-Oct-10            25-Nov-10         132,104,455.05
       15         25-Nov-10            25-Dec-10         129,661,206.48
       16         25-Dec-10            25-Jan-11         127,263,094.94
       17         25-Jan-11            25-Feb-11         124,909,287.22
       18         25-Feb-11            25-Mar-11         122,598,965.46
       19         25-Mar-11            25-Apr-11         120,331,326.94
       20         25-Apr-11            25-May-11         117,993,698.23
       21         25-May-11            25-Jun-11         115,811,138.19
       22         25-Jun-11            25-Jul-11         113,668,902.94
       23         25-Jul-11            25-Aug-11         111,566,248.03
       24         25-Aug-11            25-Sep-11         109,502,442.78
       25         25-Sep-11            25-Oct-11         107,476,769.97
       26         25-Oct-11            25-Nov-11         105,488,525.64
       27         25-Nov-11            25-Dec-11         102,425,340.53
       28         25-Dec-11            25-Jan-12         100,531,948.50
       29         25-Jan-12            25-Feb-12          98,673,522.35
       30         25-Feb-12            25-Mar-12          88,882,008.49
       31         25-Mar-12            25-Apr-12          68,054,444.09
       32         25-Apr-12            25-May-12          65,867,289.10
       33         25-May-12            25-Jun-12          64,648,306.13
       34         25-Jun-12            25-Jul-12          63,451,852.45
       35         25-Jul-12            25-Aug-12          62,277,512.05
       36         25-Aug-12            25-Sep-12          61,124,876.61
       37         25-Sep-12            25-Oct-12          59,993,545.36
       38         25-Oct-12            25-Nov-12          58,883,124.90
       39         25-Nov-12            25-Dec-12          57,793,229.09
       40         25-Dec-12            25-Jan-13          56,723,478.93
       41         25-Jan-13            25-Feb-13          55,673,502.42
       42         25-Feb-13            25-Mar-13          54,642,934.39
       43         25-Mar-13            25-Apr-13          53,631,416.44
       44         25-Apr-13            25-May-13          52,638,596.78
       45         25-May-13            25-Jun-13          51,664,130.09
       46         25-Jun-13            25-Jul-13          50,707,677.45
       47         25-Jul-13            25-Aug-13          49,768,906.20
       48         25-Aug-13            25-Sep-13          48,847,489.79
       49         25-Sep-13            25-Oct-13          47,943,107.70
       50         25-Oct-13            25-Nov-13          47,055,445.33
       51         25-Nov-13            25-Dec-13          46,184,193.92
       52         25-Dec-13            25-Jan-14          45,329,050.35
       53         25-Jan-14            25-Feb-14          44,489,717.14
       54         25-Feb-14            25-Mar-14          43,665,902.27
       55         25-Mar-14            25-Apr-14          42,857,319.14
       56         25-Apr-14            25-May-14          42,063,686.41
       57         25-May-14            25-Jun-14          41,101,146.94
       58         25-Jun-14            25-Jul-14           6,304,716.15
       59         25-Jul-14            25-Aug-14             374,515.78

                                     Annex A

                    Paragraph 13 of the Credit Support Annex


                                                                         ANNEX A

                                     ISDA(R)
                              CREDIT SUPPORT ANNEX
                             to the Schedule to the
                              ISDA Master Agreement
                     dated as of September 21, 2007 between
      Barclays Bank PLC (hereinafter referred to as "Party A" or "Pledgor")
                                       and
    Wells Fargo Bank, National Association, not individually, but solely as securities administrator (the "Securities Administrator") for BCAP LLC Trust 2007-AA5, Mortgage Pass-Through Certificates, Series 2007-AA5 (the
       "Trust") (hereinafter referred to as "Party B" or "Secured Party")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.


Paragraph 13.  Elections and Variables.

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations:

      With respect to Party A: not applicable.

      With respect to Party B: not applicable.

(b)   Credit Support Obligations.

      (i)   Delivery Amount, Return Amount and Credit Support Amount.

            (A) "Delivery Amount" has the meaning specified in Paragraph 3(a), except that:

                  (I) the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" shall be deleted and replaced with the words "not later than the close of business on each Valuation Date", and

                  (II) the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party." shall be deleted in its entirety and replaced with the following:

                        "The "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the greatest of

                        (1) the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party,

                        (2) the amount by which (a) the Moody's Credit Support Amount for such Valuation Date exceeds (b) the Moody's Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party, and

                        (3) the amount by which (a) the Fitch Credit Support Amount for such Valuation Date exceeds (b) the Fitch Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party."

            (B) "Return Amount" has the meaning specified in Paragraph 3(b), except that:

                  (I) the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Credit Support Amount." shall be deleted in its entirety and replaced with the following:

                        "The "Return Amount" applicable to the Secured Party for any Valuation Date will equal the least of

                        (1) the amount by which (a) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

                        (2) the amount by which (a) the Moody's Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's Credit Support Amount for such Valuation Date, and

                        (3) the amount by which (a) the Fitch Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Fitch Credit Support Amount for such Valuation Date."

            (C) "Credit Support Amount" shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody's Credit Support Amount, or the Fitch Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

      (ii)  Eligible Collateral.

            On any date, the following items will qualify as "Eligible Collateral" (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):


                                   S&P          S&P         Moody's      Moody's
                                 Approved     Required       First        Second
                                 Ratings      Ratings       Trigger      Trigger        Fitch
                                Valuation    Valuation     Valuation    Valuation     Valuation
          Collateral            Percentage   Percentage   Percentage    Percentage   Percentage
          ----------            ----------   ----------   ----------    ----------   ----------

(A) Cash                           100%          80%         100%          100%          100%

(B) Fixed-rate negotiable
    debt obligations issued
    by the U.S. Treasury
    Department having a
    remaining maturity on
    such date of not more         98.9%        79.1%         100%          100%         97.5%
    than one year

(C) Fixed-rate negotiable
    debt obligations issued
    by the U.S. Treasury
    Department having a
    remaining maturity on
    such date of more than
    one year but not more         92.6%        74.1%         100%           94%         86.3%
    than ten years

(D) Fixed-rate negotiable
    debt obligations issued
    by the U.S. Treasury
    Department having a
    remaining maturity on
    such date of more than         N/A          N/A          100%           87%           79%
    ten years


          Notwithstanding the Valuation Percentages set forth in the preceding table, upon the first Transfer of Eligible Collateral under this Annex, the Pledgor may, at the Pledgor's expense, agree the Valuation Percentages in relation to (B) through (D) above with the relevant rating agency (to the extent such rating agency is providing a rating for the Certificates), and upon such agreement (as evidenced in writing), such Valuation Percentages shall supersede those set forth in the preceding table.



      (iii) Other Eligible Support.

            The following items will qualify as "Other Eligible Support" for the party specified:

            Such Other Eligible Support as the Pledgor may designate; provided, at the expense of the Pledgor, the prior written consent of the relevant rating agency (to the extent such rating agency is providing a rating for the Certificates) shall have been obtained. For the avoidance of doubt, there are no items that qualify as Other Eligible Support as of the date of this Annex.

      (iv)  Threshold.

            (A) "Independent Amount" means zero with respect to Party A and Party B.

            (B) "Moody's Threshold" means, with respect to Party A and any Valuation Date, if a Moody's First Trigger Downgrade Event has occurred and is continuing and such Moody's First Trigger Downgrade Event has been continuing for at least 30 Local Business Days or since this Annex was executed, zero; otherwise, infinity.

                  "S&P Threshold" means, with respect to Party A and any Valuation Date, if an S&P Approved Threshold Downgrade Event has occurred and is continuing and such S&P Approved Threshold Downgrade Event has been continuing for at least 10 Local Business Days or since this Annex was executed, zero; otherwise, infinity.

                  "Fitch Threshold" means, with respect to Party A and any Valuation Date, if a Fitch Approved Threshold Downgrade Event has occurred and is continuing and such Fitch Approved Threshold Downgrade Event has been continuing for at least 30 calendar days or since this Annex was executed, zero; otherwise, infinity

                  "Threshold" means, with respect to Party B and any Valuation Date, infinity.

            (C) "Minimum Transfer Amount" means USD 100,000; provided, however, that if the aggregate Class Certificate Balance of Certificates rated by S&P ceases to be more than USD 50,000,000, "Minimum Transfer Amount" means USD 50,000; provided further, with respect to the Secured Party at any time when the Secured Party is a Defaulting Party, "Minimum Transfer Amount" means zero.

            (D) Rounding: The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of USD 1000.

(c)   Valuation and Timing.

      (i) "Valuation Agent" means Party A. The Valuation Agent's calculations shall be made in accordance with standard market practices using commonly accepted third party sources such as Bloomberg or Reuters.

      (ii)  "Valuation Date" means each Local Business Day.

      (iii) "Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

      (iv) "Notification Time" means 11:00 a.m., New York time, on a Local Business Day.

(d) Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Events will be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): None.

(e)   Substitution.

      (i)   "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

      (ii) Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)   Dispute Resolution.

      (i) "Resolution Time" means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

      (ii) Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody's Value, and Fitch Value, on any date, of Eligible Collateral will be calculated as follows:

            For Eligible Collateral comprised of Cash, the amount of such Cash.

            For Eligible Collateral comprising securities, the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and
            (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

      (iii) Alternative. The provisions of Paragraph 5 will apply; provided, that the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)   Holding and Using Posted Collateral.

      (i)   Eligibility to Hold Posted Collateral; Custodians.

                  (1) Party B is not and will not be entitled to hold Posted Collateral. Party B's Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the Custodian for Party B shall be the same banking institution that acts as Securities Administrator for the Certificates (as defined in the Pooling and Servicing Agreement) for Party B.

            Initially, the Custodian for Party B is: to be advised in writing by Party B to Party A.


      (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6(c)(ii); provided, however, that the Securities Administrator shall invest Cash Posted Credit Support in such investments as designated by Party A, with losses (net of gains) incurred in respect of such investments to be for the account of Party A; provided further, that such investments designated by Party A shall be limited to money market funds rated "AAAm" or "AAAm-G" by S&P and from which such invested Cash Posted Credit Support may be withdrawn upon no more than 2 Local Business Day's notice of a request for withdrawal.

(h)   Distributions and Interest Amount.

      (i) Interest Rate. The "Interest Rate" will be the actual interest rate earned on Posted Collateral in the form of Cash pursuant to Paragraph 13(g)(ii).

      (ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

      (iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i) Additional Representation(s). There are no additional representations by either party.

(j)   Other Eligible Support and Other Posted Support.

      (i) "Value" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time pursuant to Paragraph 13(b)(iii).

      (ii) "Transfer" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time pursuant to Paragraph 13(b)(iii).

(k) Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

      If to Party A:

            5 The North Colonnade
            Canary Wharf
            London  E14 4BB, England
            Attention:     Swaps Documentation
            Facsimile No.: 0207-773-6857/6858
            Telephone No.: 0207-773-6915/6904

            with a copy to:

            General Counsel's Office
            200 Park Avenue
            New York, NY  10166

            Notices to Party A shall not be deemed effective unless delivered to the London address set forth above.

      If to Party B's Custodian:

            BCAP LLC Trust 2007-AA5
            c/o Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, MD 21045
            Client Manager - BCAP 2007-AA5

(l) Address for Transfers. Each Transfer hereunder shall be made to the address specified in writing from time to time by the party to which such Transfer will be made.

      If to Party A:

      For Cash:

      Barclays Bank PLC, NY
      ABA #026-002-574
      F/O Barclays Swaps & Options Group NY
      A/C #: 050019228
      REF:  Collateral

      For Treasury Securities:

      Bank of NYC/BBPLCLDN
      ABA #021-000-018

      If to Party B:

      Wells Fargo Bank, National Association
      San Francisco, CA
      ABA No.:  121 000 248
      Account No.:  3970771416
      Account Name:  SAS Trust Clearing
      FFC:  53178003, BCAP 2007-AA5 Posted Collateral Account

(m)   Other Provisions.

      (i) Collateral Account. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated trust account and to hold, record and identify all the Posted Collateral in such segregated trust account and, subject to Paragraph 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

      (ii) Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

      (iii) Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's Value, Fitch Value". Paragraph 4(d)(ii) is hereby amended by (A) deleting the words "a Value" and inserting in lieu thereof "an S&P Value, a Moody's Value, and a Fitch Value" and (B) deleting the words "the Value" and inserting in lieu thereof "S&P Value, Moody's Value, and Fitch Value". Paragraph 5 (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's Value, or Fitch Value". Paragraph 5(i) (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P Value, Moody's Value, and Fitch Value". Paragraph 5(i)(C) is hereby amended by deleting the word "the Value, if" and inserting in lieu thereof "any one or more of the S&P Value, Moody's Value, or Fitch Value, as may be". Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words "the Value" and inserting in lieu thereof "any one or more of the S&P Value, Moody's Value, or Fitch Value" and (2) deleting the second instance of the words "the Value" and inserting in lieu thereof "such disputed S&P Value, Moody's Value, or Fitch Value". Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word "Value" and inserting in lieu thereof "least of the S&P Value, Moody's Value or Fitch Value".

      (iv) Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

      (v) Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Moody's Second Trigger Downgrade Event has occurred and been continuing for 30 or more Local Business Days, (B) an S&P Required Ratings Downgrade Event has occurred and been continuing for 10 or more Local Business Days, or (C) a Fitch Required Ratings Downgrade Event has occurred and been continuing for 30 or more days.

      (vi) Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

      (vii) Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after "the Interest Amount" in the fourth line thereof the words "less any applicable withholding taxes."

      (viii) Additional Definitions. As used in this Annex:

             "Exposure" has the meaning specified in Paragraph 12, except that
             (1) after the word "Agreement" the words "(assuming, for this purpose only, that Part 1(f)(i)(A)-(E) of the Schedule is deleted)" shall be inserted and (2) at the end of the definition of Exposure, the words "with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement" shall be added.

             "Fitch Approved Ratings Downgrade Event" means that no Relevant Entity has credit ratings from Fitch at least equal to the Fitch Approved Ratings Threshold.

             "Fitch Credit Support Amount" means, for any Valuation Date, the excess, if any, of

             (I)  (A)   for  any   Valuation   Date  on  which  a  Fitch
                        Approved  Ratings  Downgrade  Event has occurred
                        and been  continuing  for at  least 30 days,  an
                        amount  equal  to the sum of (1)  100.0%  of the
                        Secured  Party's  Exposure  for  such  Valuation
                        Date   and  (2)  the   product   of  the   Fitch
                        Volatility   Cushion  for  each  Transaction  to
                        which  this  Annex   relates  and  the  Notional
                        Amount   of  each  such   Transaction   for  the
                        Calculation    Period   which    includes   such
                        Valuation Date, or

                  (B) for any other Valuation Date, zero, over

             (II) the Threshold for Party A for such Valuation Date.

             "Fitch Valuation Percentage" means, for any Valuation Date and each item of Eligible Collateral, means, with respect to a Valuation Date and each item of Eligible Collateral, the corresponding percentage for such Eligible Collateral in the column headed "Fitch Valuation Percentage".

             "Fitch Value" means, on any date and with respect to any Eligible Collateral other than Cash, the product of (x) the bid price obtained by the Valuation Agent for such Eligible Collateral and
             (y) the Fitch Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii). The Fitch Value of Cash will be the amount of such Cash.

             "Fitch Volatility Cushion" means, for any Transaction, the related percentage set forth in the following table.


               ----------------------------------------------------------------------------------
               The higher of the                  Remaining Weighted Average Maturity
               Fitch credit rating                              (years)
               of (i) Party A and
               (ii) the Credit
               Support Provider of     ----------------------------------------------------------
               Party A, if applicable    1      2       3      4      5       6      7      8
               ----------------------- ------ ------- ------ ------ ------- ------ ------ -------
               At least "AA-"          0.8%    1.7%   2.5%   3.3%    4.0%   4.7%   5.3%    5.9%
               ----------------------- ------ ------- ------ ------ ------- ------ ------ -------
               "A+/A"                  0.6%    1.2%   1.8%   2.3%    2.8%   3.3%   3.8%    4.2%
               ----------------------- ------ ------- ------ ------ ------- ------ ------ -------
               "A-/BBB+" or lower      0.5%    1.0%   1.6%   2.0%    2.5%   2.9%   3.3%    3.6%
               ----------------------- ----------------------------------------------------------
               The higher of the                  Remaining Weighted Average Maturity
               Fitch credit rating                              (years)
               of (i) Party A and      ----------------------------------------------------------
               (ii) the Credit                                                     Greater than
               Support Provider of                                                  or equal to
               Party A, if applicable    9      10     11     12      13     14         15
               ----------------------- ------ ------- ------ ------ ------- ------ --------------
               At least "AA-"          6.5%    7.0%   7.5%   8.0%    8.5%   9.0%       9.5%
               ----------------------- ------ ------- ------ ------ ------- ------ --------------
               "A+/A"                  4.6%    5.0%   5.3%   5.7%    6.0%   6.4%       6.7%
               ----------------------- ------ ------- ------ ------ ------- ------ --------------
               "A-/BBB+" or lower      4.0%    4.3%   4.7%   5.0%    5.3%   5.6%       5.9%
               ----------------------- ------ ------- ------ ------ ------- ------ --------------



            "Local Business Day" means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

            "Moody's Credit Support Amount" means, for any Valuation Date:

            (A) if the Moody's Threshold for such Valuation Date is zero and it is not the case that a Moody's Second Trigger Downgrade Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (x) zero and
                  (y) the sum of the Secured Party's Exposure and the aggregate of Moody's First Trigger Additional Amounts for each Transaction and such Valuation Date;

            (B) if a Moody's Second Trigger Downgrade Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (x) zero, (y) the aggregate amount of the Next Payments for each Transaction and such Valuation Date, and (z) the sum of the Secured Party's Exposure and the aggregate of Moody's Second Trigger Additional Amounts for each Transaction and such Valuation Date; or

            (C) if the Moody's Threshold for such Valuation Date is infinity, zero.

            "Moody's First Trigger Additional Amount" means, for any Valuation Date and any Transaction, the product of (i) the applicable Moody's First Trigger Factor set forth in Table 1, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date.

            "Moody's First Trigger Downgrade Event" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's First Trigger Ratings Threshold.

            "Moody's Second Trigger Additional Amount" means, for any Valuation Date and any Transaction,

            (A) if such Transaction is not a Transaction-Specific Hedge, the product of (i) the applicable Moody's Second Trigger Factor set forth in Table 2, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

            (B) if such Transaction is a Transaction-Specific Hedge, the product of (i) the applicable Moody's Second Trigger Factor set forth in Table 3, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date;

            "Moody's Valuation Percentage" means, with respect to a Valuation Date and each item of Eligible Collateral, (i) if the Moody's Threshold for such Valuation Date is zero and it is not the case that a Moody's Second Trigger Downgrade Event has occurred and been continuing for at least 30 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed "Moody's First Trigger Valuation Percentage" or (ii) if a Moody's Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed "Moody's Second Trigger Valuation Percentage".

            "Moody's Value" means, on any date and with respect to any Eligible Collateral other than Cash, the product of (x) the bid price obtained by the Valuation Agent and (y) the applicable Moody's Valuation Percentage set forth in Paragraph 13(b)(ii). The Moody's Value of Cash will be the amount of such Cash.

            "Next Payment" means, for each Transaction and each Valuation Date, the greater of (i) the aggregate amount of any payments due to be made by Party A under Section 2(a) in respect of such Transaction on the related Next Payment Date less the aggregate amount of any payments due to be made by Party B under Section 2(a) on such Next Payment Date (any such payments determined based on rates prevailing on such Valuation Date) and (ii) zero.

            "Next Payment Date" means, for each Transaction, the date on which the next scheduled payment under such Transaction is due to be paid.

             "S&P Approved Ratings Downgrade Event" means that no Relevant
            Entity has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold.

            "S&P Credit Support Amount" means, for any Valuation Date:

            (A) if the S&P Threshold for such Valuation Date is zero and it is not the case that an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, an amount equal to the Secured Party's Exposure;

            (B) if an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, an amount equal to 125% of the Secured Party's Exposure; or

            (C) if the S&P Threshold for such Valuation Date is infinity, zero.

            "S&P Valuation Percentage" means, with respect to a Valuation Date and each item of Eligible Collateral, (i) if the S&P Threshold for such Valuation Date is zero and it is not the case that a S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed "S&P Approved Ratings Valuation Percentage" or (ii) if an S&P Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed "S&P Required Ratings Valuation Percentage".

            "S&P Value" means, on any date and with respect to any Eligible Collateral, the product of (x) the bid price obtained by the Valuation Agent for such Eligible Collateral and (y) the applicable S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii). The S&P Value of Cash will be the face amount of such Cash.

            "Transaction-Specific Hedge" means any Transaction in respect of which (x) the notional amount is "balance guaranteed" or (y) the notional amount for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

            "Valuation Percentage" shall mean, for purposes of determining the S&P Value, Moody's Value and Fitch Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody's Valuation Percentage, or Fitch Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

            "Value" shall mean, in respect of any date, the related S&P Value, the related Moody's Value, and the related Fitch Value.



           [Remainder of this page intentionally left blank]

                                     Table 1

-----------------------------------------------------------------------------
         Remaining            Moody's First Trigger
   Weighted Average Life     Factor--Single Currency   Moody's First Trigger
     of Hedge in Years        Interest Rate Hedges    Factor--Currency Hedges
-----------------------------------------------------------------------------
  Equal to or less than 1             0.15%                   1.10%
-----------------------------------------------------------------------------
Greater than 1 but less
than or equal to 2                    0.30%                   1.20%
-----------------------------------------------------------------------------
Greater   than  2  but  less          0.40%
than or equal to 3                                            1.30%
-----------------------------------------------------------------------------
Greater   than  3  but  less
than or equal to 4                    0.60%                   1.40%
-----------------------------------------------------------------------------
Greater   than  4  but  less
than or equal to 5                    0.70%                   1.50%
-----------------------------------------------------------------------------
Greater   than  5  but  less
than or equal to 6                    0.80%                   1.60%
-----------------------------------------------------------------------------
Greater   than  6  but  less
than or equal to 7                    1.00%                   1.60%
-----------------------------------------------------------------------------
Greater   than  7  but  less
than or equal to 8                    1.10%                   1.70%
-----------------------------------------------------------------------------
Greater   than  8  but  less
than or equal to 9                    1.20%                   1.80%
-----------------------------------------------------------------------------
Greater   than  9  but  less
than or equal to 10                   1.30%                   1.90%
-----------------------------------------------------------------------------
Greater  than  10  but  less
than or equal to 11                   1.40%                   1.90%
-----------------------------------------------------------------------------
Greater  than  11  but  less
than or equal to 12                   1.50%                   2.00%
-----------------------------------------------------------------------------
Greater  than  12  but  less
than or equal to 13                   1.60%                   2.10%
-----------------------------------------------------------------------------
Greater  than  13  but  less
than or equal to 14                   1.70%                   2.10%
-----------------------------------------------------------------------------
Greater  than  14  but  less
than or equal to 15                   1.80%                   2.20%
-----------------------------------------------------------------------------
Greater  than  15  but  less
than or equal to 16                   1.90%                   2.30%
-----------------------------------------------------------------------------
Greater  than  16  but  less
than or equal to 17                   2.00%                   2.30%
-----------------------------------------------------------------------------
Greater  than  17  but  less
than or equal to 18                   2.00%                   2.40%
-----------------------------------------------------------------------------
Greater  than  18  but  less
than or equal to 19                   2.00%                   2.40%
-----------------------------------------------------------------------------
Greater  than  19  but  less
than or equal to 20                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater  than  20  but  less
than or equal to 21                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater  than  21  but  less
than or equal to 22                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater  than  22  but  less
than or equal to 23                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater  than  23  but  less
than or equal to 24                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater  than  24  but  less
than or equal to 25                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater  than  25  but  less
than or equal to 26                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater  than  26  but  less
than or equal to 27                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater  than  27  but  less
than or equal to 28                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater  than  28  but  less
than or equal to 29                   2.00%                   2.50%
-----------------------------------------------------------------------------
Greater than 29                       2.00%                   2.50%
-----------------------------------------------------------------------------

                                     Table 2
                                     -------

-----------------------------------------------------------------------------
                                  Moody's Second
       Remaining             Trigger Factor--Single        Moody's Second
  Weighted Average Life        Currency Interest             Trigger
    of Hedge in Years              Rate Swaps         Factor--Currency Swaps
-----------------------------------------------------------------------------
Equal to or less than 1              0.50%                    6.10%
-----------------------------------------------------------------------------
Greater than 1 but less              1.00%                    6.30%
than or equal to 2
-----------------------------------------------------------------------------
Greater  than  2 but  less           1.50%                    6.40%
than or equal to 3
-----------------------------------------------------------------------------
Greater  than  3 but  less           1.90%                    6.60%
than or equal to 4
-----------------------------------------------------------------------------
Greater  than  4 but  less           2.40%                    6.70%
than or equal to 5
-----------------------------------------------------------------------------
Greater  than  5 but  less           2.80%                    6.80%
than or equal to 6
-----------------------------------------------------------------------------
Greater  than  6 but  less           3.20%                    7.00%
than or equal to 7
-----------------------------------------------------------------------------
Greater  than  7 but  less           3.60%                    7.10%
than or equal to 8
-----------------------------------------------------------------------------
Greater  than  8 but  less           4.00%                    7.20%
than or equal to 9
-----------------------------------------------------------------------------
Greater  than  9 but  less           4.40%                    7.30%
than or equal to 10
-----------------------------------------------------------------------------
Greater  than 10 but  less           4.70%                    7.40%
than or equal to 11
-----------------------------------------------------------------------------
Greater  than 11 but  less           5.00%                    7.50%
than or equal to 12
-----------------------------------------------------------------------------
Greater  than 12 but  less           5.40%                    7.60%
than or equal to 13
-----------------------------------------------------------------------------
Greater  than 13 but  less           5.70%                    7.70%
than or equal to 14
-----------------------------------------------------------------------------
Greater  than 14 but  less           6.00%                    7.80%
than or equal to 15
-----------------------------------------------------------------------------
Greater  than 15 but  less           6.30%                    7.90%
than or equal to 16
-----------------------------------------------------------------------------
Greater  than 16 but  less           6.60%                    8.00%
than or equal to 17
-----------------------------------------------------------------------------
Greater  than 17 but  less           6.90%                    8.10%
than or equal to 18
-----------------------------------------------------------------------------
Greater  than 18 but  less           7.20%                    8.20%
than or equal to 19
-----------------------------------------------------------------------------
Greater  than 19 but  less           7.50%                    8.20%
than or equal to 20
-----------------------------------------------------------------------------
Greater  than 20 but  less           7.80%                    8.30%
than or equal to 21
-----------------------------------------------------------------------------
Greater  than 21 but  less           8.00%                    8.40%
than or equal to 22
-----------------------------------------------------------------------------
Greater  than 22 but  less           8.00%                    8.50%
than or equal to 23
-----------------------------------------------------------------------------
Greater  than 23 but  less           8.00%                    8.60%
than or equal to 24
-----------------------------------------------------------------------------
Greater  than 24 but  less           8.00%                    8.60%
than or equal to 25
-----------------------------------------------------------------------------
Greater  than 25 but  less           8.00%                    8.70%
than or equal to 26
-----------------------------------------------------------------------------
Greater  than 26 but  less           8.00%                    8.80%
than or equal to 27
-----------------------------------------------------------------------------
Greater  than 27 but  less           8.00%                    8.80%
than or equal to 28
-----------------------------------------------------------------------------
Greater  than 28 but  less           8.00%                    8.90%
than or equal to 29
-----------------------------------------------------------------------------
Greater than 29                      8.00%                    9.00%
-----------------------------------------------------------------------------

                                     Table 3
                                     -------

-------------------------------------------------------------------------
                                Moody's Second        Moody's Second
        Remaining          Trigger Factor--Single         Trigger
   Weighted Average Life      Currency Interest       Factor--Currency
     of Hedge in Years           Rate Hedges              Hedges
-------------------------------------------------------------------------
  Equal to or less than 1           0.65%                  6.30%
-------------------------------------------------------------------------
Greater than 1 but less             1.30%                  6.60%
than or equal to 2
-------------------------------------------------------------------------
Greater  than  2  but  less         1.90%                  6.90%
than or equal to 3
-------------------------------------------------------------------------
Greater  than  3  but  less         2.50%                  7.10%
than or equal to 4
-------------------------------------------------------------------------
Greater  than  4  but  less         3.10%                  7.40%
than or equal to 5
-------------------------------------------------------------------------
Greater  than  5  but  less         3.60%                  7.70%
than or equal to 6
-------------------------------------------------------------------------
Greater  than  6  but  less         4.20%                  7.90%
than or equal to 7
-------------------------------------------------------------------------
Greater  than  7  but  less         4.70%                  8.20%
than or equal to 8
-------------------------------------------------------------------------
Greater  than  8  but  less         5.20%                  8.40%
than or equal to 9
-------------------------------------------------------------------------
Greater  than  9  but  less         5.70%                  8.60%
than or equal to 10
-------------------------------------------------------------------------
Greater  than  10 but  less         6.10%                  8.80%
than or equal to 11
-------------------------------------------------------------------------
Greater  than  11 but  less         6.50%                  9.00%
than or equal to 12
-------------------------------------------------------------------------
Greater  than  12 but  less         7.00%                  9.20%
than or equal to 13
-------------------------------------------------------------------------
Greater  than  13 but  less         7.40%                  9.40%
than or equal to 14
-------------------------------------------------------------------------
Greater  than  14 but  less         7.80%                  9.60%
than or equal to 15
-------------------------------------------------------------------------
Greater  than  15 but  less         8.20%                  9.80%
than or equal to 16
-------------------------------------------------------------------------
Greater  than  16 but  less         8.60%                 10.00%
than or equal to 17
-------------------------------------------------------------------------
Greater  than  17 but  less         9.00%                 10.10%
than or equal to 18
-------------------------------------------------------------------------
Greater  than  18 but  less         9.40%                 10.30%
than or equal to 19
-------------------------------------------------------------------------
Greater  than  19 but  less         9.70%                 10.50%
than or equal to 20
-------------------------------------------------------------------------
Greater  than  20 but  less         10.00%                10.70%
than or equal to 21
-------------------------------------------------------------------------
Greater  than  21 but  less         10.00%                10.80%
than or equal to 22
-------------------------------------------------------------------------
Greater  than  22 but  less         10.00%                11.00%
than or equal to 23
-------------------------------------------------------------------------
Greater  than  23 but  less         10.00%                11.00%
than or equal to 24
-------------------------------------------------------------------------
Greater  than  24 but  less         10.00%                11.00%
than or equal to 25
-------------------------------------------------------------------------
Greater  than  25 but  less         10.00%                11.00%
than or equal to 26
-------------------------------------------------------------------------
Greater  than  26 but  less         10.00%                11.00%
than or equal to 27
-------------------------------------------------------------------------
Greater  than  27 but  less         10.00%                11.00%
than or equal to 28
-------------------------------------------------------------------------
Greater  than  28 but  less         10.00%                11.00%
than or equal to 29
-------------------------------------------------------------------------
Greater than 29                     10.00%                11.00%
-------------------------------------------------------------------------


REFERENCE NUMBER: 1957307B/1961766B

                                    EXHIBIT O

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Securities Administrator], [the Master Servicer], [each Custodian], [the Servicer], [each Subservicer] and [each Subcontractor] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria." The responsibilities set forth herein may be amended without amending the Pooling and Servicing Agreement upon mutual agreement among the applicable party requesting such amendment and the other parties to the Agreement.

------------------------------------------------------------------------------------------------------
                                                                             APPLICABLE SERVICING
                                   SERVICING CRITERIA                              CRITERIA
------------------------------------------------------------------------------------------------------
   Reference                             Criteria
------------------------------------------------------------------------------------------------------
                             General Servicing Considerations
------------------------------------------------------------------------------------------------------
1122(d)(1)(i)     Policies and procedures are instituted to monitor any           Securities
                  performance or other triggers and events of default in    Administrator/Servicer
                  accordance with the transaction agreements.
------------------------------------------------------------------------------------------------------
1122(d)(1)(ii)    If any material servicing activities are outsourced to          Securities
                  third parties, policies and procedures are instituted     Administrator/Servicer
                  to monitor the third party's performance and
                  compliance with such servicing activities.
------------------------------------------------------------------------------------------------------
1122(d)(1)(iii)   Any requirements in the transaction agreements to                   N/A
                  maintain a back-up servicer for the mortgage loans are
                  maintained.
------------------------------------------------------------------------------------------------------
1122(d)(1)(iv)    A fidelity bond and errors and omissions policy is in      Servicer/Master Servicer
                  effect on the party participating in the servicing
                  function throughout the reporting period in the amount
                  of coverage required by and otherwise in accordance
                  with the terms of the transaction agreements.
------------------------------------------------------------------------------------------------------
                            Cash Collection and Administration
------------------------------------------------------------------------------------------------------
1122(d)(2)(i)     Payments on mortgage loans are deposited into the          Servicer/Master Servicer
                  appropriate custodial bank accounts and related bank
                  clearing accounts no more than two business days
                  following receipt, or such other number of days
                  specified in the transaction agreements.
------------------------------------------------------------------------------------------------------
1122(d)(2)(ii)    Disbursements made via wire transfer on behalf of an        Servicer/Securities
                  obligor or to an investor are made only by authorized      Administrator/Master
                  personnel.                                                       Servicer
------------------------------------------------------------------------------------------------------
1122(d)(2)(iii)   Advances of funds or guarantees regarding collections,     Servicer/Master Servicer
                  cash flows or distributions, and any interest or other
                  fees charged for such advances, are made, reviewed and
                  approved as specified in the transaction agreements.
------------------------------------------------------------------------------------------------------
1122(d)(2)(iv)    The related accounts for the transaction, such as cash      Servicer/Securities
                  reserve accounts or accounts established as a form of      Administrator/Master
                  overcollateralization, are separately maintained                 Servicer
                  (e.g., with respect to commingling of cash) as set
                  forth in the transaction agreements.
------------------------------------------------------------------------------------------------------
1122(d)(2)(v)     Each custodial account is maintained at a federally         Servicer/Securities
                  insured depository institution as set forth in the         Administrator/Master
                  transaction agreements. For purposes of this                     Servicer
                  criterion, "federally insured depository institution"
                  with respect to a foreign financial institution means
                  a foreign financial institution that meets the
                  requirements of Rule 13k-1(b)(1) of the Securities
                  Exchange Act.
------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)    Unissued checks are safeguarded so as to prevent            Servicer/Securities
                  unauthorized access.                                       Administrator/Master
                                                                                   Servicer
------------------------------------------------------------------------------------------------------
1122(d)(2)(vii)   Reconciliations are prepared on a monthly basis for         Servicer/Securities
                  all asset-backed securities related bank accounts,         Administrator/Master
                  including custodial accounts and related bank clearing           Servicer
                  accounts. These reconciliations are (A) mathematically
                  accurate; (B) prepared within 30 calendar days after
                  the bank statement cutoff date, or such other number
                  of days specified in the transaction agreements; (C)
                  reviewed and approved by someone other than the person
                  who prepared the reconciliation; and (D) contain
                  explanations for reconciling items. These reconciling
                  items are resolved within 90 calendar days of their
                  original identification, or such other number of days
                  specified in the transaction agreements.
------------------------------------------------------------------------------------------------------
                            Investor Remittances and Reporting
------------------------------------------------------------------------------------------------------
1122(d)(3)(i)     Reports to investors, including those to be filed with            Securities
                  the Commission, are maintained in accordance with the       Administrator/Servicer/
                  transaction agreements and applicable Commission                Master Servicer
                  requirements. Specifically, such reports (A) are
                  prepared in accordance with timeframes and other terms
                  set forth in the transaction agreements; (B) provide
                  information calculated in accordance with the terms
                  specified in the transaction agreements; (C) are filed
                  with the Commission as required by its rules and
                  regulations; and (D) agree with investors' or the
                  securities administrator's records as to the total
                  unpaid principal balance and number of mortgage loans
                  serviced by the Servicer.
------------------------------------------------------------------------------------------------------
1122(d)(3)(ii)    Amounts due to investors are allocated and remitted in          Securities
                  accordance with timeframes, distribution priority and       Administrator/Servicer/
                  other terms set forth in the transaction agreements.            Master Servicer
------------------------------------------------------------------------------------------------------
1122(d)(3)(iii)   Disbursements made to an investor are posted within             Securities
                  two business days to the Servicer's investor records,       Administrator/Servicer/
                  or such other number of days specified in the                   Master Servicer
                  transaction agreements.
------------------------------------------------------------------------------------------------------
1122(d)(3)(iv)    Amounts remitted to investors per the investor reports          Securities
                  agree with cancelled checks, or other form of payment,      Administrator/Servicer/
                  or custodial bank statements.                                   Master Servicer
------------------------------------------------------------------------------------------------------
                                 Pool Asset Administration
------------------------------------------------------------------------------------------------------
1122(d)(4)(i)     Collateral or security on mortgage loans is                 Custodian/ Securities
                  maintained as required by the transaction agreements        Administrator/Servicer
                  or related mortgage loan documents.
------------------------------------------------------------------------------------------------------
1122(d)(4)(ii)    Mortgage loan and related documents are safeguarded as       Custodian/Securities
                  required by the transaction agreements                      Administrator/Servicer
------------------------------------------------------------------------------------------------------
1122(d)(4)(iii)   Any additions, removals or substitutions to the asset              Servicer
                  pool are made, reviewed and approved in accordance
                  with any conditions or requirements in the transaction
                  agreements.
------------------------------------------------------------------------------------------------------
1122(d)(4)(iv)    Payments on mortgage loans, including any payoffs,                 Servicer
                  made in accordance with the related mortgage loan
                  documents are posted to the Servicer's obligor records
                  maintained no more than two business days after
                  receipt, or such other number of days specified in the
                  transaction agreements, and allocated to principal,
                  interest or other items (e.g., escrow) in accordance
                  with the related mortgage loan documents.
------------------------------------------------------------------------------------------------------
1122(d)(4)(v)     The Servicer's records regarding the mortgage loans                Servicer
                  agree with the Servicer's records with respect to an
                  obligor's unpaid principal balance.
------------------------------------------------------------------------------------------------------
1122(d)(4)(vi)    Changes with respect to the terms or status of an                  Servicer
                  obligor's mortgage loans (e.g., loan modifications or
                  re-agings) are made, reviewed and approved by
                  authorized personnel in accordance with the
                  transaction agreements and related pool asset
                  documents.
------------------------------------------------------------------------------------------------------
1122(d)(4)(vii)   Loss mitigation or recovery actions (e.g., forbearance             Servicer
                  plans, modifications and deeds in lieu of foreclosure,
                  foreclosures and repossessions, as applicable) are
                  initiated, conducted and concluded in accordance with
                  the timeframes or other requirements established by
                  the transaction agreements.
------------------------------------------------------------------------------------------------------
1122(d)(4)(viii)  Records documenting collection efforts are maintained              Servicer
                  during the period a mortgage loan is delinquent in
                  accordance with the transaction agreements. Such
                  records are maintained on at least a monthly basis, or
                  such other period specified in the transaction
                  agreements, and describe the entity's activities in
                  monitoring delinquent mortgage loans including, for
                  example, phone calls, letters and payment rescheduling
                  plans in cases where delinquency is deemed temporary
                  (e.g., illness or unemployment).
------------------------------------------------------------------------------------------------------
1122(d)(4)(ix)    Adjustments to interest rates or rates of return for               Servicer
                  mortgage loans with variable rates are computed based
                  on the related mortgage loan documents.
------------------------------------------------------------------------------------------------------
1122(d)(4)(x)     Regarding any funds held in trust for an obligor (such             Servicer
                  as escrow accounts): (A) such funds are analyzed, in
                  accordance with the obligor's mortgage loan documents,
                  on at least an annual basis, or such other period
                  specified in the transaction agreements; (B) interest
                  on such funds is paid, or credited, to obligors in
                  accordance with applicable mortgage loan documents and
                  state laws; and (C) such funds are returned to the
                  obligor within 30 calendar days of full repayment of
                  the related mortgage loans, or such other number of
                  days specified in the transaction agreements.
------------------------------------------------------------------------------------------------------
1122(d)(4)(xi)    Payments made on behalf of an obligor (such as tax or              Servicer
                  insurance payments) are made on or before the related
                  penalty or expiration dates, as indicated on the
                  appropriate bills or notices for such payments,
                  provided that such support has been received by the
                  servicer at least 30 calendar days prior to these
                  dates, or such other number of days specified in the
                  transaction agreements.
------------------------------------------------------------------------------------------------------
1122(d)(4)(xii)   Any late payment penalties in connection with any                  Servicer
                  payment to be made on behalf of an obligor are paid
                  from the servicer's funds and not charged to the
                  obligor, unless the late payment was due to the
                  obligor's error or omission.
------------------------------------------------------------------------------------------------------
1122(d)(4)(xiii)  Disbursements made on behalf of an obligor are posted within two business days to the obligor's records
                  maintained by the servicer, or such other number of
                  days specified in the transaction agreements.                      Servicer
------------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)   Delinquencies, charge-offs and uncollectible accounts              Servicer
                  are recognized and recorded in accordance with the
                  transaction agreements.
------------------------------------------------------------------------------------------------------
1122(d)(4)(xv)    Any external enhancement or other support, identified      Securities Administrator
                  in Item 1114(a)(1) through (3) or Item 1115 of
                  Regulation AB, is maintained as set forth in the
                  transaction agreements.
----------------------------------------------------------------------------------------------------

                                    EXHIBIT P

                         ADDITIONAL FORM 10-D DISCLOSURE


-------------------------------------------------------------------------------------------------------------------
                                           ADDITIONAL FORM 10-D DISCLOSURE
-------------------------------------------------------------------------------------------------------------------
                    Item on Form 10-D                                         Party Responsible
-------------------------------------------------------------------------------------------------------------------
  Item 1: Distribution and Pool Performance Information
-------------------------------------------------------------------------------------------------------------------
      Information included in the Monthly Statement                            Master Servicer
                                                                                  Servicer
                                                                          Securities Administrator
-------------------------------------------------------------------------------------------------------------------
 Any information required by 1121 which is NOT included                           Depositor
                on the Monthly Statement
-------------------------------------------------------------------------------------------------------------------
                Item 2: Legal Proceedings

Any legal proceeding pending against the following
entities or their respective property, that is material to
Certificateholders, including any proceeding known to be
contemplated by governmental authorities:
--------------------------------------------------------------------------------------------------------------------
|_| Issuing Entity (Trust Fund)                               Trustee, Master Servicer, Securities Administrator and
                                                                                     Depositor
--------------------------------------------------------------------------------------------------------------------
|_| Sponsor (Seller)                                              Seller (if a party to the Pooling and Servicing
                                                                              Agreement) or Depositor
--------------------------------------------------------------------------------------------------------------------
|_| Depositor                                                                        Depositor
--------------------------------------------------------------------------------------------------------------------
|_| Trustee                                                                           Trustee
--------------------------------------------------------------------------------------------------------------------
|_| Securities Administrator                                                 Securities Administrator
--------------------------------------------------------------------------------------------------------------------
|_| Master Servicer                                                               Master Servicer
--------------------------------------------------------------------------------------------------------------------
|_| Custodian                                                                        Custodian
--------------------------------------------------------------------------------------------------------------------
|_| 1110(b) Originator                                                               Depositor
--------------------------------------------------------------------------------------------------------------------
|_| Any 1108(a)(2) Servicer (other than the Master                                   Servicer
Servicer or Securities Administrator)
--------------------------------------------------------------------------------------------------------------------
|_| Any other party contemplated by 1100(d)(1)                                       Depositor
--------------------------------------------------------------------------------------------------------------------
     Item 3: Sale of Securities and Use of Proceeds                                  Depositor

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor,
depositor or issuing entity, that are backed by the same
asset pool or are otherwise issued by the issuing entity,
whether or not registered, provide the sales and use of
proceeds information in Item 701 of Regulation S-K.
Pricing information can be omitted if securities were not
registered.
-------------------------------------------------------------------------------------------------------------------
         Item 4: Defaults Upon Senior Securities                            Securities Administrator
                                                                                     Trustee

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after
expiration of any grace period and provision of any
required notice)
--------------------------------------------------------------------------------------------------------------------
   Item 5: Submission of Matters to a Vote of Security                      Securities Administrator
                         Holders                                                     Trustee

Information from Item 4 of Part II of Form 10-Q

--------------------------------------------------------------------------------------------------------------------
       Item 6: Significant Obligors of Pool Assets                                  Depositor

Item 1112(b) - Significant Obligor Financial Information*

-------------------------------------------------------------------------------------------------------------------
*This information need only be reported on the Form 10-D for the distribution period in which updated information is
required pursuant to the Item.
-------------------------------------------------------------------------------------------------------------------
  Item 7: Significant Enhancement Provider Information

Item 1114(b)(2) - Credit Enhancement Provider Financial
Information*
-------------------------------------------------------------------------------------------------------------------
|_| Determining applicable disclosure threshold                                     Depositor
-------------------------------------------------------------------------------------------------------------------
|_| Requesting required financial information (including                            Depositor
any required accountants' consent to the use thereof) or
effecting incorporation by reference
-------------------------------------------------------------------------------------------------------------------
    Item 1115(b) - Derivative Counterparty Financial
                      Information*
-------------------------------------------------------------------------------------------------------------------
|_| Determining current maximum probable exposure                                   Depositor
-------------------------------------------------------------------------------------------------------------------
|_| Determining current significance percentage                                     Depositor
-------------------------------------------------------------------------------------------------------------------
|_| Requesting required financial information (including                            Depositor
any required accountants' consent to the use thereof) or
effecting incorporation by reference
-------------------------------------------------------------------------------------------------------------------
*This information need only be reported on the Form 10-D for the distribution period in which updated information is
required pursuant to the Items.
-------------------------------------------------------------------------------------------------------------------
                Item 8: Other Information                         Any party responsible for the applicable Form 8-K
                                                                                    Disclosure item
Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported
-------------------------------------------------------------------------------------------------------------------
                    Item 9: Exhibits

-------------------------------------------------------------------------------------------------------------------
         Monthly Statement to Certificateholders                             Securities Administrator
-------------------------------------------------------------------------------------------------------------------
Exhibits required by Item 601 of Regulation S-K, such as                            Depositor
                   material agreements
-------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT Q

                         ADDITIONAL FORM 10-K DISCLOSURE

-------------------------------------------------------------------------------------------------------------------
                                           ADDITIONAL FORM 10-K DISCLOSURE
-------------------------------------------------------------------------------------------------------------------
                    Item on Form 10-K                                            Party Responsible
-------------------------------------------------------------------------------------------------------------------
           Item 1B: Unresolved Staff Comments                                        Depositor
-------------------------------------------------------------------------------------------------------------------
               Item 9B: Other Information

Any party responsible for disclosure items on Form 8-K
Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not
reported
-------------------------------------------------------------------------------------------------------------------
    Item 15: Exhibits, Financial Statement Schedules                         Securities Administrator
                                                                                     Depositor
-------------------------------------------------------------------------------------------------------------------
               Reg AB Item 1112(b): Significant
                   Obligors of Pool Assets
-------------------------------------------------------------------------------------------------------------------
Significant Obligor Financial Information*                                           Depositor
-------------------------------------------------------------------------------------------------------------------
*This information need only be reported on the Form 10-K if
updated information is required pursuant to the Item.
-------------------------------------------------------------------------------------------------------------------
               Reg AB Item 1114(b)(2): Credit
               Enhancement Provider Financial
                         Information
-------------------------------------------------------------------------------------------------------------------
|_| Determining applicable disclosure threshold                                      Depositor
-------------------------------------------------------------------------------------------------------------------
|_| Requesting required financial information (including                             Depositor
any required  accountants' consent to the use thereof) or
effecting incorporation by reference
-------------------------------------------------------------------------------------------------------------------
*This information need only be reported on the Form 10-K if
updated information is required pursuant to the Item.
-------------------------------------------------------------------------------------------------------------------
               Reg AB Item 1115(b): Derivative
             Counterparty Financial Information
-------------------------------------------------------------------------------------------------------------------
|_| Determining current maximum probable exposure                                    Depositor
-------------------------------------------------------------------------------------------------------------------
|_| Determining current significance percentage                                      Depositor
-------------------------------------------------------------------------------------------------------------------
|_| Requesting required financial information (including                             Depositor
any required  accountants' consent to the use thereof) or
effecting incorporation by reference
-------------------------------------------------------------------------------------------------------------------
*This information need only be reported on the Form 10-K if
updated information is required pursuant to the Item.
-------------------------------------------------------------------------------------------------------------------
           Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities
or their respective property, that is material to
Certificateholders, including any proceeding known to be
contemplated by governmental authorities:
-------------------------------------------------------------------------------------------------------------------
|_| Issuing Entity (Trust Fund)                                  Trustee, Master Servicer, Securities Administrator
                                                                                      and Depositor
-------------------------------------------------------------------------------------------------------------------
|_| Sponsor (Seller)                                                Seller (if a party to the Pooling and Servicing
                                                                                 Agreement) or Depositor
-------------------------------------------------------------------------------------------------------------------
|_| Depositor                                                                       Depositor
-------------------------------------------------------------------------------------------------------------------
|_| Trustee                                                                          Trustee
-------------------------------------------------------------------------------------------------------------------
|_| Securities Administrator                                                Securities Administrator
-------------------------------------------------------------------------------------------------------------------
|_| Master Servicer                                                              Master Servicer
-------------------------------------------------------------------------------------------------------------------
|_| Custodian                                                                       Custodian
-------------------------------------------------------------------------------------------------------------------
|_| 1110(b) Originator                                                              Depositor
-------------------------------------------------------------------------------------------------------------------
|_| Any 1108(a)(2) Servicer (other than the Master                                  Servicer
Servicer or Securities Administrator)
-------------------------------------------------------------------------------------------------------------------
|_| Any other party contemplated by 1100(d)(1)                                      Depositor
-------------------------------------------------------------------------------------------------------------------
    Reg AB Item 1119: Affiliations and Relationships
-------------------------------------------------------------------------------------------------------------------
Whether (a) the Sponsor (Seller), Depositor or Issuing
Depositor as to (a) Entity is an affiliate of the following
parties, and (b) Sponsor/Seller as to (a) to the extent
known and material, any of the following parties are
affiliated with one another:
-------------------------------------------------------------------------------------------------------------------
|_| Master Servicer                                                              Master Servicer
-------------------------------------------------------------------------------------------------------------------
|_| Securities Administrator                                                Securities Administrator
-------------------------------------------------------------------------------------------------------------------
|_| Trustee                                                                          Trustee
-------------------------------------------------------------------------------------------------------------------
|_| Any other 1108(a)(3) servicer                                                   Servicer
-------------------------------------------------------------------------------------------------------------------
|_| Any 1110 Originator                                                         Depositor/Sponsor
-------------------------------------------------------------------------------------------------------------------
|_| Any 1112(b) Significant Obligor                                             Depositor/Sponsor
-------------------------------------------------------------------------------------------------------------------
|_| Any 1114 Credit Enhancement Provider                                        Depositor/Sponsor
-------------------------------------------------------------------------------------------------------------------
|_| Any 1115 Derivate Counterparty Provider                                     Depositor/Sponsor
-------------------------------------------------------------------------------------------------------------------
|_| Any other 1101(d)(1) material party                                         Depositor/Sponsor
-------------------------------------------------------------------------------------------------------------------
Whether there are any "outside the ordinary course                              Depositor as to (a)
business  arrangements"  other than would be  obtained in                    Sponsor/Seller as to (a)
an arm's length transaction between (a) the Sponsor
(Seller), Depositor or Issuing Entity on the one hand, and
(b) any of the following parties (or their affiliates) on
the other hand, that exist currently or within the past two
years and that are material to a Certificateholder's
understanding of the Certificates:
-------------------------------------------------------------------------------------------------------------------
|_| Master Servicer                                                              Master Servicer
-------------------------------------------------------------------------------------------------------------------
|_| Securities Administrator                                                Securities Administrator
-------------------------------------------------------------------------------------------------------------------
|_| Trustee                                                                     Depositor/Sponsor
-------------------------------------------------------------------------------------------------------------------
|_| Any other 1108(a)(3) servicer                                                   Servicer
-------------------------------------------------------------------------------------------------------------------
|_| Any 1110 Originator                                                         Depositor/Sponsor
-------------------------------------------------------------------------------------------------------------------
|_| Any 1112(b) Significant Obligor                                             Depositor/Sponsor
-------------------------------------------------------------------------------------------------------------------
|_| Any 1114 Credit Enhancement Provider                                        Depositor/Sponsor
-------------------------------------------------------------------------------------------------------------------
|_| Any 1115 Derivate Counterparty Provider                                     Depositor/Sponsor
-------------------------------------------------------------------------------------------------------------------
|_| Any other 1101(d)(1) material party                                         Depositor/Sponsor
-------------------------------------------------------------------------------------------------------------------
Whether there are any specific relationships involving
Depositor as to (a) the transaction or the pool assets
between (a) the Sponsor/Seller as to (a) Sponsor (Seller),
Depositor or Issuing Entity on the one hand, and (b) any of
the following parties (or their affiliates) on the other
hand, that exist currently or within the past two years and
that are material:
-------------------------------------------------------------------------------------------------------------------
|_| Master Servicer                                                              Master Servicer
-------------------------------------------------------------------------------------------------------------------
|_| Securities Administrator                                                Securities Administrator
-------------------------------------------------------------------------------------------------------------------
|_| Trustee                                                                     Depositor/Sponsor
-------------------------------------------------------------------------------------------------------------------
|_| Any other 1108(a)(3) servicer                                                   Servicer
-------------------------------------------------------------------------------------------------------------------
|_| Any 1110 Originator                                                         Depositor/Sponsor
-------------------------------------------------------------------------------------------------------------------
|_| Any 1112(b) Significant Obligor                                             Depositor/Sponsor
-------------------------------------------------------------------------------------------------------------------
|_| Any 1114 Credit Enhancement Provider                                        Depositor/Sponsor
-------------------------------------------------------------------------------------------------------------------
|_| Any 1115 Derivate Counterparty Provider                                     Depositor/Sponsor
-------------------------------------------------------------------------------------------------------------------
|_| Any other 1101(d)(1) material party                                         Depositor/Sponsor
-------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT R

                         FORM 8-K DISCLOSURE INFORMATION

-----------------------------------------------------------------------------------------------------------------------
                        Item on Form 8-K                                            Party Responsible
-----------------------------------------------------------------------------------------------------------------------
  Item  1.01- Entry into a Material Definitive                              The party to this Agreement entering into
                    Agreement                                                   such material definitive agreement
-----------------------------------------------------------------------------------------------------------------------
 Item 1.02- Termination of a Material Definitive                            The party to this Agreement requesting
                    Agreement                                                termination of a material definitive
                                                                                         agreement
-----------------------------------------------------------------------------------------------------------------------
      Item 1.03- Bankruptcy or Receivership                              (i) All parties to the Agreement (as to
                                                                          themselves), (ii) the Trustee, the Master
                                                                       Servicer, the Securities Administrator and the
                                                                     Servicer (to their respective actual knowledge) as
                                                                         to the Trust, (iii) the Depositor as to the
                                                                        sponsor and each Original Loan Seller or any
                                                                                      1100(d)(1) party
-----------------------------------------------------------------------------------------------------------------------
Item 2.04- Triggering Events that Accelerate or Increase a                 Securities Administrator/Depositor
    Direct Financial Obligation or an Obligation under an
                Off-Balance Sheet Arrangement
-----------------------------------------------------------------------------------------------------------------------
  Item 3.03- Material Modification to Rights of Security                 The party requesting such modification
                           Holders
-----------------------------------------------------------------------------------------------------------------------
   Item 5.03- Amendments of Articles of Incorporation or                                Depositor
                Bylaws; Change of Fiscal Year
-----------------------------------------------------------------------------------------------------------------------
  Item 6.01- ABS Informational and Computational Material                               Depositor
-----------------------------------------------------------------------------------------------------------------------
Item 6.02- Change of Servicer, Securities Administrator or                Master Servicer, Servicer, Securities
                           Trustee                                     Administrator, Trustee (as to the Trustee)
-----------------------------------------------------------------------------------------------------------------------
Item 6.03- Change in Credit Enhancement or External Support                Depositor/ Securities Administrator
-----------------------------------------------------------------------------------------------------------------------
    Item 6.04- Failure to Make a Required Distribution                          Securities Administrator
-----------------------------------------------------------------------------------------------------------------------
       Item 6.05- Securities Act Updating Disclosure                                    Depositor
-----------------------------------------------------------------------------------------------------------------------
            Item 7.01- Regulation FD Disclosure                                         Depositor
-----------------------------------------------------------------------------------------------------------------------
                         Item 8.01                                                      Depositor
-----------------------------------------------------------------------------------------------------------------------
       Item 9.01 - Financial Statements and Exhibits                 Responsible party for reporting/disclosing the
                                                                             financial statement or exhibit
-----------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT S

                       ADDITIONAL DISCLOSURE NOTIFICATION

BCAP LLC

200 Park Avenue
New York, New York  10166
Attention:  [_________]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail: cts.sec.notifications@Wellsfargo.com
Attn: Corporate Trust Services - BCAP 2007-AA5 SEC REPORT PROCESSING

      Re:   RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

            In accordance with Section 8.15 of the Pooling and Servicing Agreement, dated as of September 1, 2007, between BCAP LLC, as depositor and Wells Fargo Bank, National Association, as master servicer, securities administrator and custodian and HSBC Bank USA, National Association, as trustee. The undersigned, as [____], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:






List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:





            Any inquiries related to this notification should be directed to [____], phone number: [____]; email address: [____].



                                        [NAME OF PARTY],
                                            as [role]



                                        By: ____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT T

                              REPRESENTATION LETTER

                                   SIDE LETTER

            THIS AGREEMENT, dated as of September 21, 2007 (the "Agreement") is entered into between Barclays Bank PLC ("BBPLC") and BCAP LLC (the "Depositor").

                                    RECITALS

            WHEREAS, reference is made to the Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among the Depositor,HSBC Bank USA, National Association, as trustee (the "Trustee"), and Wells Fargo Bank, N. A., as master servicer, securities administrator and custodian.

            WHEREAS, pursuant to the Master Mortgage Loan Purchase Agreement, dated as of August 30, 2006, between BBPLC, as purchaser, and Countrywide Home Loans, Inc. ("CHL"), as seller (the "Countrywide August Agreement"), CHL has made representations and warranties regarding certain Mortgage Loans (as defined in the Pooling and Servicing Agreement) as of the date specified therein (the "Countrywide Original Sale Date").

            WHEREAS, pursuant to the Master Mortgage Loan Purchase Agreement, dated as of February 26, 2007, between Sutton, as purchaser, and CHL, as seller (together with the Countrywide August Agreement, the "Countrywide Agreements"), CHL has made representations and warranties regarding certain Mortgage Loans (as defined in the Pooling and Servicing Agreement) as of the Countrywide Original Sale Date.

            WHEREAS, pursuant to the Bill of Sale, dated as of September 21, 2007 (the "BPPLC Bill of Sale"), between the Depositor and BPPLC and the Bill of Sale, dated as of September 21, 2007 (the "Sutton Bill of Sale"), between the Depositor and Sutton, BPPLC and Sutton sold the Mortgage Loans to the Depositor.

            WHEREAS, BBPLC is the administrator of Sutton.

            NOW, THEREFORE, the parties hereto agree as follows:

                                   Definitions
                                   -----------

            Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

                     Representations and Warranties of BBPLC
                     ---------------------------------------

            With respect to the Mortgage Loans, BBPLC hereby represents to the Depositor that, to the best of its knowledge, no event has occurred since the applicable Countrywide Original Sale Date that would render the representations and warranties made by CHL in paragraphs (a) through (j), (l), (m), (n), (o),
(aa), (bb) and (mm) of Section 3.02 of the Countrywide Agreements to be untrue in any material respect as of the Closing Date.

            In addition, BBPLC hereby represents to the Depositor that:

            (i) No Mortgage Loan is a Mortgage Loan categorized as "High Cost" or "Covered" pursuant to Appendix E of Standard & Poor's Glossary. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

            (ii) Each loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.


                          Repurchase of Mortgage Loans
                          ----------------------------

            In the event of a breach by BBPLC of its representations and warranties above that materially and adversely affects Certificateholders, BBPLC shall repurchase each such Mortgage Loan within 60 days of the earlier of discovery or receipt of notice of breach with respect to each such Mortgage Loan at the Repurchase Price set forth in the Pooling and Servicing Agreement.

                             Third-Party Beneficiary
                             -----------------------

            This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trustee and its successors and assigns under the Pooling and Servicing Agreement shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly to enforce such provisions of this Agreement, except as expressly limited by the terms hereof. Except as expressly stated otherwise herein or in the Pooling and Servicing Agreement, any right of the Trustee to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Trustee in its sole and absolute discretion.

                                  Governing Law
                                  -------------

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                  Counterparts
                                  ------------

            This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

                                  Amendments
                                  ----------

            This Agreement may be amended from time to time by BBPLC and the Depositor, with the prior written consent of the Trustee.

                            [SIGNATURE PAGE FOLLOWS]

            Executed as of the day and year first above written.



                                       BARCLAYS BANK PLC




                                       By: /s/ Jay Kim
                                           -------------------------------------
                                           Name: Jay Kim
                                           Title: Managing Director



                                       BCAP LLC




                                       By: /s/ Levent Kahraman
                                           -------------------------------------
                                           Name: Levent Kahraman
                                           Title: Vice President and Chief
                                           Financial Officer

                                    EXHIBIT U

                             LOAN LEVEL DATA REPORT

LOAN NUM
NEXT DUE DATE
PMT P&I CONTSTANT
RTE
BEG SCHED BAL
SCHED PRIN
CURTAIL
LIQUIDATED BALANCE
END SCHED BAL
NET INT
NEG AMORT AMOUNT
NEXT RATE CHANGE DATE
ACTION CODE STATUS
DEALID
LOSS ON LIQUIDATED PROP
MODIFICATION DATE